SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Outdoor Channel Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.02, of Registrant

2)	Aggregate number of securities to which transaction applies:

Up to 2,834,774 shares of Common Stock of Registrant

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

$37.575 per share which is the average of the bid and ask price per share of Common Stock as quoted on the NASD’s over-the-counter bulletin board on July 20, 2004 (within 5 business days prior to the filing of the preliminary proxy statement).

4)	Proposed maximum aggregate value of transaction:

$106,516,633

5)	Total fee paid:

$13,496

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PROXY STATEMENT

OUTDOOR CHANNEL HOLDINGS, INC.

43445 Business Park Drive, Suite 113
Temecula, California 92590

To the Shareholders of Outdoor Channel Holdings, Inc. (“Holdings”):

      This Proxy Statement relates to the upcoming annual meeting of Holdings shareholders (the “Annual Meeting”). At this meeting, you will be asked to vote upon a slate of directors, ratify and approve certain option grants, ratify and approve Holdings’ Non-Employee Directors Stock Option Plan and approve Holdings’ 2004 Long-Term Incentive Plan.

      In addition, in connection with a merger between a newly formed wholly owned subsidiary of Holdings and The Outdoor Channel, Inc. (“TOC”), you will be asked to approve the issuance of the shares of Holdings and the assumption of options to purchase shares of common stock of TOC in such merger (the “TOC Merger”). Currently, Gold Prospector’s Association of America, Inc. (“GPAA”), itself a wholly owned subsidiary of Holdings, holds approximately 82.4% of the issued and outstanding shares of common stock of TOC or approximately 66.9% if all outstanding options to purchase shares of common stock of TOC were exercised. If the TOC Merger is completed, each share of TOC common stock will be exchanged for 0.65 (the “Exchange Ratio”) shares of Holdings common stock, and Holdings will assume all outstanding options to purchase shares of common stock of TOC (“TOC Options”), making appropriate adjustments to the number of shares subject to the TOC Options and the exercise price using the Exchange Ratio.

      After careful consideration, the board of directors of Holdings, based upon the unanimous recommendation of its disinterested special committee, has determined that the TOC Merger and the transactions associated with it are fair and in the best interests of Holdings and its shareholders, has approved the agreement relating to the TOC Merger and has declared its advisability. The board of directors of Holdings recommends that you vote FOR the approval of the issuance of the shares of Holdings and the assumption by Holdings of the TOC Options in the TOC Merger.

      Furthermore, you will be asked to approve the reincorporation of Holdings from Alaska to Delaware by merging Holdings, an Alaska corporation, with and into a Delaware corporation which is a wholly owned subsidiary of Holdings (the “Reincorporation Merger”). In connection with the Reincorporation Merger, you are also being asked to approve two related proposals, one which provides for the classification of the board of directors and a second proposal which provides that only the board of directors may call special meetings of the stockholders. The board of directors of Holdings recommends that you vote FOR the Reincorporation Merger and these two additional related proposals.

      The attached Proxy Statement provides additional information concerning these proposals. Please give all of the information contained in this Proxy Statement your careful attention.

      Shareholders of Holdings are cordially invited to the annual shareholder meeting which will be held on Wednesday, September 8, 2004, at 9:00 a.m., local time, at 43445 Business Park Drive, Suite 113, Temecula, California 92590, telephone number (909) 699-4749. The formal Notice of Annual Meeting and Proxy Statement for this meeting are attached to this letter.

      Please use this opportunity to take part in the affairs of Holdings. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed stamped envelope. Returning the proxy card does NOT deprive you of your right to attend the Annual Meeting and to vote your shares in person. YOUR VOTE IS VERY IMPORTANT.

      Holdings appreciates your consideration of this matter.

By Order of the Board of Directors,

Perry T. Massie, Chairman of the Board
Chief Executive Officer and President
Outdoor Channel Holdings, Inc.

      This Proxy Statement is dated August 19, 2004 and is first being mailed to shareholders on or about August 19, 2004.

OUTDOOR CHANNEL HOLDINGS, INC.

43445 Business Park Drive, Suite 113
Temecula, California 92590

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 8, 2004, AT 9:00 A.M.

NOTICE IS HEREBY GIVEN that an annual meeting of shareholders (the “Annual Meeting” or the “Meeting”) of Outdoor Channel Holdings, Inc. (“Holdings”) will be held at 43445 Business Park Drive, Suite 113, Temecula, California 92590, telephone number (909) 699-4749, on Wednesday, September 8, 2004, at 9:00 a.m., local time, for the following purposes which are more fully described in the accompanying Proxy Statement:

(1) To elect four persons to serve as directors of Holdings until their successors are duly elected and qualified;

(2) To consider and vote upon the ratification and approval of a Holdings stock option grant to Mr. William A. Owen, Chief Financial Officer of Holdings;

(3) To consider and vote upon the ratification and approval of a Holdings stock option grant to Mr. Eugene A. Brookhart, Vice President of Operations of The Outdoor Channel, Inc. (“TOC”);

(4) To consider and vote upon the ratification and approval of the Holdings Non-Employee Directors Stock Option Plan;

(5) To consider and vote upon the approval of the Holdings 2004 Long-Term Incentive Plan;

(6) To consider and vote upon the approval of the issuance of shares of Holdings common stock and the assumption of TOC options as contemplated by the Agreement and Plan of Merger among Holdings, Gold Prospector’s Association of America, Inc. (“GPAA”), itself a wholly owned subsidiary of Holdings, and TOC dated as of April 20, 2004, as amended and restated as of May 12, 2004 (the “TOC Merger Agreement”);

(7) To consider and vote upon the approval of the reincorporation of Holdings from Alaska to Delaware by means of a merger with and into a wholly owned Delaware subsidiary;

(8) To consider and vote upon the approval, if Proposal 7 is adopted, the classification of the board of directors and related matters;

(9) To consider and vote upon the approval, if Proposal 7 is adopted, of certain provisions in the certificate of incorporation and bylaws which provide that only the board of directors may call special meetings of stockholders; and

(10) To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

      The board of directors has fixed the close of business on July 23, 2004, as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

Perry T. Massie, Chairman of the Board
Chief Executive Officer and President
Outdoor Channel Holdings, Inc.

Temecula, California

August 19, 2004

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

Page

FORWARD-LOOKING STATEMENTS	2
QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER CONCERNING THE OUTDOOR CHANNEL, INC	3
QUESTIONS AND ANSWERS ABOUT THE REINCORPORATION	5
SUMMARY OF THIS PROXY STATEMENT	7
Annual Meeting of Shareholders	7
Proposal 1 — Election of Directors	7
Proposal 2 — Ratification and Approval of Stock Option Grant to William A. Owen	7
Proposal 3 — Ratification and Approval of Stock Option Grant to Eugene A. Brookhart	7
Proposal 4 — Ratification and Approval of Non-Employee Directors Stock Option Plan	7
Proposal 5 — Approval of 2004 Long-Term Incentive Plan	7
Proposal 6 — Approval of Issuance of Shares and Assumption of Options in the TOC Merger	8
Proposal 7 — Approval of Reincorporation of Holdings from Alaska to Delaware	10
Proposal 8 — Approval of Classification of Board of Directors and Related Matters	10
Proposal 9 — Approval of Provisions in the Certificate of Incorporation and Bylaws Which Provide That Only The Board of Directors May Call Special Meetings of Stockholders	10
Recommendation of Holdings’ board of directors	10
THE HOLDINGS ANNUAL MEETING	11
Voting at the Meeting	11
Voting of Proxies	11
Revocability of Proxy	11
Solicitation	11
Quorum and Vote Required	12
Abstentions	12
Broker Non-Votes	12
PROPOSAL 1 — ELECTION OF DIRECTORS	13
Information about Director Nominees	13
Information About Additional Directors	14
About the Holdings Board and its Committees	15
Governance	16
Compensation of Directors	17
Audit Committee Report	17
Other Audit Related Matters	17
Executive Compensation	18
Summary Compensation Table	19
Stock Options	20
Employment Contracts	21
Equity Compensation Plan Information	22
Certain Relationships and Related Transactions	22
Security Ownership of Certain Beneficial Owners and Management	23
PROPOSAL 2 — RATIFICATION AND APPROVAL OF A HOLDINGS STOCK OPTION GRANT TO WILLIAM A. OWEN	26
Background	26
Summary of the Owen Option	26

i

(Continued)

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Page

PROPOSAL 9 — APPROVAL OF PROVISIONS IN THE CERTIFICATE OF INCORPORATION AND BYLAWS WHICH PROVIDE THAT ONLY THE BOARD OF DIRECTORS MAY CALL SPECIAL MEETINGS OF STOCKHOLDERS	84
Introduction	84
Calling of Special Meetings	84
Increased Shareholder Vote for Changes in or to the Special Meeting Provisions	85
SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2005 ANNUAL MEETING	86
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934	86
WHERE YOU CAN FIND MORE INFORMATION	86
INFORMATION INCORPORATED BY REFERENCE	87
ANNEX A – AGREEMENT AND PLAN OF MERGER FOR THE TOC MERGER	A-1
ANNEX B – OPINION LETTER FROM BIA FINANCIAL NETWORK, INC	B-1
ANNEX C – AUDIT COMMITTEE CHARTER	C-1
ANNEX D – 2004 LONG-TERM INCENTIVE PLAN	D-1
ANNEX E – AGREEMENT AND PLAN OF MERGER FOR THE REINCORPORATION MERGER	E-1
ANNEX F – DELAWARE CERTIFICATE OF INCORPORATION	F-1
ANNEX G – DELAWARE BYLAWS	G-1
ANNEX H – SECTIONS 10.06.574 - 10.06.582 OF THE ALASKA STATUTES REGARDING DISSENTERS’ RIGHTS	H-1

      THIS DOCUMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT HOLDINGS AND TOC FROM DOCUMENTS WHICH ACCOMPANY OR HAVE BEEN INCLUDED WITH THIS PROXY STATEMENT. THIS INFORMATION IS ALSO AVAILABLE AT THE INTERNET WEB SITE THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) MAINTAINS AT HTTP://WWW.SEC.GOV, AS WELL AS FROM OTHER SOURCES. SEE “WHERE YOU CAN FIND MORE INFORMATION” ON PAGE 86.

FORWARD-LOOKING STATEMENTS

      The following information may include forward-looking statements. Actual results could differ materially from those discussed in any forward-looking statements. The statements contained in this Proxy Statement that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such forward-looking statements relate to, among other things: (1) expected revenue and earnings growth and changes in mix; (2) anticipated expenses including advertising, programming, personnel and others; (3) Nielsen Media Research, which we refer to as Nielsen, estimates regarding total households and cable and satellite homes subscribing to The Outdoor Channel; and (4) other matters.

      These statements involve significant risks and uncertainties and are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the risk that the TOC Merger, as defined and described in this Proxy Statement, may not close as expected or at all; (2) risks and uncertainties associated with executing our business plan; (3) uncertainty and possible adverse publicity or a negative outcome which could result from the criminal legal proceeding currently pending against Perry T. Massie, the Chairman of the Board and Chief Executive Officer of Holdings and the Chairman of the Board and Co-President of TOC concerning a scuba dive in the Alabama River while Mr. Massie was in the process of scouting for a new show for The Outdoor Channel; (4) competitive factors; (5) the risk that advertising and subscriber revenues may not increase or may in fact decline; (6) the failure to develop or distribute popular shows on The Outdoor Channel; (7) the ability of The Outdoor Channel to attract sports personalities as spokespersons and show hosts that appeal to viewers; (8) the risk that the number of subscribers for The Outdoor Channel may not increase or may in fact decline; (9) the risk of primary satellite failure; (10) our ability to attract and retain key personnel; and other factors which are discussed under the section entitled “Risks and Uncertainties” in our Form 10-Q for the quarter ended June 30, 2004 filed with the SEC, which is included herewith and incorporated by reference herein. In assessing forward-looking statements contained herein, readers are urged to read carefully all cautionary statements contained in our Form 10-Q for the quarter ended June 30, 2004 and in our other filings with the SEC. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER CONCERNING

THE OUTDOOR CHANNEL, INC.

Q:	Why is Holdings seeking to acquire 100% of The Outdoor Channel, Inc.? (see “Reasons for the TOC Merger” on page 43)

A:	Holdings believes that acquiring 100% of TOC by merging a wholly owned subsidiary of Holdings with and into TOC (the “TOC Merger”) will align the interests of both the Holdings and TOC shareholders and, among other things, enable the combined company to more effectively pursue strategic opportunities in a fully coordinated manner.

Q:	Why is Holdings proposing that the shareholders approve the issuance of the shares and assumption of the options in the TOC Merger? (see “Vote Required for Approval” on page 44)

A:	A vote of the Holdings shareholders is not required by Alaska law to approve the TOC Merger. However, Alaska law requires that the shareholders of Holdings approve the issuance of options, including the assumption by Holdings of options to purchase shares of common stock of TOC (the “TOC Options”), in the TOC Merger. Holdings agreed that as a condition to the closing of the TOC Merger, a vote of a majority of its outstanding shares approve the issuance of shares and assumption of options contemplated by the TOC Merger.

Q:	What will be the effect of the TOC Merger on the shareholders of Holdings? (see “Structure of the TOC Merger and Conversion of TOC Common Stock” on page 47)

A:	Upon consummation of the TOC Merger, TOC will become a wholly owned subsidiary of GPAA, which is wholly owned by Holdings. Based on the outstanding capitalization of TOC and the number of outstanding TOC Options as of July 30, 2004, approximately 1,227,924 shares of Holdings common stock would be issued to the TOC shareholders in connection with the TOC Merger and options to purchase approximately 1,604,850 shares of Holdings common stock would be issued to the holders of the TOC Options.

Q:	What will TOC shareholders receive in the TOC Merger? (see “Structure of the TOC Merger and Conversion of TOC Common Stock” on page 47)

A:	Upon the closing of the TOC Merger:

•	holders of TOC common stock will receive 0.65 shares of Holdings common stock in exchange for each outstanding share of TOC common stock. No fractional shares will be issued. TOC common shareholders that otherwise would receive fractional shares will instead receive an amount of cash (without interest) equal to the product of such fraction multiplied by the average bid and ask price for a share of Holdings common stock on the NASD’s Over the Counter Bulletin Board (“OTCBB”) on the effective date of the TOC Merger, or if such date is not a business day, the business day immediately prior to the effective date of the TOC Merger;

•	Holdings will assume options to purchase shares of TOC common stock in connection with the TOC Merger. The number of shares of Holdings common stock to be purchased under each post-merger option, and the price to purchase those shares, will be calculated using the merger exchange ratio of 0.65 shares of Holdings common stock for each share of TOC; and

•	Each share of TOC Series A Preferred Stock owned by GPAA will remain issued and outstanding after the TOC Merger.

Q:	Why did the board of directors of Holdings form a special committee in connection with Holdings’ proposal to acquire all of TOC? (see “Background of the TOC Merger” on page 42)

A:	Two members of the board of directors of Holdings are also members of the board of directors of TOC and are executive officers of both Holdings and TOC. Because of these potential conflicts of interest, the board of directors of Holdings established a special committee consisting of two non-employee, disinterested directors. The special committee voted unanimously to recommend to the board of directors of Holdings that the terms of the proposed TOC Merger were fair and that the TOC Merger was in the best interests of Holdings and the shareholders of Holdings.

Q:	Has the board of directors of Holdings approved the TOC Merger? (see “Background of the TOC Merger” on page 42)

A:	Yes. After careful consideration and upon receipt of the recommendation of Holdings’ special committee, the board of directors of Holdings approved the TOC Merger and the issuance of the shares and the assumption of the options in the TOC Merger. The board of directors of Holdings, with a separate unanimous affirmative vote of the disinterested directors, has recommended that its shareholders vote in favor of the proposal to issue the shares and assume the options as contemplated by the TOC Merger.

Q:	Has the board of directors of TOC approved the TOC Merger? (see “Background of the TOC Merger” on page 42)

A:	Yes. In addition, a vote of TOC’s shareholders is required to approve the TOC Merger. It is currently anticipated that TOC will solicit this vote via a written consent.

Q:	When do you expect the TOC Merger to be completed? (see “Regulatory Filings and Approvals Required to Complete the TOC Merger” on page 49)

A:	Holdings and TOC are working toward completing the TOC Merger as quickly as possible and expect to complete the TOC Merger in the third quarter of 2004.

Q:	What will happen if the TOC Merger is not consummated?

A:	If the TOC Merger is not consummated, Holdings and TOC would continue to operate their respective businesses consistent with past practice, and TOC would remain a majority owned subsidiary of GPAA.

Q:	In the TOC Merger, do I have dissenters’ rights? (see “Dissenters’ Rights as a Result of the TOC Merger” on page 50)

A:	No. Under Alaska law, Holdings shareholders are not entitled to dissenters’ rights in connection with the TOC Merger.

QUESTIONS AND ANSWERS ABOUT THE REINCORPORATION

Q.	Why is Holdings reincorporating in Delaware? (see “Principal Reasons for the Proposed Reincorporation Merger” on page 69)

A:	Holdings believes that the reincorporation in Delaware will give it more flexibility in various corporate transactions. Delaware has developed a flexible body of corporate law that is responsive to the needs of modern business. Delaware has taken affirmative steps to encourage corporations to establish themselves in the state of Delaware, including expedited filing procedures and flexible policies. Holdings’ board of directors believes that there are advantages offered by the corporate laws of Delaware and that Holdings and its shareholders will benefit from reincorporating into Delaware.

Q:	What are the principal features of the Delaware reincorporation? (see “Mechanics” on page 68)

A:	The reincorporation will be accomplished by a merger of Holdings with and into a wholly owned subsidiary incorporated in Delaware (“Holdings-Delaware”). Five new shares of Holdings-Delaware common stock will be issued for every two shares of Holdings common stock held by our shareholders on the effective date for the reincorporation. The shares of Holdings-Delaware common stock are expected to begin trading on The Nasdaq National Market shortly after the reincorporation. Outstanding options and warrants to purchase shares of common stock of Holdings will also be exchanged for similar securities issued by Holdings-Delaware with adjustments as to the number of shares issuable and the exercise price.

Q:	How will the reincorporation affect my ownership of Holdings? (see “Mechanics” on page 68)

A:	After the effective date of the reincorporation, each two shares you held prior to the reincorporation shall represent five shares, and you will own the same percentage of the outstanding shares of Holdings after the reincorporation as you did before the reincorporation.

Q:	How will the reincorporation affect the officers, directors and employees of Holdings? (see “No Change in the Board Members, Business, Management, Employee Benefit Plans or Location of Principal Offices” on page 70)

A:	The officers, directors and employees of Holdings immediately prior to the reincorporation will become the officers, directors and employees of Holdings-Delaware after the effective date of the reincorporation.

Q:	How will the reincorporation affect Holdings’ business? (see “Mechanics” on page 68)

A:	Holdings-Delaware will continue our business at the same locations and with the same assets.

Q:	Do I have to exchange certificates of Holdings for certificates of Holdings-Delaware? (see “Mechanics” on page 68)

A:	If the reincorporation is approved by the shareholders, you will not need to take any action; each two shares of Holdings common stock that you had prior to the reincorporation shall represent five shares of Holdings-Delaware common stock. When you sell any shares of Holdings, the effect in the number of shares shall then be reflected, and if you sell less than all of your shares, you will receive a new stock certificate for the remaining number of shares, which shall then reflect the effects of the reincorporation. You may, however, exchange your certificates of Holdings common stock for Holdings-Delaware common stock sooner if you so desire.

Q:	Will I have to pay taxes as a result of the reincorporation? (see “Federal Tax Consequences of the Reincorporation Merger” on page 80)

A:	We believe that the reincorporation is not a taxable event and that you will be entitled to the same basis in the shares of Holdings-Delaware common stock that you previously had in our common stock. EVERY-

ONE’S TAX SITUATION IS DIFFERENT AND YOU SHOULD CONSULT WITH YOUR PERSONAL TAX ADVISOR REGARDING THE TAX EFFECT OF THE REINCORPORATION.

Q:	In the reincorporation merger, do I have dissenters’ rights? (see “Dissenters’ Rights as a Result of the Reincorporation Merger” on page 71)

A:	Yes. Under the General Corporation Law of the State of Alaska, you are entitled to dissenters’ rights. If shareholders exercise these dissenters’ rights with respect to a significant number of shares and comply with all the applicable requirements of Alaska law, we may be required to expend a significant amount of funds to purchase these shares, which would reduce our liquidity and may harm our financial condition.

Q:	Are any aspects of the proposed reincorporation and related actions be voted on separately? (See Proposals 7, 8 and 9, on pages 68, 82, and 84)

A:	Yes. Shareholders will be able to vote on two matters related to the proposed reincorporation on a basis which is separate and apart from the proposed Delaware reincorporation itself. These aspects are described in greater detail in Proposal 8 — Approval of Classification of Board of Directors and Related Matters and Proposal 9 — Approval of Provisions in the Certificate of Incorporation and Bylaws Which Provide That Only The Board of Directors May Call Special Meetings of Stockholders. Even if approved by the shareholders, neither Proposal 8 nor Proposal 9 will go into effect unless the proposed reincorporation from Alaska to Delaware is approved by the shareholders and is completed.

SUMMARY OF THIS PROXY STATEMENT

      This Proxy Statement (this “Proxy Statement”) pertains to the proposals for the annual meeting of shareholders of Outdoor Channel Holdings, Inc. (“Holdings”), including the election of directors, approval of certain stock option grants and compensation plans, the merger (the “TOC Merger”) of a wholly owned subsidiary of Holdings with and into The Outdoor Channel, Inc. and the reincorporation of Holdings from Alaska into Delaware. This Proxy Statement is being sent to the holders of Holdings common stock.

      This summary may not contain all of the information that is important to you. You should read carefully this entire document and the attached annexes.

Annual Meeting of Shareholders (see page 11)

      The Board of Directors of Holdings is soliciting proxies to be voted at the annual meeting of shareholders of Holdings to be held on Wednesday, September 8, 2004 at 9:00 a.m., local time, at 43445 Business Park Drive, Suite 113, Temecula, California 92590 and at any adjournment(s) or postponement(s) thereof for the purposes summarized below and described in greater detail in this Proxy Statement.

Proposal 1 — Election of Directors (see page 13)

      Four directors are to be elected to the board of directors of Holdings and the board of Holdings has nominated Perry T. Massie, Thomas H. Massie, David C. Merritt and Thomas B. Stanley for election. Each of these nominees is currently serving on the board of directors of Holdings. Holdings is seeking shareholder votes “FOR” each of these four nominees at the Annual Meeting.

Proposal 2 — Ratification and Approval of Stock Option Grant to William A. Owen (see page 26)

      Subject to shareholder approval, in November 2003 the board of directors of Holdings granted William A. Owen, Chief Financial Officer of Holdings, an option to purchase 175,000 shares of common stock of Holdings. The exercise price of this option to Mr. Owen is $29.00 per share, which is the price at which the shares of common stock of Holdings were trading on the day the board of directors approved the grant. Holdings is seeking shareholder ratification and approval of this stock option grant at the Annual Meeting.

Proposal 3 — Ratification and Approval of Stock Option Grant to Eugene A. Brookhart (see page 29)

      Subject to shareholder approval, in June 2004 the board of directors of Holdings granted Eugene A. Brookhart, Vice President of Operations of TOC, an option to purchase 10,000 shares of common stock of Holdings. The exercise price of this option to Mr. Brookhart is $39.375 per share, which is the price at which the shares of common stock of Holdings were trading on the day the board of directors approved the grant. Holdings is seeking shareholder ratification and approval of this stock option grant at the Annual Meeting.

Proposal 4 — Ratification and Approval of Non-Employee Directors Stock Option Plan (see page 32)

      Subject to shareholder approval, in December 2003 the board of directors of Holdings adopted the Non-Employee Directors Stock Option Plan. This plan provides that up to 500,000 shares of common stock of Holdings may be issued under the plan, and only eligible non-employee directors may receive options under this plan. Each eligible non-employee director shall receive an option to purchase 50,000 shares of common stock of Holdings upon being elected or appointed to the board of directors of Holdings for the first time. The exercise price of each such option shall be the fair market value of the shares of common stock of Holdings on the day the individual is elected or appointed to the board of directors. Holdings is seeking shareholder ratification and approval of the Non-Employee Directors Stock Option Plan at the Annual Meeting.

Proposal 5 — Approval of 2004 Long-Term Incentive Plan (see page 36)

      Subject to shareholder approval, in July 2004 the board of directors of Holdings adopted the 2004 Long-Term Incentive Plan. This plan provides that up to 1,300,000 shares of common stock of Holdings may be issued under the plan pursuant to a variety of awards, including options, share appreciation rights, restricted shares, restricted share units, deferred share units, and performance-based awards. Holdings is seeking shareholder approval of the 2004 Long-Term Incentive Plan at the Annual Meeting.

Proposal 6 — Approval of Issuance of Shares and Assumption of Options in the TOC Merger (see page 42)

      Holdings is seeking shareholder approval of the issuance of shares of Holdings’ common stock and the assumption of options in the TOC Merger at the Annual Meeting. In the TOC Merger, TOC will merge with a newly formed, wholly owned subsidiary of Holdings, TOC Merger Sub, Inc. Upon consummation of the TOC Merger, TOC will become an wholly owned subsidiary of GPAA, which is wholly owned by Holdings. TOC common shareholders will receive, in exchange for each share of TOC common stock they hold, 0.65 shares of Holdings common stock. No fraction of a share of Holdings common stock will be issued, but instead each holder of shares of TOC common stock who would otherwise be entitled to a fraction of a share of Holdings common stock shall receive an amount of cash (without interest) equal to the product of such fraction multiplied by the average bid and ask price for a share of Holdings common stock on the NASD’s OTCBB on the effective date of the merger, or if such date is not a business day, the business day immediately prior to the effective date of the merger.

      At the effective time of the TOC Merger, Holdings will assume each outstanding option issued under TOC’s 1997 Stock Option Plan to purchase shares of TOC common stock on substantially the same terms and conditions as were applicable prior to the effective time of the TOC Merger, except that (i) the options will be exercisable for shares of Holdings common stock, and (ii) the number of shares of Holdings common stock which may be purchased will be equal to the number of shares of TOC common stock underlying the option multiplied by 0.65. Any fractional share of Holdings common stock resulting from such adjustment will be rounded to the nearest whole number. The exercise price per share of Holdings common stock issuable under each option to purchase shares of common stock of TOC (a “TOC Option”) will equal the per share exercise price of the TOC common stock purchasable under the TOC Option divided by 0.65. The exercise price will be rounded up to the nearest one-hundredth of a cent.

      Immediately prior to the closing of the TOC Merger, each share of TOC common stock owned by GPAA will be exchanged for a share of TOC Series A Preferred Stock which will remain issued and outstanding after the closing of the TOC Merger.

      A copy of the TOC Merger Agreement is attached to this Proxy Statement as Annex A. You are encouraged to read it carefully.

     The Companies (see the “Description of Business” commencing on page 1 of Holdings’ Annual Report to Shareholders accompanying this Proxy Statement)

Outdoor Channel Holdings, Inc. 43445 Business Park Drive, Suite 113 Temecula, California 92590 (909) 699-4749	The Outdoor Channel, Inc. 43445 Business Park Drive, Suite 103 Temecula, California 92590 (909) 699-4749

      Holdings operates a number of related businesses focused on outdoor activities, and is the parent corporation, and the sole shareholder, of Lost Dutchman’s and GPAA. Currently, GPAA holds approximately 82.4% (or approximately 66.9% if all outstanding options to purchase shares of TOC common stock were exercised) of the issued and outstanding shares of TOC which owns and operates The Outdoor Channel (the “Channel”), a leading national television network devoted primarily to traditional outdoor activities.

      In addition to the business of TOC, Holdings operates GPAA and Lost Dutchman’s. Holdings believes that GPAA is one of the largest gold prospecting clubs in the world with approximately 32,200 active members. GPAA is the publisher of the “Gold Prospector & Treasure Hunters in the Great Outdoors” magazine and owner of a 2,300 acre property near Nome, Alaska used to provide outings for a fee to its members. All of the assets and liabilities of GPAA relating to its current operations shall be transferred from GPAA to a newly formed limited liability company prior to the closing of the TOC Merger, so that after the

TOC Merger, all of the assets and liabilities relating to GPAA’s current operations shall then be held by this limited liability company, which shall be wholly owned by GPAA.

      Lost Dutchman’s is a national recreational gold prospecting campground club with approximately 6,400 members and properties in Arizona, California, Colorado, Georgia, Michigan, Delaware, North Carolina, Oregon and South Carolina. Lost Dutchman’s members are entitled to use any of the fourteen campgrounds owned by Holdings or by an affiliated organization, pursuant to a mutual use agreement between Holdings and such organization. Members are entitled to keep all gold found while prospecting on any of Holdings’ properties.

      Holdings was formed as Global Resources, Inc., an Alaska corporation, in 1984 and later changed its name to Global Outdoors, Inc. and finally to Outdoor Channel Holdings, Inc.

      Holdings shareholders should call William A. Owen, Chief Financial Officer of Holdings, at (909) 699-4749 ext 109, with any questions about the TOC Merger. In this Proxy Statement, Outdoor Channel Holdings, Inc. is referred to as “Holdings”, and “we”, “us” and “our” refer to Holdings and its subsidiaries as a combined entity, except where the context makes clear the reference is only to Holdings.

      The Outdoor Channel, Inc. was incorporated under the laws of the State of Nevada in 1990 under the name Gold News Network, Inc. In 1996, the incorporated name was changed to its present name. TOC owns and operates The Outdoor Channel which is a national television network devoted to traditional outdoor activities which has grown from its launch in 1993 as a part-time network to a full-time channel that continues to develop its management, programming, distribution and revenue. The Outdoor Channel is a premiere provider of a full range of quality programming that specifically targets the interests and concerns of persons interested in traditional outdoor activities.

     Termination of the TOC Merger Agreement (see page 56)

      Holdings and TOC each have the right to terminate the TOC Merger Agreement under certain circumstances. In certain cases, termination of the TOC Merger Agreement will require payment of a termination fee by TOC.

     Opinion of BIA Financial Network, Inc. (see page 44)

      In connection with the TOC Merger, the special committee of Holdings’ board of directors and the board of directors itself each considered the opinion it received from BIA Financial Network, Inc. as to the fairness, from a financial point of view, to Holdings and its shareholders, of the 0.65 exchange ratio provided for in the TOC Merger Agreement to the holders of TOC common stock. The full text of this written opinion is attached to this document as Annex B, and should be read carefully in its entirety to understand the procedures followed, assumptions made, matters considered and limitations on the review undertaken in providing the opinion. The opinion of BIA Financial Network, Inc. is directed to the special committee of Holdings’ board of directors and Holdings’ board of directors, and this opinion does not address the prices at which Holdings common stock will trade after the proposed TOC Merger and does not constitute a recommendation to any shareholder as to how to vote with respect to any matter relating to the proposed TOC Merger.

     Interests of Certain Persons in the TOC Merger (see page 46)

      When considering the recommendations of Holdings’ board of directors, you should be aware that certain Holdings directors, officers and shareholders have interests in the TOC Merger that are different from, or are in addition to, yours. These interests include the assumption of TOC Options by Holdings and the indemnification of directors and officers against certain liabilities both before and after the TOC Merger.

     Dissenters’ Rights in the TOC Merger (see page 50)

      Under Alaska law, Holdings shareholders are not entitled to dissenters’ rights in connection with the TOC Merger.

Proposal 7 — Approval of Reincorporation of Holdings from Alaska to Delaware (see page 68)

      Holdings is seeking shareholder approval of its proposed reincorporation from Alaska to Delaware. The reincorporation would be accomplished by merging Holdings with and into a wholly owned subsidiary that is incorporated in Delaware and has the same name “Outdoor Channel Holdings, Inc.” In the reincorporation, every two (2) outstanding shares of common stock of Holdings will be automatically converted into five (5) shares of common stock of the surviving Delaware corporation and the right to receive cash in lieu of any fractional shares resulting from such conversion. The new Delaware corporation shall also assume all the employee benefit plans of Holdings and each outstanding warrant, option and other right to receive shares of common stock of Holdings would automatically be converted into a warrant, option or right to purchase an equivalent number of shares of the surviving corporation with appropriate adjustments to the exercise prices (each after taking into account the 2 for 5 forward split being effected in connection with this reincorporation).

      The new Delaware corporation shall continue the business of Holdings, and the board of directors and officers of the Delaware corporation shall be the directors and officers of Holdings immediately prior to the reincorporation. Holdings’ address will not change.

Termination of the Reincorporation Merger (see page 70)

      The board of directors of Holdings may terminate the reincorporation merger at any time prior to its consummation.

Dissenters’ Rights in the Reincorporation (see page 71)

      Under Alaska law, Holdings shareholders are entitled to dissenters’ rights in connection with the reincorporation. If shareholders exercise these dissenters’ rights with respect to a significant number of shares and comply with all the applicable requirements of Alaska law, we may be required to expend a significant amount of funds to purchase these shares, which would reduce our liquidity and may harm our financial condition.

Proposal 8 — Approval of Classification of Board of Directors and Related Matters (see page 82)

      Holdings is seeking shareholder approval of provisions to its proposed Delaware certificate of incorporation and bylaws which provide for a classified board with the directors divided into three classes, that directors may be removed from office only for cause and only by the affirmative vote of two-thirds of the voting power of the outstanding shares of capital stock entitled to vote, and require a two-thirds affirmative vote of the voting power of all of the then outstanding shares of capital stock entitled to vote, voting as a single class, to amend or repeal such provision. Proposal 8 will only go into effect if the proposed reincorporation from Alaska to Delaware is completed.

Proposal 9 — Approval of Provisions in the Certificate of Incorporation and Bylaws Which Provide That Only The Board of Directors May Call Special Meetings of Stockholders (see page 84)

      Holdings is seeking shareholder approval of provisions to its proposed Delaware certificate of incorporation and bylaws which provide that special meetings of the stockholders may only be called by the Board of Directors and which would require the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock entitled to vote to amend or repeal such provision. Proposal 9 will only go into effect if the proposed reincorporation from Alaska to Delaware is completed.

Recommendation of Holdings’ board of directors (see pages 13, 26, 29, 32, 36, 43, 68, 82 and 84)

      After careful consideration, Holdings’ board of directors unanimously recommends that its shareholders vote “FOR” each of the four director nominees and each of the other proposals listed above and discussed in this Proxy Statement.

THE HOLDINGS ANNUAL MEETING

Voting at the Meeting

      The shares of common stock of Holdings, $.02 par value per share, constitute the only outstanding class of voting securities of Holdings. A total of 6,020,485 shares of Holdings common stock were outstanding and entitled to vote on July 23, 2004, which has been fixed as the record date (the “Record Date”) for the purpose of determining the shareholders entitled to notice of and to vote at the Annual Meeting. With respect to each proposal to be voted at the Meeting, each shareholder will be entitled to one vote for each share of common stock held of record on the Record Date.

Voting of Proxies

      The proxy accompanying this Proxy Statement is solicited on behalf of Holdings’ board of directors for use at the Meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to Holdings. All properly signed proxies that Holdings receives prior to the vote at the Meeting and that are not revoked will be voted at the Meeting according to the instructions indicated on the proxies or, if no direction is indicated, such proxies will be voted for the election of the four board of director nominees and “FOR” each of the proposals to be considered at the Annual Meeting described in this Proxy Statement.

      Holdings’ board of directors does not know of any matter that is not referred to in this Proxy Statement to be presented for action at the Meeting. If any other matters are properly brought before the Meeting, the persons named in the proxy will have discretion to vote on such matters in accordance with their best judgment.

Revocability of Proxy

      If you are the holder of record for your shares, you may revoke your proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

•	delivering a written notice to the secretary of Holdings at its principal office, 43445 Business Park Drive, Suite 113, Temecula, California 92590;

•	delivering a signed subsequent proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the Meeting will not, by itself, revoke a proxy.

      Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you must bring to the Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

      TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

Solicitation

      Holdings will bear the entire cost of solicitation of proxies, including costs incurred in connection with the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to shareholders of Holdings in relation to the Annual Meeting. In addition, Holdings may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of Holdings’ directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

Quorum and Vote Required

      Holders of Holdings common stock are entitled to one vote for each share held as of the Record Date. Attendance at the Meeting in person or by proxy of the shares representing one-third of the outstanding common stock of Holdings is required for a quorum. The four people receiving the largest number of votes cast at the Annual Meeting will be elected as directors. Approval of the proposals to ratify and approve the stock option grants to Mr. Owen and Mr. Brookhart, to ratify and approve the Non-Employee Directors Stock Option Plan, to consider and approve the 2004 Long Term Incentive Plan and to consider and approve the issuance of shares and assumption of options as contemplated in the TOC Merger requires the affirmative vote of a majority of the shares of Holdings common stock outstanding and entitled to vote at the Annual Meeting. Approval of the reincorporation of Holdings from Alaska to Delaware requires the affirmative vote of two-thirds, or 66 2/3%, of the shares of Holdings common stock outstanding and entitled to vote at the Annual Meeting. Approval of the proposals to provide for the classification of the Board of Directors and related matters and to provide that only the Board of Directors may call special meetings of the stockholders requires the affirmative vote of a majority of the shares of Holdings’ common stock outstanding and entitled to vote at the Annual Meeting. For other matters, if any were to arise, the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required for approval.

Abstentions

      Any abstention will be counted for purposes of determining a quorum, but will have the same effect as a vote “AGAINST” each of the proposals considered at the Annual Meeting except the election of directors. Abstentions have no effect on the election of directors.

Broker Non-Votes

      In the event that a broker, bank, custodian, nominee or other record holder of Holdings common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, which is called a broker non-vote, those shares will not be considered for purposes of determining the number of shares voting for or against a particular proposal, but will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Failing to instruct a broker has the same effect as a vote “AGAINST” each of the proposals except the election of directors. Broker non-votes have no effect on the election of directors.

PROPOSAL 1 — ELECTION OF DIRECTORS

      Holdings’ board of directors currently consists of four members. At the Annual Meeting, four directors are proposed for election. The Board has nominated the following persons for election, all of whom are currently directors:

Perry T. Massie

Thomas H. Massie
David C. Merritt
Thomas B. Stanley

      Each director will be elected by a plurality of the votes cast at the Meeting. Unless otherwise instructed, the Proxyholders will vote the proxies received by them for the four nominees listed above. In the event that a nominee of Holdings is unable or declines to serve as a director at the time of the Meeting, proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. It is not expected any nominee will be unable or will decline to serve as a director. Each nominee elected as a director will continue in office until his or her successor has been elected or until his or her earlier death, resignation or retirement.

      If the TOC Merger is completed, Holdings has agreed to add three of TOC’s current board members to the Holdings board of directors. In addition, if the reincorporation of Holdings from Alaska to Delaware is approved, the board will be classified into three classes of directors. The first class shall initially serve for one year, and the nominees elected to fill these directorships shall then serve for three (3) years. The second class shall initially serve for two years, and the nominees elected to fill these directorships shall then serve for three (3) years. The third class shall initially serve for three years, and the nominees elected to fill these directorships shall then serve for three (3) years. All nominees elected to the board thereafter shall be elected to a designated class, and generally serve on the board of directors for three years before such directorship becomes available to be filled.

THE BOARD OF DIRECTORS OF HOLDINGS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES.

Information about Director Nominees

      The names of the nominees and their ages as of July 23, 2004, the Record Date, are set forth below.

Name	Age	Position

Perry T. Massie	42	Chief Executive Officer, President and Chairman of the Board of Holdings; Co-President and Chairman of the Board of TOC
Thomas H. Massie	39	Executive Vice President, Secretary and Vice Chairman of the Board of Holdings; Director of TOC
David C. Merritt	50	Director of Holdings
Thomas B. Stanley	51	Director of Holdings

      The term of each director will expire when a successor is elected and qualified or upon his earlier death, resignation or removal.

      PERRY T. MASSIE has served as Chief Executive Officer of Holdings since 1986, and has served as President and Chairman of the Board of Holdings since 1994. From 1986 until 1996, Mr. Massie served as Chief Financial Officer of Holdings. He has been the Managing Editor of the “Gold Prospector and Treasure Hunters in the Great Outdoors” magazine since 1988. Mr. Massie has served as Co-President of TOC since 1998 and Chairman of the Board of TOC since 1994. Mr. Massie is the host of the “Prospecting America” show. Mr. Massie earned a Bachelor of Science degree in Mining Engineering from the University of Alaska, Fairbanks. Perry T. Massie is the brother of Thomas H. Massie.

      In October 2003 Perry T. Massie was evaluating the possibility of filming a television show to air on the Channel that would feature scuba diving in the Alabama River and the history surrounding the river and Selma, Alabama. The idea for the program derived from a similar show Mr. Massie had filmed for the Channel on diving for relics and fossils in South Carolina. In the process of scouting for the new show, Mr. Massie made a dive in the Alabama River. While Mr. Massie is an experienced diver, he had not previously dived in the Alabama River. His guide was the owner/operator of a local scuba shop and diving school who was experienced in diving that area of the river and familiar with its history. The area of their dive is not designated as a historical site. During the dive, the other diver discovered a pre-Civil War carbine, but Mr. Massie did not find any significant relics. As reported in the news media, on returning to the dock after their dive, the two men were arrested under a 1999 Alabama law that makes it a felony to intentionally and knowingly remove, alter, disturb or destroy cultural resources without prior permission. On April 8, 2004, the Grand Jury in Dallas County, Alabama issued an indictment against Mr. Massie on the charges. Absent a dismissal of these charges, the case is currently scheduled to go to trial on November 29, 2004. Mr. Massie believes he has done nothing wrong and is vigorously defending himself against these charges.

      THOMAS H. MASSIE has served as Secretary and a director of Holdings since 1984. He has served as Executive Vice President of Holdings and the President of Gold Prospectors’ Association of America, Inc. since 1994 and Vice Chairman of Holdings since 1999. Mr. Massie is also the host of the “Gold Fever” show. He attended the University of Alaska, Fairbanks, studying business administration. Thomas H. Massie is the brother of Perry T. Massie.

      DAVID C. MERRITT has been a director of Holdings since December 2003. He is Holdings’ designated Financial Expert and Audit Committee Chairman. He is also a director of Charter Communications, Inc. Mr. Merritt is a Managing Director at Salem Partners LLC, an investment banking firm. Mr. Merritt was previously a Managing Director in the Entertainment Media Advisory Group at Gerard Klauer Mattison & Co., Inc., a company that provides advisory services to the entertainment media industries from January 2001 through April 2003. He has also served as a director of Laser-Pacific Media Corporation from January 2001 to October 2003. He served as Chief Financial Officer of CKE Associates, Ltd., a privately held company with interests in talent management, film production, television production, music and new media from 1999 to 2000. Before joining CKE Associates in 1999, Mr. Merritt was an audit and consulting partner of KPMG LLP for 14 years. During that time, he served as national partner in charge of the media and entertainment practice. Mr. Merritt joined KPMG LLP in 1975 and served in a variety of capacities during his years with the firm. Mr. Merritt holds a B.S. degree in business and accounting from California State University — Northridge.

      THOMAS BAHNSON STANLEY has served on Holdings’ board of directors since January 2004. He also serves on Holdings’ Audit Committee. From 1991 to 2003, Mr. Stanley served in various positions for Landmark Communications, Inc. most recently Executive Vice President — Strategy and Development — The Weather Channel Companies®. While with Landmark, he was responsible for strategy, new business development and operations of various properties such as The Travel Channel and The Weather Channel. From 1985 to 1991, Mr. Stanley held the position of Vice President — Investment Banking with Scott & Stringfellow (now a division of BB&T Corporation) conducting public offerings, private placements, mergers, acquisitions and advisory activities. From 1980 to 1985, Mr. Stanley held positions with Landmark Communications, Inc., including New Venture Analyst, Director of Cable Sales and Marketing and lastly Director of Business Development, Cable and Broadcast. In the last position he developed strategy and tactics to convert The Weather Channel from a free service to subscriber fee based service. From 1978 to 1980, Mr. Stanley worked for Worrell Newspapers and Broadcasting, Inc. as Publisher and Editor — Sanford ME Star and President and Publisher — Princeton WV Times. Mr. Stanley earned his MBA from the University of Virginia and his BA degree from Duke University.

Information About Additional Directors

      If the TOC Merger is completed, Holdings agreed to appoint Jerry R. Berglund, Ray V. Miller and Elizabeth J. Sanderson to its board of directors effective on the second business day after the consummation of the TOC Merger. Each of these persons is currently a non-employee member of the board of directors of TOC and information regarding each of these individuals is set forth below.

      JERRY R. BERGLUND, 56, has served as a Director of TOC since 1999. He earned a Bachelor of Science degree in Agricultural Economics from the University of California at Berkeley in 1970. From 1970-1988 Mr. Berglund worked for Denver Wood Products Co., a large building material distributor to homebuilders and manufacturer of industrial products, in Denver, Colorado. In 1988 Mr. Berglund, along with other key employees founded Denpak Building Products Co. a similar wood product distributor and manufacturer. Mr. Berglund was the primary owner and president of Denpak. With approximately 350 employees sales reached about $70 million in 1996 when the company was sold to a subsidiary of Wolseley PLC of Great Britain. Mr. Berglund stayed on as vice-president and consultant until September of 2000. Currently, along with his Outdoor Channel board duties, Mr. Berglund owns and manages several industrial properties, as well as consulting and investing in various business projects. He also is completing a book about the history of Denver Wood and Denpak. Mr. Berglund actively serves on the Boards of Colorado Uplift and the Foundation for Urban Youth Ministries, both of which are inner city charities for youth in the Denver area.

      RAY V. MILLER, 71, has served as a director of TOC since December 1997. He served as Vice Chairman of the First Western Bank from 1997 to 2001 when the bank was merged with Mountain Bank of Hendersonville, North Carolina and since 2002 Mr. Miller has been Chairman of Carolina Mountain Cablevision, Inc., an independent cable television operator in North Carolina. From 1990 to present, Mr. Miller has been Chairman of Country Cablevision, Inc., an independent cable television operator in North Carolina. Mr. Miller is also sole owner of Ray V. Miller Enterprises and is the past Chairman of the National Cable Television Cooperative (“NCTC”) and was a director of NCTC from 1991 to 2001.

      ELIZABETH J. SANDERSON, 50, has served as a director of TOC since December 1997. Ms. Sanderson has been a practicing attorney in Seattle since 1984, and has been an interviewer for the Oral History Project of the National Cable Television Center in Denver from 1997 to present. Ms. Sanderson served as a director from 1993 to 1997 and in 1994 — 1995 she served as Chair of the National Cable Television Center in Kansas. From 1997 to 1999, Ms. Sanderson served as Chair of TRD Frameworks (formerly known as The Research Department) in Seattle. From 1991 to 1997, Ms. Sanderson served on the Boards of People’s Communications Companies, for rural telephone, fiber-optic and cable plant construction, internet and cellular divisions, and as President of People’s Broadband Communications, a cable television operating company. Ms. Sanderson earned her B.A. after attending Colorado College and the University of Freiburg, Germany. Ms. Sanderson earned law degrees from Pepperdine University and the University of British Columbia.

About the Holdings Board and its Committees

      Meetings of Board and its Committees. The board of directors of Holdings took action by unanimous written consent or held meetings eleven (11) times during the fiscal year ended December 31, 2003 (“Fiscal 2003”). During 2003, each incumbent director then in office attended at least 75% of the meetings of the board and committees of the board on which he served which were held during 2003.

      Audit Committee. The Audit Committee makes recommendations to the board of directors of Holdings regarding the selection, retention and termination of Holdings’ independent auditors and reviews the financial statements of Holdings and Holdings’ internal controls. The current members of the Audit Committee are Messrs. Merritt, who chairs the committee, and Stanley. There is currently one vacancy on the committee. If the TOC Merger is consummated, it is anticipated that Mr. Berglund will be joining the Holdings board of directors and will be added to the Audit Committee to fill the vacancy. The board of directors has determined that each of the current members of the Audit Committee is independent, as defined in Rule 10A-3 promulgated by the Securities and Exchange Commission and Rule 4200(a)(14) of the Nasdaq Stock Market Marketplace Rules (“Nasdaq Rules”), and that Mr. Berglund will also be independent as defined in such rules. The board has also determined that each member of the Audit Committee is able to read and understand fundamental financial statements as required by the Nasdaq Rules and at least one member of the committee has the requisite past employment experience as required by the Nasdaq Rules. The board of directors has determined that Mr. Merritt is an audit committee financial expert for purposes of the rules and regulations of the SEC. The Audit Committee operates under a written charter adopted by the board of directors, a copy of which is set forth as Annex C to this Proxy Statement.

      Compensation Committee. In July 2004, the board of directors of Holdings established a Compensation Committee which is responsible for determining, either alone or with the other independent directors, or recommending to the board the compensation of Holdings’ Chief Executive Officer, executive officers and certain other key employees. The current members of the Compensation Committee are Mr. Stanley and Mr. Merritt, and there currently is one vacancy on the committee. If the TOC Merger is consummated, it is anticipated that Mr. Miller and Ms. Sanderson will be joining the Holdings board of directors and will be added to the Compensation Committee, and Mr. Merritt will resign from the Compensation Committee. The board of directors of Holdings has determined that each of the current members of the Compensation Committee is an independent director as defined in the Nasdaq Rules and that the two members to be added to the Compensation Committee after consummation of the TOC Merger will also be independent as defined in such rules. The Compensation Committee did not meet during fiscal 2003.

      Special Committee. In January 2004, the board of directors of Holdings established a Special Committee consisting of Messrs. Merritt and Stanley to review strategic alternatives and to consider and evaluate the TOC Merger. The Special Committee will disband once the TOC Merger is effective.

Governance

      Director Independence. The board of directors of Holdings has determined that each of Messrs. Merritt and Stanley are independent as defined in the Nasdaq Rules. In addition, the board of directors has determined that Mr. Berglund, Mr. Miller and Ms. Sanderson, who it is anticipated will be joining the Holdings board of directors if the TOC Merger is completed, will also be “independent” as defined in the Nasdaq Rules upon joining the board.

      Director Nominations. Currently, the board of directors of Holdings does not have a standing nominating committee and the four nominees for Holdings’ directors were recommended to the entire board of directors by Holdings’ independent directors pursuant to a formal board resolution regarding such matters. In light of their experience on the Holdings board of directors, the small size of the current board and the working relationship among the directors, the board believed that the independent directors were able to evaluate the qualifications and suitability of the director nominees.

      Holdings has not received director candidate recommendations from its shareholders in the past, and it does not currently have a formal policy regarding consideration of such recommendations. It is anticipated, however, that any recommendations received from shareholders will be evaluated in a similar manner that potential nominees suggested by board members, management or other parties are evaluated. Holdings has not adopted a policy with respect to minimum qualifications for board members. In the past, Holdings has not engaged any third party or parties to identify or evaluate or assist it in identifying or evaluating potential director nominees.

      Shareholder Communications with Board Members. The board of directors of Holdings recently implemented a process by which shareholders may send written communications directly to the attention of the entire board or any individual director. Shareholders who wish to communicate with the directors should indicate in their correspondence whether it is directed to an individual director or to the entire board and should send such correspondence care of Holdings’ corporate secretary, located at 43445 Business Park Drive, Suite 113, Temecula, California 92590.

      Board Member Attendance at Annual Meetings. Holdings’ policy is to encourage directors to attend annual meetings, however, such attendance is not mandatory. All of the directors who were then in office attended the 2003 annual meeting of shareholders.

Compensation of Directors

      Directors of Holdings who are also employees of Holdings do not receive any fees or remuneration, as such, for service on the Holdings’ board or any board committee. Prior to Mr. Merritt joining Holdings’ board in December 2003, all of the directors of Holdings were also executive officers of Holdings.

      Currently, each non-employee director of Holdings is entitled to receive an annual retainer of $18,000 for service on the board and the Chair of the Audit Committee receives an annual retainer of $5,000 for serving in that capacity. In addition, non-employee directors of Holdings receive meeting fees of $500 for each special meeting of the board of directors and for each committee meeting attended by the director.

      If Proposal 4 concerning Holdings’ Non-Employee Directors Stock Option Plan (the “Non-Employee Directors Plan”) is approved by the shareholders at the Meeting, then eligible non-employee directors of Holdings will be entitled to receive a grant of options to purchase 50,000 shares of the common stock when they join the board of directors. Subject to shareholder approval of the Non-Employee Directors Plan, Messrs. Merritt and Stanley each received a grant of options to purchase 50,000 Holdings shares when they joined the Holdings’ board pursuant to the plan. See Proposal 4 concerning the Non-Employee Directors Plan for more information regarding the plan and grants of options under the plan.

Audit Committee Report

      The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filings made by Holdings under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent that Holdings incorporates such report by specific reference.

      The Audit Committee of the board of directors has:

•	Reviewed and discussed with management Holdings’ audited financial statements as of and for fiscal year ended December 31, 2003;

•	Discussed with J. H. Cohn LLP, Holdings’ independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants; and

•	Received and reviewed the written disclosures and the letter from J. H. Cohn LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with J. H. Cohn LLP its independence.

      In reliance on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in Holdings’ Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003. Holdings’ board of directors has adopted a written Audit Committee Charter which is attached as Annex C to this Proxy Statement.

Audit Committee
David C. Merritt, Chairman
Thomas Bahnson Stanley

Other Audit Related Matters

      The board of directors selected J. H. Cohn LLP as independent public accountants to audit the consolidated financial statements of Holdings for the year ended December 31, 2003. J. H. Cohn LLP previously audited Holdings for the years ended December 31, 1998 through 2002. A representative of J. H. Cohn LLP is expected to be present at the Annual Meeting. If a representative of J. H. Cohn LLP is present at the Annual Meeting, he or she will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. It is Holdings’ practice not to place the selection of its independent public accountant to a vote of its shareholders.

      Audit Fees. The aggregate fees billed Holdings by J. H. Cohn LLP for professional services rendered for the audit of Holdings’ annual financial statements for the fiscal years ended December 31, 2002 and 2003 and the reviews of the financial statements included in Holdings’ Quarterly Reports on Form 10-QSB for these fiscal years were $64,000 and $59,000, respectively.

      Audit-Related Fees. The aggregate fees billed Holdings by J. H. Cohn LLP for assurance and related services that are reasonably related to the performance of the audit of Holdings’ annual financial statements for the fiscal years ended December 31, 2002 and 2003 and are not reported above were $3,000 and $37,000, respectively.

      Tax Fees. The aggregate fees billed Holdings by J. H. Cohn LLP for professional services rendered for tax compliance, tax advice, and tax planning to Holdings’ for the fiscal years ended December 31, 2002 and 2003 were $19,000 and $18,000, respectively. The nature of the services provided for these fees are for the preparation of tax returns, tax advice rendered regarding the resignation and severance agreement of a former officer/director and other tax advice relating to stock options and the alternative taxation implications of certain strategic alternatives and possible restructuring of our corporate structure.

      All Other Fees to Auditor. There were no other fees billed by J. H. Cohn LLP for services rendered to Holdings, other than the fees for services described above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees” for the fiscal years ended December 31, 2002 and 2003.

      Among the Audit Committee’s roles and responsibilities is the management of Holdings’ relationship with its independent public accountants. The Audit Committee must pre-approve all non-audit services to be provided to Holdings by independent public accountants except for certain de minimus services as defined in the Sarbanes-Oxley Act of 2002.

Executive Compensation

      The following table sets forth compensation received for the fiscal years ended December 31, 2003, 2002 and 2001 by (i) the Chief Executive Officer of Holdings, (ii) three other persons who were serving as executive officers of Holdings at the end of Fiscal 2003, and (iii) one additional individual for whom disclosure would have been provided in the table, but for the fact that he was not serving as an executive officer of Holdings at the end of the last completed fiscal year (collectively, the “Holdings Named Executive Officers”).

      The following table also sets forth compensation received for the fiscal years ended December 31, 2003, 2002 and 2001 by the Chief Executive Officer and Co-President of TOC and four other persons serving as senior officers of TOC (collectively, the “TOC Senior Officers”) at the end of Fiscal 2003. Holdings is providing information in this Proxy Statement regarding the TOC Senior Officers as additional disclosure and the inclusion of such information is not meant to imply that such TOC Senior Officers are executive officers of Holdings.

Summary Compensation Table

		Annual Compensation			Long Term Compensation

						Securities
					Restricted	Underlying
				Other Annual	Stock	Options /	All Other
			Bonus	Compensation	Award	SARS	Compensation
Name and Principal Position	Year	Salary($)	($)(1)	($)(2)	($)(3)	(#)	($)(4)

Holdings Named Executive Officers
Perry T. Massie	2003	164,448	70,382	—	—	—	72,547
Chief Executive Officer	2002	138,680	44,675	—	4,500	—	7,113
	2001	137,000	39,539	16,231	—	—	3,807
Thomas H. Massie,	2003	146,058	66,240	—	—	—	76,405
Executive Vice President	2002	137,000	35,570	—	4,500	—	7,113
	2001	137,000	39,539	16,231	—	—	4,487
William A. Owen,	2003	28,846	21,000	—	—	200,000	—
Chief Financial Officer and Controller(5)

Mark C. Corcoran,	2003	82,770	19,290	—	—	20,000	3,600
Controller of Subsidiaries(6)	2002	73,462	10,490	—	—	—	—
	2001	41,192	2,145	—	—	—	—
Richard K. Dickson II,	2003	115,172	31,000	—	—	—	95,191
Former COO and CFO(7)	2002	138,959	19,305	—	4,500	—	8,808
	2001	120,000	28,095	14,089	—	—	1,919

TOC Senior Officers
Andrew J. Dale, CEO and	2003	178,154	62,000	—	—	—	5,345
Co-President — TOC	2002	132,000	48,750	—	—	—	8,773
	2001	132,000	43,468	—	—	—	5,532
Jacob J. Hartwick	2003	96,813	5,725	2,000	—	—	34,014
Executive VP — TOC	2002	70,548	32,156	—	—	—	—
	2001	63,960	44,303	—	—	—	—
Wade E. Sherman,	2003	139,462	55,260	—	—	—	4,184
Sr. Vice President — TOC	2002	126,000	44,600	—	—	—	—
	2001	126,000	34,775	—	—	—	—
Amy L. Hendrickson,	2003	93,077	31,260	—	—		2,792
Sr. Vice President — TOC	2002	45,000	57,520	—	—	—	—
	2001	45,000	68,997	—	—	—	—
Gregory M. Harrigan	2003	70,235	19,680	88,384	—	10,000	2,258
Vice President — TOC	2002	37,692	3,054	9,365	—	—	—

(Footnotes on following page)

(1)	Bonus amounts are disclosed in the fiscal year in which they were paid.

(2)	No perquisites were paid to any of the Holdings Named Executive Officers during 2003, or 2002. In 2001, the amounts disclosed in this column for Messrs. P. Massie, T. Massie and Dickson represent dividends paid on preferred stock held by such officer. In 2003 and 2002, the amounts disclosed in this column for Mr. Harrigan represent commissions.

(3)	The amounts in this column represent the previously reported dollar value of restricted stock awards consisting of shares of TOC common stock. In 2002, Messrs. P. Massie, T. Massie and Dickson each received 1,350 shares of TOC common stock as compensation for serving as a TOC director.

(4)	Included in the amounts for this column for 2003 are $19,750, $23,750 and $19,000 for Messrs. P. Massie, T. Massie, and Dickson, respectively, for service on TOC’s board of directors. Also included in this column for 2003 are $48,011, $48,011, $43,210 and $32,007 for Messrs. P. Massie, T. Massie, Dickson and Hartwick, respectively, received by each individual as a bonus by canceling subscriptions receivable for common stock and the interest thereon. Also included in the amounts for this column for 2003 is $28,905 paid to Mr. Dickson during the year as severance in connection with his November 2003 resignation from Holdings. The other amounts in this column for 2003 for each of the individuals represents contributions to either Holdings or TOC’s 401k plans.

(5)	Mr. Owen was hired in October 2003 and the amounts disclosed represent his compensation since the date of his employment. In July 2004, Mr. Owen assumed the additional responsibilities of Controller and principal accounting officer for Holdings.

(6)	Although Mr. Corcoran held the positions of controller and principal accounting officer for Holdings at December 31, 2003, effective July 16, 2004 Mr. Corcoran resigned as an officer of Holdings and his position changed to controller of Holdings’ subsidiaries.

(7)	Mr. Dickson resigned from all his positions with Holdings and TOC effective November 11, 2003. In connection with his resignation from Holdings, Holdings and Mr. Dickson entered into a severance agreement containing customary releases and providing for certain benefits to Mr. Dickson. For more information regarding this severance agreement, see “Employment Contracts” below.

Stock Options

      The following table shows all stock option grants by Holdings to the Holdings Named Executive Officers and the TOC Senior Officers during Fiscal 2003. During Fiscal 2003, TOC did not grant any options to any persons.

Option Grants in Last Fiscal Year

	Individual Grants

		Percent of			Potential Realizable Value
	Number of	Total			at Assumed Annual Rates
	Securities	Options			of Stock Price
	Underlying	Granted to			Appreciation for
	Options	Employees	Exercise or		Option Term(2)
	Granted (#)	in Fiscal	Base Price	Expiration
Name	(1)	Year	($/Sh)	Date	5% ($)	10% ($)

William A. Owen	200,000	58.0%	$29.00	11/2008	1,602,433	3,540,958
Mark C. Corcoran	20,000	5.8%	$29.00	11/2008	160,243	354,096
Gregory M. Harrigan	10,000	2.9%	$11.50	4/2008	31,772	70,209

(1)	Of the options to purchase 200,000 shares granted to Mr. Owen, options to purchase 25,000 shares of Holdings common stock were granted to Mr. Owen pursuant to Holdings’ 1995 Stock Option Plan (the “1995 Option Plan”) and options to purchase 175,000 shares of stock were granted to Mr. Owen pursuant to a separate stock option agreement which is described under Proposal 2 below. The options to purchase 20,000 shares of Holdings common stock granted to Mr. Corcoran and 10,000 shares of Holdings common stock granted to Mr. Harrigan were pursuant to the 1995 Option Plan. The administrator of the

1995 Option Plan has broad discretion and authority to construe and interpret the plan. The exercise price for the options listed above was equal to the fair market value of the underlying shares of common stock on the grant date.

(2)	Potential realizable value is based on an assumption that Holdings’ common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. Such amounts are based on the assumption that the named persons hold the options for their full term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect Holdings’ estimate of future share price growth.

      Option Exercises/ Fiscal Year End Value. The following table shows stock option exercises and the value of unexercised stock options of Holdings common stock held by the Holdings Named Executive Officers and the TOC Senior Officers at the end of Fiscal 2003.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year End Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-
			Options at Fiscal Year End		The-Money Options at Fiscal
	Shares		(#)		Year End ($)(2)
	Acquired on	Value
Name	Exercise(#)	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Perry T. Massie	85,000	$1,104,750	—	—	—
Thomas H. Massie	85,000	$1,104,750	—	—	—	—
William A. Owen	—	—	—	200,000	—	$400,000
Mark C. Corcoran	—	—	31,000	29,000	$479,700	$434,300
Richard K. Dickson II	25,000	$362,500	60,000	—	$1,680,000	—
Andrew J. Dale	20,000	$185,000	—	—	—	—
Jacob J. Hartwick	20,000	$300,000	—	—	—	—
Wade E. Sherman, Jr.	—	—	—	—	—	—
Amy L. Hendrickson	—	—	5,000	5,000	105,000	105,000
Gregory M. Harrigan	—	—	5,000	5,000	97,500	97,500

(1)	The amounts in this column are calculated using the closing market price of Holdings’ common stock on the date of exercise and the relevant option exercise prices.

(2)	The amounts in this column were calculated using the closing market price of Holdings’ common stock on December 31, 2003 and the relevant option exercise prices.

Employment Contracts

      As of December 31, 2003 Holdings did not have any employment contracts with any of its executives. Prior to November 2003, Holdings had an employment contract with its former Chief Operating Officer and Chief Financial Officer, Mr. Dickson. Prior to 2002, a portion of Mr. Dickson’s compensation was deferred and pursuant to his employment contract, the deferred portion was payable, at Mr. Dickson’s election, in either cash or shares of stock of Holdings and TOC. As of December 31, 2002, the deferred amount under this agreement totaled $317,750. In connection with his resignation, Mr. Dickson elected to receive the entire deferred compensation balance in the form of shares and Holdings and TOC issued 134,375 and 125,726 shares of common stock, respectively, to satisfy their respective obligations. Mr. Dickson’s employment contract was terminated in connection with his resignation in November 2003. In connection with Mr. Dickson’s resignation, Holdings entered into a severance agreement containing customary releases and providing for certain benefits to Mr. Dickson. Pursuant to the severance agreement, Holdings and Mr. Dickson also entered into a registration rights agreement and stock pledge agreement. As previously reported by Holdings, as a result of the related costs and transactions associated with the severance agreement, Holdings incurred approximately $625,000 in severance and related costs in the fourth quarter of fiscal 2003.

Equity Compensation Plan Information

      The following table sets forth information as of December 31, 2003 regarding the number of shares of Holdings common stock that may be issued pursuant to the 1995 Option Plan, which plan was adopted by Holdings’ shareholders.

(c)
	(a)	(b)	Number of Securities
	Number of Securities	Weighted-average	Remaining Available for
	to be Issued upon	Exercise Price of	Future Issuance under
	Exercise of	Outstanding	Equity Compensation Plans
	Outstanding Options,	Options, Warrants	(excluding securities
Plan category	Warrants and Rights	and Rights	reflected in column (a))

Equity compensation plans approved by security holders	434,134	$9.64	150
Equity compensation plans not approved by security holders	—	—	—
Total	434,134	$9.64	150

      The amounts in the table above do not include options to purchase 175,000 shares of Holdings common stock granted to Mr. Owen which are subject to shareholder approval (Proposal 2), options to purchase 10,000 shares of Holdings common stock granted to Mr. Brookhart which are subject to shareholder approval (Proposal 3), or options granted or available for grant pursuant to the Non-Employee Directors Plan which are also subject to shareholder approval (Proposal 4). Please see the respective proposals for further information regarding these options and plans.

Certain Relationships and Related Transactions

      Holdings and TOC are leasing their administrative facilities from Musk Ox Properties, LP, a shareholder of Holdings and which in turn is owned by Messrs. P. Massie and T. Massie, principal shareholders of Holdings. The lease agreements currently require monthly rent payments of $7,500 and $12,794, respectively. These lease agreements expire December 31, 2005. Rent expense for Holdings totaled $88,983 and $88,125 for the years ended December 31, 2003 and 2002, respectively. Rent expense for TOC totaled $153,413 and $148,931 for the years ended December 31, 2003 and 2002, respectively.

      As of December 31, 2002, the amount owed Wilma M. Massie, the deceased mother of Messrs. P. Massie and T. Massie and at the time a director of TOC, for two notes payable aggregated to $577,950 including accrued interest. The original maturity dates of the loans from Ms. Massie were December 31, 2002 and April 30, 2003, respectively. The loans carried interest rates from 9.5% to 10%, respectively. On March 1, 2003, both notes payable including accrued interest were combined into one unsecured note payable with an interest rate of 8% and the maturity date of the new note was extended to September 31, 2004. This note was subsequently retired in June 2003 as consideration for the exercise of options held by Ms. Massie. During 2003, Holdings also paid an $80,018 bonus to Ms. Massie by canceling subscriptions receivable for common stock.

      As of December 31, 2002, Holdings owed Ms. Massie an additional $14,606, secured by print equipment purchased in May 2001. Holdings was paying this obligation at the rate of $5,000 per month including interest at 10%. This loan was fully paid in March 2003.

      In December 1997, Messrs. P. Massie, T. Massie, R. Dickson and Ms. Wilma M. Massie, who before her death in 2003 was a principal shareholder of Holdings and a director of TOC, were each granted options to purchase 200,000 shares of TOC common stock. The options are exercisable for $1.50 per share and expire on December 31, 2007. Upon her death, the options originally granted to Ms. Massie were inherited by Perry T. Massie and Thomas M. Massie, Ms. Massie’s sons.

      During 2003 Mr. Dickson exercised options previously granted to him by Ms. Massie to purchase 280,000 shares of Holdings common stock for an aggregate purchase price of $465,416. Messrs. P. Massie and T. Massie each continue to hold an option to purchase 224,000 shares of Holdings common stock that was previously held by Ms. Massie and which she transferred to Musk Ox Investments, L.P. prior to her death. These options held by Messrs. P. Massie and T. Massie are exercisable for approximately $1.66 per share and expire in November 2004.

      In January 1998, Holdings entered a ten year contract with TOC whereby Holdings has the rights to ten hours of programming time and thirty sixty-second advertising spots per week. Holdings has the option to renew this contract for two five year periods. For the first five years of the contract, Holdings paid $7,400 per week under the contract. For the second five years of the contract beginning January 2003, Holdings is paying $11,439 per week under the contract.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding the beneficial ownership of Holdings’ common stock as of June 30, 2004 by each director of Holdings, each of the Holdings Named Executive Officers, each of the TOC Senior Officers, each person known to Holdings to be the beneficial owner of more than 5% of Holdings’ outstanding common stock and all directors and executive officers of Holdings as a group. Except as otherwise indicated below, Holdings believes that each person listed below has sole voting and investment power with respect to the shares owned, subject to applicable community property laws.

	Shares Beneficially
	Owned(2)

Name and Address of Beneficial Owner or Identity of Group(1)	Number	Percent

Perry T. Massie(3)	2,784,035	45.7%
Thomas H. Massie(4)	2,786,270	45.7%
Musk Ox Investments, LP(5)	1,290,662	21.2%
Richard K. Dickson II(6) 42950 Calle Sauza, Temecula, CA 92590	520,225	8.7%
William A. Owen(7)	60,000	*
Mark C. Corcoran(8)	36,000	*
Andrew J. Dale	25,100	*
Jacob J. Hartwick	10,000	*
David C. Merritt(9)	20,000	*
Thomas Bahnson Stanley (10)	20,000	*
Amy Hendrickson (11)	7,500	*
Wade E. Sherman	100	*
Gregory M. Harrigan	—	*
All directors and executive officers of Holdings as a group (5 persons)(12)	4,268,421	68.9%

*	Less than one percent

(1)	Unless otherwise noted above, the business address of each shareholder who beneficially holds more than 5% of Holdings Outstanding Stock is c/o Outdoor Channel Holdings, Inc., 43445 Business Park Dr., Suite 113, Temecula, California 92590.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 30, 2004, are deemed outstanding for computing the percentage of the persons holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)	Includes shares owned with Mr. Perry Massie’s wife, in trusts and 1,401,884 shares owned by entities including Musk Ox Investments LP owned jointly with Thomas Massie. Mr. Perry Massie disclaims beneficial ownership of the shares owned by Musk Ox Investments LP except to the extent of his pecuniary interest therein.

(4)	Includes shares owned with Mr. Thomas Massie’s wife, in trusts and control companies and 1,401,884 shares owned by entities including Musk Ox Investments LP owned jointly with Perry Massie. Mr. Thomas Massie disclaims beneficial ownership of the shares owned by Musk Ox Investments LP except to the extent of his pecuniary interest therein.

(5)	Musk Ox Investments is owned equally by Messrs. Perry and Thomas Massie. Its shares are included in both of their total shares since both individuals might be considered to be the beneficial owner of such shares.

(6)	Mr. Dickson resigned all positions with Holdings effective November 13, 2003.

(7)	Includes 60,000 shares subject to options from Holdings exercisable within 60 days of June 30, 2004, and assumes that Proposal 2 is approved by the shareholders at the Meeting.

(8)	Includes 36,000 shares subject to options from Holdings exercisable within 60 days of June 30, 2004.

(9)	Includes 20,000 shares subject to options from Holdings exercisable within 60 days of June 30, 2004, and assumes that Proposal 4 is approved by the shareholders at the Meeting.

(10)	Includes 20,000 shares subject to options from Holdings exercisable within 60 days of June 30, 2004, and assumes that Proposal 4 is approved by the shareholders at the Meeting.

(11)	Includes 7,500 shares subject to options from Holdings exercisable within 60 days of June 30, 2004.

(12)	Includes directors’ and executive officers’ shares listed above, including a total of 100,000 shares subject to options from Holdings exercisable within 60 days of June 30, 2004 and excludes any shares and options beneficially owned by Messrs. Dickson and Corcoran.

      The following table sets forth certain information regarding the beneficial ownership of TOC’s common stock as of June 30, 2004 by each director of TOC and Holdings, each of the Holdings Named Executive Officers, each of the TOC Senior Officers, each person known to Holdings to be the beneficial owner of more than 5% of TOC’s outstanding common stock, all of directors of TOC and TOC Senior Officers as a group, and all directors and executive officers of Holdings as a group. Except as otherwise indicated below, Holdings believes that each person listed below has sole voting and investment power with respect to the shares owned, subject to applicable community property laws.

	Shares Beneficially
	Owned(2)

Name and Address of Beneficial Owner or Identity of Group(1)	Number	Percent

Gold Prospector’s Association of America, Inc.(3)	8,817,916	82.4%
Elizabeth J. Sanderson(4)	874,505	7.8%
Ray V. Miller(5)	663,416	6.0%
Jerry R. Berglund(6)	412,602	3.8%
Richard K. Dickson II(7)	343,660	3.2%
Perry T. Massie(8)	309,359	2.8%
Thomas H. Massie(9)	311,109	2.8%
Andrew J. Dale (10)	260,000	2.4%
Jacob J. Hartwick (11)	206,000	1.9%
Wade E. Sherman (12)	100,000	*
Amy L. Hendrickson	6,000	*
Gregory M. Harrigan	—	*
David C. Merritt	—	*
Thomas Bahnson Stanley	—	*
William A. Owen	—	*
Mark C. Corcoran	—	*
All directors of TOC and TOC Senior Officers as a group (10 persons)(13)	3,142,991	24.3%
All directors and executive officers of Holdings as a group (5 persons)(14)	620,468	5.5%

*	Less than one percent

(1)	The business address of each shareholder who beneficially holds more than 5% of TOC’s outstanding stock is c/o The Outdoor Channel, Inc., 43445 Business Park Dr., Suite 103, Temecula, California 92590.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 30,2004, are deemed outstanding for computing the percentage of the persons holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)	Gold Prospector’s Association of America, Inc. is 100% owned by Holdings.

(4)	Includes 500,000 shares subject to options from TOC exercisable within 60 days of June 30, 2004 and shares held in various trusts.

(5)	Includes 400,000 shares subject to options from TOC exercisable within 60 days of June 30, 2004 and 50,000 shares owned by Mr. Miller’s wife.

(6)	Includes 200,000 shares subject to options from TOC exercisable within 60 days of June 30, 2004 and 110,000 shares owned by Mr. Berglund’s wife and four children.

(7)	Includes 200,000 shares subject to options from TOC exercisable within 60 days of June 30, 2004. Mr. Dickson resigned all positions with TOC effective November 13, 2003.

(8)	Includes 300,000 shares subject to options from TOC exercisable within 60 days of June 30, 2004.

(9)	Includes 300,000 shares subject to options from TOC exercisable within 60 days of June 30, 2004.

(10)	Includes 250,000 shares subject to options from TOC exercisable within 60 days of June 30, 2004.

(11)	Includes 200,000 shares subject to options from TOC exercisable within 60 days of June 30, 2004.

(12)	Includes 100,000 shares subject to options from TOC exercisable within 60 days of June 30, 2004.

(13)	Includes TOC directors’ and TOC Senior Officers’ shares listed above, including a total of 2,250,000 shares subject to options from TOC exercisable within 60 days of June 30, 2004.

(14)	Includes Holdings directors’ and executive officers’ shares listed above, including a total of 600,000 shares subject to options from TOC exercisable within 60 days of June 30, 2004 and excludes any shares and options beneficially owned by Messrs. Dickson and Corcoran.

PROPOSAL 2 — RATIFICATION AND APPROVAL OF A

HOLDINGS STOCK OPTION GRANT TO WILLIAM A. OWEN

Background

      In connection with Mr. Owen’s employment with Holdings, Holdings and Mr. Owen entered into the Outdoor Channel Holdings, Inc. Non-Statutory Stock Option Plan and Agreement (the “Owen Option”) dated November 13, 2003, the date it was approved by Holdings’ board of directors. The terms of the Owen Option provide that it must be submitted to Holdings’ shareholders for approval, and if it is not approved by the shareholders within one year from the date it was approved by the board of directors, then the Owen Option will be of no force and effect. The options granted pursuant to the Owen Option prior to shareholder approval were granted subject to such approval and are not exercisable before shareholder approval of the Owen Option.

      THE BOARD OF DIRECTORS OF HOLDINGS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION AND APPROVAL OF THE OWEN OPTION. THE AFFIRMATIVE VOTE OF A MAJORITY OF HOLDINGS’ SHARES OF COMMON STOCK OUTSTANDING AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

Summary of the Owen Option

      The Owen Option was granted to Mr. Owen in partial fulfillment of Holdings’ obligations under an employment offer letter between Mr. Owen and Holdings which provides that Holdings is to grant Mr. Owen an option to purchase an aggregate of 200,000 shares of Holdings’ common stock. The Owen Option represents Holdings’ obligation to grant to Mr. Owen options to purchase 175,000 shares of Holdings common stock. Options to purchase the other 25,000 shares of Holdings common stock were granted under Holdings 1995 Stock Option Plan and are not subject to shareholder approval at the Meeting.

Shares Subject to the Owen Option; Exercise Price

      Subject to the vesting requirements discussed below, the Owen Option provides Mr. Owen with the right to purchase up to 175,000 shares of Holdings’ common stock (subject to adjustment as provided for in the option) at an exercise price of $29.00 per share. If the Owen Option is approved by the shareholders, the board of directors intends to cause the common stock that will become available for issuance upon exercise of the option to be registered on a Form S-8 registration statement to be filed with the SEC at Holdings’ expense.

Vesting

      Subject to all of the terms of the Owen Option and provided that Mr. Owen continues to provide Continuous Service (as defined below) to Holdings on the date of vesting, the Owen Option vests over time in a series of increments. Subject to shareholder approval of the Owen Option, options to purchase 15,000 shares vested on January 13, 2004 and options to purchase 10,000 shares vested on each of April 13 and July 13, 2004. Thereafter, options to purchase 10,000 shares will vest on October 13, January 13, April 13 and July 13 of each year until the Owen Option is fully vested on January 13, 2008.

      For purposes of the Owen Option, “Continuous Service” means:

•	employment by either Holdings or any parent or subsidiary of Holdings, or by a corporation or a parent or a subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended, (the “Code) applies which is uninterrupted except for vacations, illness or leaves of absence which are approved in writing by Holdings or any other such employer corporations;

•	service as a member of Holdings’ board of directors until Mr. Owen resigns, is removed from office or his term of office expires and he is not reelected; or

•	so long as Mr. Owen is engaged as a consultant or service provider to Holdings or other corporation referred to in the first bullet point above.

      Unless otherwise determined by Holdings’ board of directors, upon a Change of Control (as defined below) the Owen Option will become fully vested, and Mr. Owen will have right to exercise the Owen Option for 90 days following the termination of his employment. Under the Owen Option, the term “Change of Control” means:

•	the acquisition by any person or group of the beneficial ownership of more than 50% of Holdings’ outstanding securities, other than Holdings or any person or group who as of the date of the Owen Option is or are director(s) or officer(s) of Holdings;

•	a merger or consolidation in which Holdings is not the surviving entity, except for a transaction to change the state in which Holdings is incorporated;

•	the sale, transfer or other disposition of all or substantially all of the assets of Holdings;

•	a complete liquidation or dissolution of Holdings; or

•	any reverse merger in which Holdings is the surviving entity but in which securities possessing more than 50% of the total combined voting power of Holding’s outstanding securities are transferred to a person or persons different from the persons holding the securities immediately prior to the merger.

Expiration of Option

      Mr. Owen’s right to exercise the Owen Option will terminate upon the first of the following events to occur:

•	November 13, 2008;

•	the expiration of one year following the termination of his Continuous Service, if such termination occurs for any reason other than voluntary resignation or termination for cause, but only to the extent that the Owen Option was exercisable on the date of termination; or

•	the expiration of six months from the date of Mr. Owen’s Continuous Service if he is terminated for cause or resigns voluntarily, but only to the extent that the Owen Option was exercisable on the date of termination.

Exercise of Option

      Subject to the approval of the option by Holdings’ shareholders, the Owen Option will be exercisable by Mr. Owen providing Holdings written notice of his election to exercise. The purchase price may be paid using one or a combination of the following:

•	cash or check payable to Holdings;

•	in accordance with a cashless exercise program acceptable to Holdings, pursuant to which Mr. Owen concurrently provides irrevocable instructions (i) to his broker or dealer to effect the immediate sale of the purchased shares and remit to Holdings, out of the sale proceeds, sufficient funds to cover the purchase price, plus all applicable income and employment taxes required to be withheld by Holdings and (ii) to Holdings to deliver the shares of the purchased shares directly to such broker or dealer; and

•	in the sole discretion of the board of directors, such other method of payment or other consideration permitted by applicable law.

      Neither Mr. Owen nor any permitted transferee of Mr. Owen will have any rights as a shareholder with respect to any shares covered by the Owen Option until the date of the issuance of a stock certificate for such shares.

Transferability

      The Owen Option is only transferable by will or by the laws of descent and distribution. Except as provided in the Owen Option, any attempt at alienation, assignment, pledge, hypothecation, transfer, sale, attachment, execution or similar process, whether voluntary or involuntary, shall be null and void.

Income Tax Withholding

      In the event that Holdings determines that it is required to withhold state or federal income taxes as a result of the exercise of the options under the Owen Option, Mr. Owen will be required, as a condition to the exercise of such options, to make arrangements satisfactory to Holdings to enable it to satisfy such withholding obligations.

Certain Corporate Transactions

      The number of shares of common stock covered by the Owen Option and the exercise price thereof will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only for common stock) or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by Holdings. If Holdings is the surviving company in any merger or consolidation, the Owen Option shall apply to the securities to which a holder of common stock would have been entitled.

Certain Federal Income Tax Consequences of Owen Option

      No income resulted to Mr. Owen upon the grant of the Owen Option. At the time the option is exercised, Mr. Owen will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares underlying the option on the exercise date. At the time of sale of the shares acquired pursuant to the exercise of the Owen Option, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held. The preceding sentences are intended to be merely a summary of certain important federal tax consequences concerning the grant of the Owen Option and the disposition of shares issuable thereunder in existence as of the date of this Proxy Statement. Additional rules may apply to officers of Holdings, and Mr. Owen should review the current tax treatment with his individual tax advisor at the time of exercise or any other transaction relating to the Owen Option or the underlying shares issuable pursuant to the exercise of the option.

New Plan Benefits

Number of
Shares Subject
Name and Position	to Option

William A. Owen Chief Financial Officer	175,000

Availability of Option Agreement

      Copies of the Outdoor Channel Holdings, Inc. Non-Statutory Stock Option Plan and Agreement with Mr. Owen are available upon request directed to William A. Owen, Chief Financial Officer of Holdings, at Holdings’ headquarters located on page 8 of this Proxy Statement. The foregoing summary is not intended to be complete and reference is made to the Owen Option for a complete statement of its terms and provisions.

PROPOSAL 3 — RATIFICATION AND APPROVAL OF A

HOLDINGS STOCK OPTION GRANT TO EUGENE A. BROOKHART

Background

      In connection with Mr. Brookhart’s employment with Holdings, Holdings and Mr. Brookhart entered into the Outdoor Channel Holdings, Inc. Non-Statutory Stock Option Plan and Agreement (the “Brookhart Option”) dated June 10, 2004, the date it was approved by Holdings’ board of directors. The terms of the Brookhart Option provide that it must be submitted to Holdings’ shareholders for approval, and if it is not approved by the shareholders within one year from the date it was approved by the board of directors, then the Brookhart Option will be of no force and effect. The options granted pursuant to the Brookhart Option prior to shareholder approval were granted subject to such approval and are not exercisable before shareholder approval of the Brookhart Option.

      THE BOARD OF DIRECTORS OF HOLDINGS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION AND APPROVAL OF THE BROOKHART OPTION. THE AFFIRMATIVE VOTE OF A MAJORITY OF HOLDINGS’ SHARES OF COMMON STOCK OUTSTANDING AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

Summary of the Brookhart Option

      The Brookhart Option was granted to Mr. Brookhart in fulfillment of Holdings’ obligation in connection with his employment with TOC to grant to Mr. Brookhart an option to purchase an aggregate of 10,000 shares of Holdings’ common stock.

Shares Subject to the Brookhart Option; Exercise Price

      Subject to the vesting requirements discussed below, the Brookhart Option provides Mr. Brookhart with the right to purchase up to 10,000 shares of Holdings’ common stock (subject to adjustment as provided for in the option) at an exercise price of $39.375 per share. If the Brookhart Option is approved by the shareholders, the board of directors intends to cause the common stock that will become available for issuance upon exercise of the option to be registered on a Form S-8 registration statement to be filed with the SEC at Holdings’ expense.

Vesting

      Subject to all of the terms of the Brookhart Option and provided that Mr. Brookhart continues to provide Continuous Service (as defined below) to Holdings on the date of vesting, the Brookhart Option vests over time in a series of increments. Subject to shareholder approval of the Brookhart Option, options to purchase 3,000 shares will vest on October 12, 2004. Thereafter, options to purchase 2,000 shares will vest on October 12 of each year until 2007, and the remaining 1,000 shares shall vest on October 12, 2009.

      For purposes of the Brookhart Option, “Continuous Service” means:

•	employment by either Holdings or any parent or subsidiary of Holdings, or by a corporation or a parent or a subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended, (the “Code) applies which is uninterrupted except for vacations, illness or leaves of absence which are approved in writing by Holdings or any other such employer corporations;

•	service as a member of Holdings’ board of directors until Mr. Brookhart resigns, is removed from office or his term of office expires and he is not reelected; or

•	so long as Mr. Brookhart is engaged as a consultant or service provider to Holdings or other corporation referred to in the first bullet point above.

      Unless otherwise determined by Holdings’ board of directors, upon a Change of Control (as defined below) the Brookhart Option will become fully vested, and Mr. Brookhart will have right to exercise the Brookhart Option for 90 days following the termination of his employment. Under the Brookhart Option, the term “Change of Control” means:

•	the acquisition by any person or group of the beneficial ownership of more than 50% of Holdings’ outstanding securities, other than Holdings or any person or group who as of the date of the Brookhart Option is or are director(s) or officer(s) of Holdings;

•	a merger or consolidation in which Holdings is not the surviving entity, except for a transaction to change the state in which Holdings is incorporated;

•	the sale, transfer or other disposition of all or substantially all of the assets of Holdings;

•	a complete liquidation or dissolution of Holdings; or

•	any reverse merger in which Holdings is the surviving entity but in which securities possessing more than 50% of the total combined voting power of Holding’s outstanding securities are transferred to a person or persons different from the persons holding the securities immediately prior to the merger.

Expiration of Option

      Mr. Brookhart’s right to exercise the Brookhart Option will terminate upon the first of the following events to occur:

•	June 10, 2009;

•	the expiration of one year following the termination of his Continuous Service, if such termination occurs for any reason other than voluntary resignation or termination for cause, but only to the extent that the Brookhart Option was exercisable on the date of termination; or

•	the expiration of six months from the date of Mr. Brookhart’s Continuous Service if he is terminated for cause or resigns voluntarily, but only to the extent that the Brookhart Option was exercisable on the date of termination.

Exercise of Option

      Subject to the approval of the option by Holdings’ shareholders, the Brookhart Option will be exercisable by Mr. Brookhart providing Holdings written notice of his election to exercise. The purchase price may be paid using one or a combination of the following:

•	cash or check payable to Holdings;

•	in accordance with a cashless exercise program acceptable to Holdings, pursuant to which Mr. Brookhart concurrently provides irrevocable instructions (i) to his broker or dealer to effect the immediate sale of the purchased shares and remit to Holdings, out of the sale proceeds, sufficient funds to cover the purchase price, plus all applicable income and employment taxes required to be withheld by Holdings and (ii) to Holdings to deliver the shares of the purchased shares directly to such broker or dealer; and

•	in the sole discretion of the board of directors, such other method of payment or other consideration permitted by applicable law.

      Neither Mr. Brookhart nor any permitted transferee of Mr. Brookhart will have any rights as a shareholder with respect to any shares covered by the Brookhart Option until the date of the issuance of a stock certificate for such shares.

Transferability

      The Brookhart Option is only transferable by will or by the laws of descent and distribution. Except as provided in the Brookhart Option, any attempt at alienation, assignment, pledge, hypothecation, transfer, sale, attachment, execution or similar process, whether voluntary or involuntary, shall be null and void.

Income Tax Withholding

      In the event that Holdings determines that it is required to withhold state or federal income taxes as a result of the exercise of the options under the Brookhart Option, Mr. Brookhart will be required, as a condition to the exercise of such options, to make arrangements satisfactory to Holdings to enable it to satisfy such withholding obligations.

Certain Corporate Transactions

      The number of shares of common stock covered by the Brookhart Option and the exercise price thereof will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only for common stock) or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by Holdings. If Holdings is the surviving company in any merger or consolidation, the Brookhart Option shall apply to the securities to which a holder of common stock would have been entitled.

Certain Federal Income Tax Consequences of Brookhart Option

      No income resulted to Mr. Brookhart upon the grant of the Brookhart Option. At the time the option is exercised, Mr. Brookhart will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares underlying the option on the exercise date. At the time of sale of the shares acquired pursuant to the exercise of the Brookhart Option, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held. The preceding sentences are intended to be merely a summary of certain important federal tax consequences concerning the grant of the Brookhart Option and the disposition of shares issuable thereunder in existence as of the date of this Proxy Statement. Mr. Brookhart should review the current tax treatment with his individual tax advisor at the time of exercise or any other transaction relating to the Brookhart Option or the underlying shares issuable pursuant to the exercise of the option.

New Plan Benefits

Number of
Shares Subject
Name and Position	to Option

Eugene A. Brookhart Vice President of Operations, The Outdoor Channel, Inc.	10,000

Availability of Option Agreement

      Copies of the Outdoor Channel Holdings, Inc. Non-Statutory Stock Option Plan and Agreement with Mr. Brookhart are available upon request directed to William A. Owen, Chief Financial Officer of Holdings, at Holdings’ headquarters located on page 8 of this Proxy Statement. The foregoing summary is not intended to be complete and reference is made to the Brookhart Option for a complete statement of its terms and provisions.

PROPOSAL 4 — RATIFICATION AND APPROVAL OF THE

OUTDOOR CHANNEL HOLDINGS, INC.
NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

Background

      The Outdoor Channel Holdings, Inc. Non-Employee Directors Stock Option Plan (the “Non-Employee Directors Plan”) was adopted by Holdings’ board of directors on December 18, 2003 and became effective on that date. The terms of the Non-Employee Directors Plan provide, however, that the plan must be submitted to Holdings’ shareholders for approval, and if the plan is not approved by the shareholders within one year from the date it was approved by the board of directors, then the Non-Employee Directors Plan will be of no force and effect. The options granted pursuant to the Non-Employee Directors Plan prior to shareholder approval were granted subject to such approval and are not exercisable before shareholder approval of the plan.

      THE BOARD OF DIRECTORS OF HOLDINGS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION AND APPROVAL OF THE NON-EMPLOYEE DIRECTORS PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF HOLDINGS’ SHARES OF COMMON STOCK OUTSTANDING AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

Summary of the Non-Employee Directors Plan

      If the Non-Employee Directors Plan is approved by the shareholders, 500,000 shares of Holdings’ common stock (subject to adjustment as provided in the plan) will be available for issuance under the plan to eligible non-employee directors of Holdings. If the Non-Employee Directors Plan is approved by the shareholders, the board of directors intends to cause the common stock that will become available for issuance to be registered on a Form S-8 registration statement to be filed with the SEC at Holdings’ expense.

Purpose

      The purpose of the Non-Employee Directors Plan is to advance the interests of Holdings’ shareholders by:

•	encouraging increased share ownership by Holdings’ directors who are not employees of Holdings or employees or directors of any of its subsidiaries;

•	enhancing Holdings’ ability to attract and retain the services of experienced, able and knowledgeable persons to serve as directors; and

•	providing additional incentive for directors to contribute their best efforts to Holdings’ success.

Administration

      Either the board of directors or a committee appointed by the board and consisting of at least two directors will administer the Non-Employee Directors Plan. The board of directors and any committee exercising discretion under the plan from time to time are referred to herein as the “Board.” Subject to the terms and conditions of the plan, the Board has the express authority to construe and interpret the plan and any agreements pursuant thereto. The Board has broad discretion to promulgate, amend and rescind the rules and regulations applicable to the plan and to make all other determinations necessary or desirable to administer the plan.

Shares Subject to the Plan

      The Non-Employee Directors Plan provides that 500,000 shares of Holdings’ common stock may be issued under the plan. The number of shares available under the plan is subject to adjustment for stock splits, stock dividends, recapitalizations and other similar events. The shares subject to an option which is cancelled, terminated or otherwise expires without having been exercised will again be available to be awarded under the plan.

Eligibility

      In order to be eligible to receive options under the Non-Employee Directors Plan, an individual must not be an employee of Holdings or of any direct or indirect subsidiary of Holdings and must not have been an employee of Holdings or of any direct or indirect subsidiary of Holdings during any of the three previous years prior to such director’s election or appointment as a director of Holdings (an “Eligible Director”). As of the date of this Proxy Statement, Holdings has two Eligible Directors, Messrs. Merritt and Stanley.

      In the event the TOC Merger is completed, it is anticipated that the three non-employee directors of TOC who will be joining the board of directors of Holdings will also be eligible to receive a grant of options under the Non-Employee Directors Plan.

Option Grants

      Pursuant to the Non-Employee Directors Plan, Holdings shall, on the date an Eligible Director is first elected or appointed as a director of Holdings, grant to such Eligible Director an option to purchase 50,000 shares of Holdings common stock; provided, however, that persons who were previously Eligible Directors and already received an option under the plan are not entitled to receive a second option upon rejoining the board of directors under the plan.

      The purchase price for each share subject to an option shall be the fair market value (determined in accordance with the plan) of Holdings’ common stock on the date the option is granted.

Transferability

      Generally, options granted pursuant to the Non-Employee Directors Plan will not be assignable or transferable other than by will or the laws of descent and distribution. However, options may be transferred to an Eligible Director’s family members who acquire the options from an Eligible Director pursuant to a gift or certain domestic relations orders. In the event of an Eligible Director’s death, an option may exercised by such director’s designated beneficiary or by will or laws of descent and distribution.

Vesting

      Options granted pursuant to the Non-Employee Directors Plan will vest as follows:

•	beginning on the date three months from the grant date: 40% of the of the total number of shares covered by the option (the “Covered Shares”);

•	beginning on the first anniversary of the grant date: 60% of the Covered Shares;

•	beginning on the second anniversary of the grant date: 80% of the Covered Shares; and

•	beginning on the third anniversary of the grant date: 100% of the Covered Shares.

      In the event of a Change of Control of Holdings, all outstanding options held by each Eligible Director shall be immediately exercisable in full. Generally, a “Change of Control” shall be deemed to have occurred under the Non-Employee Directors Plan if:

•	a sale, transfer, or other disposition of all or substantially all of Holdings’ assets or properties is closed or consummated;

•	any person, other than Holdings, a subsidiary of Holdings, or a person who as of the date the plan was adopted by the board of directors was a director or officer of Holdings (including affiliates of such directors or officers) is or becomes the beneficial owner of securities representing fifty percent (50%) or more of the combined voting power of Holdings’ then outstanding securities (subject to certain limitations as provided for in the plan);

•	during any two consecutive years, individuals who at the beginning of such period constitute the board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

•	Holdings is dissolved or liquidated or involved in a merger, reorganization or consolidation other than a merger, reorganization or consolidation in which holders of Holdings voting common stock immediately prior to such transaction, own fifty percent (50%) or more of the securities of the surviving corporation or entity (or its parent entity) immediately following such transaction.

Exercise of Options

      Options granted pursuant to the Non-Employee Directors Plan will be exercisable in whole or in part by delivery of written notice to Holdings accompanied by the full purchase price of the shares being purchased. The purchase price may be paid using one or a combination of the following:

•	cash or check payable to Holdings;

•	shares that (i) have been owned by the Eligible Director for at least six months, (ii) are at the time of the transfer, free and clear of any and all claims, liens and encumbrances, or any restrictions which would in any manner restrict the transfer to Holdings, and (iii) are duly endorsed to Holdings; and

•	at the discretion of the Board and in accordance with a cashless exercise program, pursuant to which the option holder concurrently provides irrevocable instructions to (i) his broker or dealer to effect the immediate sale of the purchased shares and remit to Holdings, out of the sale proceeds, sufficient funds to cover the purchase price, plus all applicable income and employment taxes required to be withheld by Holdings and (ii) Holdings to deliver the shares of the purchased shares directly to such broker or dealer.

Rights as a Shareholder

      An option holder will not have any rights as a shareholder with respect to any shares underlying an option until such shares are issued by Holdings pursuant to a valid exercise of an option.

Expiration of Options

      Unless otherwise provided in the Non-Employee Directors Plan, each option granted pursuant to the plan will expire on the earlier of:

•	the tenth anniversary of the grant date of the option; or

•	the date that the Eligible Director holding such option ceases to be a member of the board of directors.

      In the event that any unexpired options are otherwise vested and exercisable on the date an Eligible Director ceases to be a member of the board of directors for any reason other than cause (as defined in the plan) or death, such options shall remain exercisable for six months following the last day of the Eligible Director’s membership on the board of directors. If Board membership ceases on account of death, all unexpired options held by such eligible director which are then vested and exercisable on the date the director ceased to be a member of the Board because of death shall remain exercisable for one year after the last day of the eligible director’s Board membership. However, all options held by an Eligible Director whose membership on the board of directors ceases for “cause” shall expire on the last day of membership.

Tax Withholding

      Any exercise of an option pursuant to the Non-Employee Directors Plan will be subject to withholding of applicable state and federal taxes.

Termination and Amendment

      The Board may terminate the Non-Employee Directors Plan at any time or may at any time amend the plan or any outstanding options for the purpose of satisfying any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law.

Certain Federal Income Tax Consequences of Stock Options

      Options granted under the Non-Employee Directors Plan are nonstatutory stock options. No income will result to an Eligible Director upon the grant of an option under the plan. At the time an option is exercised, a director will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares underlying the option on the exercise date. At the time of sale of the shares acquired pursuant to an exercise granted under the Non-Employee Directors Plan, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

      The preceding paragraph is intended to be merely a summary of certain important federal tax consequences concerning the grant of an option under the plan and the disposition of shares issuable thereunder in existence as of the date of this Proxy Statement. Additional rules may apply to directors of Holdings and Eligible Directors should review the current tax treatment with their individual tax advisors at the time of a grant or exercise of any option or any other transaction relating to the Non-Employee Directors Plan or the underlying shares issuable pursuant to the exercise of an option.

New Plan Benefits

      As of the date of this Proxy Statement, the two non-employee directors of Holdings (Messrs. Merritt and Stanley) are eligible to participate in the Non-Employee Directors Plan, and each had been granted an option to purchase 50,000 shares under the Non-Employee Directors Plan, subject to shareholder approval. In the case of Mr. Merritt, the option exercise price is $31.25 per share, and in the case of Mr. Stanley, the option exercise price is $32.00 per share. In the event the TOC Merger is completed and Mr. Berglund, Mr. Miller and Ms. Sanderson join the board of directors of Holdings and this proposal is approved by the shareholders, then each of these three individuals will be eligible to receive an option to purchase 50,000 shares under the Non-Employee Directors Plan. The option exercise price for these options will be equal to the fair market value of Holdings’ common stock on the date such individuals join the board of directors of Holdings.

Availability of Plan

      Copies of the Outdoor Channel Holdings, Inc. Non-Employee Directors Stock Option Plan are available upon request directed to William A. Owen, Chief Financial Officer of Holdings, at Holdings’ headquarters located on page 8 of this Proxy Statement. The foregoing summary is not intended to be complete and reference is made to the Non-Employee Directors Plan for a complete statement of its terms and provisions.

PROPOSAL 5 — APPROVAL OF THE OUTDOOR CHANNEL HOLDINGS, INC.

2004 LONG-TERM INCENTIVE PLAN

Background

      On July 15, 2004, the Holdings board of directors adopted, subject to shareholder approval, the Holdings 2004 Long-Term Incentive Plan, (the “2004 Plan”). If the 2004 Plan is approved by the shareholders, 1,300,000 shares of Holdings common stock, subject to adjustment as provided for in the 2004 Plan, will initially be available for issuance under the 2004 Plan pursuant to a variety of awards, including options, share appreciation rights, which are referred to as SARs, restricted shares, restricted share units, deferred share units, and performance-based awards. The different types of awards that may be granted under the 2004 Plan are described in greater detail below and are referred to collectively as “Awards.” If the 2004 Plan is approved by the shareholders, the Holdings board of directors intends to cause the shares of Holdings common stock that will become available for issuance to be registered on a Form S-8 registration statement to be filed with the SEC at Holdings’ expense.

      THE BOARD OF DIRECTORS OF HOLDINGS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2004 PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF HOLDINGS’ SHARES OF COMMON STOCK OUTSTANDING AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

Summary of the 2004 Plan

      The 2004 Plan is set forth in full as Annex D to this Proxy Statement and is summarized below. As a summary, the description is qualified in its entirety by reference to Annex D which contains a complete statement of the terms and provisions of the 2004 Plan. Capitalized terms used in this summary and not otherwise defined will have the meanings ascribed to such terms in the 2004 Plan.

Purpose

      The purpose of the 2004 Plan is to attract, retain and motivate select employees, advisors, consultants, officers and directors of Holdings and its affiliates (collectively “Eligible Persons”), and to provide incentives and rewards for superior performance.

Shares Subject to the 2004 Plan

      The 2004 Plan provides that no more than 1,300,000 shares of Holdings common stock may be issued pursuant to Awards under the 2004 Plan. These shares of Holdings common stock shall be authorized but unissued shares. The number of shares of Holdings common stock available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as provided in the 2004 Plan for stock splits, stock dividends, recapitalizations and other similar events.

      The shares of Holdings common stock subject to any Award that expires, or is forfeited, cancelled or becomes unexercisable, will again be available for subsequent Awards, except as prohibited by law. In addition, future Awards may occur with respect to shares of Holdings common stock that Holdings refrains from otherwise delivering pursuant to an Award as payment of either the exercise price of an Award or applicable withholding and employment taxes.

Administration

      Either the Holdings board of directors or a committee appointed by it may administer the 2004 Plan. The board of directors and any committee exercising discretion under the 2004 Plan from time to time are referred to as the “Committee”. The board of directors may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee. To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Exchange Act, or other officers, to make Awards to eligible persons who are not reporting persons for purposes of Rule 16b-3 under the Exchange Act, or other officers whom Holdings has specifically authorized to make Awards. With respect to decisions involving an Award intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code, the Committee is to consist solely of two or more directors who are “outside directors” for purposes of that code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of Holdings or its affiliates.

      Subject to the terms of the 2004 Plan, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of shares of Holdings common stock, units, or SARs to be covered by each Award, and the terms and conditions of Awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the 2004 Plan and its administration, to interpret and construe the 2004 Plan and the terms of all Award agreements, and to take all actions necessary or advisable to administer the 2004 Plan. Within the limits of the 2004 Plan, the Committee may accelerate the vesting of any Awards, allow the exercise of unvested Awards, and may modify, replace, cancel, or renew Awards. In addition, the Committee may buy-out options or SARs, subject to certain conditions may terminate and cancel options or SARs in exchange for a commitment to issue options or SARs reduce the exercise price for outstanding options or SARs.

      The 2004 Plan provides that Holdings and its affiliates will indemnify members of the Committee and their delegates against any claims, liabilities, or costs arising from the good faith performance of their duties under the 2004 Plan. The 2004 Plan releases these individuals from liability for good faith actions associated with the 2004 Plan’s administration.

Eligibility

      The Committee may grant options that are intended to qualify as incentive stock options, which are referred to as ISOs, only to employees, and may grant all other Awards to Eligible Persons. The 2004 Plan and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award.

      The 2004 Plan provides that no one Participant may receive Awards with respect to more than 500,000 shares of Holdings common stock under the 2004 Plan. As of the Record Date, substantially all of the 118 employees of Holdings and its subsidiaries, including officers of Holdings, TOC and their affiliates and the two non-employee directors of Holdings along with the three non-employee directors of TOC would have been eligible to participate in the 2004 Plan.

Options

      Options granted under the 2004 Plan provide Participants with the right to purchase shares of Holdings common stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs, or options that are not intended to so qualify, which Holdings refers to as Non-ISOs. The 2004 Plan also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceed $100,000, based upon the fair market value of the shares of Holdings common stock on the option grant date.

Share Appreciation Rights (SARs)

      A share appreciation right generally permits a Participant who receives it to receive, upon exercise, cash and/or shares of Holdings common stock equal in value to the excess of (i) the fair market value, on the date of exercise, of the shares of Holdings common stock with respect to which the SAR is being exercised, over (ii) the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with options, or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

Exercise Price for Options and SARs

      The exercise price of Non-ISOs may not be less than 85% of the fair market value on the grant date of the shares of Holdings common stock subject to the Award, and the exercise price of SARs may not be less than 85% of the fair market value on the grant date of the shares subject to the Award. The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares of Holdings common stock subject to the Award for Participants who own more than ten percent of Holdings’ outstanding common stock on the grant date. For ISOs granted to other Participants and for options intended to be exempt from Internal Revenue Code Section 162(m) limitations, the exercise price may not be less than 100% of the fair market value of the underlying shares of common stock on the grant date.

Exercise of Options and SARs

      To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, unless otherwise provided in an Award agreement, payment of the exercise price may be made in any of the following forms, or combination of them: cash or check in U.S. dollars, certain shares of Holdings common stock, cashless exercise under a program the Committee approves and surrender of restricted shares, restricted share units, SARs or deferred share units.

      The term over which Participants may exercise options and SARs may not exceed ten years from the date of grant; five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the outstanding shares of Holdings common stock.

Restricted Shares, Restricted Share Units, Unrestricted Shares and Deferred Share Units

      Under the 2004 Plan, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met and may also grant restricted share units which represent the right to receive shares of Holdings common stock after certain vesting requirements are met. For restricted Awards, the 2004 Plan provides the Committee with discretion to determine the terms and conditions under which a Participant’s interests in such Awards become vested. The 2004 Plan also provides for deferred share units in order to permit certain directors, consultants, or select members of management to defer their receipt of compensation payable in cash or shares of Holdings common stock, including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units. Deferred share units represent a future right to receive shares of Holdings common stock.

      Unless an Award agreement provides for earlier payment of cash dividends, when shares are released to a Participant pursuant to the vesting of these Awards or shares underlying a restricted share unit or deferred share unit are issued to a Participant, such Participant may receive, at the sole discretion of the Committee, with respect to each share released or issued, an amount equal to any cash dividends and a number of shares of equal face stock dividends, which were declared unpaid to the holders of shares between the grant date of the Award and the date such shares are released or issued.

Performance Awards

      The 2004 Plan authorizes the Committee to grant performance-based Awards in the form of Performance Units that the Committee may, or may not, designate as “Performance Compensation Awards” that are intended to be exempt from Internal Revenue Code Section 162(m) limitations. In either case, performance units vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, Holdings, or any affiliate of Holdings. Performance units are payable in shares of Holdings common stock, cash, or some combination of the two; subject to an individual Participant limit of $2,000,000 and 500,000 shares of Holdings common stock per performance period. The Committee decides the length of performance periods, but the periods may not be less than one fiscal year.

      With respect to Performance Compensation Awards, the 2004 Plan requires that the Committee specify in writing the performance period to which the Award relates, and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the Award may not be amended or modified in a manner that would cause the compensation payable under the Award to fail to constitute performance-based compensation under Internal Revenue Code Section 162(m).

      Under the 2004 Plan, the possible performance measures for Performance Compensation Awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments, in total or on a per share basis; basic or adjusted net income; basic or adjusted funds from operations or cash flows; returns on equity, assets, capital, revenue or similar measure; level and growth of dividends; the price or increase in price of shares; working capital; total shareholder return; total assets; growth in assets; and product development, product market share, research , licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by Holdings, or such other standard applied by the Committee and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Internal Revenue Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Income Tax Withholding

      As a condition for the issuance of shares of Holdings common stock pursuant to Awards, the 2004 Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the Award or the issuance of shares of Holdings common stock.

Transferability

      Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers to charitable institutions, certain family members, or related trusts, or as otherwise approved by the Committee for a select group of management or highly compensated employees.

Certain Corporate Transactions

      The Committee shall equitably adjust the number of shares covered by each outstanding Award, and the number of shares that have been authorized for issuance under the 2004 Plan but as to which no Awards have yet been granted or that have been returned to the 2004 Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of Holdings common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by Holdings. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding options under the 2004 Plan such alternative consideration, including securities of any surviving entity, as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the 2004 Plan.

      In addition, in the event of a Change in Control, as defined in the 2004 Plan, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of Holdings’ shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i) arrange for or otherwise provide that each outstanding Award will be assumed or substituted with a substantially equivalent Award by a successor corporation or a parent or subsidiary of such successor corporation; (ii) accelerate the vesting of Awards, so that Awards shall vest (and, to the extent applicable, become exercisable) as to the shares of Holdings common stock that otherwise would have been unvested and provide that Holdings’ repurchase rights with respect to shares of Holdings common stock issued upon exercise of an Award shall lapse as to the shares of Holdings common stock subject to such repurchase right; (iii) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or (iv) make such modifications, adjustments or amendments to outstanding Awards or the 2004 Plan at the Committee deems necessary or appropriate.

      Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the successor corporation in a Change in Control is Involuntarily Terminated, as defined in the 2004 Plan, by the successor corporation in connection with, or within twelve months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested, and exercisable in full in the case of options and SARs, and any repurchase right applicable to any shares of Holdings common stock shall lapse in full, unless an Award agreement provides for a more restrictive acceleration of said vesting schedule or more restrictive limitations on the lapse of the purchase rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination, unless an Award agreement provides otherwise.

      In the event of any distribution to Holdings shareholders of securities of any other entity or other assets, other than dividends payable in cash or Holdings stock, without receipt of consideration by Holdings, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding Award to reflect the effect of such distribution. Finally, if Holdings dissolves or liquidates, all Awards will immediately terminate, subject to the ability of its board of directors to exercise any discretion that the Board may exercise in the case of a Change in Control.

Term of 2004 Plan; Amendments and Termination

      The term of the 2004 Plan is ten years from July 15, 2004, the date it was approved by the Holdings board of directors. The board of directors may from time to time, amend, alter, suspend, discontinue, or terminate the 2004 Plan; provided that no amendment, suspension, or termination of the 2004 Plan shall materially and adversely affect Awards already granted unless it relates to an adjustment pursuant to certain transactions that change Holdings’ capitalization or it is otherwise mutually agreed between the Participant and the Committee. Notwithstanding the foregoing, the Committee may amend the 2004 Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Certain Federal Income Tax Consequences of the 2004 Plan

      The following is a brief summary of certain tax consequences of certain transactions under the 2004 Plan. This summary is not intended to be complete and does not describe state or local tax consequences.

      Under the Internal Revenue Code, Holdings will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to Awards, (subject to the Participant’s overall compensation being reasonable, and to the discussion below with respect to Internal Revenue Code Section 162(m)). For Participants, the expected U.S. tax consequences of Awards are as follows:

      Non-ISOs. A Participant will not recognize income at the time a Non-ISO is granted. At the time a Non-ISO is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares of Holdings common stock issued to the Participant on the exercise date over (ii) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a Non-ISO, the appreciation, or depreciation, in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain, or loss, depending on how long the shares have been held.

      ISOs. A Participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the Participant upon exercise of an ISO, except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax. If the shares of Holdings common stock are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (i) the Participant recognizes wages in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (ii) any remaining amount realized on disposition, except for certain “wash” sales, gifts or sales to related persons, will be characterized as capital gain or loss.

      Share Appreciation Rights. A Participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the Participant must recognize taxable compensation income in an amount equal to the value of any cash or shares of Holdings common stock that the Participant receives.

      Restricted Shares, Restricted Share Units, Deferred Share Units, and Performance Units. In general, a Participant will not recognize income at the time of grant of restricted shares, restricted share units, deferred share units or performance units, unless the Participant elects with respect to restricted shares or restricted share units to accelerate income taxation to the date of the Award. In this event, a Participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the Participant pays for them, in which case subsequent gain or loss would be capital in nature. In the absence of an election to accelerate income taxation to the date of an Award, a Participant must recognize taxable compensation income equal to the value of any cash or shares of Holdings common stock that the Participant receives when the Award vests. The same tax consequences apply to performance units.

      Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on Awards in connection with a change in control of Holdings might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Internal Revenue Code Section 280G, and the Participant may be subject to a 20% excise tax and Holdings may be denied a tax deduction. Furthermore, Holdings may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to Awards that are not “performance-based” within the meaning of Internal Revenue Code Section 162(m) in certain circumstances.

      General Tax Law Considerations. The preceding paragraphs are intended to be merely a summary of certain important tax law consequences concerning a grant of options under the 2004 Plan and the disposition of shares issued thereunder in existence as of the date of this Proxy Statement. Special rules may apply to Holdings officers, directors or greater than ten percent shareholders. Participants in the 2004 Plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an Award or the underlying shares.

New Plan Benefits

      As of the date of this proxy statement, no Awards have been made under the 2004 Plan and the Committee will grant Awards under the 2004 Plan at its discretion. Consequently, it is not possible to determine at this time the amount or dollar value of Awards to be provided under the 2004 Plan.

PROPOSAL 6 — APPROVAL OF ISSUANCE OF SHARES AND ASSUMPTION

OF OPTIONS IN THE TOC MERGER

      This section of this Proxy Statement describes the proposed TOC Merger and the proposal that the shareholders approve the issuance of shares of Holdings common stock and the assumption of options by Holdings pursuant to the TOC Merger. While Holdings believes that the description covers the material terms of the TOC Merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents Holdings refers to for a more complete understanding of the TOC Merger and the related transactions.

Background of the TOC Merger

      Over the past few years, Holdings and TOC had from time to time discussed the possibility of restructuring the corporate structure of Holdings and its subsidiaries, which included acquiring 100% of TOC. In particular, the board of directors of each of Holdings and TOC began discussing a potential transaction in September 2002, and in connection with doing so, the board of directors of TOC formed a Special Committee of disinterested directors (the “TOC Board Committee”) to consider the advisability and the terms and conditions of such restructuring. At that time, the entire board of directors of Holdings considered the terms and conditions of a proposed restructuring with the TOC Board Committee.

      In connection with the negotiations and discussions between the board of directors of Holdings and the TOC Board Committee, each of them then engaged independent third-party consultants and advisors. The board of directors of Holdings retained BIA Financial Network, Inc. (“BIA”) to estimate the fair value of one share of common stock of each of Holdings and TOC and to provide a fairness opinion to Holdings’ shareholders from a financial point of view of the consideration to be paid to the shareholders of TOC and Paul, Hastings, Janofsky and Walker LLP (“Paul Hastings”) to advise them on legal matters relating to various structures of accomplishing a restructuring. The TOC Board Committee retained Houlihan Lokey Howard & Zukin (“Houlihan Lokey”) to advise them on the fairness of various structures for a restructuring and a law firm, which was subsequently replaced by Rutan & Tucker, LLP (“Rutan & Tucker”), to advise them on legal matters relating to various structures.

      As of early 2004, Holdings had appointed two independent, outside directors to its board of directors, and then appointed these two directors to a Special Committee of disinterested directors (the “Holdings Board Committee”). The Holdings Board Committee then reconsidered and confirmed the engagements of BIA and Paul Hastings as consultants and advisors to the Holdings Board Committee. The Holdings Board Committee then met numerous times over the next few months reviewing and discussing various possible structures for a restructuring, the impact on the shareholders of Holdings and other aspects of the TOC Merger.

      On April 20, 2004, meetings of the Holdings Board Committee and the TOC Board Committee were held. Also participating in the meeting of the Holdings Board Committee were Paul Hastings and a representative of BIA, and in the meeting of the TOC Board Committee, Rutan & Tucker and representatives of Houlihan Lokey.

      At the meeting of the Holdings Board Committee, BIA provided the Holdings Board Committee with its written fairness opinion with respect to the TOC Merger and reviewed its fairness analysis with those in attendance. At this meeting, BIA stated that it was of the opinion that the consideration to be paid by Holdings to the TOC shareholders in connection with the proposed TOC Merger was fair from a financial point of view, to Holdings and the shareholders of Holdings. Also at this meeting the terms of the proposed TOC Merger Agreement were reviewed and discussed. After further discussion with BIA and Paul Hastings, the Holdings Board Committee voted unanimously to recommend to the board of directors of Holdings that the terms of the proposed TOC Merger were fair and that the TOC Merger was in the best interests of Holdings and the shareholders of Holdings.

      At the meeting of the TOC Board Committee, Houlihan Lokey provided the TOC Board Committee with its written fairness opinion with respect to the TOC Merger and reviewed its fairness analysis with those in attendance. At this meeting, Houlihan Lokey stated that it was of the opinion that the consideration to be received by the TOC shareholders in connection with the proposed TOC Merger was fair from a financial point of view. Also at this meeting the terms of the proposed TOC Merger Agreement were reviewed and discussed. After further discussion with Houlihan Lokey and Rutan & Tucker, the TOC Board Committee voted unanimously to recommend to the TOC board of directors that the terms of the proposed TOC Merger were fair and that the TOC Merger was in the best interests of TOC and TOC’s shareholders.

      On April 20, 2004, a meeting of the full board of directors of Holdings was held, at which the terms of the TOC Merger Agreement were reviewed and discussed, as well as the fairness opinion that had been rendered by BIA and delivered to the board of directors of Holdings, and the recommendation of the Holdings Board Committee. Following further discussion, the board of directors of Holdings, by unanimous affirmative vote of the disinterested directors, approved the form of the TOC Merger Agreement and the execution thereof and determined that the TOC Merger was fair to, and in the best interests of, Holdings and the shareholders of Holdings.

      On April 20, 2004, a meeting of the full board of directors of TOC was held, at which the terms of the TOC Merger Agreement were reviewed and discussed, as well as the fairness opinion that had been rendered by Houlihan Lokey and the recommendation of the TOC Board Committee. Following further discussion, the board of directors of TOC, by unanimous affirmative vote of the disinterested directors, approved the form of the TOC Merger Agreement and the execution thereof and determined that the TOC Merger was fair to, and in the best interests of, TOC and the TOC shareholders.

      On April 20, 2004, Holdings, TOC and GPAA then executed the TOC Merger Agreement. From time to time after this, each of the Holdings Board Committee, the TOC Board Committee, the entire board of directors of Holdings and the entire board of directors of TOC discussed, considered and then approved some minor modifications in the structure of the TOC Merger. As of May 12, 2004, the parties to the TOC Merger Agreement then amended and restated the TOC Merger Agreement to reflect these minor modifications in the structure of the TOC Merger.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ISSUANCE OF THE SHARES AND THE ASSUMPTION OF THE OPTIONS IN THE TOC MERGER. THE AFFIRMATIVE VOTE OF A MAJORITY OF HOLDINGS’ SHARES OF COMMON STOCK OUTSTANDING AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

Reasons for the TOC Merger

      Holdings’ board of directors has approved the TOC Merger Agreement and the transactions contemplated thereby, has deemed the TOC Merger advisable and has determined that the terms of the TOC Merger Agreement and the TOC Merger are fair, just and reasonable to and in the best interests of Holdings and its shareholders. In reaching its determination to approve the TOC Merger Agreement and the TOC Merger, the board of directors of Holdings and the Holdings Board Committee consulted with Holdings’ management and its financial and other advisors, and considered a number of factors, including the following:

•	the exchange ratio of 0.65;

•	an opinion from BIA that, as of the date of its opinion, and based upon qualifications, assumptions, limitations and other matters set forth in the written opinion, the exchange ratio of 0.65 is fair, from a financial point of view, to Holdings and its shareholders;

•	the other terms and conditions of the TOC Merger Agreement and the TOC Merger;

•	the simplification of Holdings’ corporate structure as a result of the TOC Merger;

•	the prospects for revenue growth resulting from TOC being wholly owned by Holdings, and the ability of the combined company to more effectively pursue strategic opportunities in a fully coordinated manner;

•	the past growth of The Outdoor Channel and its prospects for future growth;

•	the fact that executive officers and directors of Holdings may be deemed to have interests in the proposed TOC Merger that are different from and in addition to the interests of Holdings shareholders;

•	the material U.S. federal income tax consequences of the TOC Merger; and

•	the impact on Holdings’ current shareholders.

      The foregoing list comprises some, but not all, of the material factors considered by the Holdings Board Committee and the board of directors of Holdings in their consideration of the TOC Merger. In view of the variety of factors and the amount of information considered, the Holdings Board Committee and the board of directors of Holdings did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors as a whole. In addition, individual members of the Holdings Board Committee and the board of directors of Holdings may have given different weights to different factors.

      After taking these and other factors into consideration, the Holdings Board Committee and the board of directors of Holdings determined that the TOC Merger Agreement and the TOC Merger is fair, just and reasonable to, and in the best interest of, Holdings and its shareholders, and that Holdings should proceed with the TOC Merger Agreement and the TOC Merger.

Vote Required For Approval

      Although neither any applicable state law nor its Articles of Incorporation requires Holdings to obtain shareholder approval of the TOC Merger, Holdings desires to seek approval of its shareholders for the issuance of the shares of Holdings common stock. In addition, Alaska corporate law requires that a vote of the majority of the outstanding shares approve all grants of options, including the options that will be assumed by Holdings in the TOC Merger. Because of these reasons, shareholder approval by the majority of the outstanding shares of Holdings for the issuance of the shares and the assumption of the options in the TOC Merger are conditions to the closing of the TOC Merger.

Opinion of BIA Financial Network, Inc.

      In connection with the TOC Merger, the Holdings Board Committee considered an opinion it received from BIA, as to the fairness, from a financial point of view, of the exchange ratio to Holdings’ shareholders. The full text of the written opinion of BIA is attached to this document as Annex B, and should be read carefully in its entirety to understand the assumptions, limitations and qualifications contained therein. The opinion of BIA is directed to the Holdings Board Committee and the board of directors of Holdings, and this opinion does not address the prices at which the Holdings common stock will trade after the proposed TOC Merger and does not constitute a recommendation to any shareholder as to how to vote with respect to the issuance of the shares and the assumption of the options in the TOC Merger.

      Holdings retained BIA Financial Network, Inc. to provide valuation services and a financial opinion letter in connection with the TOC Merger. BIA was selected by Holdings’ board of directors to provide an estimate of the fair value of one share of common stock of each of Holdings and TOC and to provide an independent opinion as to the fairness of the exchange ratio based on BIA’s experience, qualifications, expertise and reputation and its knowledge of the business and affairs of Holdings and the media industry in general.

      At the April 20, 2004 meeting of the Holdings’ board of directors, BIA rendered its oral opinion that, as of such date, and based upon and subject to the various considerations set forth in its opinion, the consideration offered pursuant to the Agreement and Plan of Merger dated as of April 20, 2004 was fair from a financial point of view to Holdings and to the holders of shares of Holdings common stock. BIA confirmed its opinion by delivery to the Holdings board of directors of a written opinion dated April 20, 2004.

      As of May 12, 2004, Holdings, GPAA and TOC amended and restated the Agreement and Plan of Merger dated as of April 20, 2004 to reflect a minor change in the structure of the acquisition of the shares of TOC not held by GPAA. In connection with this amendment and restatement of the Agreement and Plan of

Merger, BIA rendered a written opinion, dated as of May 12, 2004, to the Holdings Board Committee and the board of directors of Holdings that, as of such date, and based upon and subject to the various considerations set forth in its opinion, the consideration offered pursuant to the TOC Merger Agreement was fair from a financial point of view to Holdings and to the holders of shares of Holdings common stock.

      The full text of the BIA opinion, dated as of May 12, 2004, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex B to this Proxy Statement. The BIA opinion is directed to the Holdings Board Committee and its entire board and addresses only the fairness of the consideration offered from a financial point of view to the holders of shares of Holdings common stock as of the date of such opinion and does not address any other aspect of the TOC Merger. The summary of the BIA opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the BIA opinion attached as Annex B to this Proxy Statement, which should be read carefully and in its entirety.

      For the purposes of its opinion, BIA, among other things:

•	read the TOC Merger Agreement;

•	examined and analyzed historical financial statements and future financial projections of Holdings and TOC;

•	interviewed certain members of the management of Holdings and TOC;

•	estimated the fair value of one share of common stock of each of Holdings and TOC, as of the date of its opinion;

•	reviewed certain publicly available information relating to Holdings and TOC;

•	reviewed the share price and trading history of Holdings common stock;

•	compared the financial terms of the TOC Merger with such other transactions it deemed relevant; and

•	made such other studies and inquiries, and reviewed such other data, as it deemed necessary or appropriate.

      In arriving at its opinion, BIA assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by BIA for the purposes of its opinion. With respect to the financial projections, BIA assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance and prospects of TOC and Holdings. The BIA opinion is necessarily based on economic, monetary and market conditions as they existed and could be evaluated as of the date of the BIA opinion.

      The following is a brief summary of certain analyses performed by BIA in connection with its estimation of the fair value of one share of common stock of each of Holdings and TOC, and its oral and written opinion as to the fairness of the TOC Merger, from a financial point of view, to the shareholders of Holdings:

Discounted Cash Flow Analysis. The discounted net free cash flow analysis ascribes value only to the cash flows that can ultimately be taken out of the business. Projected free cash flows are cash flows generated by the business after taking into consideration additions to working capital and projected capital expenditures. These free cash flows are then discounted to the present at the assumed most likely buyer’s weighted average cost of capital. The weighted average cost of capital can be described as the average price a company must pay to attract both debt and equity to properly capitalize the firm’s growth. It is these series of free cash flows that, when discounted to the present, represents the economic value of a firm to its shareholders. This method of valuation depends upon the accuracy of the financial projections.

Comparable Merger and Acquisition Analysis. The comparable TOC Merger and third party acquisition analysis examines publicly available records for sale transactions in TOC’s industry. This method of valuation is often difficult to perform due to the lack of publicly available data on the target companies involved in the transactions. BIA examined twelve (12) transactions that disclosed target financial information. Given the many factors impacting the consideration paid in mergers and acquisitions, including control premiums and dissimilarities between companies, these measures are traditionally not very reliable in determining the fairness of the consideration paid. While BIA did not heavily rely on this valuation methodology, this analysis does support the conclusion that the consideration being offered by Holdings to TOC’s shareholders is fair from a financial point of view to Holdings’ shareholders.

      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, BIA considered the results of all of its analyses as a whole. Furthermore, BIA believes that selecting any portion of BIA’s analyses, without considering all its analyses, would create an incomplete view of the process underlying the BIA opinion and that the totality of the factors considered and analyses performed by BIA in connection with its opinion operated collectively to support BIA’s determination as to the fairness to the shareholders of Holdings, from a financial point of view, of the consideration being offered to holders of shares of TOC’s common stock. In addition, BIA may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be BIA’s view of the actual value of TOC.

      In performing its analysis, BIA made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Holdings or TOC. Any projections contained in the analyses performed by BIA are not necessarily indicative of actual values, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as a part of BIA’s estimate of the fair value of one share of common stock of each of Holdings and TOC and analysis of the fairness to Holdings’ shareholders from a financial point of view of the consideration paid pursuant to the TOC Merger Agreement and were provided to the Holdings Board Committee and board of directors in connection with the delivery of the BIA opinion to Holdings. The analyses do not purport to reflect the prices at which Holdings or TOC might actually be sold or trade. In addition, as described above, the BIA opinion was one of the many factors taken into consideration by the Holdings board of directors in making its determination to approve the TOC Merger. The exchange ratio of 0.65 shares of common stock of Holdings for each TOC common share pursuant to the TOC Merger Agreement was determined through arm’s-length negotiations between Holdings and TOC and was approved by the Holdings Board Committee and the Holdings board of directors. Consequently, the BIA analyses as described above should not be viewed as determinative of the opinion of the Holdings Board Committee and the Holdings board of directors with respect to the value of Holdings.

      BIA is a nationally recognized firm. BIA is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, private placements, funding and other purposes.

      Holdings agreed to pay BIA fees totaling $33,000. Holdings also agreed to reimburse BIA for expenses incurred by BIA in performing its services. In addition, Holdings has also agreed to indemnify BIA and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling BIA or any of its affiliates against certain liabilities and expenses, including liabilities under the federal securities laws, related to or arising out of BIA’s engagement and any related transactions.

      The TOC Merger Agreement does not contemplate or provide for BIA to update its opinion dated as of May 12, 2004. Holdings does not currently intend to request an updated opinion from BIA. However, if there were a material amendment to the TOC Merger Agreement before completion of the TOC Merger that resulted in a resolicitation of proxies for the Holdings shareholders’ vote on the issuance of shares of Holdings common stock and the assumption of the TOC options in connection with the TOC Merger, Holdings would consider at that time whether it was appropriate to obtain an updated opinion from BIA.

Interests of TOC and Holdings Directors, Officers and Significant Shareholders in the TOC Merger

      When considering the recommendation of Holdings’ board of directors that shareholders approve the issuance of the shares and the assumption of the options in the TOC Merger, you should be aware that some TOC and Holdings directors and officers have interests in the TOC Merger that are different from, or are in addition to, your interests. Holdings’ board of directors was aware of these potential conflicts and considered them. These include:

•	Membership on the Board of Directors. Three new directors, Ray V. Miller, Elizabeth J. Sanderson and Jerry R. Berglund, will be appointed to Holdings’ board of directors.

•	Options. The directors and executive officers of TOC, as well as two directors of Holdings, hold options in TOC that, upon the effective time of the TOC Merger, will be converted into options to purchase Holdings shares, subject to appropriate adjustments in light of the 0.65 exchange ratio.

•	Indemnification. The directors of TOC have customary rights to indemnification against certain liabilities.

      In addition, each of the three outside directors of TOC to be appointed to the board of directors of Holdings on the second business day after the closing of the TOC Merger shall automatically receive an option to purchase 50,000 shares of common stock of Holdings pursuant to the Non-Employee Directors Plan as described in Proposal 4 above.

      As a result, these directors, officers and shareholders may be more likely to vote in favor of recommending the issuance of the shares and the assumption of the options than if they did not hold these interests.

Completion and Effectiveness of the TOC Merger

      The TOC Merger will be completed when all of the conditions to completion of the TOC Merger are satisfied or waived, including approval and adoption of the TOC Merger Agreement and the TOC Merger by the shareholders of TOC and approval of the issuance of Holdings common stock in the TOC Merger and assumption of TOC Options by the shareholders of Holdings. The TOC Merger will become effective upon the filing of the Articles of Merger regarding the TOC Merger with the Secretary of State of Nevada.

Structure of the TOC Merger and Conversion of TOC Common Stock

      Pursuant to the TOC Merger Agreement, a newly formed wholly owned subsidiary of Holdings, will merge with and into TOC. Immediately following the TOC Merger, TOC will be a wholly owned subsidiary of GPAA.

      Upon completion of the TOC Merger, the shares of the wholly owned subsidiary of Holdings previously held by Holdings shall be cancelled and each outstanding share of TOC common stock will be converted into the right to receive 0.65 shares of Holdings common stock. No fractional shares of Holdings common stock will be issued pursuant to the TOC Merger. In lieu thereof, each holder of shares of TOC common stock who would otherwise be entitled to a fraction of a share of Holdings common stock shall receive an amount of cash (without interest) equal to the product of such fraction multiplied by the average bid and ask price for a share of Holdings common stock on the OTCBB on the effective date of the TOC Merger, or if such date is not a business day, the business day immediately prior to the effective date of the TOC Merger.

      Upon completion of the TOC Merger, Holdings will assume options to purchase shares of TOC common stock in connection with the TOC Merger. The number of shares of Holdings common stock purchasable under each post-TOC Merger option will be equal to the number of shares of TOC common stock underlying the option, multiplied by the TOC Merger exchange ratio of 0.65 shares of Holdings common stock for each share of TOC. The exercise price per share of the Holdings common stock issuable under each TOC Option will equal the per share exercise price of the TOC Option divided by 0.65.

      Prior to the closing of the TOC Merger, the shares of TOC common stock held by GPAA shall be exchanged for shares of Series A Preferred Stock of TOC, and each share of TOC Series A Preferred Stock owned by GPAA will remain issued and outstanding and represent one share of Series A Preferred Stock of the surviving corporation after the TOC Merger. Based on the outstanding capitalization of TOC and the number of outstanding TOC Options as of the Record Date, approximately 1,227,924 shares of Holdings common stock would be issued to the TOC shareholders in connection with the TOC Merger and options to purchase approximately 1,604,850 shares of Holdings common stock would be issued to the holders of the TOC Options.

Material United States Federal Income Tax Considerations

      Consummation of the TOC Merger is conditioned upon Holdings’ receipt of the opinion of Paul, Hastings, Janofsky & Walker LLP, as described in this section, to the effect that the TOC Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

      The opinion of Paul, Hastings, Janofsky & Walker LLP is subject to certain limitations, qualifications and assumptions and is based on certain facts and representations, including representations contained in certificates executed by officers of Holdings and TOC. The opinion has assumed the absence of changes in relevant facts or in law between the date of this Proxy Statement and the closing date and assumes that the TOC Merger is effected as described in the TOC Merger Agreement and in this Proxy Statement. The opinion is not binding on the Internal Revenue Service or the courts and there can be no assurance that the Internal Revenue Service or the courts will not take a contrary view. No ruling from the Internal Revenue Service has been or will be sought. The discussion below is based upon current provisions of the Internal Revenue Code, currently applicable U.S. Treasury regulations promulgated thereunder, and judicial and administrative decisions and rulings. Future legislative, judicial or administrative changes or interpretations could alter or modify (including on a retroactive basis) the discussion below.

      The discussion below does not purport to deal with all aspects of United States federal income taxation that may affect particular shareholders in light of their individual circumstances, and is not intended for shareholders subject to special treatment under federal income tax law. Shareholders subject to special treatment include, but are not limited to, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign persons, shareholders who are subject to the alternative minimum tax provisions of the Internal Revenue Code, shareholders who hold their stock as part of a hedge, appreciated financial position, straddle or conversion transaction, shareholders who do not (or who will not at the time of the TOC Merger) hold their stock as capital assets and shareholders who have acquired their stock upon the exercise of employee options or otherwise as compensation. In addition, the discussion below does not consider the effect of any applicable state, local or foreign tax laws and further does not consider any tax consequences of transactions effectuated by shareholders subsequent to, or concurrently with, the TOC Merger. This discussion also does not describe tax consequences that are generally assumed to be known by investors.

      In the opinion of Paul, Hastings, Janofsky & Walker LLP, the TOC Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

      Assuming the TOC Merger constitutes a reorganization, subject to the limitations and qualifications referred to herein, the following tax consequences will result:

•	no gain or loss will be recognized by the holders of TOC common stock upon the receipt of Holdings common stock solely in exchange for such TOC common stock in the TOC Merger, except as a result of cash received in lieu of fractional shares of Holdings common stock;

•	cash payments received by holders of TOC common stock in lieu of a fractional share of Holdings common stock will result in capital gain (or capital loss) measured by the difference between the cash payment received and the portion of the tax basis in the shares of TOC common stock surrendered that is allocable to such fractional share. Such capital gain (or capital loss) will be long-term capital gain (or capital loss) if the shares of TOC common stock allocable to such fractional share have been held for more than one year at the effective time of the TOC Merger;

•	the aggregate tax basis of the Holdings common stock received by TOC shareholders in the TOC Merger will be the same as the aggregate tax basis of the TOC common stock surrendered in exchange, reduced by any tax basis allocable to a fractional share of Holdings common stock for which cash is received;

•	the holding period with respect to Holdings common stock received by each TOC shareholder in the TOC Merger will include the holding period for the TOC common stock surrendered in exchange; and

•	no gain or loss will be recognized by Holdings, TOC or the transitory subsidiary that merges into TOC solely as a result of the TOC Merger.

THE ABOVE DISCUSSION IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE TOC MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO.

Accounting Treatment for the TOC Merger

      The acquisition of the 17.5% minority interest in TOC will be accounted for using the purchase method of accounting in accordance with SFAS No. 141, “Business Combinations.” The cost of acquiring the minority interest will include the aggregate fair value of the common shares of Holdings to be exchanged for common shares of TOC and certain other direct costs. The acquisition cost will be allocated based on the fair value of the assets of TOC being acquired and liabilities being assumed, including intangible assets that arise from contractual or other legal rights or meet certain other recognition criteria, that underlie the 17.5% minority interest being acquired. Any excess of the cost of the minority interest over the fair value of the underlying interest in the net identifiable assets acquired will be allocated to goodwill. See “UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION” on page 58.

Regulatory Filings and Approvals Required to Complete the TOC Merger

      The TOC Merger is exempt from Department of Justice and the Federal Trade Commission antitrust review as an intraperson transaction under Section 7A(c)(3) of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and Rule 802.30 under such Act. Completion of the TOC Merger is subject to compliance with applicable corporate laws of Nevada and Alaska.

      In connection with the TOC Merger, Holdings applied for a permit regarding the issuance of the shares and the assumption of the options in the TOC Merger, and qualified the issuance of such securities pursuant to Section 25121 of the California Corporate Securities Act of 1968, as amended, after a fairness hearing held pursuant to Section 25142 of such law. This Proxy Statement does not constitute an offer to sell or the solicitation of an offer to buy the securities of Holdings to be issued in the TOC Merger.

      All required approvals for the closing of the TOC Merger are expected to be obtained in the near future, and Holdings and TOC expect to complete the TOC Merger in the third quarter of 2004.

Certain Securities Laws Considerations

      The shares of Holdings common stock to be issued in the TOC Merger to TOC shareholders are to be issued in a transaction exempt from registration under the Securities Act by reason of Section 3(a)(10) of the Securities Act. To comply with Section 3(a)(10), the shares of Holdings common stock are qualified under the California Corporate Securities Law of 1968, as amended, pursuant to Section 25121 thereof, after a fairness hearing held pursuant to the authority granted by Section 25142 of such law. Such fairness hearing also addressed the assumption by Holdings of all TOC Options. Holdings intends to register the shares of Holdings common stock to be issued upon the exercise of the TOC Options that are assumed in the TOC Merger on Form S-8 after the completion of the TOC Merger.

      In reliance upon “no-action” letters issued by the Securities and Exchange Commission relating to transactions under Section 3(a)(10) of the Securities Act, Holdings common stock issued in connection with the TOC Merger, other than shares delivered to TOC’s affiliates or to persons who thereafter may become affiliates of Holdings, may be traded without restriction under the federal securities laws. Affiliates of TOC would generally be considered to be its directors, executive officers and shareholders who hold in excess of 10%

of the outstanding voting stock of TOC. Any Holdings common stock issued to affiliates of TOC in connection with the TOC Merger may not be sold, transferred or otherwise disposed of except in accordance with Rule 145 promulgated under the Securities Act.

Dissenters’ Rights as a Result of the TOC Merger

      No dissenters’ or appraisal rights are available to Holdings shareholders in connection with the TOC Merger or any of the transactions contemplated by the TOC Merger Agreement. Alaska law does not provide for such dissenters’ or appraisal rights because Holdings is not one of the parties being merged in the TOC Merger and Holdings is not selling or exchanging all or substantially all of its properties and assets.

THE TOC MERGER AGREEMENT

      This section of this Proxy Statement describes the TOC Merger Agreement. While Holdings believes that the description covers the material terms of the TOC Merger Agreement, this summary may not contain all of the information that is important to you. The TOC Merger Agreement is attached to this Proxy Statement as Annex A, which is incorporated herein by reference, and Holdings urges you to read it carefully.

TOC Merger; Exchange of Shares and Options

      In the TOC Merger, a newly formed wholly owned subsidiary of Holdings, TOC Merger Sub, Inc., will merge with and into TOC. Upon consummation of the TOC Merger, TOC will become an wholly owned subsidiary of GPAA, which is wholly owned by Holdings. TOC common shareholders will receive, in exchange for each share of TOC common stock they hold, 0.65 shares of Holdings common stock. No fraction of a share of Holdings common stock will be issued, but instead each holder of shares of TOC common stock who would otherwise be entitled to a fraction of a share of Holdings common stock shall receive an amount of cash (without interest) equal to the product of such fraction multiplied by the average bid and ask price for a share of Holdings common stock on the NASD’s OTCBB on the effective date of the TOC Merger, or if such date is not a business day, the business day immediately prior to the effective date of the TOC Merger. Based on the outstanding capitalization of TOC and the number of outstanding TOC Options as of the Record Date, approximately 1,227,924 shares of Holdings common stock would be issued to the TOC shareholders in connection with the TOC Merger and options to purchase approximately 1,604,850 shares of Holdings common stock would be issued to the holders of the TOC Options.

      At the effective time of the TOC Merger, Holdings will assume each outstanding option issued under TOC’s 1997 Stock Option Plan to purchase shares of TOC common stock on substantially the same terms and conditions as were applicable prior to the effective time of the TOC Merger, except that (i) the options will be exercisable for shares of Holdings common stock, and (ii) the number of shares of Holdings common stock which may be purchased will be equal to the number of shares of TOC common stock underlying the option multiplied by 0.65. Any fractional share of Holdings common stock resulting from such adjustment will be rounded to the nearest whole number. The exercise price per share of Holdings common stock issuable under each TOC Option will equal the per share exercise price of the TOC common stock purchasable under the TOC Option divided by 0.65. The exercise price will be rounded up to the nearest one-hundredth of a cent.

      Immediately prior to the closing of the TOC Merger, each share of TOC common stock owned by GPAA will be exchanged for a share of TOC Series A Preferred Stock which will remain issued and outstanding after the closing of the TOC Merger.

Conditions of Holdings, GPAA and TOC to Closing

      The respective obligations of each party to the TOC Merger Agreement to consummate the transactions contemplated thereby are subject to the satisfaction at or prior to the closing of the TOC Merger (the “Closing”) of each of the following conditions, any of which may be waived:

•	the TOC Merger Agreement shall have been adopted and the TOC Merger shall have been approved, in each case, by (i) a majority of the outstanding shares of common stock of TOC, and (ii) a majority of the outstanding shares of common stock of TOC excluding those shares held by GPAA;

•	the issuance of the shares of Holdings common stock in the TOC Merger and the assumption of the TOC Options shall have been approved by a majority of the outstanding shares of Holdings common stock;

•	no laws, orders or decrees by any court or other entity shall be effective that have the effect of making the TOC Merger illegal or otherwise prohibit the consummation of the TOC Merger;

•	all material governmental and regulatory approvals in connection with the transactions contemplated in the TOC Merger Agreement shall have been made or obtained; and

•	all state securities and “blue sky” permits and approvals shall have been received.

Additional Conditions of Holdings and GPAA to Closing

      The obligations of Holdings and GPAA to consummate the transactions contemplated by the TOC Merger Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions which are set forth in the TOC Merger Agreement, any of which may be waived by Holdings:

•	each of the representations and warranties of TOC set forth in the TOC Merger Agreement shall be true and correct in all material respects, and Holdings shall have received a certificate of the chief executive officer and the chief financial officer of TOC to such effect;

•	TOC shall have performed or complied with all agreements and covenants required to be performed by it under the TOC Merger Agreement in all material respects, and Holdings shall have received a certificate of the chief executive officer and the chief financial officer of TOC to such effect;

•	Holdings shall have received from Paul Hastings a written tax opinion;

•	TOC shall not have suffered any change that would reasonably be expected to have a material adverse effect on TOC;

•	TOC shareholders holding no more than three percent (3%) of TOC’s outstanding capital stock shall not have perfected appraisal/dissenters’ rights;

•	no laws, orders or decrees by any court or other entity shall be effective that have the effect of limiting or restricting Holdings’ ownership and control of TOC and its business, and there are no pending or threatened lawsuits seeking such limitations or restrictions or any damages or relief that could be expected to limit or restrict Holdings’ ownership and control of TOC and its business;

•	all holders of TOC Options shall have acknowledged in writing the number of shares of Holding Common Stock issuable upon the exercise of such options and the exercise price of such options after the Closing; and

•	certain affiliates of TOC shall have executed an Affiliate Agreement acknowledging the restrictions and legends to be placed on the shares of Holdings common stock received by such affiliates of TOC in the TOC Merger.

Additional Conditions of TOC to Closing

      The obligations of TOC to consummate the transactions contemplated by the TOC Merger Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, which are set forth in the TOC Merger Agreement, any of which may be waived by TOC:

•	each of the representations and warranties of Holdings and GPAA set forth in the TOC Merger Agreement shall be true and correct in all material respects, and TOC shall have received certificates of the chief executive officers and the chief financial officers of Holdings and GPAA to such effect;

•	each of Holdings and GPAA shall have performed or complied with all agreements and covenants required to be performed by it under the TOC Merger Agreement in all material respects, and TOC shall have received certificates of the chief executive officers, the chief financial officers and the chief accounting officers of Holdings and GPAA to such effect;

•	Holdings shall have received from Paul, Hastings a written tax opinion, upon which the TOC shareholders may rely;

•	Holdings and its subsidiaries shall not have suffered any change that would reasonably be expected to have a material adverse effect on Holdings; and

•	prior to the effective time of the TOC Merger (the “Effective Time”), GPAA shall have contributed and conveyed all of its assets and liabilities currently held by it to a newly formed limited liability company that is wholly owned by GPAA, except any shares of TOC and the interests of such newly formed limited liability company.

No Survival of Representations and Warranties

      If the TOC Merger is consummated, all of the representations and warranties of Holdings, GPAA and TOC contained in the TOC Merger Agreement shall terminate upon the Closing.

Representations and Warranties of Holdings

      The TOC Merger Agreement contains various representations and warranties of Holdings, including representations and warranties as to:

•	Holdings’ due organization, valid existence and good standing, and Holdings being qualified to do business in all jurisdictions except where failure to be so qualified would not have a material adverse effect;

•	Holdings’ capitalization and the ownership of Holdings capital stock;

•	Holdings’ power and authority to enter into and perform the transactions contemplated by the TOC Merger Agreement;

•	the absence of conflict between (i) the transactions contemplated by the TOC Merger Agreement and (ii) Holdings’ corporate charter documents, agreements and applicable law;

•	the accuracy of Holdings’ public reports and financial statements;

•	Holdings’ board of directors approval of the TOC Merger Agreement and the TOC Merger;

•	the absence of litigation pending or threatened against Holdings;

•	the absence of certain changes with respect to Holdings since December 31, 2003, the date of its most recent audited balance sheet;

•	no broker or finder will be paid any commission or fee in connection with the consummation of the TOC Merger;

•	Holdings receiving a fairness opinion from BIA;

•	Holdings’ compliance with applicable laws regarding its Employee Benefit Plans;

•	Holdings’ compliance with all applicable laws, including employment and environmental laws and regulations;

•	Holdings’ ownership of intellectual property and the absence of infringement of third party intellectual property rights by Holdings; and

•	Holdings’ timely filing of tax returns and Holdings’ liabilities for taxes.

Representations and Warranties of TOC

      The TOC Merger Agreement contains various representations and warranties of TOC, including representations and warranties as to:

•	TOC’s due organization, valid existence and good standing, and TOC being qualified to do business in all jurisdictions except where failure to be so qualified would not have a material adverse effect;

•	TOC’s capitalization and the ownership of TOC capital stock;

•	TOC’s power and authority to enter into and perform the transactions contemplated by the TOC Merger Agreement;

•	the absence of conflict between (i) the transactions contemplated by the TOC Merger Agreement and (ii) TOC’s corporate charter documents, agreements and applicable law;

•	the accuracy of TOC’s financial statements;

•	TOC’s board of directors approval of the TOC Merger Agreement and the TOC Merger;

•	the absence of litigation pending or threatened against TOC;

•	the absence of certain changes with respect to TOC since December 31, 2003;

•	no broker or finder will be paid any commission or fee in connection with the consummation of the TOC Merger;

•	TOC receiving a fairness opinion from Houlihan Lokey;

•	TOC’s compliance with applicable laws regarding its Employee Benefit Plans;

•	no anti-takeover laws under Nevada corporate law are applicable;

•	TOC’s compliance with all applicable laws, including employment and environmental laws and regulations;

•	TOC’s ownership of intellectual property and the absence of infringement of third party intellectual property rights by TOC; and

•	TOC’s timely filing of tax returns and TOC’s liabilities for taxes.

Representations and Warranties of GPAA

      The TOC Merger Agreement contains various representations and warranties of GPAA, including representations and warranties as to the following matters:

•	GPAA’s due organization, valid existence and good standing, and GPAA being qualified to do business in all jurisdictions except where failure to be so qualified would not have a material adverse effect;

•	GPAA’s power and authority to enter into and perform the transactions contemplated by the TOC Merger Agreement;

•	the absence of conflict between (i) the transactions contemplated by the TOC Merger Agreement and (ii) GPAA’s corporate charter documents, agreements and applicable law;

•	the absence of certain changes with respect to GPAA since December 31, 2003;

•	GPAA’s compliance with all applicable laws, including employment and environmental laws and regulations;

•	GPAA’s timely filing of tax returns and GPAA’s liabilities for taxes; and

•	The accuracy of GPAA’s financial statements.

Conduct Prior to the Closing

Covenants of Holdings and GPAA

      Holdings and GPAA have agreed that, until the Effective Time of the TOC Merger, Holdings and GPAA will:

•	carry on each of its businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted; and

•	not amend any of their corporate charter documents.

•	In addition, Holdings has agreed that until the Effective Time of the TOC Merger, it will:

•	not pay any dividends on, or repurchase, any shares of its capital stock; and

•	file all required periodic reports with the Securities and Exchange Commission and other governmental entities.

Covenants of TOC

      TOC has agreed that, until the Effective Time of the TOC Merger, TOC will:

•	carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted;

•	not pay any dividends on, or repurchase, any shares of its capital stock;

•	not issue any securities without Holdings’ consent;

•	not amend any of its corporate charter documents;

•	not increase the compensation paid to, or any benefits being provided to, any director, executive officer or employee except in the ordinary course of business and consistent with past practices;

•	not settle any litigation; and

•	not agree or commit to do any of the foregoing.

      TOC has also agreed that it shall not, and shall cause each of the officers, directors, employees, agents and other representatives of TOC (collectively, the “TOC Representatives”) not to, directly or indirectly, (a) initiate, solicit, encourage or facilitate any inquiry or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (as defined below), (b) disclose to any person any confidential information or data relating to an Acquisition Proposal, (c) engage in any negotiations concerning an Acquisition Proposal, (d) knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. However, if TOC receives an unsolicited bona fide written Acquisition Proposal and TOC’s Board determines in good faith that such Acquisition Proposal is or could lead to a Superior Proposal (as defined below), then under certain circumstances, the TOC Representatives may then negotiate with such third party, and TOC shall notify Holdings of such offer and then update Holdings on the subsequent negotiations.

      The term “Acquisition Proposal” means (i) any inquiry, or the making of any proposal or offer with respect to a merger, reorganization, consolidation, share exchange or purchase, business combination, recapitalization, liquidation, dissolution or similar transaction involving TOC, or (ii) any purchase or sale of the consolidated assets of TOC having an aggregate value equal to 3% or more of the book value of TOC’s total assets, or (iii) any purchase or sale of, or tender or exchange offer for, equity securities of TOC.

      The term “Superior Proposal” means with respect to TOC, a bona fide written proposal made by a third party which is (I) (i) for a sale, lease, exchange, transfer or other disposition of at least 40% of the assets of TOC, taken as a whole, in a single transaction or a series of related transactions, or (ii) for the acquisition, directly or indirectly, by such third party of beneficial ownership of 40% or more of the common stock of TOC whether by merger, reorganization, consolidation, share exchange or purchase, business combination, recapitalization, liquidation, dissolution or similar transaction, and which is (II) otherwise on terms which the board of directors of TOC in good faith concludes (after consultation with its advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the third party making the proposal, (i) would, if consummated, result in a transaction that is more favorable to its shareholders (in their capacities as shareholders), from a financial point of view, than the transactions contemplated by the TOC Merger Agreement and (ii) is reasonably capable of being completed.

Additional Covenants

      Immediately prior to the Closing, all shares of TOC common stock (“TOC Shares”) held by GPAA shall be exchanged into shares of Series A Preferred Stock of TOC, with rights that shall be acceptable to GPAA in its sole discretion. Such shares of Series A Preferred Stock of TOC shall remain outstanding after the Closing.

      Holdings shall cause Mr. Miller, Ms. Sanderson and Mr. Berglund to be appointed to Holdings’ board of directors effective on the second business day after the Effective Time. Each of these persons currently is a member of the board of directors of TOC and the TOC Board Committee.

      Prior to the Effective Time, GPAA shall have contributed and conveyed all of its assets and liabilities currently held by it to a newly formed limited liability company that is wholly owned by GPAA, except any shares of TOC and the interests of such newly formed limited liability company.

Termination of TOC Merger Agreement

      At any time prior to the Closing, except as otherwise provided in the TOC Merger Agreement, the TOC Merger Agreement may be terminated:

•	by mutual consent duly authorized by the respective boards of directors of Holdings and TOC;

•	by TOC or Holdings if the Closing shall not have occurred on or before November 15, 2004, provided, however, that in certain circumstances as provided in the TOC Merger Agreement, it may be terminated sooner or extended;

•	by TOC, if Holdings or GPAA materially breaches any of its representations or warranties or fails to perform any of its covenants or other agreements, and such breach or failure to perform cannot be cured;

•	by Holdings, if TOC materially breaches any of its representations or warranties or fails to perform any of its covenants or other agreements, and such breach or failure to perform cannot be cured;

•	by TOC or Holdings, if an injunction or other order prohibiting the TOC Merger is issued by a governmental entity;

•	by Holdings if the board of directors of TOC withdraws or changes or modifies its recommendation to the TOC shareholders in a manner adverse to Holdings;

•	by TOC, if the board of directors of TOC notifies Holdings that it intends to accept the terms of a Superior Proposal and Holdings does not match the terms of such Superior Proposal, but only after TOC pays to Holdings a Termination Fee of five million dollars ($5,000,000), as more fully described below;

•	by Holdings, if (i) the required TOC shareholder approval is not received by October 31, 2004, (ii) the required shareholder approval of the shareholders of Holdings is not received by October 31, 2004, or (iii) the required TOC shareholder approval is not obtained within thirty (30) days after the issuance of the permit approving the issuance of the shares in the TOC Merger by the California Commissioner of Corporations; and

•	by Holdings if the majority of the outstanding TOC Shares not held by GPAA is acquired by a third party.

Termination Fee Amount

      TOC has agreed that if the TOC Merger Agreement is terminated:

•	by Holdings because the board of directors of TOC shall have withdrawn or modified its recommendation of the TOC Merger Agreement or the TOC Merger in a manner adverse to Holdings;

•	by Holdings because (i) any required approval of the shareholders of TOC shall not have been obtained by October 31, 2004, or (ii) the required TOC shareholder approval is not obtained within thirty (30) days after the issuance of the permit approving the issuance of the shares in the TOC Merger by the California Commissioner of Corporations;

•	by TOC or Holdings because the Closing shall not have occurred by November 15, 2004, and if the required approval of the TOC shareholders has not been obtained, and there had been another offer to acquire TOC after the signing of the TOC Merger Agreement but before such date;

•	by TOC because it is accepting a Superior Proposal; or

•	by Holdings because the majority of the outstanding TOC Shares not held by GPAA is acquired by a third party;

      then, in the case of the first three (3) bullets immediately above, within twelve (12) months after such termination TOC enters into a definitive agreement to be acquired, TOC will promptly pay to Holdings the amount of $5,000,000 within one day after the date TOC signs such definitive agreement or closes such transaction, whichever is earlier; in the case of the last two (2) bullets immediately above, TOC will promptly pay to Holdings the amount of $5,000,000 as of the date of such termination. However, if GPAA consents or is a party to a transaction in which TOC is acquired by a third party that would otherwise trigger the payment of the $5,000,000, then TOC shall not be obligated to pay such fee.

Voting Agreements

      Concurrent with the signing of the TOC Merger Agreement, the three outside directors of TOC that served on the TOC Board Committee, who were the beneficial owners of TOC Shares representing approximately 5.5% of the issued and outstanding TOC Shares, or approximately 31.5% of the issued and outstanding TOC Shares not held by GPAA, entered into Voting Agreements with Holdings, pursuant to which each of such directors, in their capacity as TOC shareholders, agreed to vote the TOC Shares beneficially held by them in favor of the TOC Merger.

Affiliate Agreements

      In connection with the closing of the TOC Merger, certain affiliates of TOC shall execute an Affiliate Agreement acknowledging the restrictions and legends to be placed on the shares of Holdings common stock received by such affiliates of TOC in the TOC Merger.

DESCRIPTION OF HOLDINGS CAPITAL STOCK

General

      Holdings’ current Amended and Restated Articles of Incorporation authorize the issuance of up to 75,000,000 shares of common stock, par value $0.02 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences of which may be established by Holdings’ board of directors. As of the Record Date, 6,020,485 shares of common stock were outstanding and entitled to vote at the Annual Meeting. Such shares were held by approximately 844 shareholders of record and no shares of preferred stock were issued and outstanding. In addition, GPAA and TOC held in the aggregate 79,650 shares of Holdings common stock on the Record Date, which shares are not considered outstanding or entitled to vote for purposes of the Annual Meeting.

Common Stock

      The holders of Holdings common stock are entitled to one vote for each share of capital stock held by such shareholder. Subject to preferences applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared by the board of directors out of funds legally available for dividend payments. In the event that Holdings liquidates, dissolves or winds up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

      Holdings’ board of directors is authorized to issue preferred stock from time to time in one or more series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. These rights, designations and preferences include voting rights, dividend rights, liquidation rights, redemption rights and conversion rights. No preferred stock is issued or outstanding.

Delaware Reincorporation

      In connection with the reincorporation of Holdings from Alaska to Delaware, some of the rights, preferences and privileges associated with the common stock and preferred stock may be altered. See “PROPOSAL 7 — APPROVAL OF REINCORPORATION OF HOLDINGS FROM ALASKA TO DELAWARE” on page 68.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

      Holdings is providing the following Unaudited Pro Forma Condensed Financial Information to present the consolidated financial position and results of operations of Holdings, TOC and the other subsidiaries of Holdings assuming the acquisition of the minority interest in TOC (which was 17.6% as of June 30, 2004) through the exchange of 0.65 shares of common stock of Holdings for each outstanding share of common stock of TOC not owned by Holdings (the “Exchange Ratio”) had been completed at dates prior to the actual effective date for the exchange. The Unaudited Pro Forma Condensed Financial Information also presents the effects of the assumption by Holdings of all of the outstanding options (whether vested or unvested) to purchase shares of common stock of TOC making appropriate adjustments to the number of shares subject to the option and the exercise price using the Exchange Ratio.

      During 2003 and as of and for the six months ended June 30, 2004, Holdings and its subsidiaries owned approximately 82.4% of TOC’s outstanding common stock. Accordingly, TOC was a majority-owned subsidiary of Holdings, and its historical balance sheets and income statements were included in the historical consolidated financial statements of Holdings. The historical audited and unaudited consolidated financial statements of Holdings are included in Holdings’ Annual Report to shareholders for the year ended December 31, 2003 and its Form 10-Q for the quarter ended June 30, 2004, as provided herewith and incorporated by reference herein.

      The acquisition of the 17.6% minority interest in TOC will be accounted for using the purchase method of accounting in accordance with SFAS No. 141, “Business Combinations”. The cost of acquiring the minority interest will include the aggregate fair value of the common shares of Holdings to be exchanged for common shares of TOC and certain other direct costs. The acquisition cost will be allocated based on the fair value of the assets of TOC being acquired and liabilities being assumed, including intangible assets that arise from contractual or other legal rights or meet certain other recognition criteria, that underlie the 17.6% minority interest being acquired. Any excess of the cost of the minority interest over the fair value of the underlying interest in the net identifiable assets acquired will be allocated to goodwill.

      Based on the outstanding capitalization of TOC as of June 30, 2004, management of Holdings estimates that 1,227,924 shares of Holdings’ common stock will be exchanged in the acquisition of the minority interest in TOC. It also estimates that those shares will have an aggregate fair value of $49.9 million, or $40.60 per share, which represents the average closing price of Holdings’ common stock for a specified period before and after April 20, 2004, the last trading day before the public announcement of the material terms of the exchange, in accordance with the consensus for Emerging Issues Task Force Issue 99-12 (“EITF 99-12”).

      Holdings has not completed its analysis of the fair value of the assets being acquired and liabilities being assumed that underlie the 17.6% minority interest being acquired. Such analysis will include, among other things, estimating the fair value of TOC’s property, equipment and software, operating leases, customer relationships and other intangible assets that meet the recognition criteria. Certain estimates will be based on appraised values which have not been completed. Management estimates that $47.1 million of the estimated acquisition costs of $49.9 million will be allocated to intangible assets attributable to contractual rights or other intangible assets that meet specific recognition criteria and that there will not be any allocation to goodwill or any other assets acquired or liabilities assumed.

      In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” intangible assets that meet the recognition criteria will be amortized over their expected useful lives. Any goodwill recognized will not be amortized, but tested for impairment annually, or more frequently, if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount.

      The actual amounts of intangible assets arising from the acquisition of the minority interest in TOC, including any goodwill to be recognized, will be based on the fair value of the shares exchanged and the actual direct acquisition costs and the fair values of the assets being acquired and liabilities being assumed that underlie the 17.6% minority interest on the date the exchange is consummated. No assurance can be given that the actual amounts of the intangible assets to be recorded as a result of the acquisition of the 17.6% minority interest will not be more or less than the amount contemplated in the Unaudited Pro Forma Condensed Financial Information or that allocations will not be made to other assets acquired, including goodwill, or liabilities assumed.

      In accordance with the consensus for Emerging Issues Task Force Issue 00-23 (“EITF 00-23”), the exchange of vested options by Holdings for vested options of TOC will result in a charge in Holdings’ consolidated statement of income on the date the acquisition of the minority interest is consummated equal to the intrinsic value of the options to be issued by Holdings on that date net of any related income tax benefit. As of June 30, 2004, TOC had options to purchase 2,469,000 shares outstanding, all of which were fully vested. Assuming that TOC employees do not exercise options to purchase TOC shares between June 30, 2004 and the date the exchange is consummated, Holdings will issue options to purchase 1,604,850 shares of its common stock with an intrinsic value of approximately $55.4 million in exchange for all of the remaining TOC options based on the Exchange Ratio and the closing price of Holdings’ common stock on July 30, 2004 of $37.00 per share, which would result in a non-cash charge of $33.3 million, net of an income tax benefit of $22.1 million. This non-cash charge has not been reflected in the Pro Forma Condensed Statements of Income for the six month period ended June 30, 2004 or for the year ended December 31, 2003 since the Pro Forma Condensed Statements of Income are intended to reflect the results of continuing operations excluding any non-recurring charges directly attributable to the acquisition of the minority interest. The amount of the non-cash charge resulting from the exchange of vested options by Holdings for vested options of TOC will ultimately be determined based upon the number of TOC options outstanding and the closing price of Holdings’ common stock on the date the acquisition of the minority interest is consummated.

      The pro forma adjustments described in the Notes to Unaudited Pro Forma Condensed Financial Information are based on certain assumptions and other information that are subject to change as additional information becomes available. Accordingly, the actual adjustments included in our historical financial statements issued after the completion of the acquisition of the minority interest could vary from the adjustments included in this Unaudited Pro Forma Condensed Financial Information.

      The Unaudited Pro Forma Condensed Financial Information should be read in conjunction with the audited and unaudited historical financial statements and related notes of Holdings and TOC, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Holdings’ Annual Report to shareholders for the year ended December 31, 2003 and its Quarterly Reports on

Form 10-Q for the quarters ended June 30, 2004 and March 31, 2004, which accompany this Proxy Statement and which are incorporated by reference herein.

      We have prepared the Unaudited Pro Forma Condensed Financial Information based on available information, using assumptions that our management believes are reasonable. The Unaudited Pro Forma Condensed Financial Information is being provided for information purposes only. It does not purport to represent our actual financial position or results of operations had the acquisition occurred on the dates specified nor does it project our results of operations or financial position for any future period or date.

OUTDOOR CHANNEL HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

As of June 30, 2004
(In thousands)

	Holdings	Pro Forma
	Historical	Adjustments		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$9,614	$—		$9,614
Investment in available-for-sale securities	676			676
Accounts receivable, net of allowance for doubtful accounts of $211	4,272			4,272
Inventories	83			83
Income tax refund receivable	1,120			1,120
Current portion of deferred tax assets, net	557			557
Other current assets	630			630

Total current assets	16,952	—		16,952

Property, plant and equipment at cost, net:
Membership division	3,547			3,547
Outdoor Channel equipment and improvements	2,114			2,114

Property, plant and equipment, net	5,661	—		5,661

Trademark, net of accumulated amortization of $108	110			110
Intangible assets	—	47,063	(2)	47,063
Deferred tax assets, net	436	22,082	(5)	22,518
Deposits and other assets	714			714

Totals	$23,873	$69,145		$93,018

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,022	$—		$2,022
Accrued severance payments	96			96
Current portion of notes payable and capital lease obligations	48			48
Current portion of customer deposits	749			749

Total current liabilities	2,915	—		2,915
Accrued severance payments, net of current portion	47			47
Deferred revenue	1,164			1,164
Deferred satellite rent obligations	346			346

Total liabilities	4,472	—		4,472

Minority interest in subsidiary	2,791	(2,791	)(2)	—

Commitments and contingencies
Shareholders’ equity:
Preferred stock	—			—
Common stock	122	25	(1)	147
Cost of treasury stock	(400)			(400)
Additional paid-in capital	8,241	49,829	(1)
		55,443	(5)	113,513
Accumulated other comprehensive loss	(12)			(12)
Retained earnings (accumulated deficit)	8,659	(33,361	)(5)	(24,702)

Total shareholders’ equity	16,610	71,936		88,546

Totals	$23,873	$69,145		$93,018

See Notes to Unaudited Pro Forma Condensed Financial Information

OUTDOOR CHANNEL HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME

For the Six Months Ended June 30, 2004
(In thousands, except per share data)

	Holdings	Pro Forma
	Historical	Adjustments		Pro Forma

Revenues:
Advertising	$10,190	$—		$10,190
Subscriber fees	6,380			6,380
Membership income	2,218			2,218

Total revenues	18,788	—		18,788

Expenses:
Satellite transmission fees	1,177			1,177
Advertising and programming	3,753			3,753
Selling, general and administrative	9,812	3,362	(3)	13,174

Total expenses	14,742	3,362		18,104

Income from operations	4,046	(3,362)		684
Interest income, net	33			33

Income before provision for income taxes and minority interest	4,079	(3,362)		717
Provision for income taxes	1,633	(1,339	)(6)	294

Income before minority interest	2,446	(2,023)		423
Minority interest in net income of consolidated subsidiary	489	(489	)(4)	—

Net income	$1,957	$(1,534)		$423

Earnings per common share:
Basic	$0.33		(7)	$0.06

Diluted	$0.25		(7)	$0.05

Weighted average number of common shares outstanding:
Basic	5,984		(7)	7,212

Diluted	6,222		(7)	8,951

See Notes to Unaudited Pro Forma Condensed Financial Information

OUTDOOR CHANNEL HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME

For the Year Ended December 31, 2003
(In thousands, except per share data)

	Holdings	Pro Forma
	Historical	Adjustments		Pro Forma

Revenues:
Advertising	$16,409	$—		$16,409
Subscriber fees	10,837			10,837
Membership income	4,456			4,456

Total revenues	31,702	—		31,702

Expenses:
Satellite transmission fees	2,423			2,423
Advertising and programming	4,884			4,884
Selling, general and administrative	16,755	6,723	(3)	23,478

Total expenses	24,062	6,723		30,785

Income from operations	7,640	(6,723)		917
Interest income, net	12			12

Income before provision for income taxes and minority interest	7,652	(6,723)		929
Provision for income taxes	3,162	(2,678	)(6)	484

Income before minority interest	4,490	(4,045)		445
Minority interest in net income of consolidated subsidiary	897	(897	)(4)	—

Net income	$3,593	$(3,148)		$445

Earnings per common share:
Basic	$0.65		(7)	$0.07

Diluted	$0.48		(7)	$0.05

Weighted average number of common shares outstanding:
Basic	5,530		(7)	6,737

Diluted	5,907		(7)	8,526

See Notes to Unaudited Pro Forma Condensed Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED

FINANCIAL INFORMATION
(Amounts in thousands except share and per share amounts)

      1. As of June 30, 2004, Holdings owned approximately 82.4% of TOC’s outstanding common stock. This pro forma adjustment reflects the recording of the estimated cost of the acquisition of the 17.6% minority interest in TOC’s common stock pursuant to the purchase method of accounting.

To consummate the acquisition, Holdings will exchange 0.65 shares of common stock for each outstanding share of common stock of TOC not owned by Holdings (the “Exchange Ratio”). Based on TOC’s shares outstanding as of June 30, 2004, Holdings anticipates issuing approximately 1,227,924 shares of common stock to acquire the minority interest. It also estimates that those shares will have an aggregate fair value of $49.9 million, or $40.60 per share, which represents the average closing price of Holdings’ common stock on the Over-the-Counter Bulletin Board for the five day period beginning two days prior through two days subsequent to April 20, 2004, the last trading day before the public announcement of the material terms of the exchange, in accordance with EITF 99-12.

Total recorded purchase price	$49,854

      2. This pro forma adjustment reflects the allocation of the estimated cost of the acquisition of the 17.6% minority interest in TOC’s common stock based on the underlying fair value of the assets of TOC being acquired and liabilities being assumed.

We have not had an opportunity to obtain appraisals or other relevant information related to the valuation of certain assets and liabilities. Management estimates that $47.1 million of the estimated acquisition costs of $49.9 million will be allocated to intangible assets attributable to contractual rights or other intangible assets that meet specific recognition criteria and have definite useful lives and that there will not be any material allocation to goodwill or any other assets or liabilities underlying the 17.6% minority interest being acquired. As such, the value allocated to intangible assets will be subject to amortization. As noted, the final allocation has not been completed but we anticipate the average life of the assets will be approximately seven years. Based upon information currently available, the acquisition costs will be allocated as summarized below:

Elimination of the book value of the minority interest in TOC	$2,791
Increase in intangible assets subject to amortization	47,063

Total recorded purchase price	$49,854

      3. To reflect the net increase in depreciation and amortization expense attributable to the increase in intangible assets subject to amortization using the straight-line method over a seven-year period.

      4. To reflect the elimination of the minority interest in the net income of TOC.

      5. In accordance with EITF 00-23, the exchange of all of the outstanding TOC options for Holdings replacement options causes a re-pricing of the options which results in a non-cash charge in the statement of income on the date the exchange is consummated, equal to the intrinsic value of the Holdings replacement options on that date. All TOC options were fully vested as of December 31, 2003 and June 30, 2004. Based on Holdings’ closing stock price on July 30, 2004 of $37.00, this non-cash charge is estimated to be $33.3 million, net of an income tax benefit of $22.1 million (assuming that between June 30, 2004 and the closing of the exchange that no TOC employees exercise TOC options held by them).

      The amount of this non-cash charge will ultimately be determined based upon the actual number of options outstanding on the date the acquisition is consummated, and the stock price for Holdings on that date. This non-cash charge has not been reflected in the accompanying pro forma statements of income for the six months ended June 30, 2004 and for the year ended December 31, 2003, since the Pro Forma Condensed Statements of Income are intended to reflect the results of continuing operations excluding any non-recurring charges directly attributable to the acquisition of the minority interest.

NOTES TO UNAUDITED PRO FORMA CONDENSED
FINANCIAL INFORMATION — (Continued)

      6. To reflect the pro forma tax benefit to Holdings attributable to the increase in depreciation and amortization using an estimated tax rate of approximately 39.8% for the six months ended June 30, 2004 and for the year ended December 31, 2003.

      7. The following table reconciles the historical weighted average common shares outstanding for basic earnings per share to the historical weighted average common shares outstanding for diluted earnings per share for the six months ended June 30, 2004 and the year ended December 31, 2003 and presents the related pro forma adjustments and pro forma weighted average common shares outstanding for basic and diluted earnings per share:

	Six Months Ended June 30, 2004

	Holdings	Pro Forma	Pro Forma
	Historical	Adjustment	Combined

	(In thousands)
Numerators:
Net income applicable to common stock — basic	$1,957	$(1,534)	$423
Deduct increase in minority interest attributable to assumed exercise of dilutive stock options of The Outdoor Channel	(421)	421	—

Net income applicable to common stock — dilutive	$1,536	$(1,113)	$423

Denominators:
Weighted average common shares outstanding — basic	5,984	1,228	7,212
Dilutive effect of potentially issuable common shares upon exercise of stock options as adjusted for the application of the treasury stock method	238	1,501	1,739

Diluted weighted average common shares outstanding	6,222	2,729	8,951

	Year Ended December 31, 2003

	Holdings	Pro Forma	Pro Forma
	Historical	Adjustment	Combined

	(In thousands)
Numerators:
Net income applicable to common stock — basic	$3,593	$(3,148)	$445
Deduct increase in minority interest attributable to assumed exercise of dilutive stock options of The Outdoor Channel	(777)	777	—

Net income applicable to common stock — dilutive	$2,816	$(2,371)	$445

Denominators:
Weighted average common shares outstanding — basic	5,530	1,207	6,737
Dilutive effect of potentially issuable common shares upon exercise of stock options as adjusted for the application of the treasury stock method	377	1,412	1,789

Diluted weighted average common shares outstanding	5,907	2,619	8,526

MARKET PRICE AND DIVIDEND INFORMATION

      In June of 2003, Holdings changed its corporate name from Global Outdoors, Inc. to Outdoor Channel Holdings, Inc. Holdings common stock is listed for trading on the OTCBB under the trading symbol “OUTD.” Formerly Holdings’ stock symbol was “GLRS.” The following table sets forth for the quarters indicated the reported high and low bid prices as quoted on the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	High	Low

2002
First Quarter	$10.80	$7.80
Second Quarter	11.35	7.80
Third Quarter	9.75	6.75
Fourth Quarter	9.15	7.50

2003
First Quarter	10.20	8.25
Second Quarter	18.50	10.00
Third Quarter	32.50	18.00
Fourth Quarter	31.50	28.00

2004
First Quarter	39.60	29.90
Second Quarter	43.00	34.00
Third Quarter (through August 12, 2004)	39.00	33.50

      On February 20, 2002, Holdings called its then outstanding Convertible Exchangeable Preferred Stock for exchange. Each share of preferred stock was exchangeable for one share of common stock. The exchange was effective on March 25, 2002, at which time all the outstanding preferred stock was deemed exchanged for common stock. Immediately before the preferred stock was called for exchange, there were 58,725 shares of preferred stock outstanding. After the exchange was effective, there was no preferred stock outstanding and an additional 58,725 shares of common stock outstanding.

Recent Share Price

      The table below presents the average of the bid and ask price per share of Holdings common stock on the OTCBB and the pro forma equivalent market value of Holdings common stock to be issued for TOC common stock in the TOC Merger as of the dates specified. April 20, 2004, was the last trading date before announcement of the TOC Merger. August 12, 2004, was the latest practicable trading day before the printing of this Proxy Statement.

	Holdings	Holdings Common
Date	Common Stock	Stock Equivalent Value

April 20, 2004	$40.00	$26.00
August 12, 2004	$35.00	$22.75

      Holdings shareholders are advised to obtain current market quotations for Holdings common stock. No assurance can be given as to the market prices of Holdings common stock at any time before the consummation of the TOC Merger or at any time after the TOC Merger. Because the exchange ratio in the TOC Merger is fixed, the exchange ratio will not be adjusted for decreases in the market price of Holdings common stock which have and could occur further before the TOC Merger becomes effective. In the event the market price of Holdings common stock decreases or increases prior to the consummation of the TOC Merger, the value of the Holdings common stock to be issued in the TOC Merger in exchange for TOC common stock would correspondingly decrease or increase.

Dividends

      In October 1991, February 1993, April 1994, November 1995, December 1996, December 1997 and May 1999, Holdings authorized paying a dividend in common stock to Holdings preferred shareholders for the years 1991 through 1998. In January 2002, Holdings authorized paying a dividend in cash of $0.50 per share of preferred stock to Holdings preferred shareholders for each of the years 1999, 2000 and 2001, or $1.50 per share in the aggregate. No other dividends have been declared with respect to any Holdings shares of capital stock since inception. Holdings expects to retain any and all future earnings for use in the operation and expansion of its business and does not anticipate paying any cash dividends before or after the TOC Merger.

      TOC has never declared or paid cash dividends on its capital stock. If the TOC Merger is not consummated, TOC’s board of directors anticipates that it would continue its policy of retaining any and all earnings to finance the expansion of its business.

      Pursuant to the TOC Merger Agreement, each of Holdings and TOC has agreed not to pay cash dividends pending the consummation of the TOC Merger without the prior written consent of the other.

PROPOSAL 7 — APPROVAL OF

REINCORPORATION OF HOLDINGS FROM ALASKA TO DELAWARE

Introduction

      The Holdings board of directors believes that it is advisable and in the best interests of Holdings and its shareholders to change the state of incorporation of Holdings from Alaska to Delaware. Where applicable, this section of this Proxy Statement refers to Outdoor Channel Holdings, Inc., the Alaska corporation, as “Holdings-Alaska” and to Outdoor Channel Holdings, Inc., the Delaware corporation, as “Holdings-Delaware” or the “surviving corporation.” Holdings-Alaska proposes to accomplish the reincorporation in Delaware by merging Holdings-Alaska into a wholly owned subsidiary, Holdings-Delaware (the “Reincorporation Merger”). Holdings-Delaware will be the successor to Holdings-Alaska in the Reincorporation Merger. In connection with the Reincorporation Merger, a two-for-five forward split of the shares of common stock of Holdings shall be effected.

      Holdings-Delaware will be incorporated under Delaware law under the name “Outdoor Channel Holdings, Inc.” prior to the consummation of the Reincorporation Merger. The address and phone number of Holdings-Delaware will be the same as the address and phone number of Holdings-Alaska. As of the date and time immediately prior to the effective date of the Reincorporation Merger, if the Reincorporation Merger is effected, Holdings-Delaware will not have any material assets or liabilities and will not have carried on any business.

      The Holdings-Alaska Board unanimously determined that the Reincorporation Merger was in the best interest of Holdings-Alaska and its shareholders and approved the Agreement and Plan of Merger for the reincorporation (the “Reincorporation Merger Agreement”), the Certificate of Incorporation of Holdings-Delaware (the “Delaware Certificate”) and the Bylaws of Holdings-Delaware (the “Delaware Bylaws”), copies of which are attached to this Proxy Statement as Annexes E, F and G, respectively. The attached forms of the Delaware Certificate and the Delaware Bylaws also contain certain provisions which will be required if the shareholders approve Proposals 8 and 9 discussed below. If either Proposal 8 or Proposal 9 is not approved by the shareholders, then appropriate changes will be made to the Delaware Certificate and the Delaware Bylaws.

      If this proposal is approved by shareholders, Holdings-Alaska expects that the Reincorporation Merger will become effective as soon as practicable following the Annual Meeting and following completion of the proposed TOC Merger. However, the proposed reincorporation may be abandoned, either before or after shareholder approval, if circumstances arise which, in the opinion of the board of directors, make it inadvisable to proceed. If shareholders do not approve the Reincorporation Merger, Holdings-Alaska would not consummate the Reincorporation Merger and would continue to operate as an Alaska corporation. In the event the Reincorporation Merger is not consummated for any reason, then neither Proposal 8 nor Proposal 9 discussed below will go into effect, even if such proposals are approved by the shareholders.

      THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED AND RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED REINCORPORATION MERGER. THE AFFIRMATIVE VOTE OF TWO-THIRDS, OR 66 2/3%, OF HOLDINGS’ SHARES OF COMMON STOCK OUTSTANDING AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

Mechanics

      The proposed reincorporation would be effected pursuant to the Reincorporation Merger Agreement in substantially the form attached as Annex E. The discussion of the Reincorporation Merger and the Reincorporation Merger Agreement set forth below is qualified in its entirety by reference to the Reincorporation Merger Agreement. Upon completion of the Reincorporation Merger, Holdings-Alaska will cease to exist and Holdings-Delaware, which would be the surviving corporation in the Reincorporation Merger, would continue to operate our business under the name Outdoor Channel Holdings, Inc.

      Upon the effective date of the Reincorporation Merger, every two outstanding shares of common stock of Holdings-Alaska will be automatically converted into five shares of common stock of Holdings-Delaware and the right to receive cash in lieu of any fractional shares resulting from such conversion. Each stock certificate representing two issued and outstanding shares of common stock of Holdings-Alaska will continue to represent five shares of common stock of Holdings-Delaware and the right to receive cash in lieu of fractional shares, if any, but the percentage ownership of each holder of common stock shall not effectively change. If Holdings-Alaska and Holdings-Delaware effect the Reincorporation Merger, you would not need to exchange your existing stock certificates of Holdings-Alaska for stock certificates of Holdings-Delaware. You may, however, exchange your certificates if you so choose.

      The common stock of Holdings-Alaska is listed for trading on the OTCBB and, after the Reincorporation Merger, Holdings-Delaware’s common stock is expected to begin trading on The Nasdaq National Market under the same symbol “OUTD” as the shares of common stock of Holdings-Alaska are currently traded.

      Pursuant to the Reincorporation Merger Agreement, Holdings-Alaska and Holdings-Delaware promise to take all actions that Delaware law and Alaska law require for Holdings-Alaska and Holdings-Delaware to effect the Reincorporation Merger. The Reincorporation Merger Agreement provides that the respective obligations of Holdings-Alaska and Holdings-Delaware are subject to the approval of the shareholders of Holdings-Alaska and the sole shareholder of Holdings-Delaware.

Principal Reasons for the Proposed Reincorporation Merger

      For many years, Delaware has followed a policy of encouraging corporations to incorporate in that state. In furtherance of Delaware’s policy to encourage corporations to incorporate in that state, Delaware has been the leader in adopting, construing and implementing comprehensive and flexible corporate laws that have been responsive to the evolving legal and business needs of corporations organized under Delaware law.

      Delaware’s corporate law has also developed progressive principles of corporate governance that Holdings could draw upon when making business and legal decisions. The board of directors of Holdings believes that it is important to be able to draw upon well-established principles of corporate governance in making business and legal decisions.

      Additionally, Holdings’ board of directors believes that, as a Delaware corporation, Holdings would be better able to continue to attract and retain qualified directors and officers than it would be able to as an Alaska corporation in part because Delaware law provides more predictability with respect to the issue of liability of directors and officers than Alaska law does. Although Alaska law and Delaware law both permit a corporation to include a provision in Holdings’ articles or certificate, as the case may be, of incorporation that in certain circumstances reduces or limits the monetary liability of directors for breaches of their fiduciary duty of care, Delaware law, as stated above, provides to directors and officers more predictability than Alaska does and, therefore, provides directors and officers of a Delaware corporation a greater comfort as to their risk of liability than the comfort afforded under Alaska law. The board of directors of Holdings, therefore, believes that the proposed reincorporation may be a significant factor in continuing to attract and retain such individuals, and in freeing them to make corporate decisions on their own merits and for the benefit of shareholders rather than out of a desire to avoid personal liability.

      The board of directors and management of Holdings have considered the following benefits of Delaware’s corporate legal framework in deciding to propose reincorporating in Delaware:

•	the Delaware General Corporation Law (the “DGCL”), which is generally acknowledged to be the most advanced and flexible corporate statute in the country;

•	the Delaware General Assembly, which each year considers and adopts statutory amendments that have historically been proposed by the Corporation Law Council of the Delaware State Bar Association in an effort to ensure that the corporate statute continues to be responsive to the changing needs of businesses;

•	the Delaware Court of Chancery, which handles complex corporate issues with a level of experience and a degree of sophistication and understanding unmatched by any other court in the country, and the Delaware Supreme Court, which is highly regarded;

•	the well-established body of case law construing Delaware law, which has developed over the last century and which provides businesses with a greater predictability than most, if not all, other jurisdictions provide; and

•	the responsiveness and efficiency of the Division of Corporations of the Secretary of State of Delaware, which uses computer technology that is on the cutting edge.

      Any direct benefit that Delaware law provides to corporations indirectly benefits the shareholders, who are the owners of Holdings. For the reasons discussed in this Proxy Statement, Holdings believes that it and its shareholders will benefit in the near and longer term from reincorporating in Delaware.

Vote Required for the Reincorporation Merger Proposal

      Alaska law requires the affirmative vote of the holders of 66 2/3% of the outstanding shares of common stock of Holdings-Alaska to approve the Reincorporation Merger Agreement pursuant to which Holdings-Alaska and Holdings-Delaware would effect the Reincorporation Merger. Approval of the Reincorporation Merger proposal would also constitute an approval of the Reincorporation Merger Agreement and therefore the Reincorporation Merger, and all ancillary agreements and filings of certificates as contemplated by the Reincorporation Merger Agreement. A vote in favor of the Reincorporation Merger proposal is also effectively a vote in favor of the Delaware Certificate and the Delaware Bylaws. If the shareholders approve the Reincorporation Merger Agreement and the Reincorporation Merger becomes effective, the Delaware Certificate and the Delaware Bylaws in effect immediately prior to the effective date would respectively become the certificate of incorporation and bylaws of the surviving corporation. Appropriate changes will be made to the Delaware Certificate and the Delaware Bylaws in the event either Proposal 8 or Proposal 9 is not approved by the shareholders.

No Change in the Board Members, Business, Management, Employee Benefit Plans or Location of Principal Offices

      The Reincorporation Merger would NOT result in any change in Holdings’ business, management, fiscal year, assets or liabilities or location of Holdings’ principal facilities. Assuming that Holdings-Alaska and Holdings-Delaware effect the Reincorporation Merger, the directors and officers of Holdings-Alaska in office immediately prior to the effective time of the Reincorporation Merger would become the directors and officers of the surviving corporation. All employee benefit plans (including stock option and other equity-based plans) of Holdings-Alaska would be continued by the surviving corporation, and each stock option and other equity-based award issued and outstanding pursuant to such plans would automatically be converted into a stock option or other equity-based award with respect to an equivalent number of shares of the surviving corporation (after taking into account the 2 for 5 forward split being effected in connection with the Reincorporation Merger), upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award. Approval of the Reincorporation Merger proposal would constitute approval of the assumption of these plans by the surviving corporation. Assuming Holdings-Alaska and Holdings-Delaware effect the Reincorporation Merger, the surviving corporation would continue other employee benefit arrangements of Holdings-Alaska upon the terms and subject to the conditions currently in effect.

Abandonment of the Reincorporation Merger

      Notwithstanding a favorable vote of the shareholders, Holdings reserves the right by action of its board of directors to abandon the Reincorporation Merger prior to effectiveness of the Reincorporation Merger if it determines that such abandonment is in the best interests of Holdings. The board of directors has made no determination as to any circumstances which may prompt a decision to abandon the Reincorporation Merger.

Dissenters’ Rights as a Result of the Reincorporation Merger

      Shareholders of Holdings may have dissenters’ rights under Alaska law as a result of the proposed Reincorporation Merger. If shareholders exercise these dissenters’ rights with respect to a significant number of shares and comply with all the applicable requirements of Alaska law, we may be required to expend a significant amount of funds to purchase these shares, which would reduce our liquidity and may harm our financial condition.

      Shareholders who oppose the Reincorporation Merger may have the right to receive payment for the value of their shares as set forth in sections 10.06.574 - 10.06.582 of the Alaska Statutes (the “Alaska Code”). A copy of these sections is attached hereto as Annex H to this Proxy Statement. The material requirements for a shareholder to properly exercise his or her rights are summarized below. However, these provisions are very technical in nature, and the following summary is qualified in its entirety by the actual statutory provisions that should be carefully reviewed by any shareholder wishing to assert such rights.

      Under the Alaska Code, such dissenters’ rights may be available only to those shareholders of Holdings who (i) object to the proposed Reincorporation Merger in writing prior to or at the Annual Meeting; and (ii) do not vote any of their shares in favor of the proposed Reincorporation Merger at the Annual Meeting. Within ten days after the shareholders approve the Reincorporation Merger, a written notice will be mailed to each shareholder who has satisfied both of the foregoing conditions notifying such shareholders that the shareholders of Holdings-Alaska have approved the Reincorporation Merger. Shareholders will have 20 days after the date of such mailing to file a written notice of election to dissent. Within 45 days after you file such written notice of election to dissent, you must return your stock certificates which shall then be stamped as dissenting shares and returned to you. If you do not return your stock certificates within this time period, your right to dissent shall be lost or forfeited.

      Within 15 days after the Reincorporation Merger is completed, or within 15 days after the last day on which you may file your notice of election to dissent, whichever is later, Holdings-Delaware will mail to each shareholder who has filed a notice of election to dissent a written offer to pay an amount it estimates to be the fair value of such shares. “Fair value” means the value of the shares at the close of business on the day before the date on which the vote was taken approving the Reincorporation Merger. If the Reincorporation Merger is completed at this time, this offer shall be accompanied by a payment for such amount if you have returned your stock certificates. If the Reincorporation Merger is not completed at this time, such amount shall be sent to you after the completion of the Reincorporation Merger and after you have returned your stock certificates. If you accept such amount, and do not object to such amount within 30 days, you will no longer have any right to dissent. Please note that Holdings-Delaware may be prohibited by law in certain circumstances from making the payments, and within the time periods, as described in this paragraph.

      If Holdings-Delaware does not make the offer described above, or you object to the amount being offered by Holdings-Delaware, then either Holdings-Delaware or a shareholder may institute a proceeding to have the fair values of the shares be determined. If a proceeding is commenced, the court will determine the fair value of the shares and may appoint one or more appraisers to help determine such value. All dissenting shareholders must be a party to the proceeding, and all such shareholders will be entitled to judgment against Holdings-Delaware for the amount of the fair value of their shares, to be paid on surrender of the certificates representing such shares. The judgment will include an allowance for interest (at a rate determined by the court) to the date of payment. Both Holdings-Delaware and the dissenters must bear their own respective legal fees and expenses, unless the court requires one party to pay such legal fees and expenses because of the conduct of such party.

      The loss or forfeiture of dissenters’ rights simply means the loss of the right to receive a cash payment from Holdings-Delaware in exchange for shares. In such event the shareholder would still hold the appropriate number of shares of Holdings-Delaware.

Anti-takeover Implications

      Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of the corporate charter or bylaws or otherwise, which are designed to reduce a corporation’s vulnerability to unsolicited takeover attempts. It should be noted, however, that the Reincorporation Merger is not being proposed in order to prevent any present attempt known to the Holdings-Alaska board of directors to acquire control of Holdings-Alaska or to obtain representation on its board. With respect to implementing defensive strategies, Holdings believes that Delaware law is preferable to Alaska law because of the substantial judicial precedent on the legal principles applicable to defensive strategies. As an Alaska corporation, Holdings could implement some of the same defensive measures. As a Delaware corporation, however, Holdings would benefit from the predictability of Delaware law on such matters.

      Certain differences between Alaska and Delaware law, which will be effective upon consummation of the Reincorporation Merger without further action of the Holdings’ board of directors or its shareholders, could have a bearing on unapproved takeover attempts. For example, section 203 of the DGCL, to which Holdings-Delaware does not intend to opt out, restricts certain “business combinations” with “interested shareholders” for three years following the date that a person becomes an interested shareholder, unless prior to such time a shareholder becomes an interested shareholder the board of directors approves the business combination or the transaction which results in such shareholder becoming an interested shareholder. For a discussion of differences between the laws of Alaska and Delaware that may affect you, see “Significant Differences Between the Corporation Laws of Alaska and Delaware,” below.

      In addition, certain defensive strategies designed to enhance the ability of the board to negotiate with an unsolicited bidder shall be implemented in connection with the Reincorporation Merger. For a discussion of the most significant of these defensive strategies, and the differences between these provisions as they pertain to Holdings-Alaska and Holdings-Delaware, see “Comparison of the Charters and Bylaws of Holdings-Alaska and Holdings-Delaware.”

Significant Differences Between the Corporation Laws of Alaska and Delaware

      The following provides a summary of the major substantive differences between the corporation laws of Alaska and Delaware. It is not an exhaustive description of all differences between the laws of the two states. Accordingly, all statements herein are qualified in their entirety by reference to the respective corporation laws of Alaska and Delaware.

Dividends

      Subject to any restrictions contained in a corporation’s articles of incorporation, Alaska law generally provides that a corporation may declare and pay dividends unless the amount of:

the retained earnings of the corporation immediately before the distribution equals or exceeds the amount of the proposed distribution; or immediately after giving effect to the distribution the:

•	sum of the assets of the corporation, exclusive of goodwill, capitalized research and development expenses, evidences of debts owing from directors or officers or secured by the corporation’s own shares, and deferred directors or officers or secured by the corporation’s own shares, and deferred charges, would be at least equal to one and one-fourth times its liabilities, not including deferred taxes, deferred income, and other deferred credits; and

•	current assets of the corporation would be at least equal to its current liabilities or, if the average of the earnings of the corporation before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the interest expense of the corporation for those fiscal years, at least equal to one and one-fourth its current liabilities.

      Holdings’ current bylaws provide that dividends may be paid unless the corporation would be unable to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount needed, if the corporation were dissolved at the time of distribution, to satisfy the preferential rights of shareholders whose preferential rights are superior to the shareholders who receive the distribution.

      Delaware law allows the board of directors to authorize a corporation to declare and pay dividends and other distributions to its shareholders, subject to any restrictions contained in the certificate of incorporation, either out of surplus, or, if there is no surplus, out of net profits for the current or preceding fiscal year in which the dividend is declared. However, a distribution out of net profits is not permitted if a corporation’s capital is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, until the deficiency has been repaired.

Shareholder Voting Regarding a Merger or Sale of Assets

      In a merger or a sale of all or substantially all of the assets of a corporation, Delaware law requires that a majority of the shareholders approve the transaction and Alaska law requires that two-thirds of the shareholders approve the transaction. Delaware law does not require a shareholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if:

•	the merger agreement does not amend the existing certificate of incorporation;

•	each share of stock of the surviving corporation outstanding immediately before the effective date is an identical outstanding share after the merger; and

•	either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the merger agreement, or the authorized unissued shares or treasury shares of common stock of the surviving corporation to be issued or delivered under the merger agreement plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such agreement do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date.

Shareholder Approval of Certain Business Combinations

      Pursuant to the Alaska Takeover Bid Disclosure Act, Alaska regulates “takeover bids,” which are defined generally as the acquisition of or offer to acquire any equity security of an Alaska corporation if, after acquisition thereof, the offeror would directly or indirectly be a beneficial owner of more than five percent of any class of the issued and outstanding equity securities of such target corporation. Except in certain cases, an offeror must, prior to making a takeover bid, file with the Alaska Department of Community and Economic Development and deliver to the target corporation certain materials, including copies of all offering information, certain information about the offeror, the source of financing for the offer, the number of shares to be acquired and whether the offeror intends to sell the assets of the corporation. The Alaska Department of Community and Economic Development has the power to adjudicate whether full and fair disclosure is being made and to enjoin a takeover bid if it is not made in compliance with the Alaska Takeover Bid Disclosure Act.

      Delaware, like a number of states, has adopted special laws designed to make certain kinds of unfriendly corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203 of the DGCL, a Delaware corporation is prohibited from engaging in a “business combination” with an “interested shareholder” for three years following the date that such person or entity becomes an interested shareholder. With certain exceptions, an interested shareholder is a person or entity who or which owns, individually or with or through certain other persons or entities, fifteen percent (15%) or more of Holdings’ outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only) and such person’s affiliates and associates. Interested shareholders also include affiliates or associates of the corporation who were the owners of 15% or more of the outstanding voting stock of the corporation within the preceding three year period and such person’s affiliates and associates. The three-year moratorium imposed by Section 203 on business combinations does not apply if:

•	prior to the date on which such shareholder becomes an interested shareholder the board of directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested shareholder;

•	upon consummation of the transaction that made him or her an interested shareholder, the interested shareholder owns at least eighty-five percent (85%) of Holdings’ voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining voting stock outstanding shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or

•	on or after the date such person or entity becomes an interested shareholder, the board of directors approves the business combination and it is also approved at a shareholder meeting by sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock not owned by the interested shareholder.

      Although a Delaware corporation may elect in its certificate of incorporation not to be governed by Section 203, the Delaware Certificate does not contain such an “opt out” election, and the board intends that Holdings-Delaware will be governed by Section 203 if the Reincorporation Merger is approved. The board believes that Section 203 will encourage any potential acquiror to negotiate with the board. Section 203 also might have the effect of limiting the ability of a potential acquiror to make a two-tiered bid for Holdings-Delaware in which all shareholders would not be treated equally. Shareholders should note, however, that the application of Section 203 to Holdings-Delaware will confer upon the board the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for Holdings-Delaware’s shares over the then-current market price. Section 203 could also discourage certain potential acquirors who are unwilling to comply with its provisions.

Removal of Directors

      Under Alaska law, any director or the entire board of directors of an Alaska corporation may be removed if the removal is approved by the outstanding shares, subject to certain restrictions. Holdings’ bylaws provides that the shareholders may remove one or more directors, with or without cause, at a regular meeting or special meeting of shareholders called for that purpose. The notice requirements of such meeting must comply with sections 10.06.410 and AS 10.06.460 of the Alaska Statutes, as such statutes are amended from time to time. The shareholders may remove a director by affirmative vote of the holders of a majority of the shares entitled to vote on the election of that director. A director may not be removed if votes sufficient to elect the director are voted against the director’s removal.

      Under Delaware law, without a classified board, directors may be removed with or without cause by the vote of a majority of the shares entitled to vote. With a classified board, a director may be removed by a majority of the shares entitled to vote only for cause unless the certificate provides otherwise. If a corporation has cumulative voting and less than the entire board is to be removed, no director may be removed without cause if the votes cast against removal would be sufficient to elect such director if cumulatively voted at an election of the entire board or at an election of that director’s class of directors. Finally, a corporation’s certificate of incorporation can require a larger percentage of shares to remove a director with or without cause.

Limitation of Liability and Indemnification

      Under Section 10.06.490 of the Alaska Statutes, a corporation has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities. The current Holdings-Alaska bylaws provide that Holdings-Alaska will indemnify its directors and officers to the fullest extent permitted by law. However, Holdings’ bylaws also provide that nothing eliminates or limits the liability of a director for (i) a breach of a director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent conduct involved in the payment of dividends or the repurchase of stock from other than lawfully available funds; or (iv) a transaction which the director derives an improper personal benefit.

      Under Delaware law, the certificate of incorporation may eliminate director liability for all acts except: (a) an act or omission not in good faith or that involves intentional misconduct or knowing violation of the law; (b) a breach of the duty of loyalty; (c) any transaction from which the director derived improper personal benefits; or (d) certain unlawful distributions.

      The Delaware General Corporation Law classifies indemnification as either mandatory indemnification or permissive indemnification. A Delaware corporation is required to indemnify a director or officer against expenses reasonably incurred in an action that the agent successfully defended on the merits or otherwise.

      Under Delaware law, in non-derivative third-party proceedings, a corporation may indemnify any director, officer employee or agent who is or is threatened to be made a party to the proceeding against expenses, judgments, fines and settlements actually and reasonably incurred in connection with a civil proceeding, provided such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Further, in actions brought on behalf of the corporation, any director, officer employee or agent who is or is threatened to be made a party can be indemnified for expenses actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; however, indemnification is not permitted with respect to any claims that such person has been adjudged liable to the corporation unless the appropriate court determines such person is entitled to indemnity for expenses.

      Unless ordered by a court, the corporation must authorize permissive indemnification in each case by: (a) a majority vote of the disinterested directors even though less than a quorum; (b) a committee of disinterested directors, designated by a majority vote of such directors even though less than a quorum; (c) independent legal counsel in a written opinion; or (d) a majority vote of the shareholders. The statutory rights regarding indemnification are non-exclusive; consequently, a corporation can indemnify a litigant in circumstances not defined by Delaware law under any bylaw or agreement.

      Holdings-Delaware intends to enter into indemnification agreements with all of its directors and selected officers. Pursuant to the indemnification agreements, each indemnitee will be entitled to indemnification to the extent specifically required or permitted by Delaware law. In addition, to the maximum extent permitted by applicable law, an indemnitee will be entitled to indemnification for any amount which the indemnitee is or becomes legally obligated to pay relating to or arising out of any claim made against such person because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which such person commits, suffers, permits or acquiesces in while acting in the indemnitee’s position with or on behalf of Holdings-Delaware whether prior to or after the date of the indemnification agreement. Holdings-Delaware will not be required under the indemnification agreements to make payments in connection with any claim against the indemnitee (except to the extent permitted by Delaware law) to the extent (a) of any fine or similar governmental imposition which Holdings-Delaware is prohibited by applicable law from paying which results in a final, unappealable order, or (b) based upon or attributable to the indemnitee gaining in fact a personal profit to which it is not legally entitled, including without limitation profits made from the purchase and sale by the indemnitee of equity securities of Holdings-Delaware which are recoverable by Holdings-Delaware pursuant to Section 16(b) of the Exchange Act, and profits arising from transactions in publicly traded securities of Holdings-Delaware which were effected by the indemnitee in violation of Section 10(b) of the Exchange Act, or Rule 10b-5 promulgated thereunder.

Appraisal Rights

      Under Alaska law, dissenters’ rights of appraisal are available to a shareholder of a corporation only in connection with a plan of mergers, consolidations or a sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale under a court order or a sale for cash on terms requiring that all or substantially all of the net proceeds of the sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale involving that corporation. Appraisal rights are not available under Alaska law:

•	to the holders of shares of a class or series if the shares of the class or series were registered on a national securities exchange on the date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which the plan of merger, consolidation, or exchange or the proposed sale or exchange of property and assets is to be acted upon unless the articles of the corporation provide otherwise; or

•	to the shareholders of the surviving corporation if a vote of the shareholders of the surviving corporation is not necessary to authorize the merger.

      The rights of a shareholder who dissents as to less than all of the shares registered in the name of the shareholder shall be determined as if the shares as to which the shareholder dissents and the other shares of the shareholder are registered in the name of different shareholders.

      Under Delaware law, dissenters’ rights of appraisal are available to shareholders of a corporation only in connection with certain types of mergers or consolidations involving that corporation. Appraisal rights are not available under Delaware law if the corporation’s stock is either: (a) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (b) held of record by more than 2,000 shareholders; except that appraisal rights will be available if the merger or consolidation requires shareholders to exchange their stock for anything other than: (w) shares of the surviving corporation, (x) shares of another corporation that will be listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders, or (y) cash in place of fractional shares or (z) a combination thereof.

      Additionally, under Delaware law, appraisal rights are not available if the corporation is the surviving corporation and no vote of its shareholders is required for the merger.

Dissolution

      Under Alaska law, a dissolution must be approved by an affirmative vote of two-thirds or more of the shares of the corporation entitled to vote, by written consent of the shares taken without a meeting and by approval of the board if the corporation has been adjudicated bankrupt, disposed of all of its assets and not conducted business for a period of five years preceding the adoption of the resolution or issued no shares.

      Under Delaware law, if in the judgment of the board of directors that the corporation should be dissolved, a dissolution must be approved by an affirmative vote of a majority of the outstanding stock of the corporation entitled to vote. Dissolution may also be authorized without action of the directors if all the shareholders entitled to vote shall consent in writing.

Interested Director Transactions

      An Alaska corporation may lend money to an officer or employee authorized by the board. A loan may not be extended to a director without the approval of two-thirds of the voting shares. Alaska law requires certain disclosure and shareholder approval, and just and reasonable standards be met, regarding contracts or transactions with directors or officers.

      Delaware law provides that contracts or transactions in which one or more of the corporation’s directors have an interest are not voidable solely because of such interest or because such director was present at the meeting where such contracts or transactions were approved if:

•	provided that the material facts of the contract or transaction and the director’s interest in such contract or transaction is fully disclosed, the contract or transaction is approved by a majority vote of disinterested directors;

•	provided that the material facts of the contract or transaction and the director’s interest in such contracts or transactions are fully disclosed, the contract or transaction is approved by a majority vote of the shareholders; or

•	the contract or transaction is fair as to the corporation when authorized by the board of directors or the shareholders.

Comparison of the Charters and Bylaws of Holdings-Alaska and Holdings-Delaware

      There are significant similarities between the Delaware Certificate and the Amended and Restated Articles of Incorporation (the “Alaska Articles”). For example, both provide for the authorization of 75 million shares of common stock and 25 million shares of preferred stock. In addition, the Alaska Articles and the Delaware Certificate each provide that the board is entitled to determine the rights, preferences, privileges and restrictions of the authorized and unissued preferred stock at the time of issuance which would provide the ability, among other things, to adopt a shareholder rights plan as an anti-takeover strategy.

      The following discussion is a summary of certain material differences between the Alaska Articles and Amended and Restated Bylaws (the “Alaska Bylaws”) and the Delaware Certificate and Delaware Bylaws. All statements herein are qualified in their entirety by reference to the respective corporation laws of Alaska and Delaware and the full text of the Alaska Articles and Alaska Bylaws and the Delaware Certificate and Delaware Bylaws. Approval by the Holdings-Alaska shareholders of the Reincorporation Merger will automatically result in the adoption of the provisions set forth in the Delaware Certificate and Delaware Bylaws; provided, however, if either Proposal 8 or Proposal 9 is not approved by the shareholders, appropriate changes will be made to the Delaware Certificate and the Delaware Bylaws. A copy of the Delaware Certificate is attached hereto as Annex F and a copy of the Delaware Bylaws is attached hereto as Annex G, which copies currently contain the provisions discussed in Proposal 8 and Proposal 9 below. The Alaska Articles and Alaska Bylaws are on file with the SEC and are available from Holdings-Alaska upon request.

Shareholder Voting and Action in General

      Under Alaska law and the Alaska Bylaws, the shareholders of Holdings-Alaska may take action by unanimous written consent instead of holding a meeting of the shareholders.

      Delaware law allows the corporation’s shareholders to take action by obtaining the required percentage of votes by written consent instead of holding a meeting of the shareholders unless the corporation’s certificate of incorporation provides otherwise.

      The Delaware Certificate requires that all shareholder actions be taken by holding a shareholder meeting and not by written consent.

Cumulative Voting

      In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose, up to the number of directors to be elected. Without cumulative voting, the holders of a majority of the shares present at an annual meeting or any special meeting held to elect directors would have the power to elect all the directors to be elected at that meeting.

      Under Alaska law, cumulative voting is allowed unless the articles of incorporation provide otherwise. Holdings’ articles of incorporation and bylaws do not provide for cumulative voting.

      Under Delaware law, cumulative voting must be expressly authorized in the corporation’s certificate of incorporation. The Delaware Certificate does not authorize cumulative voting.

Size of the Board of Directors

      Alaska law states that the board of directors shall consist of one or more members. Alaska law permits the board of directors of an Alaska corporation to change the authorized number of directors by amendment to the corporation’s bylaws or in the manner provided in the bylaws, unless the number of directors is fixed in the corporation’s articles of incorporation, which case a change in the number of directors may be made only by amendment to the articles of incorporation. If the number of directors is not otherwise set the number of directors is three. The Alaska Bylaws provide that the authorized number of directors constituting the Holdings-Alaska board shall not be less than three or more than nine, as established from time to time by resolution of the directors. The number of directors presently authorized is four and is expected to be increased to seven shortly after the effective time of the TOC Merger.

      Delaware law states that the board of directors shall consist of one or more members. If the number of directors, or the manner of fixing the number of directors, is set forth in the certificate of incorporation, the number of directors may be changed only by amending the certificate or acting according to the manner specified in the certificate. Similarly, if the number of directors is fixed in the bylaws, the number may be changed by amending the bylaws. If, under the certificate of incorporation, the directors have the power to amend the bylaws, the board may change the authorized number by amending its bylaws without shareholder approval.

      The Delaware Bylaws provide that the number of directors of Holdings-Delaware shall be fixed from time to time exclusively by the board of directors, subject to any rights granted to the holders of preferred stock (if any series is outstanding). At the time of the Reincorporation Merger, Holdings-Delaware shall have the same directors and the same number of authorized directors as Holdings-Alaska just before the Reincorporation Merger.

Classified Board of Directors

      A classified board of directors is one with respect to which a number of the directors, but not necessarily all, are elected on a rotating basis each year. Alaska law permits, but does not require, an Alaska corporation to provide in its articles of incorporation for a classified board of directors, if the board consists of three or more members. The directors under Alaska law can be divided into either two or three classes, each class to be as nearly equal in number as possible, with the term of office of the directors of the first class to expire at the first annual meeting of the shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class, if any, to expire at the third annual meeting after their election. Holdings-Alaska’s articles of incorporation and bylaws do not provide for a classified board of directors.

      Under Delaware law, the certificate of incorporation, an initial bylaw or a bylaw adopted by the shareholders for a Delaware corporation may create a classified board with staggered terms. A maximum of three classes of directors is allowed with members of one class elected each year for a maximum term of three years. Finally, there is no statutory requirement as to the number of directors in each class or that the number in each class be equal.

      In the event Proposal 8 — Approval of Classification of Board of Directors and Related Matters is approved by the shareholders, then Holdings-Delaware will have a classified board with the directors divided into three classes. In the event Proposal 8 is not approved by the shareholders, then the Delaware Certificate and the Delaware Bylaws will be amended to omit the provisions relating to a classified board of directors.

Filling Vacancies on the Board of Directors

      Under Alaska law, unless otherwise provided in the articles of incorporation or bylaws of the corporation and except for a vacancy created by the removal of a director, vacancies on the board of directors may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. Unless the articles of incorporation or bylaws provide, vacancies occurring in the board by reason of removal of directors, may be filled only by approval of the shareholders. The bylaws of Holdings-Alaska provide that if a vacancy occurs on the board, except for by reason of removal, the directors then in office may fill the vacancy by the affirmative vote of a majority of all the directors in office, even if a quorum is not present.

      Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, vacancies may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. If at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board, as constituted immediately prior to any increase in the board size, holders of at least 10% of the shares entitled to vote for such directors may apply to the Delaware Court of Chancery to order an election to fill any such vacancies. Further, unless otherwise provided in the certificate or bylaws, when a director resigns effective as of a future date, a majority of directors then in office, including any director who has resigned, have the power to fill such vacancy or newly created directorship.

      The Delaware Bylaws allow only the board of directors to fill vacancies on the board of directors unless the board of directors authorizes the shareholders to do so.

Shareholder Power to Call Special Shareholders Meeting

      Under Alaska law, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of not less than one-tenth of all of the shares entitled to vote at the meeting, or any other person authorized to do so in the corporation’s articles of incorporation or bylaws. Holdings-Alaska bylaws provide that special meetings of shareholders may be called by the board, the chairman or the president, or if the holders of at least ten percent of all the votes entitled to be cast on any issue at the meeting, sign, date and deliver to the secretary one or more written demands for a special meeting which describe the purposes for the meeting.

      Under Delaware law, a special meeting of shareholders may be called by the board of directors or any other person authorized to do so in the corporation’s certificate of incorporation or bylaws.

      If Proposal 9 — Approval of Provisions in the Certificate of Incorporation and Bylaws Which Provide That Only the Board of Directors May Call Special Meetings of Stockholders is approved by the shareholders, then the Delaware Certificate and the Delaware Bylaws will authorize only the board of directors to call a special meeting of the stockholders. In the event Proposal 9 below is not approved by the shareholders, then appropriate changes will be made to the Delaware Certificate and the Delaware Bylaws.

Voting Requirements to Amend Charter Documents and Bylaws

      Unless otherwise specified in an Alaska corporation’s articles of incorporation, an amendment to the articles of incorporation requires the approval of the outstanding shares. Furthermore, under Alaska law, the holders of the outstanding shares of a class are entitled to vote as a class upon any proposed amendment to the articles of incorporation, whether or not entitled to vote thereon by the provisions of the corporation’s articles of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, exchanges, reclassifies, or cancels all or part of the shares of such class, or alter or change the powers, preferences or specific rights of the shares of such class so as to adversely affect them. Holdings’ articles of incorporation does not contain any provision modifying the statute with respect to amendments to the articles of incorporation. Holdings’ bylaws provide that the board by majority vote and without shareholder action, may amend the articles to:

•	To delete the names and addresses of the initial directors, the initial registered agent, and the registered office of the corporation;

•	To change each issued and unissued authorized share of an outstanding class into a greater number of whole shares if the corporation has only shares of that class outstanding; or

•	To make any other changes permitted by the sections 10.06.504 and AS 10.06.506 of the Alaska Statutes, as such statutes are amended from time to time, without shareholder action.

      Alaska law provides that the bylaws may be amended by the approval of the outstanding shares or by approval of the board. The articles of incorporation may restrict or eliminate the power of either the board or the outstanding shares to adopt, amend or repeal the bylaws. The articles of incorporation of Holdings-Alaska expressly authorizes the board of directors to amend the bylaws. The Holdings-Alaska board is expressly and exclusively authorized, to the exclusion of shareholders, to amend, alter, or repeal the bylaws by vote of a majority of the board at any meeting of the board, or by unanimous written consent of the board, except as provided by Alaska law. The bylaws of Holdings-Alaska may be amended at a special meeting of the board only if notice of the proposed amendment was contained in the notice of the meeting.

      Delaware law provides that under the following circumstances, a class of shareholders has the right to vote separately on an amendment to the certificate of incorporation even if the certificate does not include such a right: (a) increasing or decreasing the aggregate number of authorized shares of the class (the right to a class vote under this circumstance may be eliminated by a provision in the certificate); or (b) changing the powers, preferences, or special rights of the shares of the class in a way that would affect them adversely. Approval by a majority of the outstanding shares entitled to vote is also required. Further, a separate series vote is not required unless a series is adversely affected by an amendment in a manner different from other shares in the same class. In addition, the bylaws may be amended or repealed by shareholders, and, if provided for in the corporation’s certificate of incorporation, by the directors.

      The Delaware Certificate provides that the board of directors can amend the Delaware Bylaws. In addition, the Delaware Certificate and the Delaware Bylaws require at least 66 2/3% approval of the shareholders to amend certain provisions in the Delaware Certificate or the Delaware Bylaws. Appropriate changes will be made to the Delaware Certificate and the Delaware Bylaws in the event either Proposal 8 or Proposal 9 is not approved by the shareholders.

Limitation of Liability; Indemnification

      The Alaska Articles contain a provision which provides that a director of Holdings-Alaska is not liable to the corporation or its shareholders for monetary damages for breaches of fiduciary duties to the full extent of the Alaska Corporations Code, subject to limitations. The Alaska Bylaws provide that Holdings-Alaska is to indemnify its directors and officers to the fullest extent permitted by law.

      The Delaware Certificate contains a provision which provides that a director of the corporation shall not be personally liable to Holdings-Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain limitations, and also provides that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors of Holdings-Delaware will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law. The Delaware Bylaws contain provisions providing the directors and officers with rights to indemnification, the advancement of expenses, and to bring suit against the corporation if a claim for indemnification or the right to advancement of expenses is not paid as required. These rights which are conferred in the Delaware Bylaws are not exclusive and, as indicated earlier, Holdings-Delaware intends to enter into indemnification agreements with all of its directors and selected officers. To the extent such persons are provided with enhanced indemnification rights as a result of the Reincorporation Merger and such indemnification agreements, you should be aware that the interests of Holdings’ directors and officers are different from, or are in addition to, your interests. As a result, these directors, officers and shareholders may be more likely to vote in favor of recommending the Reincorporation Merger than if they did not hold these interests.

Federal Tax Consequences of the Reincorporation Merger

      The following is a discussion of certain United States federal income tax considerations that may be relevant to holders of our common stock who receive common stock of Holdings-Delaware as a result of the Reincorporation Merger. The discussion does not address all of the tax consequences of the proposed reincorporation that may be relevant to you, such as consequences to non-United States persons or dealers in securities. Furthermore, no foreign, state, or local tax considerations are addressed herein. THE U.S. FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO THE PROPOSED REINCORPORATION ARE COMPLEX AND ARE SUBJECT TO CHANGE (EITHER ON A

PROSPECTIVE OR RETROACTIVE BASIS), AND THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL THE POSSIBLE TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

      Holdings-Alaska believes that the reincorporation will be a tax-free reorganization under Code Section 368(a) and plans to receive an opinion from Paul Hastings in this regard prior to closing the Reincorporation Merger. Accordingly, for federal income tax purposes, the holders of common stock of Holdings-Alaska should not recognize any gain or loss upon receipt of common stock of Holdings-Delaware by reason of the reincorporation. Each share of Holdings-Delaware common stock that you acquire by reason of the reincorporation should have the same tax basis and the same holding period as the equivalent Holdings-Alaska common stock from which such shares of Holdings-Alaska common stock were converted, provided that you hold such shares of Holdings-Delaware common stock as a capital asset on the date the reincorporation is effected.

      Holdings-Alaska has not requested a ruling from the Internal Revenue Service (the “IRS”) with respect to whether the proposed reincorporation qualifies as a reorganization within the meaning of Code Section 368(a) or the federal income tax consequences of the proposed reincorporation under the Code. A successful IRS challenge to the federal tax treatment of the proposed reincorporation as a Code Section 368(a) reorganization could result in a shareholder recognizing gain or loss with respect to each share of common stock of Holdings-Alaska exchanged in the proposed reincorporation equal to the difference between the shareholder’s basis in such share and the fair market value, as of the time of the proposed reincorporation, of the common stock of Holdings-Delaware received in exchange therefore. In such event, your aggregate basis in the shares of common stock of Holdings-Delaware you receive in the exchange would equal their fair market value on such date, and your holding period for such shares would not include the period during which you held common stock of Holdings.

      State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described above.

      Holdings-Alaska should not recognize gain or loss for federal income tax purposes as a result of the proposed reincorporation, and Holdings-Delaware should succeed, without adjustment, to the federal income tax attributes of Holdings-Alaska.

Accounting Consequences

      Holdings-Alaska believes that there will be no material accounting consequences for it resulting from the Reincorporation Merger.

Regulatory Approval

      To Holdings’ knowledge, the only required regulatory or governmental approval or filings necessary in connection with the consummation of the Reincorporation Merger would be the filings with the Secretary of State of Alaska and the Secretary of State of Delaware.

Securities Laws

      In order to provide an exemption from various states’ blue sky laws in connection with the exchange of shares of common stock of Holdings-Alaska for shares of common stock of Holdings-Delaware, the Reincorporation Merger will not be consummated until the shares of common stock of Holdings-Delaware have been approved for listing on The Nasdaq National Market. Holdings has applied for listing of the Holdings-Delaware common stock on The Nasdaq National Market under the symbol “OUTD” and the shares of common stock of Holdings-Delaware have been approved for listing on The Nasdaq National Market, subject to the consummation of the Reincorporation Merger among other things.

PROPOSAL 8 — APPROVAL OF CLASSIFICATION OF

BOARD OF DIRECTORS AND RELATED MATTERS

Introduction

      As discussed above in Proposal 7, the Holdings board of directors believes that it is advisable and in the best interests of Holdings and its shareholders to change the state of incorporation of Holdings from Alaska to Delaware. This Proposal 8 concerns provisions (which we collectively refer to as the “Classified Board Provisions”) contained in Sections A and D of Article SIXTH of the Delaware Certificate, Section 1 of ARTICLE 2 of the Delaware Bylaws and, Article NINTH of the Delaware Certificate. These provisions:

•	classify the Board of Directors into three classes;

•	provide that directors may be removed from office only for cause and only by the affirmative vote of 66 2/3% of the voting power of the outstanding shares of capital stock entitled to vote; and

•	require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock entitled to vote to amend or repeal the foregoing provisions contained the Delaware Certificate.

      The Classified Board Provisions are being presented to the shareholders for adoption as a single proposal because of their interrelationship and will only be included in the Delaware Certificate and Delaware Bylaws if this Proposal 8 is approved and the Reincorporation Merger is completed. Since amendments to the Alaska Articles generally require the affirmative vote of a majority of the stock entitled to vote if the proposed amendment was being considered under laws of Alaska, Holdings has determined that a majority vote of Holdings’ shares of common stock outstanding and entitled to vote at the Annual Meeting is the appropriate vote requirement for this proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED AND RECOMMENDS THAT YOU VOTE “FOR” THE CLASSIFIED BOARD PROVISIONS. THE AFFIRMATIVE VOTE OF A MAJORITY OF HOLDINGS’ SHARES OF COMMON STOCK OUTSTANDING AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

Classified Board

      The Alaska Bylaws of Holdings presently provide that directors shall hold office for a one-year term until the next succeeding annual meeting, and thereafter until the director’s successor is elected and qualified. Alaska law permits, but does not require, an Alaska corporation to provide in its articles of incorporation for a classified board of directors. The current Alaska Articles of Holdings do not provide for a classified board.

      The Classified Board Provisions provide that the directors, other than those who may be elected by the holders of any outstanding series of preferred stock under specified circumstances, are to be divided into three classes, with the term of office of the first class to expire at the next annual meeting of stockholders; the term of office of the second class to expire at the second annual meeting of stockholders; and the term of office of the third class to expire at the third annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

      A classified board of directors will give the board of Holdings a greater likelihood of having continuity and experience, since a majority of the directors should have prior experience as directors of Holdings. Although Holdings has not experienced problems in the past with respect to the continuity and stability of leadership and policy, Holdings believes that a classified board will decrease the likelihood of such problems arising in the future.

      Classification of directors will significantly extend the time required to elect a majority of the board. Presently, a change in the board can be made by a majority of Holdings’ shareholders at a single shareholders meeting. Under the Classified Board Provisions, it will take at least two annual meetings for a majority of stockholders to make a change in the majority of directors on the board, since only a minority of the directors will be elected at each meeting. As a result, Holdings believes that a classified board will encourage persons seeking to acquire control of Holdings to pursue such an acquisition through arms-length negotiations with the board. A classified board, however, will also make it more difficult for shareholders to effect a change in a majority of the board, even if such change is sought due to shareholder dissatisfaction with the performance of Holdings’ directors.

Removal of Directors

      The Classified Board Provisions provide, subject to the rights of the holders of any series of preferred stock then outstanding, that any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock entitled to vote. Presently, under Alaska law, any director or the entire board of directors of an Alaska corporation may be removed if the removal is approved by the outstanding shares, subject to certain restrictions. The Alaska Bylaws of Holdings currently provide that the shareholders may remove one or more directors, without or without cause, at a regular meeting or special meeting of the shareholders called for that purpose.

      One method used by takeover bidders to obtain control of a corporation is to acquire a majority of the outstanding shares of such corporation and to use the voting power of those shares to remove the incumbent directors and replace them with nominees of the bidder, who may then be able to approve a merger or other business combination with the bidder. The provisions relating to the removal of directors and the filling of vacancies on the board together with a classified board make it more difficult and time consuming for any individual or entity who may have accumulated a substantial (possibly a majority) voting position in Holdings to obtain control of the board of directors for such purposes or for the purpose of changing Holdings’ operations and business. This may discourage unsolicited takeover proposals and discourage potentially unfriendly bids for shares of Holdings. This proposal is not being proposed, however, in response to any specific takeover threat known to the board as of the date of this Proxy Statement.

Increased Shareholder Vote for Changes in or to the Classified Board Provisions

      The Classified Board Provisions would require a 66 2/3% of the voting power of all of the then outstanding shares of capital stock of Holdings entitled to vote, voting together as a single class, affirmative vote to amend or repeal the Classified Board Provisions. Under Delaware law, a majority stockholder vote is required to effect a change in any provision of a certificate of incorporation, unless the certificate requires a greater shareholder vote.

      The requirement of a two-thirds stockholder vote to effect any change to the Classified Board Provisions may prevent a takeover bidder or other stockholder controlling a majority of the voting stock to avoid the requirements of these provisions by simply repealing them. At the same time, however, such requirement gives minority stockholders, in effect, more power over any such change, even if the board or a majority of the stockholders should favor such a change. In the event this Proposal 8 is not approved by the shareholders, then appropriate changes will be made to the Delaware Certificate and the Delaware Bylaws, and as a result, under Delaware law the directors would be able to be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Shareholders are urged to read carefully the text of these provisions set forth in the Delaware Certificate and the Delaware Bylaws which are attached as annexes to this Proxy Statement and Proposal 7 — Approval of Reincorporation of Holdings from Alaska to Delaware above for additional information.

PROPOSAL 9 — APPROVAL OF PROVISIONS IN THE CERTIFICATE OF INCORPORATION AND BYLAWS WHICH PROVIDE THAT ONLY THE BOARD OF

DIRECTORS MAY CALL SPECIAL MEETINGS OF STOCKHOLDERS

Introduction

      As discussed above in Proposal 7, the Holdings board of directors believes that it is advisable and in the best interest of Holdings and its shareholders to change the state of incorporation of Holdings from Alaska to Delaware. This Proposal 9 concerns provisions (which we collectively refer to as the “Special Meeting Provisions”) contained in Section D of ARTICLE FIFTH of the Delaware Certificate, ARTICLE NINTH of the Delaware Certificate and Section 2 of Article 1 of the Delaware Bylaws. These provisions:

•	provide that special meetings of stockholders may be called only by the board of directors; and

•	require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock entitled to vote to amend or repeal the foregoing provision in the Delaware Certificate.

      The Special Meeting Provisions are being presented to shareholders for adoption as a single proposal because of their inter-relationship and will only be included in the Delaware Certificate and Delaware Bylaws if this Proposal 9 is approved and Reincorporation Merger is completed. Since amendments to the Alaska Articles generally require the affirmative vote of a majority of the stock entitled to vote if the proposed amendment was being considered under laws of Alaska, Holdings has determined that a majority vote of Holdings’ shares of common stock outstanding and entitled to vote at the Annual Meeting is the appropriate vote requirement for this proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED AND RECOMMENDS THAT YOU VOTE “FOR” THE SPECIAL MEETING PROVISIONS. THE AFFIRMATIVE VOTE OF A MAJORITY OF HOLDINGS’ SHARES OF COMMON STOCK OUTSTANDING AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

Calling of Special Meetings

      Under Alaska law, special meetings of shareholders may be called by the board of directors, the chairman of the board, the president or holders of not less than one-tenth of all the shares entitled to vote at the meeting, or any other person authorized to do so in the corporation’s articles of incorporation or bylaws. The Alaska Bylaws of Holdings provide that special meetings of shareholders may be called by the board, the chairman of the board, the corporation’s president, or if the holders of at least ten percent of all the votes entitled to be cast on any issue at the meeting, sign, date and deliver to the secretary one or more written demands for a special meeting which describe the purposes of the meeting.

      Under Delaware law, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the corporation’s certificate of incorporation or bylaws. The Special Meeting Provisions provide that a special meeting of the stockholders may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors, whether or not there exists any vacancies in previously authorized directorships. The Special Meeting Provisions eliminate any authority for the stockholders to be able to call special meetings for any reason. As a result, a stockholder would not be able to force stockholder consideration of a proposal over the opposition of the board of directors by calling a special meeting of the stockholders prior to the time that the board believes such consideration would be appropriate. Since stockholder approval of mergers subsequent to a hostile takeover usually require the calling of a special meeting, the approval of the Special Meeting Provisions would make it more difficult for persons interested in obtaining approval of a merger to do so. As a result, Holdings believes that this provision will encourage persons seeking to enter into negotiations with the corporation to deal directly with the board, which will then be able to properly evaluate such proposals. For these reasons, Holdings believes that this Proposal 9 may have an anti-takeover affect and discourage potentially unfriendly bids for shares of Holdings. This proposal is not being proposed, however, in response to any specific takeover threat known to the board as of the date of this Proxy Statement.

      Shareholders should recognize that the Special Meeting Provisions will apply to any reason to which stockholders may have to call a special meeting and not merely to meetings called subsequent to hostile takeovers. The provisions may prevent stockholders from calling a special meeting even when a majority of the outstanding shares desires to do so.

Increased Shareholder Vote for Changes in or to the Special Meeting Provisions

      The Special Meeting Provisions would require a 66 2/3% of the voting power of all of the then outstanding shares of capital stock of Holdings entitled to vote, voting together as a single class, affirmative vote to amend or repeal the Special Meeting Provisions. Under Delaware law, a majority stockholder vote is required to effect a change of any provision of a certificate of incorporation, unless the certificate requires a greater stockholder vote.

      The requirement of a two-thirds stockholder vote to change the Special Meeting Provisions may prevent a take-over bidder or stockholder controlling a majority of the voting stock to avoid the requirement of these provisions by simply repealing them. At the same time, however, such requirement gives minority stockholders, in effect, more power over any such change, even if the board or a majority of the stockholders would favor such a change.

      In the event this Proposal 9 is not approved by the shareholders, then the Delaware Certificate and the Delaware Bylaws will be revised to provide that special meetings of the stockholders may only be called by the same persons as are currently entitled to call such special shareholder meetings under the Alaska Bylaws, and such provisions shall be contained in the Delaware Bylaws.

      Shareholders are urged to read carefully the text of these provisions set forth in the Delaware Certificate and the Delaware Bylaws which are attached as annexes to this Proxy Statement and Proposal 7 — Approval of Reincorporation of Holdings from Alaska to Delaware above for additional information.

SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR THE 2005 ANNUAL MEETING

      If the Reincorporation Merger is not completed, the Alaska Bylaws will govern the submission of proposals and director nominations by shareholders for the 2005 annual meeting. Under the Alaska Bylaws, shareholder proposals and director nominations may be made only at a meeting of shareholders (a) pursuant to Holdings-Alaska’s notice of meeting, (b) by or at the direction of the board of directors or (c) by a shareholder who meets the qualifications set forth in the Alaska Bylaws. Shareholders must submit a timely written notice of director nomination or shareholder proposal to the Secretary of Holdings-Alaska. To be timely, a notice must be delivered to or mailed and received by the Secretary of Holdings-Alaska at our principal executive offices at least 120 days but not more than 150 days before the anniversary date of the release of our proxy statement for the prior year’s annual meeting, unless the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, in which case the Alaska Bylaws specify alternate deadlines. To be effective, shareholder nomination or proposal notices must include the information required by the Alaska Bylaws, and shareholder proposals must be a proper subject for action by shareholders and notices thereof must include specified information about the proposal and the proposing shareholder.

      If the Reincorporation Merger is completed, all stockholder proposals and director nominations for the 2005 annual meeting must be submitted in accordance with the procedures set forth in the Delaware Bylaws, a copy of which is attached as Annex G to this Proxy Statement.

      If a shareholder wants us to consider including a proposal in Holdings’ proxy materials for the 2005 annual meeting, pursuant to Rule 14a-8 under the Exchange Act the shareholder must submit the proposal no later than April 21, 2005. If the proposal complies with all of the requirements of Rule 14a-8, Holdings will include it in the proxy statement and set it forth on the form of proxy issued for the 2005 annual meeting. Any such shareholder proposals should be directed to the attention of the Secretary of Holdings at our address set forth on page 8 of this Proxy Statement.

      With respect to any proposal that a shareholder intends to present at the 2005 annual meeting but is not submitted for inclusion in Holdings’ proxy materials pursuant to Rule 14a-8, the proxy for such annual meeting will confer discretionary voting authority to vote on such shareholder proposal unless we are notified of such proposal no later than July 5, 2005 and the proponent complies with all applicable requirements set forth in Regulation 14A under the Exchange Act.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Except as follows, and based solely upon its review of the copies of reports furnished to Holdings, or representations that no annual Form 5 reports were required, Holdings believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and any persons holding ten percent (10%) or more of Holdings’ Common Stock with respect to Holdings’ fiscal year ended December 31, 2003, were satisfied. In connection with various transfers related to the estate planning for the Massie family, Holdings is aware that Perry Massie, his wife Sandra Lynn Massie, Thomas Massie, Wilma Massie and their related entities had three late filings of Form 3 and four late filings of Form 4, which forms were filed in March 2004.

WHERE YOU CAN FIND MORE INFORMATION

      Holdings is subject to the informational reporting requirements of the Exchange Act and, in accordance with the Exchange Act, files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information can be inspected and copies made at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Securities and Exchange Commission’s regional office at 175 W. Jackson Blvd., Suite 900, Chicago, Illinois 60604. Copies of these materials can also be obtained from the Public Reference Room of the Securities and Exchange Commission at its Washington address at prescribed rates.

Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these materials also may be obtained without charge at the Securities and Exchange Commission’s website at www.sec.gov. Holdings common stock trades on the OTCBB under the symbol “OUTD.”

      A copy of Holdings’ Annual Report to shareholders and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004 are being delivered to Holdings’ shareholders concurrently with this Proxy Statement. In addition, you may obtain, without charge, a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003. You may also obtain copies of exhibits to the Form 10-KSB, but we may charge a reasonable fee to shareholders requesting such exhibits. You should direct your request in writing to us at the address of Holdings set forth on the page 8 of this Proxy Statement, attention: William A. Owen, Chief Financial Officer.

      Statements contained in this Proxy Statement or in any document incorporated in this Proxy Statement by reference regarding the contents of any contract or other document are not necessarily complete and each of these statements is qualified in its entirety by reference to that contract or other document filed as an exhibit with the Securities and Exchange Commission You should rely only on the information contained or incorporated by reference in this Proxy Statement when considering how to vote your shares at the Annual Meeting. Holdings has not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement.

      You should not assume that the information contained in this Proxy Statement is accurate as of any date other than the date this Proxy Statement is dated, and the mailing of this Proxy Statement to shareholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

INFORMATION INCORPORATED BY REFERENCE

      The Securities and Exchange Commission allows Holdings to incorporate by reference into this Proxy Statement, which means Holdings may disclose important information by referring you to other documents which accompanying this Proxy Statement. These documents contain important information about Holdings and its business, financial condition and results or operations. The information incorporated by reference is deemed to be a part of this Proxy Statement, except for any information superseded by information contained in, or incorporated by reference into, this Proxy Statement.

      This Proxy Statement incorporates by reference Holdings’ Quarterly Reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004, which accompany this Proxy Statement.

      In addition, the following sections of Holdings’ annual report to shareholders for the fiscal year ended December 31, 2003, which also accompanies this Proxy Statement, are hereby incorporated by reference in this Proxy Statement:

•	Description of Business on pages 1 through 7;

•	Description of Properties on pages 8 through 9;

•	Management’s Discussion and Analysis of Financial Condition and Results of Operation on pages 12 through 18; and

•	Financial Statements of Outdoor Channel Holdings, Inc. on pages 25 through 52.

      Holdings’ consolidated financial statements incorporated by reference into this Proxy Statement were audited by J.H. Cohn LLP, independent public accountants, as stated in their report appearing in the Annual Report to Shareholders accompanying this Proxy Statement.

      All other sections of Holdings annual report to shareholders for the fiscal year ended December 31, 2003 that are not listed above are specifically excluded from, and are not part of, this Proxy Statement, including, without limitation, the following sections and pages:

•	Front and Back Covers;

•	Inside Front and Inside Back Covers;

•	Pages i-vi;

•	Investor Information on Pages 10 through 11;

•	Risk and Uncertainties on Pages 19 through 24; and

•	Pages 53 through 57.

      Holdings’ annual report to shareholders for the fiscal year ended December 31, 2003 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004 accompany this Proxy Statement. All other Holdings filings are available without charge, without exhibits, to any person to whom this Proxy Statement is delivered, upon written or telephonic request directed to Holdings at Holdings’ headquarters at 43445 Business Park Drive, Suite 113, Temecula, California 92590, Attention: William A. Owen at (909) 699-4749 ext 109. Any requested documents will be sent by first class mail or other equally prompt means within a one business day of Holdings’ receipt of such request.

ANNEX A

AGREEMENT AND PLAN OF MERGER FOR THE TOC MERGER

A-i

A-ii

ANNEX A

AGREEMENT AND PLAN OF MERGER FOR THE TOC MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of April 20, 2004, as amended and restated as of May 12, 2004 (this “Agreement”), among OUTDOOR CHANNEL HOLDINGS, INC., an Alaska corporation (“Parent”), GOLD PROSPECTOR’S ASSOCIATION OF AMERICA, INC., a California corporation and a direct wholly-owned subsidiary of Parent (“GPAA”), and THE OUTDOOR CHANNEL, INC., a Nevada corporation (the “Company” and collectively with Parent and GPAA, the “parties”).

WITNESSETH:

      WHEREAS, the respective Board of Directors of each of the parties deems it advisable and in the best interests of each corporation and its respective stockholders that the Company and Merger Sub (as defined in Section 8.1) engage in a business combination in order to advance the long-term strategic business interests of the Company and Parent;

      WHEREAS, the combination of the Company and Merger Sub shall be effected by the terms of this Agreement through a merger as outlined below (the “Merger”);

      WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, pursuant to the Merger each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3) will be converted into the right to receive shares of common stock, par value $0.02 per share, of Parent (“Parent Common Stock”) as set forth in Section 1.8;

      WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder; and

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER; CERTAIN RELATED MATTERS

      SECTION 1.1     The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes Chapters 78 and 92A (the “NGCL”) Merger Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”).

      SECTION 1.2     Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) will take place as soon as possible following the satisfaction or waiver (subject to applicable law) of the conditions set forth herein (excluding conditions that, by their nature, cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of those conditions), unless this Agreement has been previously terminated pursuant to its terms or unless another time or date is agreed to by Parent and the Company (the actual time and date of the Closing being referred to herein as the “Closing Date”). The Closing shall be held at the offices of the Company at 43445 Business Park Drive, Suite 103, Temecula, California 92590, unless another place is agreed to by the parties.

      SECTION 1.3     Effective Time. As soon as practicable following the satisfaction or waiver (subject to applicable law) of the conditions set forth in this Agreement, at the Closing the parties shall: (i) file articles of merger (the “Articles of Merger”) in such form as is required by, and executed in accordance with, the relevant provisions of the NGCL; and (ii) make all other filings or recordings required by law. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Nevada Secretary of State or at such subsequent time as Parent and the Company shall agree and as shall be specified in the Articles of Merger (the date and time the Merger becomes effective being the “Effective Time”).

      SECTION 1.4     Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the NGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      SECTION 1.5     Articles of Incorporation. The Amended and Restated Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

      SECTION 1.6     Bylaws. The bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      SECTION 1.7     Officers and Directors. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of the Company at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

      SECTION 1.8     Effect on Capital Stock.

      (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into 0.65 validly issued, fully paid and non-assessable shares of Parent Common Stock (the “Exchange Ratio”) (together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.4, the “Merger Consideration”).

      (b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented any such shares of Company Common Stock (“Common Certificates” or “Certificate”) shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except as provided herein or by law.

      (c) Each share of Company Preferred Stock (as defined in Section 5.13) owned by GPAA at the Effective Time shall remain issued and outstanding and shall represent one share of Series A Preferred Stock of the Surviving Corporation.

      (d) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be canceled and retired and no consideration shall be delivered in exchange therefore.

      SECTION 1.9     Company Stock Options and Other Equity-based Awards.

      (a) Each Company Stock Option (as defined in Section 3.2(b)) that was granted pursuant to the Company Stock Option Plan (as defined in Section 3.2(b)) prior to the Effective Time and which remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Company Common Stock and shall be converted, at the Effective Time, into an option to acquire, on the same terms and conditions as were applicable under the Company Stock Option (but taking into account any changes thereto provided for in the Company Stock Option Plan or in such option by reason of this Agreement or the transactions contemplated hereby), that number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Option by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Parent Common Stock, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such

Company Stock Option divided by the Exchange Ratio; provided, however, that in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code. On or prior to the Effective Time, the Company will take all actions necessary such that all Company Stock Options outstanding prior to the Effective Time are treated in accordance with the immediately preceding sentence.

      (b) At the Effective Time, Parent shall assume each Company Stock Option in accordance with the terms of the Company Stock Option Plan under which it was issued and the stock option agreement by which it is evidenced. As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders’ rights pursuant to the Company Stock Option Plan and the agreements evidencing the grants of such Company Stock Options as adjusted pursuant to this Section 1.9.

      (c) Prior to the Closing, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options in accordance with this Section 1.9. After the Effective Time, no additional options will be granted pursuant to the Company Stock Option Plan.

      (d) Prior to the Closing, the Company shall take all actions reasonably requested by Parent or otherwise necessary to supplement the Company Stock Option Plan to clarify the treatment of the Company Stock Options in the Merger and allow the assumption of the Company Stock Options by Parent in the Merger without the acceleration of vesting.

      SECTION 1.10     Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or different class by reason of the Reincorporation (as defined in Section 8.11) or any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Exchange Ratio shall be appropriately adjusted to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

      SECTION 1.11     Appraisal/ Dissenters’ Rights.

      (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has exercised and perfected appraisal or dissenters’ rights for such shares in accordance with the NGCL and/or the California General Corporation Law (the “CGCL”), and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters’ rights (“Dissenting Shares”), shall not be converted into or represent a right to receive the Merger Consideration, but the holder thereof shall only be entitled to such rights as are granted by the NGCL or the CGCL, as applicable.

      (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares effectively withdraws or loses (through failure to perfect or otherwise) its appraisal rights, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate representing such Dissenting Shares.

      (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of the NGCL and/or the CGCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands, provided however, Parent may not make any payment with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

      (d) Dissenting Shares, if any, after purchased by the payment of fair value to the holders thereof pursuant to the NGCL and/or the CGCL shall be canceled.

ARTICLE II

EXCHANGE OF CERTIFICATES

      SECTION 2.1     Exchange Procedures.

      (a) At or prior to the Effective Time, Parent shall deposit with its transfer agent, who shall act as the “Exchange Agent” for the purpose of exchanging Certificates for the Merger Consideration, in trust for the benefit of holders of shares of Company Common Stock, certificates representing the Parent Common Stock issuable pursuant to Section 1.8 in exchange for outstanding shares of Company Common Stock. Parent agrees to make available directly or indirectly to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.4 and any dividends and other distributions pursuant to Section 2.2.

      (b) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate (i) a letter of transmittal, which letter shall be in customary form and have such provisions as Parent may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefore (A) one or more shares of Parent Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.8 (after taking into account all shares of Company Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, consisting of cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.4 and dividends and other distributions pursuant to Section 2.2. No interest will be paid or will accrue on any cash payable pursuant to Section 2.2 or Section 2.4.

      SECTION 2.2     Distributions With Respect to Unexchanged Shares; Voting. All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement; provided that no dividends or other distributions declared or made in respect of the Parent Common Stock, with a record date that is 180 days or more after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefore, without interest, (a) the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.4 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

      SECTION 2.3     No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued and cash paid upon conversion of shares of Company Common Stock in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Section 2.2 or Section 2.4) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

      SECTION 2.4     No Fractional Shares of Parent Common Stock.

      (a) No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

      (b) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the average bid and ask price for a share of Parent Common Stock on the OTC Bulletin Board (“OTCBB”) on the date of the Effective Time or, if such date is not a Business Day, the Business Day immediately prior to the date on which the Effective Time occurs. Such payment of cash consideration in lieu of fractional shares of Parent Common Stock is not expected to exceed, in the aggregate, 1% of the total Merger Consideration.

      (c) As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Parent, and Parent shall deposit or cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

      SECTION 2.5     Unclaimed Amounts. Any Merger Consideration remaining unclaimed by holders of shares of Company Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 3.1(c)(iii)) shall, to the extent permitted by law, be returned to Parent or its assignee. Any holders of shares of Company Common Stock whose shares have been returned to Parent pursuant to this section shall look to Parent or its assignee for payment of the Merger Consideration and any cash, dividends and other distributions in respect thereof issuable and/or payable pursuant to this section upon due surrender of their Certificates (or affidavits of loss in lieu thereof) without any interest thereon.

      SECTION 2.6     No Liability. None of Parent, GPAA, Merger Sub, the Company, the Exchange Agent or the Surviving Corporation shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      SECTION 2.7     Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.4, and unpaid dividends and distributions on shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.2, deliverable in respect thereof, pursuant to this Agreement.

      SECTION 2.8     Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, Company Stock Options or any other equity rights in the Company such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law.

      SECTION 2.9     Further Assurances. After the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

      SECTION 2.10     Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.

      SECTION 2.11     Restricted Stock. The shares of Parent Common Stock issuable pursuant to the exchange of securities contemplated by Section 1.8(a) above will not be registered under the Securities Act of

1933, as amended (the “Securities Act”) and will be exempt from such registration by reason of either Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act (collectively, the “Rule 506 Exemption”) or Section 3(a)(10) of the Securities Act (the “3(a)(10) Exemption”).

      SECTION 2.12     Legend Requirements. If the shares of Parent Common Stock issuable pursuant to the exchange of securities contemplated by Section 1.8(a) above are issued pursuant to the Rule 506 Exemption, then each certificate representing shares of Parent Common Stock will be endorsed with the following legends:

(a) THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

(b) Any legend required to be placed thereon by applicable federal or state securities laws.

      If the shares of Parent Common Stock issuable pursuant to the exchange of securities contemplated by Section 1.8(a) above are issued pursuant to the 3(a)(10) Exemption, then each certificate representing shares of Parent Common Stock issued to Affiliates (as defined in Section 6.2(h) below) of the Company will be endorsed with the following legends:

(c) THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), APPLIES, AND MAY NOT BE TRANSFERRED UNLESS (1) SUCH TRANSFER IS MADE IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE 145, (2) SUCH TRANSFER HAS BEEN REGISTERED UNDER THE SECURITIES ACT, OR (3) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED IS PROVIDED.

(d) Any legend required to be placed thereon by applicable federal or state securities laws.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

      SECTION 3.1     Representations and Warranties of Parent. Except as set forth in the Parent Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Schedule”) (each section of which qualifies the correspondingly numbered representation and warranty or covenant and any other representation or warranty, if the disclosure set forth in the Parent Disclosure Schedule is readily applicable to such other representation or warranty), Parent represents and warrants (which such representations and warranties expressly exclude the Company) to the Company as follows:

(a) Organization, Standing and Power. Each of Parent and each of its Subsidiaries (as defined in Section 8.11) is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite corporate (or similar) power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failures to be so organized, existing and in good standing or to have such power and authority, in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined in Section 8.11) on Parent, and, to Parent’s knowledge, is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failures to so qualify or to be in good standing, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

(b) Capital Structure.

(i) As of April 16, 2004, the authorized capital stock of Parent consisted of (A) 75,000,000 shares of Parent Common Stock, $0.02 par value, of which 6,078,585 shares were outstanding and (B) 25,000,000 shares of preferred stock, $0.001 par value, none of which is outstanding. The shares of Parent Common Stock to be issued in the Merger or upon exercise of stock options converted in the Merger pursuant to Section 1.9 will be duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights. There were outstanding as of April 16, 2004 no options, warrants or other rights to acquire capital stock from Parent other than options to acquire capital stock from Parent representing in the aggregate the right to purchase approximately 513,900 shares of Parent Common Stock under Parent’s stock option plans and agreements.

(ii) Except as otherwise set forth in this Section 3.1(b) and otherwise contemplated by this Agreement, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as otherwise contemplated by this Agreement, as of the date of this Agreement, there are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries.

(c) Authority; No Conflicts.

(i) Parent has all requisite corporate power and authority to enter into this Agreement and, subject to the Parent Stockholder Approval (as defined in Section 8.11 below), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, subject in the case of the issuance of the shares of Parent Common Stock in the Merger and the adoption of the Company Stock Options to the Parent Stockholder Approval. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) The execution and delivery of this Agreement by Parent does not or will not, as the case may be, and the consummation by Parent of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, any assets, (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, or loss, a “Violation”) pursuant to: (A) any provision of the articles of incorporation or bylaws of Parent, or (B) except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

(iii) No consent, approval, order or authorization of, clearance by, or registration, declaration or filing with, any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a “Governmental Entity”), is required by or with respect to Parent or any Subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent or the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (B) state securities or “blue sky” laws (the “Blue Sky Laws”), (C) the Securities Act, (D) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (E) the NGCL with respect to the filing of the Articles of Merger and (F) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failures of which to make or obtain, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (F) are hereinafter referred to as “Necessary Consents.”

(d) Reports and Financial Statements. Parent has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents known to Parent to be required to be filed by Parent with the SEC since January 1, 2001 (collectively, including all exhibits thereto, the “Parent SEC Reports”). The financial statements (including the related notes and schedules) included or incorporated by reference in the Parent SEC Reports presents fairly, or will present fairly, in all material respects, the consolidated financial position and consolidated results of operations, retained earnings and cash flows of Parent and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles (“GAAP”) consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount. Such Parent SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Parent SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

(e) Board Approval. The Board of Directors of Parent, by resolutions duly adopted by vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the “Parent Board Approval”), has duly (i) determined that this Agreement and the Merger are advisable and are fair, just and reasonable as to, and in the best interests of, Parent and its stockholders and (ii) approved this Agreement, the Merger and the issuance of the shares of Parent Common Stock to be issued in the Merger and to be issued pursuant to the Company Stock Options assumed by Parent pursuant to Section 1.9 above.

(f) Litigation; Compliance with Laws.

(i) As of the date of this Agreement, there are no suits, actions or proceedings (collectively “Actions”) pending or, to the knowledge of Parent, threatened in writing, against or affecting Parent or any Subsidiary of Parent which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent, nor, to the knowledge of Parent, are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against Parent or any Subsidiary of Parent which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent.

(ii) As of the date of this Agreement and except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent, Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of Parent and its Subsidiaries, as currently conducted (the “Parent Permits”). Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failures to so comply, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, to Parent’s knowledge, neither Parent nor any of its Subsidiaries is in material violation of, and Parent and its Subsidiaries have not received any notices of material violations with respect to, any laws, ordinances or regulations of any Governmental Entity.

(g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby or as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since December 31, 2003, there has not been any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of Parent’s capital stock, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, since December 31, 2003, there have not been any changes, circumstances or events which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Parent.

(h) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Parent.

(i) Opinion of Financial Advisor. Parent has received the opinion of BIA Financial Network, Inc., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the stockholders of Parent.

(j) Employee Benefit Plans. To Parent’s knowledge, each Benefit Plan maintained by Parent has been operated and administered in all material respects in accordance with its terms and applicable law, except where failure to do so would not reasonably be expected to have a Material Adverse Effect on Parent. To Parent’s knowledge, the execution of this Agreement and the consummation of the Merger will not constitute an event under any Benefit Plan maintained by Parent that will or may result in any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in compensation or benefits or obligation to fund benefits with respect to any Parent employee which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Parent.

(k) Environmental Matters.

(i) Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent and except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, to the knowledge of Parent, (i) the operations of Parent and its Subsidiaries have been and are in compliance in all material respects with all Environmental Laws and with all licenses required by Environmental Laws, (ii) there are no pending or, to the knowledge of Parent, threatened, material Environmental Claims under or pursuant to Environmental Laws against Parent or its Subsidiaries or involving any real property currently or, to the knowledge of Parent, formerly owned, operated or leased by Parent or its Subsidiaries, (iii) Parent and its Subsidiaries have not incurred any material Environmental Liabilities and no facts, circumstances or conditions relating to or attributable to any real property currently or, to the knowledge of Parent, formerly owned, operated or leased by Parent or its Subsidiaries or operations thereon would reasonably be expected to result in Environmental Liabilities, and (iv) all real property owned and all real property operated or leased by Parent or its Subsidiaries is free of contamination from Hazardous Material that would have an adverse effect on human health or the environment.

(ii) For purposes of this Section 3.1(k), Section 3.2(l) and Section 3.3(d), the following terms shall have the following meanings:

“Environmental Claim” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, orders, claims, liens, investigations, requests for information, proceedings, or notices of noncompliance or violation (written or oral) by any person (including, without limitation, any governmental authority) alleging liability or potential liability arising out of, based on or resulting from (A) the presence release or disposal or threatened release or disposal, of any Hazardous Materials at any location, or

(B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or permit thereunder, or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from exposure to or the presence, release, or disposal or threat thereof of any Hazardous Materials.

“Environmental Law” means any applicable law, regulation, code, license, permit, order, judgment, decree or injunction promulgated by any Governmental Entity, (A) for the protection of the environment (including air, water, soil and natural resources) or (B) regulating the use, storage, handling, release or disposal of any chemical, material, waste or hazardous substance.

“Hazardous Material” means any substance listed, defined, designated or regulated pursuant to any applicable Environmental Law including petroleum products and byproducts, asbestos and polychlorinated biphenyls, but excluding office, janitorial and other usual supplies used, stored and released in customary amounts.

“Environmental Liabilities” means all liabilities, actions, remedial obligations, losses, damages, fines, penalties and sanctions arising under any Environmental Law.

(l) Intellectual Property. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent and except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, (i) Parent and each of its Subsidiaries owns, or has all necessary licenses to use all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (ii) to the knowledge of Parent, the use of any Intellectual Property by Parent and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which Parent or any Subsidiary acquired the right to use any Intellectual Property; (iii) to the knowledge of Parent, no Person is challenging, infringing on or otherwise violating any right of Parent or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Parent or its Subsidiaries; and (iv) neither Parent nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by Parent and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations, and applications to register; inventions, discoveries and ideas; patents, applications for patents, and any renewals, extensions or reissues thereof, in any such jurisdiction; nonpublic information, trade secrets and confidential information; and registrations or applications for registration of copyrights, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

(m) Taxes.

(i) Parent and each of its Subsidiaries has timely filed, or has caused to be timely filed, all Tax Returns required to be filed, and all Taxes shown to be due on such Tax Returns, or otherwise owed, have been or will be timely paid.

(ii) To Parent’s knowledge, the most recent financial statements contained in the Parent SEC Reports reflect an adequate reserve for all Taxes payable by Parent and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against Parent or any of its Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

(iii) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries is bound by any Tax sharing agreements with third parties.

(iv) For purposes of this Agreement:

(A) “Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

(B) “Tax Return” means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

(n) Labor Matters. Except where failure to comply would not reasonably be expected to have a Material Adverse Effect on Parent, to Parent’s knowledge, Parent is and has been in compliance with all applicable laws of the United States, or of any state or local government or any subdivision thereof or of any foreign government respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, ERISA, the Code, the Immigration Reform and Control Act, the WARN Act, any laws respecting employment discrimination, sexual harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers’ compensation, employee benefits, severance payments, COBRA, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in any unfair labor practices.

      SECTION 3.2     Representations and Warranties of the Company. Except as set forth in the Company Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Schedule”) (each section of which qualifies the correspondingly numbered representation and warranty or covenant and any other representation or warranty, if the disclosure set forth in the Company Disclosure Schedule is readily applicable to such other representation or warranty), the Company represents and warrants to Parent as follows:

(a) Organization, Standing and Power. The Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite corporate (or similar) power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failures to be so organized, existing and in good standing or to have such power and authority, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, and, to the Company’s knowledge, is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failures so to qualify or to be in good standing in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has no Subsidiaries.

(b) Capital Structure.

(i) As of April 16, 2004, the authorized capital stock of the Company consisted of 50,000,000 shares of Company Common Stock, of which 10,695,936 shares were outstanding, and 10,000,000 shares of preferred stock, none of which were outstanding. All issued and outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, and no class of capital stock is entitled to preemptive rights. Except as otherwise contemplated by this Agreement, as of the date of this Agreement, there are no options, warrants or other rights to acquire capital stock from the Company or any rights to receive shares of capital stock of the Company pursuant to any deferred compensation arrangement, other than options and other rights to acquire capital stock of the Company representing in the aggregate the right to purchase 2,481,000 shares of Company Common Stock (collectively, the “Company Stock Options”) under the Company’s 1997 Stock Option Plan and other stock option plans and agreements (collectively, the “Company Stock Option Plan”).

(ii) Except as otherwise set forth in this Section 3.2(b) and otherwise contemplated by this Agreement, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

(c) Authority; No Conflicts.

(i) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the adoption of this Agreement and the consummation of the Merger and other transactions contemplated hereby by the Company Stockholder Approval (as defined in Section 8.11 below). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the adoption of this Agreement and approval of the Merger by Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) The execution and delivery of this Agreement by the Company does not or will not, as the case may be, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the articles of incorporation or bylaws of the Company or (B) except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

(iii) No consent, approval, order or authorization of, clearance by, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation of the Merger and the other transactions contemplated hereby, except the Necessary Consents and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

(d) Financial Statements. Each of the Company’s financial statements (including the related notes and schedules) present fairly, or will present fairly, in all material respects, the consolidated financial position and consolidated results of operations, retained earnings and cash flows of the Company as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of unaudited interim financial statements, to the absence of notes and normal and recurring year-end adjustments that have not been and are not expected to be material in amount.

(e) Board Approval. The Board of Directors of the Company, by resolutions duly adopted by vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are advisable and are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger and (iii) recommended without qualification that the stockholders of the Company adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the Company’s stockholders.

(f) Litigation; Compliance with Laws.

(i) As of the date of this Agreement, there are no Actions pending or, to the knowledge of the Company, threatened in writing, against or affecting the Company which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company, nor, to the knowledge of the Company, are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary of the Company which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

(ii) As of the date of this Agreement, and except as would, in the aggregate, not reasonably be expected to have a Material Adverse Effect on the Company, the Company holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of the Company as currently conducted (the “Company Permits”). The Company is in compliance with the terms of the Company Permits, except where the failures to so comply, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. To the Company’s knowledge, the Company is not in material violation of, and the Company has not received any notices of material violations with respect to, any laws, ordinances or regulations of any Governmental Entity.

(g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as permitted by Section 4.2, since December 31, 2003, (i) the Company has conducted its business only in the ordinary course; and (ii) through the date hereof, there has not been any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the Company’s capital stock, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof. Since December 31, 2003, there have not been any changes, circumstances or events which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

(h) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Company.

(i) Opinion of Financial Advisor. The Company has received the opinion of Houlihan Lokey Howard & Zukin, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock.

(j) Employee Benefit Plans. To the Company’s knowledge, each Benefit Plan maintained by the Company (each, a “Company Benefit Plan”) has been operated and administered in all material respects in accordance with its terms and applicable law, except where failure to do so would not reasonably be expected to have a Material Adverse Effect on the Company. To the Company’s knowledge, the execution of this Agreement and the consummation of the Merger will not constitute an event under any Company Benefit Plan that will or may result in any payment, acceleration, termination, forgiveness of indebtedness, vesting, distribution, increase in compensation or benefits or obligation to fund benefits with respect to any Company employee which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

(k) No Restrictions on the Merger; Takeover Statutes. Sections 78.378 to 78.3793, inclusive, and 78.411 to 78.444, inclusive, of the NGCL, and any other potentially applicable anti-takeover or similar statute or regulation or provision of the certificate of incorporation or by-laws, or other organizational or constitutive document or governing instruments of the Company are inapplicable to this Agreement and the transactions contemplated hereby.

(l) Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, (i) to the knowledge of the Company, the operations of the Company have been and are in compliance in all material respects with all Environmental Laws and with all licenses required by Environmental Laws, (ii) there are no pending or, to the knowledge of the

Company, threatened, material Environmental Claims under or pursuant to Environmental Laws against the Company involving any real property currently or, to the knowledge of the Company, formerly owned, operated or leased by the Company, (iii) to the knowledge of the Company, the Company has not incurred any material Environmental Liabilities and no facts, circumstances or conditions relating to or attributable to any real property currently or, to the knowledge of the Company, formerly owned, operated or leased by the Company or operations thereon would reasonably be expected to result in Environmental Liabilities and (iv) to the knowledge of the Company, all real property owned and all real property operated or leased by the Company is free of contamination from Hazardous Material that would have an adverse effect on human health or the environment.

(m) Intellectual Property. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, (i) the Company owns, or has all necessary licenses to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (ii) to the knowledge of the Company, the use of any Intellectual Property by the Company does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which the Company acquired the right to use any Intellectual Property; (iii) to the knowledge of the Company, no Person is challenging, infringing on or otherwise violating any right of the Company with respect to any Intellectual Property owned by and/or licensed to the Company; and (iv) the Company has not received any written notice and does not otherwise have knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by the Company.

(n) Taxes.

(i) The Company has provided to Parent all information necessary for Parent to timely file, or cause to be timely filed, all consolidated Tax Returns required to be filed by Parent and which include the Company.

(ii) The Company’s financial statements reflect an adequate reserve for all Taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

(iii) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company. The Company is not bound by any Tax sharing agreements with third parties.

(o) Labor Matters. Except where failure to comply would not reasonably be expected to have a Material Adverse Effect on the Company, to the Company’s knowledge, the Company is and has been in compliance with all applicable laws of the United States, or of any state or local government or any subdivision thereof or of any foreign government respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, ERISA, the Code, the Immigration Reform and Control Act, the WARN Act, any laws respecting employment discrimination, sexual harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers’ compensation, employee benefits, severance payments, COBRA, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in any unfair labor practices.

      SECTION 3.3     Representations and Warranties of GPAA. GPAA represents and warrants to the Company as follows:

(a) Organization, Standing and Power; Subsidiaries. GPAA is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failures to be so organized, existing and in good standing or to have such power and authority, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on

GPAA, and, to GPAA’s knowledge, is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failures so to qualify or to be in good standing, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GPAA. GPAA is a direct, wholly-owned subsidiary of Parent.

(b) Authority; No Conflicts.

(i) GPAA has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of GPAA. This Agreement has been duly executed and delivered by GPAA and constitutes a valid and binding agreement of GPAA, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii) The execution and delivery of this Agreement by GPAA does not or will not, as the case may be, and the consummation by GPAA of the transactions contemplated hereby will not, conflict with, or result in any Violation pursuant to: (A) any provision of the articles of incorporation or bylaws of GPAA, or (B) except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GPAA.

(iii) No consent, approval, order or authorization of, clearance by, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to GPAA in connection with the execution and delivery of this Agreement by GPAA or the transactions contemplated hereby, except for the Necessary Consents and such other consents, approvals, orders, authorizations, registrations, declarations and filings the failures of which to make or obtain, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GPAA.

(c) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 2003, there has not been any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of GPAA’s capital stock, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof. Since December 31, 2003, there have not been any changes, circumstances or events which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on GPAA.

(d) Environmental Matters.

(i) Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on GPAA, to the knowledge of GPAA, (i) the operations of GPAA have been and are in compliance in all material respects with all Environmental Laws and with all licenses required by Environmental Laws, (ii) there are no pending or, to the knowledge of GPAA, threatened, material Environmental Claims under or pursuant to Environmental Laws against GPAA or involving any real property currently or, to the knowledge of GPAA, formerly owned, operated or leased by GPAA, (iii) GPAA has not incurred any material Environmental Liabilities and no facts, circumstances or conditions relating to or attributable to any real property currently or, to the knowledge of GPAA, formerly owned, operated or leased by GPAA or operations thereon would reasonably be expected to result in Environmental Liabilities, and (iv) all real property owned and all real property operated or leased by GPAA is free of contamination from Hazardous Material that would have an adverse effect on human health or the environment.

(e) Taxes.

(i) GPAA has timely filed, or has caused to be timely filed, all Tax Returns required to be filed, and all Taxes shown to be due on such Tax Returns, or otherwise owed, have been or will be timely paid.

(ii) No deficiency with respect to any Taxes has been proposed, asserted or assessed against GPAA, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on GPAA.

There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of GPAA. GPAA is not bound by any Tax sharing agreements with third parties.

(f) Financial Statements. Each of GPAA’s financial statements (including the related notes and schedules) present fairly, or will present fairly, in all material respects, the consolidated financial position and consolidated results of operations, retained earnings and cash flows of GPAA as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of unaudited interim financial statements, to the absence of notes and normal and recurring year-end adjustments that have not been made and are not expected to be material in amount.

(g) Labor Matters. Except where failure to comply would not reasonably be expected to have a Material Adverse Effect on GPAA, to GPAA’s knowledge, GPAA is and has been in compliance with all applicable laws of the United States, or of any state or local government or any subdivision thereof or of any foreign government respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, ERISA, the Code, the Immigration Reform and Control Act, the WARN Act, any laws respecting employment discrimination, sexual harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers’ compensation, employee benefits, severance payments, COBRA, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in any unfair labor practices.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

      SECTION 4.1     Covenants of Parent and GPAA. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries (excluding the Company) that (except as expressly contemplated or permitted by this Agreement or as disclosed in the Parent Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that the Company shall otherwise consent in writing):

(a) Ordinary Course. Parent and GPAA (except as otherwise contemplated herein) shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them; provided, however, that no action by Parent or its Subsidiaries with respect to matters permitted by any other provision in this Agreement shall be deemed a breach of this Section 4.1(a). Nothing contained in this Section 4.1(a) or in this Agreement shall be deemed to limit the ability of Parent to (i) issue shares of common stock in bona fide transactions, (ii) issue options in the ordinary course of business, (iii) issue shares upon the exercise of stock options, (iv) propose, recommend or consummate the Reincorporation, or (v) appoint additional individuals to its Board of Directors in accordance with its bylaws.

(b) Dividends; Changes in Share Capital. Parent shall not, and shall not propose to, (i) declare or pay any dividends or distributions on or make other distributions in respect of any of its capital stock, or (ii) repurchase, redeem or otherwise acquire any shares of its capital stock.

(c) Governing Documents. Except to the extent required to comply with applicable law or their obligations hereunder, or as otherwise contemplated herein, Parent and GPAA shall not materially amend or propose to so amend their respective certificates or articles of incorporation, bylaws or other governing documents, provided, however, that Parent may propose, recommend or consummate the Reincorporation.

(d) Governmental Filings. Parent shall file all periodic reports required to be filed by Parent with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time.

      SECTION 4.2     Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees that (except as expressly contemplated or permitted by this Agreement, as disclosed in the Company Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that Parent shall otherwise consent in writing):

(a) Ordinary Course. The Company shall carry on its businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use reasonable efforts to preserve intact its present lines of business, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it; provided, however, that no action by the Company with respect to matters permitted by any other provision in this Agreement shall be deemed a breach of this Section 4.2(a).

(b) Dividends; Changes in Share Capital. The Company shall not, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, or (ii) repurchase, redeem or otherwise acquire any shares of its capital stock.

(c) Issuance of Securities. Except for the issuance of the Company Preferred Stock as described in Section 5.13 hereof, the Company shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing (including, without limitation, the granting of Company Stock Options) without the prior written consent of Parent, provided, however, that the Company may issue shares of Company Common Stock upon the exercise of Company Stock Options issued and outstanding as of the date hereof in accordance with their present terms.

(d) Governing Documents. Except to the extent required to comply with applicable law or its obligations hereunder, the Company shall not amend or propose to so amend its certificate of incorporation or bylaws.

(e) Compensation. Without the consent of Parent, the Company shall not increase the amount of compensation of any director, executive officer or employee, make any increase in or commitment to increase any employee benefits, issue any additional Company Stock Options, adopt or make any commitment to adopt any additional Benefit Plan or make any contribution to any Benefit Plan, except in the ordinary course of business consistent with past practices or as required by an agreement existing on the date hereof.

(f) Settlement of Litigation. The Company shall not settle or compromise any material action, suit or claim, or enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any material action, suit or claim.

(g) No Related Actions. The Company will not agree or commit to any of the foregoing.

ARTICLE V

ADDITIONAL AGREEMENTS

      SECTION 5.1     Information Statement; Fairness Hearing and Permit; Consent Solicitation; Investment Representation Letter.

      (a) Information Statement. As soon as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, an information statement relating to this Agreement and the transactions contemplated hereby (the “Information Statement”). The form of Information Statement delivered to Parent by the Company pursuant to the previous statement shall be true, correct and complete in all material respects. Each of the Company and Parent shall use its reasonable best efforts to cause the Information Statement to comply with all requirements of applicable federal and state securities laws. Each of the Company and Parent shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel to cooperate with the other’s counsel in the preparation of the Information Statement. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of the Company Common Stock and/or the Company Stock Options in the Merger and, either an Information/ Proxy Statement or a consent solicitation for solicitation of the Company Stockholder Approval of the Merger, whichever is requested by Parent. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Information Statement, the Company and Parent shall cooperate in delivering any such amendment or supplement to all the holders of the Company Common Stock and/or the Company Stock Options and/or filing any such amendment or supplement with the appropriate government officials. The Information Statement shall include the unqualified recommendation of the Board of Directors of the Company in favor of the adoption of this Agreement and approval of the Merger and the determination of the Board of Directors of the Company that the terms and conditions of the Merger and this Agreement are advisable and are fair to and in the best interests of the Company and its stockholders (the “Company Recommendations”). Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

      (b) Fairness Hearing and Permit. As soon as reasonably practical after the date of this Agreement and the preparation of the draft Information Statement, Parent shall use its commercially reasonable efforts to file with the California Department of Corporations an Application for Fairness Hearing pursuant to Section 25142 of the California Corporate Securities Law of 1968, as amended, and the rules promulgated thereunder (“California Securities Law”) for approval of the terms and conditions regarding the issuance of the shares of Parent Common Stock in the Merger, and to obtain Qualification by Permit regarding the issuance of the shares of Parent Common Stock in the Merger pursuant to a permit issued under Section 25121 of the California Securities Law (the “Section 3(a)(10) Application”).

      (c) Consent Solicitation; Meeting. After the approval of the 3(a)(10) Application by the California Commissioner of Corporations, or if Parent determines that the issuance of the shares of Parent Common Stock in the Merger shall be exempt from registration by reason of the Rule 506 Exemption, and Parent decides in its sole discretion to use the Rule 506 Exemption, the Company shall promptly take all action necessary in accordance with the CGCL, the NGCL, its Articles of Incorporation and its bylaws to secure Company Stockholder Approval either by the written consent of its stockholders, or at the request of Parent, by holding a special meeting of the stockholders. The Company shall use its best efforts to obtain the Company Stockholder Approval and shall take all other action necessary or advisable to secure the consent of the Company’s stockholders required to effect each of the transactions contemplated by this Agreement.

      (d) Investment Representation Letter. If the shares of Parent Common Stock issuable pursuant to the exchange of securities contemplated by Section 1.8(a) above are issued under the 506 Exemption, then prior to the time that consents of the Company’s stockholders are solicited, the Company shall cause each of its stockholders and each of its option holders to execute and deliver to Parent an Investment Representation

Letter in a form customary for such transaction or otherwise provide such representations and warranties as Parent reasonably requests as it deems reasonably necessary to establish the 506 Exemption and exemptions under applicable blue sky laws.

      SECTION 5.2     Access to Information/ Employees. Upon reasonable notice, each party shall afford to the officers, employees, accountants, counsel, financial advisors and other authorized representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to its properties, books, contracts, commitments, records, officers and employees and, during such period, such party shall furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request (including consultation on a regular basis with such parties, agents, advisors, attorneys and representatives with respect to litigation matters); provided, however, that either party may restrict the foregoing access to the extent that, in the reasonable judgment of such party, the information is subject to confidentiality obligations to a third party.

      SECTION 5.3     Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof.

      SECTION 5.4     Acquisition Proposals. The Company agrees neither it nor any of the officers and directors of it shall, and that it shall use its reasonable best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, consolidation, share exchange or purchase, business combination, recapitalization, liquidation, dissolution or similar transaction involving it, or any purchase or sale of the consolidated assets of the Company having an aggregate value equal to 3% or more of the book value of the Company’s total assets, or (except as provided in Section 4.2(c) above) any purchase or sale of, or tender or exchange offer for equity securities of the Company (any such proposal or offer, other than a proposal or offer made by Parent or an affiliate thereof, being hereinafter referred to as an “Acquisition Proposal”). The Company further agrees that neither it nor any of the officers and directors of it shall, and that it shall use its reasonable best efforts to cause its employees, agents and representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, the Company and the Company’s Board of Directors shall be permitted to (A) effect a change in the Company Recommendation, or (B) engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, (i) in the case of clause (A) above, the Company has received an unsolicited bona fide written Acquisition Proposal from a third party and the Company’s Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal (as defined in Section 8.11) and the Board of Directors of the Company has affirmatively voted to accept such Acquisition Proposal, (ii) in the case of clause (B) above, the Company’s Board of Directors concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal will result in a Superior Proposal, (iii) in the case of clause (B) above, prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, the Company’s Board of Directors receives from such Person an executed confidentiality agreement and (iv) in the case of clause (B) above, prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Company notifies Parent promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. Notwithstanding the foregoing, the Company’s Board of Directors may only take the actions set forth in the foregoing clauses (i) through (iv) in the previous sentence to the extent that the Company’s Board of Directors shall conclude in good faith on the basis of written advice of outside counsel that such action is necessary in order for the Company’s Board of Directors to act in a manner which is consistent with its fiduciary obligations under applicable law. The Company agrees that it will promptly keep Parent informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations, including the identity of the person or group engaging in such discussions or negotiations. The Company agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 5.4. Nothing in this Section 5.4 shall (x) permit the Company to terminate this Agreement (except as specifically provided in Article VII hereof) or (y) affect any other obligation of the Company under this Agreement.

      SECTION 5.5     Employee Benefits Matters. At the Effective Time, the Surviving Corporation shall provide employment to all employees who were employed by the Company as of the Effective Time (“Continuing Employees”). Nothing contained herein shall be deemed to guarantee employment for any period of time or preclude the Surviving Corporation’s ability to terminate any Continuing Employee for any reason subsequent to the Effective Time. Except as may be otherwise required by law, nothing contained herein shall require Surviving Corporation or Parent to continue any particular Company Benefit Plan or compensation plan, program or arrangement, or prevent the amendment, modification or termination thereof.

      SECTION 5.6     Fees and Expenses. Subject to Section 7.2, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, provided that, if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Company. As used in this Agreement, “Expenses” includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and/or mailing of the consent solicitation materials and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

      SECTION 5.7     Directors’ and Officers’ Indemnification and Insurance. From and after the Effective Time, Parent agrees that it will indemnify and hold harmless, against any costs or expenses (including attorney’s fees), judgments, fines, losses, claims damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and provide advancement of expenses to all directors of the Company (a) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company pursuant to the Company’s certificate of incorporation, bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, and (b) to the fullest extent permitted by law for acts or omissions while serving in their capacity as directors of the Company at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby). Parent will maintain for a period of not less than five years from the Effective Time a D&O Insurance policy (or a policy providing substantially similar coverage as the coverage currently provides) (the “D&O Insurance”) for all persons who are directors and officers of the Company and its Subsidiaries covered by the Parent’s D&O Insurance as of the Effective Time on the date of this Agreement; provided that Parent shall not be required to spend as an annual premium for such D&O Insurance an amount in excess of 200% of the annual premium paid for D&O Insurance in effect prior to the date of this Agreement; and provided further that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such amount (including purchasing tail coverage for the remainder of the five year period to the extent of such amount if insurance is not otherwise available). The provisions of this Section are intended for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

      SECTION 5.8     Public Announcements. Parent and the Company shall use reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with, or rules of, any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

      SECTION 5.9     Tax Treatment. Parent and the Company intend the Merger to qualify as a reorganization under Section 368(a) of the Code. Each of Parent and the Company, and each of their respective affiliates shall, to the extent consistent with their rights and obligations under this Agreement, use their reasonable best efforts to cause the Merger to so qualify. Parent shall obtain the opinion of Paul, Hastings, Janofsky & Walker LLP (“Paul Hastings”), counsel to Parent, referred to in Section 6.2(c) of this Agreement. For purposes of the tax opinion described in Section 6.2(c) and Section 6.3(c) of this Agreement, each of Parent and the Company shall provide representation letters reasonably acceptable to Paul Hastings. Except for actions specifically contemplated by this Agreement, each of Parent, Merger Sub and the Company and each of their respective affiliates shall use their reasonable best efforts not to take any action, fail to take any action, cause any action to be taken or not taken, or suffer to exist any condition, which action or failure to take action or condition would prevent, or would be reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

      SECTION 5.10     Appointment to Parent’s Board of Directors. Parent shall cause Ray V. Miller, Elizabeth J. Sanderson and Jerry R. Berglund to be appointed to Parent’s Board of Directors on the second business day after the Effective Time if such individuals are not already serving on Parent’s Board of Directors as long as such individuals do not have a disqualifying relationship which precludes a finding by Parent’s Board of Directors that such individuals are independent or other relationship which, in the Board’s opinion, would interfere with such person’s exercise of independent judgment in carrying out their responsibilities as a director of Parent, as set forth in NASD Rule 4200.

      SECTION 5.11     Voting Agreement. Concurrently with the execution of this Agreement, the Company shall cause each Person named in Schedule 5.11 to execute and deliver to Parent a Voting Agreement in the form attached as Exhibit A hereto.

      SECTION 5.12     GPAA LLC Formation. Prior to the Effective Time, and in connection with the formation of a limited liability company to be wholly owned by GPAA (the “GPAA LLC”), GPAA shall contribute and convey all of its assets (excluding any shares of capital stock of the Company and the interests of the GPAA LLC) and liabilities to the GPAA LLC.

      SECTION 5.13     Exchange of Company Common Stock for Company Preferred Stock. Prior to the Effective Time, the Company shall file with the Secretary of State of the State of Nevada a properly executed certificate of designation designating the powers, preferences, rights and qualifications, limitations and restrictions of the Series A Preferred Stock, par value $0.001 per share, of the Company (the “Company Preferred Stock”), which shall be acceptable to GPAA in its sole discretion. Immediately prior to the Effective Time, GPAA and the Company shall cause each share of Company Common Stock held by GPAA to be exchanged for one share of Company Preferred Stock; such exchange is intended to be a tax-free recapitalization pursuant to Section 368(a)(1)(E) of the Code.

      SECTION 5.14     Registration Rights. If the shares of Parent Common Stock issuable pursuant to the exchange of securities contemplated by Section 1.8(a) above are issued under the 506 Exemption, then Parent shall grant to the stockholders of the Company the right to request, upon the written request from the stockholders of the Company holding a majority of the shares of Parent Common Stock issuable at the Effective Time, Parent to file, at Parent’s expense (but excluding underwriters’ or brokers’ discounts and commissions), one registration statement under the Securities Act covering the registration of such shares of

Parent Common Stock for the public resale of the shares of Parent Common Stock on a continuous or delayed basis pursuant to Rule 415(a)(1) of the Securities Act, and Parent shall prepare and file such registration statement. The stockholders of the Company shall have a period of one (1) year after the Effective Time in which to request such registration by Parent, and Parent shall keep such registration statement effective for (i) one (1) year after the effective date of such registration statement, (ii) the date that is two (2) years from the Effective Time, or (iii) until all shares included in such registration statement have been sold, whichever occurs first. If the stockholders of the Company initiating the registration request hereunder intend to distribute the shares of Parent Common Stock by means of an underwriting, they shall so advise Parent. In such event, the right of any stockholder of the Company to include his, her or its shares of Parent Common Stock in such registration shall be conditioned upon such stockholder’s participation in such underwriting and the inclusion of such shares in the underwriting, and all stockholders of the Company proposing to distribute their shares of Parent Common Stock through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. It shall be a condition precedent to the obligations of Parent to take any action pursuant to the rights granted to the stockholders of the Company pursuant to this section that each stockholder shall furnish to Parent such information regarding itself, the shares of Parent Common Stock held by it, and the intended method of disposition of such securities as Parent shall reasonably request and as shall be required in connection with the actions to be taken by Parent. Notwithstanding the foregoing, if Parent shall furnish to the stockholders of the Company requesting a registration statement pursuant to this section a certificate signed by the Chief Executive Officer of Parent stating that in the good faith judgment of the Board of Directors of Parent, it would be seriously detrimental to Parent and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, Parent shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request from the requisite number of stockholders of the Company; provided, however, that Parent may not utilize this right more than once. In addition, if a material development or transaction affecting Parent that has not yet been publicly disclosed occurs after such registration statement is declared effective, and if Parent shall determine in good faith that it would be adversely affected by such disclosure, Parent may so notify the stockholders of the Company and shall deliver to the stockholders of the Company a certificate signed by an officer of Parent affirming that Parent would be adversely affected by such disclosure (such notice being referred to herein as a “Deferral Notice”), and shall thereafter be entitled to defer preparing and furnishing any required supplement or amendment to such registration statement until such time as it would not be so adversely affected, but in any event for a period of no more than one hundred twenty (120) days following delivery of the Deferral Notice to each stockholder of the Company selling shares pursuant to the registration statement, at which time it shall so notify the stockholders of the Company and shall prepare and furnish to the stockholders of the Company any such supplement or amendment as may then be required. Following receipt of a Deferral Notice, the Holders shall not make any further sales of shares of Parent Common Stock pursuant to the registration statement until the stockholders of the Company receive such notice from Parent that such amendment or supplement has been filed with the Securities and Exchange Commission. Following receipt of any supplement or amendment to any prospectus, the stockholders of the Company shall deliver such amended, supplemental or revised prospectus in connection with any offers or sales of Parent Common Stock, and shall not deliver or use any prospectus not so supplemented, amended or revised. If Parent issues a Deferral Notice, Parent will extend the period of effectiveness of the registration statement for an amount of time equal to the length of the deferral period. Notwithstanding any other provision of this Section of this Agreement, Parent may not issue a Deferral Notice more than two consecutive times in any twelve (12) month period.

      SECTION 5.15     Section 16b-3. Prior to the Effective Time, Parent’s Board of Directors shall adopt a resolution seeking to cause the acquisition of equity securities of Parent (including any derivative securities) which occurs at the Effective Time by virtue of the Merger by each individual who is or becomes at the Effective Time a director or officer of Parent or the Surviving Corporation that is subject to Section 16(b) of the Exchange Act to be exempt from Section 16(b) under Rule 16b-3 promulgated under the Exchange Act to the extent permitted by law.

      SECTION 5.16     Merger Sub. Parent shall form Merger Sub prior to the Effective time as a Nevada corporation which shall be wholly owned by Parent. Parent shall ensure that Merger Sub shall not conduct or operate any business prior to the Merger.

ARTICLE VI

CONDITIONS PRECEDENT

      SECTION 6.1     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the Company and Parent to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Company shall have obtained the Company Stockholder Approval in connection with the adoption of this Agreement and approval of the Merger by the stockholders of the Company. Parent shall have obtained the Parent Stockholder Approval.

(b) No Injunctions or Restraints, Illegality. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order, judgment, decision, opinion or decree issued by a court or other Governmental Entity of competent jurisdiction in the United States shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

(c) Governmental and Regulatory Approvals. Other than the filings provided for under Section 1.3, all consents, clearances, approvals and actions of, filings with and notices to any Governmental Entity required of Parent, the Company, GPAA or Merger Sub in connection with the execution and delivery of this Agreement and the consummation of the Merger, the issuance of the shares of Parent Common Stock in the Merger and the other transactions contemplated hereby shall have been made or obtained (as the case may be), except for those the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together after giving effect to the Merger.

(d) Blue Sky Approvals. Parent shall have received all state securities and “blue sky” permits and approvals necessary to consummate the transactions contemplated hereby, or shall have applicable exemptions therefrom.

      SECTION 6.2     Additional Conditions to Obligations of Parent. The obligations of Parent to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company set forth in this Agreement that is not so qualified shall be true and correct, except where the failure to be so true and correct, individually or in the aggregate, would not have a Material Adverse Effect on the Company, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), and Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date and Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect.

(c) Tax Opinion. Parent shall have received from Paul Hastings on or before the Closing Date, a written opinion addressed to Parent dated as of such date in a form reasonably acceptable to Parent. In rendering such opinion, Paul Hastings shall be entitled to rely upon certificates, representations and warranties provided by Parent and the Company as reasonably requested by Paul Hastings.

(d) No Material Change. The Company shall not have suffered from the date of this Agreement any change that would reasonably be expected to have a Material Adverse Effect on the Company.

(e) Limit on Number of Dissenting Shares. The number of Dissenting Shares shall not exceed three percent (3%) of the number of outstanding shares of capital stock of the Company as of the Effective Time.

(f) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision limiting or restricting Parent’s ownership, conduct or operation of the Company or the business of the Company following the Closing shall be in effect, nor shall any suit, action or proceeding before any court or other governmental entity seeking any of the foregoing, seeking to obtain from Parent or Company or any of their respective affiliates in connection with the Merger any material damages, or seeking any other relief that following the Merger could reasonably be expected to materially limit or restrict the ability of Parent and/or its subsidiaries to own and conduct the assets, stock and businesses owned by Parent and/or its subsidiaries prior to the Merger and the assets and business owned and conducted by the Company prior to the Merger, be pending or threatened.

(g) Acknowledgment of Assumption of Options. All holders of Company Stock Options shall have delivered an acknowledgment to Parent acknowledging the assumption of the Company Stock Options by Parent and the number of shares of Parent Common Stock to be issuable upon the exercise of such options after the Closing and the exercise price of such options after the Closing.

(h) Affiliate Agreements. Schedule 6.2(h) sets forth those persons who, in the Company’s reasonable judgment, are or may be “affiliates” of the Company within the meaning of Rule 145 (each such person an “Affiliate”) promulgated under the Securities Act. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. If requested by Parent, the Company shall use its reasonable efforts to deliver or cause to be delivered to Parent prior to the Closing from each of the Affiliates of the Company listed on Schedule 6.2(h) and any other persons reasonably deemed by Parent to be an Affiliate, an executed Affiliate Agreement substantially in the form attached hereto as Exhibit B. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

      SECTION 6.3     Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company, on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of Parent and GPAA set forth in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of Parent and GPAA set forth in this Agreement that is not so qualified shall be true and correct, except where the failure to be so true and correct, individually or in the aggregate, would not have a Material Adverse Effect on Parent or GPAA, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date, and except to the extent such representations and warranties are modified by transactions expressly contemplated by this Agreement including, without limitation, the Reincorporation), and the Company shall have received certificates of the chief executive officers and the chief financial officers of Parent and GPAA to such effect.

(b) Performance of Obligations of Parent and GPAA. Parent and GPAA shall each have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received certificates of the chief executive officers and the chief financial officers of Parent and GPAA to such effect.

(c) Tax Opinion. Parent shall have received from Paul Hastings on or before the Closing Date, a written opinion addressed to Parent dated as of such date in a form reasonably acceptable to the Company and upon which the stockholders of the Company may rely. In rendering such opinion, Paul Hastings shall be entitled to rely upon certificates, representations and warranties provided by Parent and the Company as reasonably requested by Paul Hastings.

(d) No Material Changes. Parent and its Subsidiaries shall not have suffered from the date of this Agreement any change that would reasonably be expected to have a Material Adverse Effect on Parent, excluding matters or changes arising from events or items disclosed in the Parent Disclosure Schedule.

(e) Assignment of GPAA Assets and Liabilities. GPAA shall have contributed and conveyed all of its assets (excluding any shares of capital stock of the Company and the interests of the GPAA LLC) and liabilities to the GPAA LLC.

ARTICLE VII

TERMINATION AND AMENDMENT

      SECTION 7.1     General. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time notwithstanding approval thereof by either the stockholders of the Company or Parent:

(a) by mutual written consent duly authorized by the Boards of the Company and Parent;

(b) by the Company or Parent if the Closing shall not have occurred on or before November 15, 2004 or any other date that Parent and the Company agree upon in writing (the “Termination Date” which term shall include the date of any extension under this Section 7.1(b)); provided, however, that if Parent and the Company determine in writing that Section 3(a)(10) Application will not be approved, or cannot reasonably be expected to be approved, in time to permit the Closing to occur on or before November 15, 2004, or if the California Commissioner of Corporations notifies Parent or the Company of its determination not to grant a hearing and/or not to issue a permit approving the Section 3(a)(10) Application and Parent reasonably determines that a private placement of the securities or Rule 506 Exemption is not available with respect to the issuance of the shares of Parent Common Stock in the Merger, then the right to terminate this Agreement under this Section 7.1(b) shall not be available to either party until ten (10) days after such determination or notification, as the case may be, or any other date that Parent and the Company may agree upon in writing; and provided, further, that if on the Termination Date the conditions to Closing set forth in Section 6.1(c) shall not have been fulfilled but all other conditions to Closing shall or shall be capable of being fulfilled then the Termination Date shall be automatically extended to December 31, 2004; and provided, further, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur before such date;

(c) by the Company, if Parent or GPAA shall have breached in any material respect any of its representations or warranties (except to the extent such representations and warranties are modified by transactions expressly contemplated by this Agreement including, without limitation, the Reincorporation) or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by Parent or GPAA prior to the Termination Date and (2) renders the condition set forth in Section 6.3(a) or Section 6.3(b) incapable of being satisfied prior to the Termination Date;

(d) by Parent, if the Company shall have breached in any material respect any of its representations or warranties or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by the Company prior to the Termination Date and (2) renders the condition set forth in Section 6.2(a) or Section 6.2(b) incapable of being satisfied prior to the Termination Date;

(e) by the Company or Parent, upon written notice to the other party, if a Governmental Entity of competent jurisdiction shall have issued an injunction, order, judgment, decision, opinion, decree or ruling or taken any other action (which the party seeking to terminate shall have used its reasonable best efforts to resist, resolve, annul, quash, or lift, as applicable, subject to the provisions of Section 5.3) permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (e) has fulfilled its obligations under Section 5.3;

(f) by Parent if the Board of Directors of the Company shall have withdrawn or changed or modified the Company Recommendation in a manner adverse to Parent;

(g) by the Company, if the (i) Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal to the Company and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice, (ii) Parent does not make, within five business days of receipt of the Company’s written notification of its intention to enter into a binding agreement for such Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with a financial advisor of nationally recognized reputation, is at least as favorable to the Company’s stockholders as such Superior Proposal, it being understood that the Company shall not enter into any such binding agreement during such five-day period, and (iii) the Company, at or prior to any termination pursuant to this Section 7.1(g), pays Parent the Termination Fee (as defined below) set forth in Section 7.2;

(h) by Parent, if (i) the Company Stockholder Approval shall not have been received by October 31, 2004, or (ii) the Parent Stockholder Approval shall not have been received by October 31, 2004, or (iii) the Company Stockholder Approval is not obtained by reason of the failure to obtain the required vote or the failure to secure the required written consent of the Company’s stockholders within thirty (30) days after the date that the California Commissioner of Corporations issues the permit approving the 3(a)(10) Application; and

(i) by Parent, if a Business Combination as described in Section 7.2(c)(iv) occurs prior to the Effective Time.

      SECTION 7.2     Obligations in Event of Termination.

      (a) In the event of any termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become wholly void and of no further force and effect (except with respect to Section 5.6, this Section 7.2 and Article VIII, which shall remain in full force and effect) and there shall be no liability on the part of the Company, GPAA or Parent; provided, however, that termination shall not preclude any party from suing the other party for, or relieve any party hereto from any liability arising from, a breach of this Agreement.

      (b) If this Agreement is terminated: (i) by Parent pursuant to Section 7.1(f); (ii) by Parent pursuant to Section 7.1(h) because of the failure to obtain the Company Stockholder Approval by such date or within the allotted time; (iii) by Parent or the Company pursuant to Section 7.1(b) because the Merger shall not have been consummated at or prior to the Termination Date, and, at the time of the termination, (x) the Company Stockholder Approval shall not have been obtained and (y) after the date hereof and prior to the Termination

Date there shall have been made an offer or proposal for, or an announcement of any intention with respect to, a transaction that would constitute a Business Combination involving the Company (whether or not such offer, proposal, announcement or agreement will have been rejected or withdrawn prior to the Termination Date); (iv) by the Company pursuant to Section 7.1(g); or (v) by Parent pursuant to Section 7.1(i), then (A) in the case of clauses (b)(i), (b)(ii), and (b)(iii) if within twelve months of termination of this Agreement, the Company enters into a definitive agreement with any Person (other than Parent or any of Parent’s affiliates) with respect to a Business Combination or any Business Combination with respect to the Company is consummated, then the Company shall pay to Parent, not later than one business day after the earlier of the date such agreement is entered into or such Business Combination is consummated, a termination fee of Five Million Dollars ($5,000,000) (the “Termination Fee”) and (B) in the case of clauses (b)(iv) and (b)(v), the Company shall pay to Parent, at or prior to such termination pursuant to Section 7.1(g) or 7.1(i), the Termination Fee. Notwithstanding the foregoing, the Company shall have no obligation to pay to Parent the Termination Fee if: in the case of clause (b)(i), the Board of Directors of the Company shall have withdrawn or changed or modified the Company Recommendation in a manner adverse to Parent because of a Superior Proposal to which Parent or GPAA consents or is a party at the time such Company Recommendation is withdrawn, changed or modified, and the Business Combination occurring within twelve months of termination is one to which Parent or GPAA consents or is a party; in the case of clause (b)(ii), provided that the Company submits this Agreement and the transactions contemplated hereby to the vote of the outstanding shares of the Company and the Board of Directors of the Company shall not have withdrawn or changed or modified the Company Recommendation in a manner adverse to Parent, if GPAA withholds its vote or consent for adopting this Agreement and approving the transactions contemplated hereby, or votes against such adoption and approval and at the time of such termination Parent or GPAA consents or is a party to a Business Combination, and the Business Combination occurring within twelve months of termination is one to which Parent or GPAA consents or is a party; in the case of clause (b)(iii) the Business Combination occurring within twelve months of termination is one to which Parent or GPAA consents or is a party; in the case of clause (b)(iv), the Superior Proposal referred to therein is one to which Parent or GPAA consents or is a party at the time of such termination, and in the case of clause (b)(v), the Business Combination is one to which Parent or GPAA consents or is a party at the time of such termination.

      (c) For the purposes of this Section 7.2, “Business Combination” means with respect to the Company, (i) a merger, reorganization, consolidation, share exchange or purchase, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party as a result of which either (A) the Company’s stockholders prior to such transaction or series of related transactions in the aggregate cease to own (by virtue of their ownership of such party’s shares) at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or, regardless of the percentage of voting securities held by such stockholders, if any Person shall beneficially own, directly or indirectly, at least 40% of the voting securities of such surviving entity or ultimate parent entity or (B) the individuals comprising the Board of Directors of the Company prior to such transaction or series of related transactions do not constitute a majority of the Board of Directors of such surviving entity or ultimate parent entity, (ii) a sale, lease, exchange, transfer or other disposition of at least 40% of the assets of the Company, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, directly or indirectly, by a Person of beneficial ownership of 40% or more of the common stock of the Company whether by merger, reorganization, consolidation, share exchange or purchase, business combination, recapitalization, liquidation, dissolution or otherwise (other than a merger, reorganization, consolidation, share exchange or purchase, business combination, recapitalization, liquidation, dissolution or similar transaction upon the consummation of which the Company’s stockholders would in the aggregate beneficially own greater than 50% of the voting securities of such Person), or (iv) the acquisition, directly or indirectly, by a Person of beneficial ownership of 50% or more of the common stock of the Company then outstanding and not held by GPAA whether by merger, reorganization, consolidation, share exchange or purchase, business combination, recapitalization, liquidation, dissolution or otherwise.

      (d) All payments under this Section 7.2 shall be made by wire transfer of immediately available funds to an account designated by Parent.

      (e) The parties each agree that the agreements contained in Section 7.2(b) are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty. If the Company fails to promptly pay Parent any fee due under such Section 7.2(b), the Company shall pay the costs and expenses of Parent (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or legal action, taken to collect payment.

      SECTION 7.3     Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after the Company Stockholder Approval or the Parent Stockholder Approval, as the case may be, but, after any such approvals by the stockholders, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      SECTION 7.4     Extension; Waiver. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

      SECTION 7.5     No Effect on Existing Agreements. Except as expressly set forth herein, nothing in this Agreement shall affect the rights and obligations of the parties with respect to any other agreements between the parties.

ARTICLE VIII

GENERAL PROVISIONS

      SECTION 8.1     Non-survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

      SECTION 8.2     Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

      (a) if to Parent or GPAA, to:

Outdoor Channel Holdings, Inc.
Gold Prospector’s Association of America, Inc.
43445 Business Park Drive, Suite 113
Temecula, CA 92590
Fax: (909) 699-4062
Attention: William A. Owen, Chief Financial Officer

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
Seventeenth Floor
695 Town Center Drive
Costa Mesa, CA 92626-1924
Fax: (714) 979-1921
Attention: Stephen D. Cooke, Esq.

      (b) if to the Company to:

The Outdoor Channel, Inc.
43445 Business Park Drive, Suite 103
Temecula, CA 92590
Fax: (909) 699-4062
Attention: Andrew J. Dale

with a copy to:

Rutan & Tucker LLP
611 Anton Blvd. Suite 1400
Costa Mesa, CA 92626-1931
Fax: (714) 546-9035
Attention: George J. Wall, Esq.

      SECTION 8.3     Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.

      SECTION 8.4     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

      SECTION 8.5     Entire Agreement; No Third Party Beneficiaries.

      (a) This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

      (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.7 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

      SECTION 8.6     Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California (without giving effect to choice of law principles thereof).

      SECTION 8.7     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

      SECTION 8.8     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      SECTION 8.9     Submission to Jurisdiction. Each of Parent, GPAA and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Courts of the State of California, and each of Parent, GPAA and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts.

      SECTION 8.10     Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

      SECTION 8.11     Definitions. As used in this Agreement:

(a) “beneficial ownership” or “beneficially own” shall have the meaning under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

(b) “Benefit Plans” means, with respect to any Person, each employee benefit plan, program, policy, arrangement and contract (including, without limitation, any “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, policy, arrangement and contract, written or oral) in effect on the date of this Agreement or disclosed on the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, to which such Person or its Subsidiary is a party, which is maintained or contributed to by such Person, or with respect to which such Person could incur material liability under Section 4069, 4201 or 4212(c) of ERISA.

(c) “Board of Directors” means the Board of Directors of any specified Person and any committees thereof.

(d) “Business Day” means any day on which banks are not required or authorized to close in the State of California.

(e) “Company Stockholder Approval” means the affirmative vote of (i) the holders of a majority of the outstanding shares of Company Common Stock and entitled to vote hereon, and (ii) the holders of a majority of the outstanding shares of Company Common Stock and entitled to vote hereon, but disregarding the shares of Company Common Stock held by GPAA or the Company, in favor of adopting this Agreement and approving the transactions contemplated hereby.

(f) “known” or “knowledge” means, with respect to any party, the actual knowledge of such party’s executive officers and senior management and such knowledge as would be reasonably expected to be known by such executive officers in the ordinary and usual course of the performance of their professional responsibilities to such party.

(g) “Material Adverse Effect” means, with respect to any entity, any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to (i) the business, financial condition or results of operations of such entity and its Subsidiaries, taken as a whole, other than any event, change, circumstance or effect relating (w) to the economy or financial markets in general, (x) in general to the industries in which such entity operates and not specifically relating to (or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on) such entity, (y) to changes in applicable law or regulations or in GAAP or arising out of the accounting for the transactions contemplated hereby or (z) to the announcement of this Agreement or the transactions contemplated hereby or (ii) the ability of such entity to consummate the transactions contemplated by this Agreement. Except as specifically set forth in this Agreement, all references to Material Adverse Effect on Parent or its Subsidiaries contained in this Agreement shall be deemed to refer solely to Parent and its Subsidiaries without including its ownership of the Company.

(h) “Merger Sub” means a Nevada corporation to be formed prior to the Effective Time which shall be a wholly owned subsidiary of Parent.

(i) “other party” means, with respect to the Company, Parent and GPAA and means, with respect to Parent and GPAA, the Company, unless the context otherwise requires.

(j) “Parent Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock and entitled to vote hereon, in favor of the issuance of the shares of Parent Common Stock in the Merger and the adoption of the Company Stock Options.

(k) “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

(l) “Reincorporation” means the reincorporation of Parent from its current state of incorporation of Alaska into Delaware or any other state reasonably determined by Parent’s board of directors, and in connection therewith, the adoption of a new Certificate or Articles of Incorporation, bylaws and other governing documents, and other agreements and instruments, containing provisions that are appropriate or customary for public companies, including, without limitation, indemnification agreements for officers and directors, long-term incentive plans, and employee stock purchase plans.

(m) “Subsidiary” when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. Notwithstanding the foregoing, the term “Subsidiary” for purposes of the representations and warranties in Article III shall specifically exclude the Company.

(n) “Superior Proposal” means with respect to the Company, a bona fide written proposal made by a third party which is (I)(i) for a sale, lease, exchange, transfer or other disposition of at least 40% of the assets of the Company, taken as a whole, in a single transaction or a series of related transactions, or (ii) for the acquisition, directly or indirectly, by such third party of beneficial ownership of 40% or more of the common stock of the Company whether by merger, reorganization, consolidation, share exchange or purchase, business combination, recapitalization, liquidation, dissolution or similar transaction, and which is (II) otherwise on terms which the Board of Directors of the Company in good faith concludes (after consultation with its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the third party making the proposal, (i) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed.

[SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, Parent, GPAA and the Company have caused this Agreement, as amended and restated as of May 12, 2004, to be signed by their respective officers thereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.
an Alaska corporation

By:	/s/ PERRY T. MASSIE

Name: Perry T. Massie
Title: Chief Executive Officer

GOLD PROSPECTOR’S ASSOCIATION
OF AMERICA, INC., a California corporation

By:	/s/ THOMAS H. MASSIE

Name: Thomas H. Massie
Title: President

THE OUTDOOR CHANNEL, INC.,
a Nevada corporation

By:	/s/ ANDREW J. DALE

Name: Andrew J. Dale
Title: Co-President

Exhibit A

VOTING AGREEMENT

      This VOTING AGREEMENT (this “Voting Agreement”) is entered into as of this         day of April 2004 by and between Outdoor Channel Holdings, Inc., an Alaska corporation (“Acquiror”), and that shareholder (“Shareholder”) of The Outdoor Channel, Inc., a Nevada corporation (the “Company”), shown on the signature page hereto.

WITNESSETH:

      WHEREAS, Acquiror, the Company, and Gold Prospector’s Association of America, Inc., a California corporation (“GPAA”), have entered into that certain Agreement and Plan of Merger on or about the date hereof (the “Agreement”; all capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Agreement), pursuant to which GPAA will merge with and into the Company (the “Merger”) and whereby the shareholders of the Company, other than Acquiror and GPAA, will receive new shares of Acquiror common stock (the “Acquiror Common Stock”);

      WHEREAS, Shareholder owns the shares of common stock of the Company (the “Company Common Stock”) as set forth on Exhibit A hereto opposite his, her or its name, and may have the right to acquire additional shares of Company Common Stock;

      WHEREAS, Acquiror and Shareholder are entering into this Voting Agreement in order to fulfill the obligations of the Company under the Agreement; and

      WHEREAS, Shareholder believes that the terms of this Voting Agreement, and the transactions contemplated by the Agreement, are in the best interests of both the Company and all of its shareholders, and the Company and Shareholder will benefit substantially from the performance of the transactions and obligations thereunder.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Approval of Merger. Shareholder agrees that he, she or it shall vote or cause to be voted (or give a written consent with respect to) all of his, her, or its shares of Company Common Stock currently held, or shares hereafter acquired, in favor of the Agreement, the Merger and all transactions contemplated thereby.

      2. Restrictions on Transfer of Company Common Stock. Shareholder agrees that he, she, or it will not transfer, sell, assign, or otherwise dispose of, in whole or in part, the shares of Company Common Stock or any rights to purchase shares of Company Common Stock held by him, her, or it or any voting rights therein on or prior to the date on which Sections 1, 2 and 3 of this Voting Agreement terminate.

      3. Revocation of Proxies; Grant of Proxy. Shareholder hereby revokes any and all previous proxies with respect to Shareholder’s Company Common Stock. Effective on the date hereof, Shareholder appoints Acquiror, with full power of substitution, as proxy, (a) to vote Shareholder’s Company Common Stock at any meeting of shareholders of the Company called by the Company or by any shareholder of the Company and at any and all adjournment or adjournments thereof, and (b) to give a written consent with respect to Shareholder’s Company Common Stock in connection with any solicitation of consents by the Company or by any shareholder of the Company, in each case upon any and all such matters as each such proxy or its substitute shall in its sole discretion deem proper. Shareholder agrees not to grant any subsequent proxies with respect to such subject matter until after the Effective Time. This proxy shall be deemed irrevocable and coupled with an interest.

      4. Termination; Survival. This Voting Agreement and the obligations contained herein shall continue in effect for the period commencing on the date hereof and ending on the following times with regard to the respective Sections:

(a) Sections 1, 2 and 3 shall terminate at the earliest of: (i) the Effective Time; (ii) the date, if any, upon which the Agreement is terminated pursuant to the provisions of Section 7.1 thereof; or (iii) the date, if any, upon which the Acquiror and Shareholder mutually agree to terminate Sections 1, 2 and 3 of this Voting Agreement; and

(b) Section 6 shall terminate on the date, if any, upon which the Agreement is terminated pursuant to the provisions of Section 7.1 thereof; and if the Agreement is not so terminated, upon the later of the following: (i) one year after the Effective Time; (ii) that date on which Shareholder beneficially owns less than three percent (3%) of the total issued and outstanding shares of Acquiror Common Stock (beneficial ownership shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934); or (iii) if Shareholder is an officer or director of Acquiror after the Effective Time, three (3) months after Shareholder is no longer an officer or director of Acquiror.

      Notwithstanding the foregoing, Sections 4, 5 and 7 shall survive the termination of any other Sections of this Voting Agreement.

      5. Shareholder Representations and Warranties. Shareholder hereby represents and warrants that:

(a) he, she or it is currently, and at the Effective Time will remain to be, the beneficial owner of at least one share of Acquiror Common Stock;

(b) he, she or it has had an opportunity to ask questions and receive answers from Acquiror regarding the terms and conditions of the Merger and the business, properties, prospects and financial condition of Acquiror; and

(c) he, she or it has received a copy of the Agreement.

      6. “Market Stand-Off” Agreement. Shareholder hereby agrees that in connection with any underwritten public offering of Acquiror Common Stock (or other securities of Acquiror), he, she or it shall not sell or otherwise transfer or dispose of any Acquiror Common Stock (or other securities of Acquiror held by Shareholder, other than those included in the registration statement discussed below) for a period specified by the representative of the underwriters of Acquiror Common Stock (or such other securities), not to exceed one hundred eighty (180) days following the effective date of a registration statement of Acquiror filed under the Securities Act of 1933, as amended (the “Securities Act”). Shareholder agrees to execute and deliver such other agreements as may be reasonably requested by Acquiror or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. Acquiror may impose stop-transfer instructions with respect to the shares of Acquiror Common Stock (or other securities) subject to the foregoing restriction until the end of said period not to exceed one hundred eighty (180) days.

      7. Miscellaneous.

      (a) Additional Representations. Shareholder hereby represents and warrants that (i) he, she or it has the requisite power and authority to enter into and perform this Voting Agreement, (ii) the performance of this Voting Agreement by Shareholder will not require him, her or it to obtain the consent, waiver or approval of any Person and will not violate, result in a breach of or constitute a default under any statute, regulation, agreement, judgment, consent, decree or restriction by which he, she or it is bound, (iii) he, she or it is the legal and/or beneficial owner of that number of shares of Company Common Stock set forth on Exhibit A hereto and such shares, and shares hereafter acquired, will be at all times up until the Effective Time free and clear of any and all liens, claims, options, charges or other encumbrances.

      (b) Capacity; No Limitation on Discretion as Director. This Voting Agreement is intended solely to apply to the exercise by Shareholder in his, her or its individual capacity of rights attaching to ownership of the Company Common Stock, and, if applicable, nothing herein shall be deemed to apply to, or to limit in any manner the discretion of Shareholder who is a director of the Company with respect to, any action which may be taken or omitted by him or her acting in his or her fiduciary capacity as a director of the Company.

      (c) Severability. In the event that any provision of this Voting Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction or any other governmental authority to be illegal, void, unenforceable or otherwise in contravention of law, the remainder of this Voting Agreement will continue in full force and effect and the application of such provision will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Voting Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      (d) Amendments and Modification. This Voting Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

      (e) Equitable Relief. Shareholder agrees that if he, she, or it fails to perform his, her or its obligations under this Voting Agreement for any reason, then Acquiror shall be entitled to specific performance and injunctive or other equitable relief, and Shareholder hereby further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any injunctive or other equitable relief. This provision is without prejudice to any other rights that Acquiror may have against Shareholder for any failure to perform his, her or its obligations under this Voting Agreement.

      (f) Governing Law. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located in Riverside County, California, in connection with any matter based upon or arising out of this Voting Agreement or the matters contemplated herein, agrees that process may be served upon him, her or it in any manner authorized by the laws of the State of California for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

      (g) Compliance with Securities Laws. Shareholder shall observe and comply with the Securities Act and any and all other applicable federal or state securities laws, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition of the Acquiror Common Stock or any part thereof. Shareholder understands that Acquiror is under no obligation to register any of the Acquiror Common Stock.

      (h) Accredited Investor. Shareholder is, and at the Effective Time will be, an “accredited investor” within the meaning of Rule 501 under the Securities Act, as presently in effect. Shareholder has substantial experience in evaluating and investing in securities of companies and acknowledges that he, she or it has the capacity to protect his, her or its own interests in connection therewith, can bear the economic risk of his, her or its investment and has such knowledge and experience in financial or business matters that he, she or it is capable of evaluating the merits and risks of the investment in the Acquiror Common Stock.

      (i) Entire Agreement. This Voting Agreement contains the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes all prior negotiations and understandings among the parties with respect to such subject matters.

      (j) Counterparts. This Voting Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      (k) Binding Effect. During the term of this Voting Agreement, the rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the parties and all transferees, assigns, and successors of Shareholder with respect to shares of the Company Common Stock.

      (l) Confidentiality. Shareholder shall hold any information regarding this Voting Agreement, the Agreement and/or the Merger in strict confidence and shall not, without a prior written consent of Acquiror, divulge any such information to any third person (other than to counsel or advisors) until such time as the Merger has been publicly disclosed by Acquiror.

[Signature Page Follows]

      IN WITNESS WHEREOF, this Voting Agreement has been duly executed and delivered as of the day and year first written above.

OUTDOOR CHANNEL HOLDINGS, INC.

By:

Its:

SHAREHOLDER:

Name:

JOINDER AGREEMENT

      Pursuant to that certain Agreement and Plan of Merger among Outdoor Channel Holdings, Inc., an Alaska corporation (“Holdings”), Gold Prospector’s Association of America, Inc., a California corporation and The Outdoor Channel, Inc., a Nevada corporation (“TOC”) dated as of April 20, 2004, as amended and restated as of May 12, 2004 (the “Merger Agreement”), a wholly owned subsidiary of Holdings is to merge with and into TOC (the “Merger”).

      TOC Merger Sub, Inc., a Nevada corporation, was formed on May 28, 2004 and was initially capitalized as of July 28, 2004. TOC Merger Sub, Inc. is a wholly owned subsidiary of Holdings and now desires to become a party to the Merger Agreement as a constituent corporation in the Merger.

      TOC Merger Sub, Inc. therefore acknowledges receipt of and agrees to be bound by and subject to all restrictions, obligations and terms of the Merger Agreement as if it were an original party to the Merger Agreement and referred to as the “Merger Sub” in the Merger Agreement.

[SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of July 28, 2004.

TOC MERGER SUB, INC.

a Nevada corporation

By:	/s/ PERRY T. MASSIE

Name: Perry T. Massie

Title: President

ACKNOWLEDGED AND AGREED:

OUTDOOR CHANNEL HOLDINGS, INC.

an Alaska corporation

By:	/s/ PERRY T. MASSIE

Name: Perry T. Massie
Title:   Chief Executive Officer

GOLD PROSPECTOR’S ASSOCIATION

OF AMERICA, INC., a California corporation

By:	/s/ THOMAS H. MASSIE

Name: Thomas H. Massie
Title:   President

THE OUTDOOR CHANNEL, INC.,

a Nevada corporation

By:	/s/ ANDREW J. DALE

Name: Andrew J. Dale
Title:   Co-President

ANNEX B

15120 Enterprise Court, Suite 100 Chantilly, Virginia 20151 Phone: 703.818.2425 ■ Fax: 703.803.3299 www.bia.com

May 12, 2004

The Special Committee of the Board of Directors and Board of Directors

Outdoor Channel Holdings, Inc.
43445 Business Park Drive, Suite 113
Temecula, CA 92590
Phone: (909) 699-4749
Fax: (909) 699-4062

Dear Special Committee of the Board of Directors and Board of Directors:

      We understand that a wholly-owned subsidiary of Outdoor Channel Holdings, Inc. (“OUTD”) is planning to merge with and into The Outdoor Channel, Inc. (“TOC”), with TOC being the surviving entity. Such transaction is referred to herein as the “Transaction”. In the Transaction, the minority shareholders of TOC will be issued shares of common stock of OUTD in exchange for their shares of common stock in TOC.

      You have asked BIA Financial Network, Inc. (BIAfn) to advise you as to the fairness, from a financial point of view, to OUTD and to the shareholders of OUTD of the Transaction. BIAfn is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, private placements, funding and other purposes. Over the past decade, we have conducted more than 100 appraisals per year of various businesses and closely held securities. We have not acted as financial advisor to OUTD or its current and future investors in connection with this transaction and will not receive any fee for our services, other than related to this fairness opinion and the valuations we prepared estimating the fair value of one share of common stock in OUTD and TOC. Our fee is not contingent upon conclusions reached or the substance of the opinion rendered.

      For the purposes of this opinion we have, among other things: (a) read the document for the contemplated Transaction (entitled Agreement and Plan of Merger Dated as of April 20, 2004, as amended and restated as of May 12, 2004, Among Outdoor Channel Holdings, Inc., Gold Prospector’s Association of America, Inc. and The Outdoor Channel, Inc.); (b) examined and analyzed historical financial statements and future financial projections of TOC and OUTD; (c) interviewed certain members of the management of TOC and OUTD; (d) estimated the fair value of one share of common stock in both TOC and OUTD, as of the date of this letter; (e) reviewed certain publicly available information relating to OUTD and TOC; (f) reviewed the share price and trading history of OUTD’s common stock; (g) compared the financial terms of the Transaction with such other transactions we deemed relevant; and (h) made such other studies and inquiries, and reviewed such other data, as we have deemed necessary or appropriate.

      For the purposes of this fairness opinion, fair value is defined as the pro-rata portion of the fair market value of 100% of the equity of the subject companies. The Business Valuation Committee of the American Society of Appraisers defines fair market value as the price, expressed in terms of cash equivalents, at which property would change hands, between a hypothetical willing and able buyer and a hypothetical willing and able seller, acting at arm’s length in an open and unrestricted market, when neither is under compulsion to buy or sell and when both have reasonable knowledge of the relevant facts.

      In connection with our review and in arriving at our opinion, we have assumed and relied on the accuracy and completeness of all of the financial and other information publicly available or furnished to or otherwise reviewed by or discussed with us for purposes of rendering this opinion and have neither attempted to verify independently nor assumed responsibility for verifying any of such information.

B-1

The Special Committee of the Board of Directors and the Board of Directors
Outdoor Channel Holdings, Inc.
May 12, 2004

      Our opinion is based on economic, monetary and market conditions as they existed and could be evaluated as of the date of this letter.

      Our opinion as expressed herein is limited to the fairness, from a financial point of view, to OUTD and to the shareholders of OUTD of the consideration to be paid by OUTD in the Transaction and does not address OUTD’s underlying business decision to engage in the Transaction.

      This letter and the opinion expressed herein are provided at the request and for the benefit of the Special Committee of the Board of Directors and the Board of Directors of OUTD. It may not be quoted or referred to or used for any purpose without our prior written consent, which will not be unreasonably withheld, except in a fairness hearing or other governmental or regulatory proceeding or filing or in connection with a proxy statement or consent solicitation materials delivered to the shareholders of OUTD or TOC.

      Based upon and subject to the foregoing considerations, it is our opinion that, as of the date of this letter, the Merger Consideration consisting of an Exchange Ratio of 0.650 shares of common stock in OUTD for each share of common stock in TOC (and cash in lieu of fractional shares) pursuant to the Transaction is fair to OUTD and to the shareholders of OUTD from a financial point of view.

BIA FINANCIAL NETWORK, INC.

Lauren R. Butler
Director, Media Valuations

B-2

ANNEX C

CHARTER FOR THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF
OUTDOOR CHANNEL HOLDINGS, INC.

Introduction

      The executive management of Outdoor Channel Holdings, Inc. (the “Company”) is primarily responsible for (1) the completeness and accuracy of its financial reporting and the adequacy of its internal financial and operating controls and (2) the Company’s compliance with applicable corporate governance requirements regarding its corporate accounting and reporting practices. Its Board of Directors (the “Board”) has responsibility to oversee management’s exercise of these responsibilities. To assist the Board, the Company has established an Audit Committee (the “Committee”) whose authority and responsibilities are described by this Charter.

Purpose and Responsibilities

      The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. In this regard, the Committee shall:

•	oversee the Company’s compliance with certain legal and regulatory requirements,

•	oversee the appointment, compensation, retention and oversight of the work of the Company’s independent auditors,

•	oversee the performance of the Company’s internal audit function and independent auditor, and

•	oversee the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance and ethics.

      The Committee shall also perform such other functions as the Board may delegate to the Committee from time to time.

      This Charter defines the Committee’s objectives, the range of its authority, the scope of its activities and its duties and responsibilities. This Charter is intended to give Committee members, management, external and internal auditors an understanding of their respective roles. The Committee and the Board will review and assess the adequacy of this Charter annually.

      The Committee is to perform activities required of audit committees by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission (“SEC”) and any stock exchange or market on which the Company’s securities may be listed from time to time, and perform such other activities that are consistent with this Charter, the Company’s articles or certificate of incorporation, bylaws and governing laws, as the Committee deems necessary or appropriate. The Committee’s policies and procedures shall remain flexible, in order to monitor the Company’s compliance with laws, regulations and internal policies with respect to its corporate accounting and reporting practices.

Organization

Size, Composition and Term of Appointment

      The Committee shall consist of no fewer than three directors, with the exact number established by the Board, each of whom shall be determined by the Board to be independent as required by the rules established by the SEC and any stock exchange or market on which the Company’s securities may be listed from time to time. Each member must be able to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement. No member shall have participated in the preparation of the financial statements of the Company at any time during the three (3) years prior to such director’s appointment to the Committee. When and as required by applicable listing standards, at least one member shall be an audit committee financial expert who shall have accounting or related financial management expertise as defined by the relevant rules promulgated by the Public Company Accounting Oversight Board (“PCAOB”), the Financial Accounting Standards Board (“FASB”), SEC, and the National Association of Securities Dealers (“NASD”) or other regulatory body. The Board of Directors shall appoint the Committee’s Chairperson and members annually and, when required, shall determine which member(s) are audit committee financial expert(s). Committee members may be removed by the Board at any time in its discretion.

      The Committee may select, engage and determine funding for independent counsel and any other advisors as it deems necessary and appropriate as required by the Sarbanes-Oxley Act of 2002. In addition, the Committee is authorized to approve such ordinary administrative expenses as it deems necessary or advisable to carry out its duties. The Committee shall meet regularly with the Company’s legal counsel to discuss legal and compliance affairs of the Company.

Meetings

      The Committee will meet periodically, and special meetings may be called when circumstances require. The Committee may meet in person or by telephone or video conference call. One regular meeting shall be held prior to the start of each regular annual audit to review the proposed scope of the audit, cost estimates and current developments in the accounting and regulatory areas that may affect the Company or its financial statements and at the conclusion of the audit to review the Company’s financial statements. The Committee shall record and keep minutes of all Committee meetings.

Quorum and Voting

      A majority of the Committee’s members shall constitute a quorum. At any meeting of the Committee, the decision of a majority of the members present and voting will be determinative as to any matter submitted to a vote.

Report to the Board

      The Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities. The Board will determine annually that the Committee’s members are independent, as required by the relevant rules and listing standards, and that the Committee has fulfilled its duties and responsibilities. The Committee shall also review the adequacy of this Charter on an annual basis and recommend changes to the Board for approval.

Authority

      The Committee derives its authority from the Board, the articles or certificate of incorporation and bylaws of the Company. The Committee is authorized to have full and unrestricted access to all personnel, records, operations, properties, and other informational sources of the Company as required to properly discharge its responsibilities.

      Further, the Committee is granted the authority to, and shall, conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

Duties and Responsibilities

Independent Auditors

      The Committee has the sole authority to select, evaluate, engage, oversee, determine funding for and, where appropriate, replace the independent public accountants, or to nominate the independent public accountants to be proposed to the full Board for concurrence or ratification to the extent required by law. The

Committee will review with management the performance, appointment and/or termination of the independent public accountants.

      The Committee shall give prior approval of all audit services and any non-audit services permissible pursuant to the Sarbanes-Oxley Act of 2002 performed by the independent auditors for the Company. The Committee may establish pre-approval policies and procedures, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service and such policies and procedures do not include delegation of any of the Committee’s responsibilities to the management of the Company.

      The Committee will determine that the independent public accountants provide, at least annually, a formal written statement to the Committee setting forth all relationships between the independent public accountants and the Company, consistent with applicable rules and requirements. The Committee will discuss with the independent public accountants any disclosed relationships or services which may impact the objectivity and independence of the independent public accountants. The Committee will take, or recommend that the full Board take, appropriate action to ensure the independence of the independent public accountants.

      The Committee will review with management and the independent public accountants the annual audit scope and approach, critical accounting policies and practices (including accounts receivable and revenue recognition policies and practices), controls over transactions, record keeping, audit conclusions regarding significant accounting estimates/reserves and proposed fee arrangements for ongoing and special projects. The Committee will instruct the independent public accountants and the Company’s management that the Committee expects to be advised if there are any areas that require special attention.

      The Committee will review with management and the independent public accountants their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system.

      The Committee will meet privately with the independent public accountants, as may be necessary or advisable, to request their opinion on various matters including the Company’s accounting policies as applied in its financial reporting, and the performance of its financial and accounting personnel. The Committee will also discuss privately with the independent public accountants any issues required from time to time by rules of the SEC, PCAOB, FASB and NASD.

      The Committee will confirm through discussions with the independent public accountants that no restrictions were placed by management on the scope of the examination or its implementation. The Committee will review with management and the independent public accountants the Company’s compliance with laws and regulations having to do with accounting and financial matters.

      The Committee will review with management and the independent public accountants the comments in the annual Management Letter submitted by the independent public accountants and management’s responses to each. The Committee will ask the independent public accountants what their greatest concerns were (including any serious difficulties encountered) and if they believe anything else should be discussed with the Committee that has not been raised or covered elsewhere.

      The Committee and the Board should consider whether the independent public accountants should meet with the full Board to discuss any matters relative to the financial statements and/or any potentially relevant matters, and to answer any questions that other directors may have.

Financial Statements

      The Committee will review with management and the independent public accountants, the Company’s interim and year-end financial statements, including management’s discussion and analysis, and audit findings. Such review will include a discussion of significant adjustments recorded or adjustments passed and will conform with applicable rules and requirements. Following such review, the Committee will recommend to the Board whether the audited financial statements should be included in the Company’s annual report.

      The Committee will request from management and the independent public accountants, a briefing on any significant accounting and reporting issues, or significant unusual transactions, including any changes in accounting standards or rules promulgated by the PCAOB, FASB, SEC or other regulatory bodies, that have an effect on the financial statements.

      The Committee will inquire of management and the independent public accountants if there were any significant financial accounting or reporting issues, or significant unusual transactions, discussed during the accounting period and, if so, how they were resolved or if not resolved, inquire as to the disagreements. The Committee will inquire about the existence and substance of any significant accounting accruals, reserves, or estimates made by management that had a material impact on the financial statements.

      The Committee will hold timely discussions with the independent auditor regarding the following:

•	all critical accounting policies and practices;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications or the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences.

      The members of the Committee will discuss among themselves, without management or the independent public accountants present, the quality of the accounting policies applied in the preparation of the Company’s financial statements and significant judgments affecting the financial statements; and the independent public accountants’ view of the quality, not merely the acceptability, of those policies as applied in its financial reporting.

Litigation

      The Committee will discuss/review with management, company counsel and the independent public accountants the substance of any significant issues raised by counsel concerning litigation, contingencies, claims or assessments. The Committee should understand how such matters are reflected in the Company’s financial statements.

Internal Audit

      The Committee will review the performance of the internal audit function of the Company.

Conflicts of Interest

      As required from time to time by the rules of the SEC, PCAOB, FASB and the NASD, the Committee or a comparable independent body of the Company’s Board of Directors shall conduct an appropriate review of all related party transactions on an on-going basis and all such transactions must be approved by the Committee or other comparable independent body of the Board.

Complaint Procedures

      As required from time to time by the rules of the SEC and by the listing standards applicable to the Company’s securities and other applicable rules, the Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. Such procedures shall provide for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Committee Report

      As required by applicable rules, the Committee will prepare a report describing the activities in which it has engaged during the prior year pursuant to this Charter. The report will address the issues then required by the rules of the SEC and any stock exchange or market on which the Company’s securities may be listed from time to time.

ANNEX D

OUTDOOR CHANNEL HOLDINGS, INC.

2004 LONG-TERM INCENTIVE PLAN

1.	Establishment, Purpose, and Types of Awards

      Outdoor Channel Holdings, Inc. (the “Company”) hereby establishes an incentive compensation plan to be known as the “Outdoor Channel Holdings, Inc. 2004 Long-Term Incentive Plan” (hereinafter referred to as the “Plan”), for the purpose of attracting, retaining and motivating select employees, officers, directors, advisors, and consultants for the Company and its Affiliates and to provide incentives and awards for superior performance.

      The Plan permits the granting of the following types of awards (“Awards”), according to the Sections of the Plan listed here:

Section 6	Options
Section 7	Share Appreciation Rights
Section 8	Restricted Shares and Restricted Share Units
Section 9	Deferred Share Units
Section 10	Performance Awards

      The Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2.	Defined Terms

      Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.	Shares Subject to the Plan

      Subject to the provisions of Section 13 of the Plan, the maximum number of Shares that the Company may issue is 1,300,000 Shares for all Awards. For all Awards, these Shares may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury.

      Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan. In addition, the Committee may make future Awards with respect to Shares that the Company retains from otherwise delivering pursuant to an Award either (i) as payment of the exercise price of an Award, or (ii) in order to satisfy the withholding or employment taxes due upon the grant, exercise, vesting, or distribution of an Award. Notwithstanding the foregoing, but subject to adjustments pursuant to Section 13 below, the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the preceding paragraph by the number of Shares granted pursuant to Awards (whether or not Shares are issued pursuant to such Awards); provided that any Shares that are either purchased under the Plan and forfeited back to the Plan, or surrendered in payment of the Exercise Price for an Award shall be available for issuance pursuant to ISO Awards.

4.	Administration

      (a) General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee or if the Board otherwise chooses to act in lieu of a Committee, the Board shall function as the Committee for all purposes of the Plan.

      (b) Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

      (c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, units, or SARs to be covered by each Award;

(ii) to determine, from time to time, the Fair Market Value of Shares;

(iii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration; and

(vi) in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(vii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

      Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

      (d) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

      (e) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5.	Eligibility

      (a) General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

      (b) Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 10 below, the specific objectives, goals and performance criteria that further define the Performance Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee.

      (c) Limits on Awards. No Participant may receive Options and SARs that relate to more than 500,000 Shares. The Committee will adjust these limitations pursuant to Section 13 below.

      (d) Replacement Awards. The Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options, these other terms may involve an Exercise Price that is lower than the Exercise Price of the surrendered Option.

6.	Option Awards

      (a) Types; Documentation. The Committee may in its discretion grant ISOs to any Employee and Non-ISOs to any Eligible Person, and shall evidence any such grants in an Award Agreement that is delivered to the Participant. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

      (b) ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

      (c) Term of Options. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

      (d) Exercise Price. The exercise price of an Option shall be determined by the Committee in its discretion and shall be set forth in the Award Agreement, subject to the following special rules:

(i) ISOs. If an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on such Grant Date. If an ISO is granted to any other Employee, the per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date.

(ii) Non-ISOs. The per Share exercise price for the Shares to be issued pursuant to the exercise of a Non-ISO shall not be less than 85% of the Fair Market Value per Share on the Grant Date.

(iii) Named Executives. The per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date of an Option if (A) on such Grant Date, the Participant is subject to the limitations set forth in Section 162(m) of the Code, and (B) the grant is intended to qualify as performance-based compensation under Section 162(m) of the Code.

(iv) Repricing. The Committee may at any time unilaterally reduce the exercise price for any Option, but shall promptly provide written notice to any Participant affected by the reduction.

      (e) Exercise of Option. The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Committee in its sole discretion and set forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

      (f) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

      (g) Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i) cash or check payable to the Company (in U.S. dollars);

(ii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such other longer period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

(iii) a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(iv) any combination of the foregoing methods of payment.

      The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

      (h) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

      The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(i) Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, disability, retirement or termination for Cause), the Participant shall have the right to exercise an Option at any time within 30 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii) Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her “disability” within the meaning of Section 22(e)(3) of the Code, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iii) Retirement. In the event of termination of a Participant’s Continuous Service as a result of Participant’s retirement, the Participant shall have the right to exercise the Option at any time within six months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iv) Death. In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within thirty days following termination of the Participant’s Continuous Service, the Option may be exercised, at any time within one year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(v) Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void.

      (i) Reverse Vesting. The Committee in its sole and absolute discretion may allow a Participant to exercise unvested Options, in which case the Shares then issued shall be Restricted Shares having analogous vesting restrictions to the unvested Options.

      (j) Buyout Provisions. The Committee may at any time offer to buy out an Option, in exchange for a payment in cash or Shares, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In addition, if the Fair Market Value for Shares subject to an Option is more than 33% below their exercise price for more than 30 consecutive business days, the Committee may unilaterally terminate and cancel the Option either (i) by paying the Participant, in cash or Shares, an amount not less than the Black-Scholes value of the vested portion of the Option, or (ii) by irrevocably committing to grant a new Option, on a designated date more than six months after such termination and cancellation of such Option (but only if the Participant’s Continuous Service has not terminated prior to such designated date), on substantially the same terms as the cancelled Option, provided that the per Share exercise price for the new Option shall equal the per Share Fair Market Value of a Share on the date the new grant occurs.

7.	Share Appreciation Rights (SARs)

      (a) Grants. The Committee may in its discretion grant Share Appreciation Rights to any Eligible Person, in any of the following forms:

(i) SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 7(e) below. Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(ii) SARs Independent of Options. The Committee may grant SARs which are independent of any Option subject to such conditions as the Committee may in its discretion determine, which conditions will be set forth in the applicable Award Agreement.

(iii) Limited SARs. The Committee may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (A) a price based upon or equal to the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to Company’s shareholders generally in connection with the event.

      (b) Exercise Price. The per Share exercise price of an SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 85% of the Fair Market Value of one Share. The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option. The exercise price of an SAR shall be subject to the special rules on pricing contained in paragraphs (iii) and (iv) of Section 6(d) hereof.

      (c) Exercise of SARs. Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable. An SAR may not have a term exceeding ten years from its Grant Date. An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement. Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR.

      (d) Effect on Available Shares. To the extent that an SAR is exercised, only the actual number of delivered Shares (if any) will be charged against the maximum number of Shares that may be delivered pursuant to Awards under this Plan. The number of Shares subject to the SAR and the related Option of the Participant will, however, be reduced by the number of underlying Shares as to which the exercise relates, unless the Award Agreement otherwise provides.

      (e) Payment. Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying –

(i) the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(ii) the number of Shares with respect to which the SAR has been exercised.

      Notwithstanding the foregoing, an SAR granted independently of an Option may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one-hundred percent (100%), of the amount determined pursuant to the preceding sentence.

      (f) Form and Terms of Payment. Subject to Applicable Law, the Committee may, in its sole discretion, settle the amount determined under Section 7(e) above solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares. In any event, cash shall be paid in lieu of fractional Shares. Absent a contrary determination by the Committee, all SARs shall be settled in cash as soon as practicable after exercise. Notwithstanding the foregoing, the Committee may, in an Award Agreement, determine the maximum amount of cash or Shares or combination thereof that may be delivered upon exercise of an SAR.

      (g) Termination of Employment or Consulting Relationship. The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions on which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(h) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when there is a termination of a Participant’s Continuous Service.

      (h) Repricing and Buy-out. The Committee has the same discretion to reprice and to buy-out SARs as it has to take such actions with respect to Options.

8.	Restricted Shares and Restricted Share Units

      (a) Grants. The Committee may in its discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any) and the terms upon which the Restricted Shares may become vested. In addition, the Company may in its discretion grant the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested. The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions.

      (b) Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any other reason, the Participant shall forfeit his or her Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

      (c) Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.

      (d) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested

Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

      (e) Dividends payable on Vesting. Unless an Award Agreement provides for the earlier payment of cash dividends, whenever Shares are released to a Participant under Section 8(d) above pursuant to the vesting of Restricted Shares or the Shares underlying Restricted Share Units are issued to a Participant pursuant to Section 8(d) above, such Participant may receive, in the sole discretion of the Committee, with respect to each Share released or issued, an amount equal to any cash dividends (plus, in the discretion of the Committee, simple interest at a rate as the Committee may determine) and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released or issued.

      (f) Section 83(b) Elections. If a Participant who has received Restricted Share Units provides the Committee with written notice of his or her intention to make an election under Section 83(b) of the Code with respect to the Shares subject to such Restricted Share Units (the “Section 83(b) Election”), the Committee may in its discretion convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award.

      (g) Deferral Elections. At any time within the calendar year in which a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Code) receives an Award of either Restricted Shares or Restricted Share Units, the Committee may permit the Participant to irrevocably elect, on a form provided by and acceptable to the Committee, to defer the receipt of all or a percentage of the Shares that would otherwise be transferred to the Participant upon the vesting of such Award. If the Participant makes this election, the Shares subject to the election, and any associated dividends and interest, shall be credited to an account established pursuant to Section 9 hereof on the date such Shares would otherwise have been released or issued to the Participant pursuant to Section 8(d) above. Notwithstanding the foregoing, Shares with respect to which a Participant makes a Section 83(b) Election shall not be eligible for deferral pursuant to Section 9 below.

9.	Deferred Share Units

      (a) Elections to Defer. The Committee may permit any Eligible Person who is a Director, Consultant or member of a select group of management or highly compensated employees (within the meaning of the Code) to irrevocably elect, on a form provided by and acceptable to the Committee (the “Election Form”), to forego the receipt of cash or other compensation (including Restricted Shares for which a Section 83(b) Election has not been made, and Shares subject to Restricted Share Units), and in lieu thereof to have the Company credit to an internal Plan account (the “Account”) a number of deferred share units (“Deferred Share Units”) having a Fair Market Value equal to the Shares and other compensation deferred. These credits will be made at the end of each calendar month during which compensation is deferred. Each Election Form shall take effect five business days after its delivery to the Company, unless during such five business day period the Company sends the Participant a written notice explaining why the Election Form is invalid. Notwithstanding the foregoing sentence, Election Forms shall be ineffective with respect to any compensation that a Participant earns before the date on which the Company receives the Election Form.

      (b) Vesting. Each Participant shall be 100% vested at all times in any Shares subject to Deferred Share Units.

      (c) Issuances of Shares. The Company shall provide a Participant with one Share for each Deferred Share Unit in five substantially equal annual installments that are issued before the last day of each of the five calendar years that end after the date on which the Participant’s Continuous Service terminates, unless –

(i) the Participant has properly elected a different form of distribution, on a form approved by the Committee that permits the Participant to select any combination of a lump sum and annual installments that are completed within ten years following termination of the Participant’s Continuous Service, and

(ii) the Company has received the Participant’s distribution election form either more than 90 days before a Change in Control, or more than one year before the date on which the Participant’s Continuous Service terminates for any reason other than death, or before the Participant’s death.

      Fractional shares shall not be issued, and instead shall be paid out in cash.

      (d) Crediting of Dividends. Unless an Award Agreement provides for the earlier payment of cash dividends, whenever Shares are issued to a Participant pursuant to Section 9(c) above, such Participant shall also be entitled to receive, with respect to each Share issued, a cash amount equal to any cash dividends (plus simple interest at a rate of five percent per annum, or such other reasonable rate as the Committee may determine), and a number of Shares equal to any stock dividends which were declared and paid to the holders of Shares between the Grant Date and the date such Share is issued.

      (e) Hardship Withdrawals. In the event a Participant suffers an unforeseeable hardship within the contemplation of this Section 9(e), the Participant may apply to the Company for an immediate distribution of all or a portion of the Participant’s Deferred Share Units. The hardship must result from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, casualty loss of property, or other similar conditions beyond the control of the Participant. Examples of purposes which are not considered hardships include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the hardship could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s financial hardship. The Committee shall determine whether a Participant has a qualifying hardship and the amount which qualifies for distribution, if any. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

      (f) Unsecured Rights to Deferred Compensation. A Participant’s right to Deferred Share Units shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or the Participant’s duly-authorized transferee to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor the Participant’s duly-authorized transferee shall have any claim against or rights in any specific assets, shares, or other funds of the Company.

10.	Performance Awards

      (a) Performance Units. Subject to the limitations set forth in paragraph (c) hereof, the Committee may in its discretion grant Performance Units to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award.

      (b) Performance Compensation Awards. Subject to the limitations set forth in paragraph (c) hereof, the Committee may, at the time of grant of a Performance Unit, designate such Award as a “Performance Compensation Award” in order that such Award constitutes “qualified performance-based compensation” under Code Section 162(m), in which event the Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify it as “qualified performance-based compensation” within the meaning of Code Section 162(m). With respect to each such Performance Compensation Award, the Committee shall establish, in writing within the time required under Code Section 162(m), a “Performance Period,” “Performance Measure(s)”, and “Performance Formula(e)” (each such term being hereinafter defined).

      A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Measure(s) for such Award are achieved and the Performance Formula(e) as applied against such Performance Measure(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Measure(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

      (c) Limitations on Awards. The maximum Performance Unit Award and the maximum Performance Compensation Award that any one Participant may receive for any one Performance Period shall not together exceed 500,000 Shares and $2,000,000 in cash. The Committee shall have the discretion to provide in any Award Agreement that any amounts earned in excess of these limitations will either be credited as Deferred Share Units, or as deferred cash compensation under a separate plan of the Company (provided in the latter case that such deferred compensation either bears a reasonable rate of interest or has a value based on one or more predetermined actual investments). Any amounts for which payment to the Participant is deferred pursuant to the preceding sentence shall be paid to the Participant in a future year or years not earlier than, and only to the extent that, the Participant is either not receiving compensation in excess of these limits for a Performance Period, or is not subject to the restrictions set forth under Section 162(b) of the Code.

      (d) Definitions.

      (i) “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Measure(s). Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

      (ii) “Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; basic or adjusted funds from operations or cash flows; returns on equity, assets, capital, revenue or similar measure; level and growth of dividends; the price or increase in price of shares; working capital; total shareholder return; total assets; growth in assets; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units. Each such measure shall be to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

      (iii) “Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Measure(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

11.	Taxes

      (a) General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

      (b) Default Rule for Employees. In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Award.

      (c) Special Rules. In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld. For purposes of this Section 11, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

      (d) Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of Shares previously acquired from the Company that are surrendered under this Section 11, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

12.	Non-Transferability of Awards

      (a) General. Except as set forth in this Section 12, or as otherwise approved by the Committee for a select group of management or highly compensated Employees, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a disabled Participant, or a transferee permitted by this Section 12.

      (b) Limited Transferability Rights. Notwithstanding anything else in this Section 12, the Committee may in its discretion provide that an Award may be transferred by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to charitable institutions, the Participant’s “Immediate Family” (as defined below), on such terms and conditions as the Committee deems appropriate. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

13.	Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions

      (a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted options pursuant to the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of Shares subject to any Award.

      (b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

      (c) Change in Control. In the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i) arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii) accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an Award shall lapse as to the Shares subject to such repurchase right;

(iii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or

(iv) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate.

      Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the Successor Corporation in a Change in Control is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more restrictive limitations on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination, unless an Award Agreement provides otherwise.

      (d) Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

14.	Time of Granting Awards.

      The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

15.	Modification of Awards and Substitution of Options.

      (a) Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify an Award, to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards, or to accept the cancellation of outstanding Awards to the extent not previously exercised either for the granting of new Awards or for other consideration in substitution or replacement thereof.

      (b) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new Option does not give persons additional benefits, including any extension of the exercise period.

16.	Term of Plan.

      The Plan shall continue in effect for a term of ten (10) years from its effective date as determined under Section 20 below, unless the Plan is sooner terminated under Section 17 below.

17.	Amendment and Termination of the Plan.

      (a) Authority to Amend or Terminate. Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan.

      (b) Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless either it relates to an adjustment pursuant to Section 13 above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

18.	Conditions Upon Issuance of Shares.

      Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

19.	Reservation of Shares.

      The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.	Effective Date.

      This Plan shall become effective on the date of its approval by the Board; provided that this Plan shall be submitted to the Company’s shareholders for approval, and if not approved by the shareholders within one year from the date of approval by the Board, this Plan and any Awards shall be null, void, and of no force and effect. Awards granted under this Plan before approval of this Plan by the shareholders shall be granted subject to such approval and no Shares shall be distributed before such approval.

21.	Controlling Law.

      All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Delaware, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

22.	Laws And Regulations.

      (a) U.S. Securities Laws. This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, Deferred Share Units, and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities

Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

      (b) Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

      23. No Shareholder Rights. Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

      24. No Employment Rights. The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

OUTDOOR CHANNEL HOLDINGS, INC.

2004 LONG-TERM INCENTIVE PLAN

Appendix A: Definitions

      As used in the Plan, the following definitions shall apply:

      “Affiliate” means any entity which together with the Company is under common control within the meaning of Section 414 of the Code (provided that 50% shall be substituted for 80% when applying the Section 414 common control rules).

      “Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

      “Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a Restricted Share Unit, a Deferred Share Unit and a Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

      “Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

      “Board” means the Board of Directors of the Company.

      “Cause” for termination of a Participant’s Continuous Service will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her material duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company.

      The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

      “Change in Control” means any of the following:

      (a) a sale, transfer, or other disposition of all or substantially all of the Company’s assets and properties is closed or consummated;

      (b) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company, any Affiliate, or any “person” who as of the date this Plan is adopted by the Board, is a director or officer of the Company (including any trust of such director or officer), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities provided, however, that the following subclauses (i), (ii) and (iii) shall not constitute a “Change in Control” of the Company for purposes of this subclause (b):

(i) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities);

(ii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company, any Affiliate, or any entity controlled by the Company or an Affiliate; or

(iii) upon the death of any person who as of the date on which the Board adopts the Plan is a director or officer of the Company, the transfer (1) by testamentary disposition or the laws of intestate succession to the estate or the legal beneficiaries or heirs of such person, or (2) by the provisions of any living trust to the named current income beneficiaries thereof of the securities of the Company beneficially owned by such director or officer of the Company;

      (c) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

      (d) the Company is dissolved or liquidated or a merger, reorganization, or consolidation involving the Company is closed or consummated, other than a merger, reorganization, or consolidation in which holders of Shares immediately prior to such transaction own, either directly or indirectly, fifty percent (50%) or more of the equity interests or combined voting power of the surviving corporation or entity (or its parent company) immediately following such transaction.

      “Code” means the U.S. Internal Revenue Code of 1986, as amended.

      “Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code.

      “Company” means Outdoor Channel Holdings, Inc., an Alaska corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

      “Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

      “Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.

      “Deferred Share Units” mean Awards pursuant to Section 9 of the Plan.

      “Director” means a member of the Board, or a member of the board of directors of an Affiliate.

      “Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been extended.

      “Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Fair Market Value” means, as of any date (the “Determination Date”) means: (i) the closing price of a Share on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not traded on the Exchange or quoted on NASDAQ but is otherwise traded in the over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

      “Grant Date” has the meaning set forth in Section 14 of the Plan.

      “Incentive Share Option or ISO” hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

      “Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of an reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants.

      “Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

      “Option” means any stock option granted pursuant to Section 6 of the Plan.

      “Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

      “Performance Awards” mean Performance Units and Performance Compensation Awards granted pursuant to Section 10.

      “Performance Compensation Awards” mean Awards granted pursuant to Section 10(b) of the Plan.

      “Performance Unit” means Awards granted pursuant to Section 10(a) of the Plan which may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

      “Plan” means this Outdoor Channel Holdings, Inc. 2004 Long-term Incentive Plan.

      “Reporting Person” means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

      “Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 8 of the Plan.

      “Restricted Share Units” mean Awards pursuant to Section 8 of the Plan.

      “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

      “SAR” or “Share Appreciation Right” means Awards granted pursuant to Section 7 of the Plan.

      “Share” means a share of common stock of the Company, as adjusted in accordance with Section 13 of the Plan.

      “Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

ANNEX E

AGREEMENT AND PLAN OF MERGER OF

OUTDOOR CHANNEL HOLDINGS, INC.
(A DELAWARE CORPORATION)

AND

OUTDOOR CHANNEL HOLDINGS, INC.

(AN ALASKA CORPORATION)

      THIS AGREEMENT AND PLAN OF MERGER dated as of                     , 2004 (the “Agreement”) is between Outdoor Channel Holdings, Inc., a Delaware corporation (“Holdings Delaware”), and Outdoor Channel Holdings, Inc., an Alaska corporation (“Holdings Alaska”). Holdings Delaware and Holdings Alaska are sometimes referred to herein as the “Constituent Corporations.”

RECITALS

      A. Holdings Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has authorized capital of One Hundred Million (100,000,000) shares, Seventy Five Million (75,000,000) of which are designated “Common Stock,” $.001 par value per share (the “Holdings Delaware Common Stock”), and Twenty Five Million (25,000,000) of which are designated “Preferred Stock,” $.001 par value per share. As of the date hereof, One Thousand (1,000) shares of Holdings Delaware Common Stock are issued and outstanding, all of which were held by Holdings Alaska, and no shares of Preferred Stock are issued and outstanding.

      B. Holdings Alaska is a corporation duly organized and existing under the laws of the State of Alaska and has authorized capital of one hundred million (100,000,000) shares, seventy-five million (75,000,000) of which are designated “Common Stock,” par value $0.02 per share (the “Holdings Alaska Common Stock”), and twenty-five million (25,000,000) of which are designated “Preferred Stock,” par value $0.001 per share. As of the date hereof,                     shares of Holdings Alaska Common Stock are issued and outstanding and no shares of Preferred Stock are issued and outstanding.

      C. The Board of Directors of Holdings Alaska has determined that, for the purpose of effecting the reincorporation of Holdings Alaska in the State of Delaware, it is advisable and in the best interests of Holdings Alaska and its shareholders that Holdings Alaska merge with and into Holdings Delaware upon the terms and conditions set forth herein.

      D. The respective Boards of Directors of Holdings Delaware and Holdings Alaska have approved this Agreement and declared it advisable and have directed by resolution that this Agreement be (i) submitted to a vote of their respective sole stockholder and shareholders, and (ii) executed by the undersigned officers.

      NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Holdings Delaware and Holdings Alaska hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE 1

MERGER

      SECTION 1.01     Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Alaska Corporations Code, (i) Holdings Alaska shall be merged with and into Holdings Delaware (the “Merger”), (ii) the separate existence of Holdings Alaska shall cease, and (iii) Holdings Delaware shall survive the Merger and shall continue to be governed by the laws of the State of

Delaware. Holdings Delaware shall be, and is herein sometimes referred to as, the “Surviving Corporation.” The name of the Surviving Corporation shall be Outdoor Channel Holdings, Inc.

      SECTION 1.02     Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

(a) This Agreement and Plan of Merger shall have been adopted and approved by the stockholders or shareholders, as the case may be, of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Alaska Corporations Code;

(b) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

(c) Executed Articles of Merger meeting the requirements of the Alaska Corporations Code shall have been filed with the Commissioner of Community and Economic Development of the State of Alaska.

      The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Time of the Merger.”

      SECTION 1.03     Effect of The Merger. Upon the Effective Time of the Merger, the separate existence of Holdings Alaska shall cease and Holdings Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and properties as constituted immediately prior to the Effective Time of the Merger, (ii) shall be subject to all actions previously taken by its board of directors and the board of directors of Holdings Alaska, including, without limitation, the formation of the various committees of the board of directors and the respective charters of such committees, the adoption of various policies involving corporate governance, and similar actions taken to comply with applicable laws and listing requirements, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and properties of Holdings Alaska in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Holdings Delaware as constituted immediately prior to the Effective Time of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Holdings Alaska in the same manner as if Holdings Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Alaska Corporations Code.

ARTICLE 2

CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

      SECTION 2.01     Certificate of Incorporation. The Certificate of Incorporation of Holdings Delaware as in effect immediately prior to the Effective Time of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

      SECTION 2.02     Bylaws. The Bylaws of Holdings Delaware as in effect immediately prior to the Effective Time of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

      SECTION 2.03     Directors and Officers. The directors of Holdings Delaware immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation until their removal or until their successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation. The officers of Holdings Alaska immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation until their successors shall have been duly appointed.

ARTICLE 3

MANNER OF CONVERSION OF STOCK

      SECTION 3.01     Holdings Alaska Common Stock. Upon the Effective Time of the Merger, every two (2) shares of Holdings Alaska Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (excluding shares held by shareholders of Holdings Alaska that perfect their dissenters’ rights in accordance with Sections 10.06.574 – 10.06.582 of the Alaska Statutes as provided in Section 3.02 below) shall, by virtue of the Merger and without any action by or on behalf of the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for five (5) fully paid and non-assessable shares of Holdings Delaware Common Stock. The ratio of two shares being converted into and exchanged for five shares is referred to herein as the “Split Ratio.” Upon the Effective Time of the Merger, all shares of Holdings Alaska Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate that previously represented shares of Holdings Alaska Common Stock shall thereafter represent shares of Holdings Delaware Common Stock and/or other rights as determined by this Agreement or by law.

      SECTION 3.02     Dissenters’ Rights. Any holder of Holdings Alaska Common Stock who perfects his, her or its dissenters’ rights in accordance with sections 10.06.574-10.06.582 of the Alaska Statutes shall be entitled to receive the consideration as determined by sections 10.06.574-10.06.582 of the Alaska Statutes; provided, however, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of sections 10.06.574-10.06.582 of the Alaska Statutes and surrendered the certificate(s) representing the dissenting shares for cancellation thereof. If after the Effective Time of the Merger a dissenting shareholder of Holdings Alaska fails to perfect, or effectively withdraws or loses, his, her or its dissenters’ rights, such shareholder shall be entitled to receive that number of shares of Holdings Delaware Common Stock and, if applicable, cash in lieu of fractional shares, as determined by this Agreement upon surrender of the certificate(s) representing the shares of Holdings Alaska Common Stock held by such shareholder.

      SECTION 3.03     Holdings Alaska Options, Stock Purchase Rights and Convertible Securities.

      (a) Upon the Effective Time of the Merger, Holdings Delaware shall assume any and all stock option, stock incentive, other equity-based award plans and employee benefit plans previously adopted or assumed by Holdings Alaska (collectively, the “Plans”) upon the same terms and subject to the same conditions as in effect immediately prior to the Effective Time of the Merger, with the number of shares issuable under each such plan as adjusted for the Split Ratio. Each outstanding and unexercised warrant, option, convertible security, or right to purchase shares of Holdings Alaska Common Stock in effect immediately prior to the Effective Time of the Merger shall be assumed by Holdings Delaware and will become a warrant, option, convertible security, or right to purchase the same number of shares of Holdings Delaware Common Stock (as adjusted for the Split Ratio), at the same price per share (as adjusted for the Split Ratio), upon the same terms, and subject to the same conditions as were set forth in the plans and respective option agreements in effect immediately prior to the Effective Time of the Merger. There are no options, purchase rights for or securities convertible into Preferred Stock of Holdings Alaska.

      (b) A number of shares of Holdings Delaware Common Stock, shall be reserved for issuance upon the exercise of outstanding warrants, options, stock purchase rights, convertible securities, and those shares issuable under any of the Plans.

      SECTION 3.04     Holdings Delaware Common Stock. Upon the Effective Time of the Merger, each share of Holdings Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by or on behalf of Holdings Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

      SECTION 3.05     Exchange of Certificates. After the Effective Time of the Merger, each holder of an outstanding certificate representing shares of Holdings Alaska Common Stock may, at such holder’s option, surrender the same for cancellation to the Surviving Corporation, and each such holder shall be entitled to receive, in exchange therefor, a certificate or certificates representing the number of shares of Holdings

Delaware Common Stock into which the surrendered shares were converted as provided herein along with any cash in lieu of fractional shares of Holdings Delaware Common Stock to be paid pursuant to Section 3.06 hereof. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Holdings Alaska Common Stock shall be deemed for all purposes to represent the number of shares of Holdings Delaware Common Stock into which such shares of Holdings Alaska Common Stock were converted in the Merger and the right to receive cash in lieu of fractional shares to be paid pursuant to Section 3.06 hereof.

      The registered owner on the books and records of Holdings Delaware of any shares of Holdings Delaware Common Stock represented by such outstanding certificate shall, until such certificate shall have been surrendered to Holdings Delaware for transfer or conversion or otherwise accounted for, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Holdings Delaware Common Stock represented by such outstanding certificate as provided above.

      Each certificate representing shares of Holdings Delaware Common Stock issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Holdings Alaska Common Stock so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of Holdings Delaware in compliance with applicable laws, or other such additional legends as agreed upon by the holder and Holdings Delaware.

      If any certificate for shares of Holdings Delaware Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to Holdings Delaware any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Holdings Delaware that such tax has been paid or is not payable.

      SECTION 3.06     No Fractional Shares of Holdings Delaware Common Stock.

      (a) No certificates or scrip or shares of Holdings Delaware Common Stock representing fractional shares of Holdings Delaware Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of certificates of Holdings Alaska Common Stock and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Holdings Delaware or a holder of shares of Holdings Delaware Common Stock.

      (b) Notwithstanding any other provision of this Agreement, each holder of shares of Holdings Alaska Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Holdings Delaware Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Holdings Delaware Common Stock multiplied by (ii) the average bid and ask price for a share of Holdings Delaware Common Stock, as adjusted for the Split Ratio, as quoted on the OTC Bulletin Board or any other market on the date of the Effective Time of the Merger or, if such date is not a business day, the business day immediately after the date on which the Effective Time of the Merger occurs.

      (c) As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, Holdings Delaware shall deposit such amount with Holdings Delaware’s transfer agent, who shall act as the “Exchange Agent,” and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

      SECTION 3.07     Unclaimed Amounts. Any cash remaining unclaimed by holders of shares of Holdings Alaska Common Stock two years after the Effective Time of the Merger (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by law, be returned to Holdings Delaware or its assignee. Thereafter, any holders of shares of Holdings Alaska Common Stock whose shares have been returned to Holdings Delaware pursuant to this Agreement shall look to Holdings Delaware or its assignee for payment of the cash payable pursuant to this section upon due surrender of their certificates (or affidavits of loss in lieu thereof) without any interest thereon.

      SECTION 3.08     No Liability. Neither Holdings Delaware nor the Exchange Agent shall be liable to any person in respect of any shares of Holdings Delaware Common Stock issuable pursuant to this Agreement or cash payable in lieu of fractional shares thereof that is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

ARTICLE 4

GENERAL

      SECTION 4.01     Covenants of Holdings Delaware. Holdings Delaware covenants and agrees that it will, on or before the Effective Time of the Merger:

(a) qualify to do business as a foreign corporation in the State of California and, in connection therewith, irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

(b) qualify to do business as a foreign corporation in the state of Alaska and, in connection therewith, file with the Commissioner of Community and Economic Development of the State of Alaska an agreement that Holdings Delaware may be served with process in Alaska in a proceeding for the enforcement of an obligation of Holdings Alaska and in a proceeding for the enforcement of the rights of a dissenting shareholder of Holdings Alaska against Holdings Delaware;

(c) file with the Commissioner of Community and Economic Development of the State of Alaska an irrevocable appointment of the Commissioner of Community and Economic Development of the State of Alaska as the agent of Holdings Delaware to accept service of process in a proceeding described in (b) of this paragraph;

(d) file with the Commissioner of Community and Economic Development of the State of Alaska an agreement that Holdings Delaware will promptly pay to the dissenting shareholders of Holdings Alaska the amount to which they are entitled under provisions of the Alaska Corporations Code with respect to the rights of dissenting shareholders; and

(e) take such other actions as may be required by the Alaska Corporations Code.

      SECTION 4.02     Further Assurances. From time to time, as and when required by Holdings Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Holdings Alaska such deeds and other instruments, and there shall be taken or caused to be taken by Holdings Delaware and Holdings Alaska such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Holdings Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Holdings Alaska and otherwise to carry out the purposes of this Agreement, and the officers and directors of Holdings Delaware are fully authorized in the name and on behalf of Holdings Alaska or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

      SECTION 4.03     Abandonment. At any time before the Effective Time of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Holdings Alaska or of Holdings Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Holdings Alaska or by the sole stockholder of Holdings Delaware, or by both.

      SECTION 4.04     Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware and the Commissioner of Community and Economic Development of the State of Alaska, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

      SECTION 4.05     Registered Office. The registered office of the Surviving Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808, and Corporation Service Company is the registered agent of the Surviving Corporation at such address.

      SECTION 4.06     Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 43445 Business Park Drive, Suite 113, Temecula, California, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

      SECTION 4.07     Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Alaska Corporations Code.

      SECTION 4.08     Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, this Agreement, having first been approved by the Board of Directors of Outdoor Channel Holdings, Inc., a Delaware corporation, and Outdoor Channel Holdings, Inc., an Alaska corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.,
a Delaware corporation

By:

Name:

Title:

ATTEST:

By:

Name:

Title:

OUTDOOR CHANNEL HOLDINGS, INC,
an Alaska corporation

By:

Name:

Title:

ATTEST:

By:

Name:

Title:

ANNEX F

CERTIFICATE OF INCORPORATION

OF
OUTDOOR CHANNEL HOLDINGS, INC.

      FIRST: The name of the corporation is Outdoor Channel Holdings, Inc. (hereinafter referred to as the “Corporation”).

      SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

      FOURTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000), consisting of Seventy Five Million (75,000,000) shares of Common Stock, par value one tenth of one cent ($.001) per share (the “Common Stock”) and Twenty Five Million (25,000,000) shares of Preferred Stock, par value one tenth of one cent ($.001) per share (the “Preferred Stock”).

      B. The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

      C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock).

      FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The directors of the Corporation need not be elected by written ballot unless the bylaws so provide.

C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D. Special meetings of stockholders of the Corporation may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

      SIXTH: A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the Corporation’s first annual meeting of stockholders, the term of office of the second class to expire at the Corporation’s second annual meeting of stockholders and the term of office of the third class to expire at the Corporation’s third annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

      B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the board of directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

      C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation.

      D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least Sixty Six and Two-Thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

      SEVENTH: The board of directors is expressly empowered to adopt, amend or repeal bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the board of directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least Sixty Six and Two-Thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the bylaws of the Corporation.

      EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least Sixty Six and Two-Thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend or repeal this Article Ninth:, Sections C or D of Article Fifth:, Article Sixth:, Article Seventh:, or Article Eighth:.

      TENTH: The incorporator is                     , whose mailing address is                     .

      I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this            day of                     , 2004.

NOTE: PROVISIONS CONTAINED IN THIS CERTIFICATE OF INCORPORATION ASSUME THAT PROPOSAL 8 — APPROVAL OF A CLASSIFICATION OF BOARD OF DIRECTORS AND RELATED MATTERS AND PROPOSAL 9 — APPROVAL OF PROVISIONS IN THE CERTIFICATE OF INCORPORATION AND BYLAWS WHICH PROVIDE THAT ONLY THE BOARD OF DIRECTORS MAY CALL SPECIAL MEETINGS OF THE STOCKHOLDERS WILL BE APPROVED BY THE SHAREHOLDERS. APPROPRIATE CHANGES WILL BE MADE IN THIS CERTIFICATE OF INCORPORATION IF EITHER PROPOSAL 8 OR PROPOSAL 9 IS NOT APPROVED BY THE SHAREHOLDERS.

ANNEX G

OUTDOOR CHANNEL HOLDINGS, INC.

BYLAWS

G-i

G-ii

ANNEX G

OUTDOOR CHANNEL HOLDINGS, INC.

BY-LAWS

ARTICLE I — STOCKHOLDERS

      SECTION 1. Annual Meeting.

      (1) An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders.

      (2) Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

      (3) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 45 or more than 75 days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

      (4) Notwithstanding anything in the second sentence of the third paragraph of this Section 1 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 55 days prior to the Anniversary, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

      (5) Only persons nominated in accordance with the procedures set forth in this Section 1 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-Laws and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

      (6) For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      (7) Notwithstanding the foregoing provisions of this Section 1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1. Nothing in this Section 1 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

      SECTION 2. Special Meetings.

      (1) Special meetings of the stockholders, other than those required by statute, may be called at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of these By-Laws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The Board of Directors may postpone or reschedule any previously scheduled special meeting.

      (2) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 1 of this Article I. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by the third paragraph of Section 1 of this Article I shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

      (3) Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2. Nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

      SECTION 3. Notice of Meetings.

      Notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

      When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

      SECTION 4. Quorum.

      At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

      If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date, or time.

      SECTION 5. Organization.

      Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

      SECTION 6. Conduct of Business.

      The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

      SECTION 7. Proxies and Voting.

      At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

      The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

      All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

      SECTION 8. Stock List.

      A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least 10 days prior to the meeting in the manner provided by law.

      The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE II — BOARD OF DIRECTORS

      SECTION 1. Number, Election and Term of Directors.

      Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes with the term of office of the first class to expire at the Corporation’s first annual meeting of stockholders, the term of office of the second class to expire at the Corporation’s second annual meeting of stockholders and the term of office of the third class to expire at the Corporation’s third annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

      SECTION 2. Newly Created Directorships and Vacancies.

      Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

      SECTION 3. Regular Meetings.

      Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

      SECTION 4. Special Meetings.

      Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by a majority of the Whole Board and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telephone or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

      SECTION 5. Quorum.

      At any meeting of the Board of Directors, a majority of the total number of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

      SECTION 6. Participation in Meetings By Conference Telephone.

      Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

      SECTION 7. Conduct of Business.

      At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

      SECTION 8. Compensation of Directors.

      Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed compensation for attending committee meetings.

ARTICLE III — COMMITTEES

      SECTION 1. Committees of the Board of Directors.

      The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

      SECTION 2. Conduct of Business.

      Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV — OFFICERS

      SECTION 1. Generally.

      The officers of the Corporation shall consist of a Chairman of the Board, a President, a Treasurer and a Secretary, and the officers of the Corporation may include a Vice Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, a Chief Financial Officer, one or more Assistant Secretaries and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officers as may be designated by resolution of the Board of Directors.

      SECTION 2. Chairman of the Board.

      The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. The Chairman of the Board shall have and may exercise such powers as are, from time to time, assigned by the Board of Directors and as may be provided by law.

      SECTION 3. Vice Chairman of the Board.

      In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. The Vice Chairman of the Board shall have and may exercise such powers as are, from time to time, assigned by the Board of Directors and as may be provided by law.

      SECTION 4. Chief Executive Officer.

      The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

      The Chief Executive Officer shall, without limitation, have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

      SECTION 5. President.

      The President shall be the chief operating officer of the Corporation. He or she shall have general responsibility for the management and control of the operations of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief operating officer or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors and the Chairman of the Board, the President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision of all of the other officers (other than the Chairman of the Board or any Vice Chairman or Chief Executive Officer), employees and agents of the Corporation.

      SECTION 6. Vice President.

      Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One (1) Vice President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

      SECTION 7. Treasurer.

      The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

      SECTION 8. Chief Financial Officer.

      The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. If no other individual is appointed as Treasurer, the Chief Financial Officer shall be and act as Treasurer of the Corporation.

      SECTION 9. Secretary.

      The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

      SECTION 10. Assistant Secretary.

      The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence, disability or refusal to act of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, the Secretary or these Bylaws may, from time to time, prescribe.

      SECTION 11. Delegation of Authority.

      The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

      SECTION 12. Removal.

      Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

      SECTION 13. Action with Respect to Securities of Other Corporations.

      Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other

Corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

ARTICLE V — STOCK

      SECTION 1. Certificates of Stock.

      Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

      SECTION 2. Transfers of Stock.

      Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these By-Laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore.

      SECTION 3. Record Date.

      In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      SECTION 4. Lost, Stolen or Destroyed Certificates.

      In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

      SECTION 5. Regulations.

      The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI — NOTICES

      SECTION 1. Notices.

      If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

      SECTION 2. Waivers.

      A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

ARTICLE VII — MISCELLANEOUS

      SECTION 1. Facsimile Signatures.

      In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

      SECTION 2. Corporate Seal.

      The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

      SECTION 3. Reliance upon Books, Reports and Records.

      Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

      SECTION 4. Fiscal Year.

      The fiscal year of the Corporation shall be as fixed by the Board of Directors.

      SECTION 5. Time Periods.

      In applying any provision of these By-Laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII — INDEMNIFICATION OF DIRECTORS AND OFFICERS

      SECTION 1. Right to Indemnification.

      Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General

Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      SECTION 2. Right to Advancement of Expenses.

      In addition to the right to indemnification conferred in Section 1 of this Article VIII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including reasonable attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

      SECTION 3. Right of Indemnitee to Bring Suit.

      If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

      SECTION 4. Non-Exclusivity of Rights.

      The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, By-Laws, agreement, vote of stockholders or directors or otherwise.

      SECTION 5. Insurance.

      The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      SECTION 6. Indemnification of Employees and Agents of the Corporation.

      The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

      SECTION 7. Nature of Rights.

      The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE IX — AMENDMENTS

      In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these By-Laws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the By-Laws; provided, however, that, with respect to the power of holders of capital stock to adopt, amend and repeal By-Laws of the Corporation, notwithstanding any other provision of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these By-Laws or any preferred stock, the affirmative vote of the holders of at least Sixty Six and Two-Thirds percent (66 2/3%)of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these By-Laws.

NOTE: PROVISIONS CONTAINED IN THESE BYLAWS ASSUME THAT PROPOSAL 8 — APPROVAL OF A CLASSIFICATION OF BOARD OF DIRECTORS AND RELATED MATTERS AND PROPOSAL 9 — APPROVAL OF PROVISIONS IN THE CERTIFICATE OF INCORPORATION AND BYLAWS WHICH PROVIDE THAT ONLY THE BOARD OF DIRECTORS MAY CALL SPECIAL MEETINGS OF STOCKHOLDERS WILL BE APPROVED BY THE SHAREHOLDERS. APPROPRIATE CHANGES WILL BE MADE IN THESE BYLAWS IF EITHER PROPOSAL 8 OR PROPOSAL 9 IS NOT APPROVED BY THE SHAREHOLDERS.

ANNEX H

SECTIONS 10.06.574 — 10.06.582 OF THE ALASKA STATUTES

REGARDING DISSENTERS’ RIGHTS

Sec. 10.06.574 Right of shareholders to dissent.

      (a) A shareholder may dissent from the following corporate actions:

(1) a plan of merger, consolidation, or exchange to which the corporation is a party; or

(2) a sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale under a court order or a sale for cash on terms requiring that all or substantially all of the net proceeds of the sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale.

      (b) The rights of a shareholder who dissents as to less than all of the shares registered in the name of the shareholder shall be determined as if the shares as to which the shareholder dissents and the other shares of the shareholder are registered in the names of different shareholders.

      (c) This section does not apply to the shareholders of the surviving corporation in a merger if a vote of shareholders of the surviving corporation is not necessary to authorize the merger.

      (d) This section does not apply to the holders of shares of a class or series if the shares of the class or series were registered on a national securities exchange on the date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which the plan of merger, consolidation, or exchange or the proposed sale or exchange of property and assets is to be acted upon unless the articles of the corporation provide otherwise.

Sec. 10.06.576 Procedures relating to the exercise of a shareholder’s right to dissent; completion of corporate action; notice of election; treatment of shares.

      (a) A shareholder electing to exercise a right to dissent shall file with the corporation, before or at the meeting of shareholders at which the proposed corporate action is submitted to a vote, a written objection to the proposed corporate action. The objection must include a notice of election to dissent, the shareholder’s name and residence address, the number and classes of shares as to which the shareholder dissents, and a demand for payment of the fair value of the shares if the action is taken. A shareholder to whom the corporation did not give notice of the meeting in accordance with this chapter is not required to make the objection provided in this section.

      (b) Within 10 days after the shareholders’ vote authorizing the action, the corporation shall given written notice of the authorization to each shareholder who filed written objection or from whom written objection was not required. The corporation may consider that a shareholder who voted for the proposed action has elected not to enforce a right of dissent under this chapter, and need not give notice to the shareholder.

      (c) Within 20 days after notice has been given under (b) of this section, a shareholder from whom written objection was not required under (a) of this section and who elects to dissent shall file with the corporation a written notice of the election, stating the shareholder’s name and residence address, the number and classes of shares as to which the shareholder dissents, and a demand for payment of the fair value of the shares. A shareholder who elects to dissent from a merger under AS 10.06.532, a consolidation under AS 10.06.534, a share exchange under AS 10.06.540, a transaction authorized under AS 10.06.562, or a sale of assets under AS 10.06.568 shall file a written notice of the election to dissent within 20 days after the merger plan, consolidation plan, share exchange plan, or sale of assets resolution has been mailed to the shareholder.

      (d) A merger, consolidation, or exchange is considered completed within the meaning of this chapter on the effective date determined in accordance with AS 10.06.560; a transaction under AS 10.06.568 is completed within the meaning of this chapter when the corporation has received the consideration specified in the board resolution that was submitted to the shareholders in accordance with that section.

      (e) Upon completion of the corporation action, the shareholder shall cease to have the rights of a shareholder except the right to be paid the fair value of the shares as to which the dissenter’s rights were perfected under this chapter. A notice of election may be withdrawn by the shareholder at any time before an acceptance under AS 10.06.578(f), but in no case later than 60 days from the date of completion of the corporate action, except that the time for withdrawing a notice of election shall be extended for 60 days from the date an offer is made, if the corporation fails to make a timely offer under AS 10.06.578. After the time for withdrawal has expired, withdrawal of a notice of election requires the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of an advance payment made to the shareholder as provided in AS 10.06.578. If a notice of election is withdrawn, if the corporate action is rescinded, if a court determines that the shareholder is not entitled to the right to dissent, or if the shareholder otherwise loses the right to dissent, the shareholder shall not have the right to receive payment for the shares and shall be reinstated to all rights as a shareholder that were effective on the date of the completion of the corporate action. The rights to which the shareholder is reinstated include intervening preemptive rights and the right to payment of an intervening dividend or other distribution. If an intervening right has expired or if a dividend or distribution that is not in cash has been completed, the corporation may elect to pay the shareholder the fair value of the shares in cash at the value, as determined by the board, at the time of the expiration or completion. The election to pay the value in cash shall be without prejudice to a corporate proceeding that has occurred in the interim.

      (f) At the time of filing the notice of election to dissent, or within 30 days after the shareholder has filed the notice, the shareholder shall submit to the corporation, or to its transfer agent, the certificates representing the shares for which payment is claimed, if certificates have been issued. The corporation or its transfer agent shall note conspicuously on the certificates, or on a separate document if certificates have not been issued for the shares, that a notice of election has been filed, and shall return the certificates or the separate document to the shareholder or to the person who submitted them on the shareholder’s behalf. Unless a court, for good cause shown, otherwise directs, a shareholder who fails to comply with this subsection loses the right to dissent granted by this chapter, if the corporation gives written notice that the right to dissent will be lost to the shareholder within 45 days from the date that the shareholder filed the notice of election to dissent. If the corporation fails to exercise this notice option in a timely manner, the shareholder retains the right to dissent granted by this chapter.

      (g) When a share of a dissenting shareholder under (f) of this section is transferred, the new certificate must bear a notation similar to that made under (f) of this section and state the name of the original dissenting holder of the shares, or, if the share is an uncertificated share, the corporation must give the transferee a written notice stating that a notice of election to dissent has been filed and giving the name of the original dissenting holder. A transferee acquires only the rights in the corporation that the original dissenting shareholder had at the time of transfer.

Sec. 10.06.578 Offer and payment to dissenting shareholders; circumstances where prohibited.

      (a) Within 15 days after the expiration of the period within which shareholders may file their notice of election to dissent under AS 10.06.576, or within 15 days after the proposed corporate action is completed, whichever is later, the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by certified mail to each shareholder who has filed the notice of election, to pay the amount the corporation estimates to be the fair value of the shares. The offer shall be made at the same price for each share to all dissenting shareholders of the same class, or if divided into series, of the same series.

      (b) The offer required by (a) of this section shall be accompanied by a

(1) balance sheet of the corporation whose shares the dissenting shareholder holds; the date of the balance sheet shall be that of the most recent balance sheet produced in the 12 months before the offer;

(2) profit and loss statement or statements for at least 12 months preceding the date of the balance sheet; if the corporation was not in existence during the entire 12-month period preceding the balance sheet required by (1) of this subsection, then a profit and loss statement for that portion of the 12-month period preceding the balance sheet during which the corporation was in existence;

(3) statement of the total number of shares with respect to which notices of election to dissent have been received and the total number of holders of these shares; and

(4) copy of this section and AS 10.06.580.

      (c) If the corporate action has been completed the offer required by (a) of this section shall also be accompanied by

(1) advance payment to each shareholder who submitted the share certificates to the corporation, or to whom notice was sent if the shares were uncertificated, as provided in AS 10.06.576(f), of the amount offered under (a) of this section; or

(2) a statement to a shareholder who has not submitted the share certificates, if certificates were issued for the shares, that advance payment of the amount offered under (a) of this section will be made by the corporation promptly upon submission of the certificates.

      (d) If the corporate action has not been completed when the offer required by (a) of this section is made, the advance payment or statement about the advance payment shall be sent to each shareholder entitled to the payment or notice, after completion of the corporate action.

      (e) The advance payment or statement about the advance payment shall include advice to the shareholder that acceptance of the payment does not constitute a waiver of the shareholder’s right to dissent.

      (f) The corporation may consider that a shareholder who fails to make written objection to the amount tendered under (c)(1) of this section or to submit shares in response to the statement sent under (c)(2) of this section within 30 days of the date the statement was mailed has agreed that the amount offered represents the fair value of the shares. The shareholder shall have no interest in the shares or the outcome of litigation begun under AS 10.06.580.

      (g) Notwithstanding the other provisions of this section, if the payments otherwise required by (c) and (d) of this section or determined in accordance with AS 10.06.580 would be distributions in violation of AS 10.06.358 — 10.06.365, or 10.06.375, the corporation may not make a distribution to a dissenting shareholder. In that event, a corporation that would otherwise have the payment obligation under (c) and (d) of this section or AS 10.06.580 shall, in addition to complying with (a) and (b) of this section, give written notice within the time limits of (a) and (b) of this section to dissenting shareholders of its inability to make payment. The notice must include

(1) an explanation why the corporation is unable to make the payments otherwise required by this section;

(2) a statement that a dissenting shareholder has an option to

(A) withdraw the shareholder’s notice of election to dissent, and that the corporation will consider that the withdrawal was made with the written consent of the corporation; or

(B) retain the status of a dissenter, and, if the corporation is liquidated, be subordinated to the rights of the creditors of the corporation, but have rights superior to the nondissenting shareholders, but if the corporation is not liquidated, retain the right to be paid under (c) and (d) of this section or AS 10.06.580 and the corporation must satisfy the obligation when the restrictions on distributions do not apply; and

(3) a statement that if the corporation does not receive the written election provided under (2) of this subsection within 60 days after notice given as required by this section, the corporation will consider that the shareholder has withdrawn the notice of election under (2)(A) of this subsection.

Sec. 10.06.580 Action to determine value of shares.

      (a) If the corporation fails to make the offer required by AS 10.06.578(a) or the shareholder rejects the offer within the 30-day period specified in AS 10.06.578(f),

(1) the corporation shall, within 20 days after the expiration of the 30-day period specified in AS 10.06.578(f), file a petition in the court of the judicial district where the registered office of the corporation is located, requesting that the fair value of the shares be determined; if, in the case of a merger or consolidation, the surviving or new corporation is a foreign corporation without a registered office in the state, the petition shall be filed in the judicial district where the registered office of the domestic corporation was last located; or

(2) if the corporation fails to institute a proceeding as provided in this section, a dissenting shareholder may institute a proceeding in the name of the corporation; if a dissenting shareholder does not institute a proceeding within 30 days after the expiration of the 20-day period granted the corporation under (1) of this subsection, the dissenter loses the dissenter’s rights unless the superior court, for good cause shown, otherwise directs.

      (b) All dissenting shareholders who have rejected the corporate offer extended under AS 10.06.578(a), wherever residing, shall be made parties to the proceeding as an action against their shares quasi in rem. The corporation shall serve a copy of the complaint in the proceeding on each dissenting shareholder who is a resident of this state in the manner provided by the Alaska Rules of Civil Procedure, and on each nonresident dissenting shareholder either by certified mail and publication, or in another manner permitted by law. The jurisdiction of the court shall be plenary and exclusive. A dissenting shareholder who is a party to the proceeding is entitled to judgment against the corporation for the amount determined under (c) of this section to be the fair value of the shares of that shareholder.

      (c) The court shall determine whether a dissenting shareholder who is a party to the court action is entitled to receive payment for the shareholder’s shares. If the corporation does not request a determination, or if the court finds that a dissenting shareholder is entitled to a determination, the court shall establish the value of the shares; for the purposes of this section, the value shall be the fair value at the close of business on the day before the date on which the vote was taken approving the proposed corporate action. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the right to dissent under AS 10.06.576, its effects on the corporation and its shareholders, the concepts and methods customary in the relevant securities and financial markets for determining the fair value of shares of a corporation engaging in a similar transaction under comparable circumstances, and other relevant factors. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value of the shares. The appraisers have the power and authority specified in the order of appointment or as amended.

      (d) The judgment must include an allowance for interest at the rate the court finds to be fair and equitable, from the date on which the proposed corporate action vote was taken to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest that the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of a shareholder to accept the corporate offer of payment for the shares is arbitrary, vexatious, or otherwise in bad faith, the court shall deny interest to the shareholder.

      (e) A party to the proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or part of the costs, expenses, and fees incurred by the corporation against one or more of the dissenting shareholders who are parties to the proceeding, if the court finds that a refusal to accept the corporate offer was arbitrary, vexatious, or otherwise in bad faith. The court may, in its discretion, apportion and assess all or a part of the costs, expenses, and fees incurred by one or more of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds that

(1) the fair value of the shares materially exceeds the amount that the corporation offered to pay;

(2) an offer or required advance payment was not made by the corporation as provided in AS 10.06.578;

(3) the corporation failed to institute the special proceeding within the period specified under (a) of this section; or

(4) the action of the corporation in complying with its obligations as provided in this chapter was arbitrary, vexatious, or otherwise in bad faith.

      (f) Unless prohibited by AS 10.06.578(g), within 60 days after the final determination of the proceeding, the corporation shall pay to each dissenting shareholder who is a party the amount determined under (e) of this section in exchange for the surrender of the certificate representing the dissenter’s shares or the dissenter’s shares if the shares are uncertificated. Upon payment of the judgment, the dissenting shareholder ceases to have an interest in the shares.

Sec. 10.06.582 Status of shares acquired from dissenting shareholders.

      Shares acquired by a corporation under AS 10.06.578 and 10.06.580 shall be held and disposed of by the corporation as other shares reacquired under AS 10.06.388, except that, in the case of a merger or consolidation, they shall be held and disposed of as the plan of merger or consolidation may otherwise provide.

Outdoor Channel Holdings, Inc.

MR A SAMPLE
DESIGNATION (IF ANY)
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000000 0000000000 0 0000

000000000.000 ext
000000000.000 ext
000000000.000 ext
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000000000.000 ext
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000000000.000 ext

C 1234567890           J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR EACH OF THE OTHER PROPOSALS.

A Election of Directors

1.	Proposal to elect the following listed nominees as directors of Holdings:

01 — Perry T. Massie

	02 — Thomas H. Massie	☐	For All	☐	Withhold Authority To Vote For All	☐	For All Except*

03 — David C. Merritt

	04 — Thomas Bahnson Stanley			*Exceptions: ___________________________________________________

To withhold authority to vote for any individual nominee(s), mark the exceptions box and write the name(s) on the space provided above.

B Issues

		For	Against	Abstain
2.	Proposal to ratify and approve a stock option grant to Mr. William A. Owen, Chief Financial Officer of Outdoor Channel Holdings, Inc.	☐	☐	☐

3.	Proposal to ratify and approve a stock option grant to Mr. Eugene A. Brookhart, Vice President of Operations of The Outdoor Channel, Inc.	☐	☐	☐

4.	Proposal to ratify and approve the Outdoor Channel Holdings, Inc. Non-Employee Directors Stock Option Plan.	☐	☐	☐

5.	Proposal to approve the Outdoor Channel Holdings, Inc. 2004 Long-Term Incentive Plan.	☐	☐	☐

6.	Proposal to approve the issuance of shares of Outdoor Channel Holdings, Inc. common stock and the assumption of The Outdoor Channel, Inc. options as contemplated in the Agreement and Plan of Merger dated May 12, 2004 among Outdoor Channel Holdings, Inc., Gold Prospector’s Association of America, Inc. and The Outdoor Channel, Inc.	☐	☐	☐

		For	Against	Abstain
7.	Proposal to approve the reincorporation of Outdoor Channel Holdings, Inc. from Alaska to Delaware by means of a merger with and into a wholly owned Delaware subsidiary.	☐	☐	☐

8.	Proposal to approve, if Proposal 7 is adopted, the classification of the board of directors and related matters.	☐	☐	☐

9.	Proposal to approve, if Proposal 7 is adopted, certain provisions in the certificate of incorporation and bylaws which provide that only the board of directors may call special meetings of stockholders.	☐	☐	☐

10.	In their discretion to vote upon such other business or matters which may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please date this proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

PROXY FOR OUTDOOR CHANNEL HOLDINGS, INC. ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OUTDOOR CHANNEL HOLDINGS, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned shareholder of OUTDOOR CHANNEL HOLDINGS, INC., an Alaska corporation hereby acknowledges the receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting of Shareholders to be held on Wednesday, September 8, 2004, at 9:00 a.m., at 43445 Business Park Drive, Suite 113, Temecula, California 92590 and hereby appoints PERRY T. MASSIE, and THOMAS H. MASSIE, or either of them, acting singularly, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at said Annual Meeting, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote, if then and there personally present.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR ALL OF THE OTHER PROPOSALS LISTED ON THE REVERSE SIDE AND IN ACCORDANCE WITH THE PROXYHOLDER’S DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

(CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

OUTDOOR CHANNEL HOLDINGS, INC.
NON-STATUTORY STOCK OPTION PLAN AND AGREEMENT

     THIS NON-STATUTORY STOCK OPTION PLAN AND AGREEMENT (the “Agreement”) by and between OUTDOOR CHANNEL HOLDINGS, INC., an Alaska corporation (the “Company”), and WILLIAM A. OWEN (“Employee”) is entered into effective as of the 13th day of November 2003.

RECITALS

     1. Pursuant to that certain offer letter dated October 13, 2003 by and between the Company and Employee (the “Letter”), and as an inducement to Employee to enter into an employment relationship with the Company, the Company has agreed to grant Employee non-statutory options to purchase an aggregate of up to 175,000 shares of the Company’s common stock;

     2. The Board of Directors of the Company has approved the grant of options under this Agreement, subject to approval by the stockholders of the Company; and

     3. The parties desire to set forth the terms and conditions governing the options granted hereunder.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Grant. The Company hereby grants to Employee the right to purchase up to 175,000 shares of the Company’s common stock at a price equal to $29.00 per share, on the terms and conditions set forth herein. The options granted hereunder are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, as amended, and are not granted pursuant to any Company stock option plan. Employee agrees that Employee and any other person who may be entitled hereunder to exercise these options shall be bound by all terms and conditions of this Agreement.

     2. Vesting.

     (a) Schedule. Subject to all of the terms contained in this Agreement, except as specifically set forth in Section 3 hereof and provided that Employee continues to provide “Continuous Service” (as defined in Section 3 below) to the Company at such times, the options granted herein shall vest and become exercisable on the dates and in the amounts as set forth on Exhibit A hereto.

     (b) Change of Control. Upon a Change of Control (as such term is defined below), unless otherwise determined by the Board of Directors of the Company (the “Board”), then the vesting of all options granted pursuant to this Agreement shall accelerate, regardless of whether the vesting requirements set forth herein have been satisfied, and Employee shall have the right, for a period of ninety (90) days following the termination of Employee’s employment, to exercise this option with respect to all shares, to the extent not previously exercised. This Agreement and all rights granted hereunder shall terminate and otherwise be extinguished on the 91st day following such termination. “Change in Control” shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of more than fifty percent (50%) of the outstanding securities of the Company, other than the Company or any person or group who as of the date of this Agreement is or are director(s) or officer(s) of the Company (including any affiliates of such officer(s) or director(s) and trusts established by such persons); (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction to change the state in which the Company is incorporated; (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iv) a complete liquidation or dissolution of the Company; or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

     3. Termination of Employment. Employee’s right to exercise this option shall terminate upon the first to occur of the following:

          (a) the fifth (5th) anniversary date of the date of this Agreement;

          (b) the expiration of one year from the date of termination of Employee’s Continuous Service if such termination occurs for any reason other than voluntary resignation or termination for cause, but only to the extent that this option was exercisable on the date of termination of such service; or

          (c) the expiration of six (6) months from the date of termination of Employee’s Continuous Service if Employee’s Continuous Service is terminated for cause or if Employee’s Continuous Service is terminated due to voluntary resignation, but only to the extent that this option was exercisable on the date of termination of such service.

          As used herein, the term “Continuous Service” means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Internal Revenue Code applies, which is uninterrupted except for vacations, illness, or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company until Employee resigns, is removed from office, or Employee’s term of office expires and he or she is not reelected, or (iii) so long as Employee is engaged as a consultant or service provider to the Company or other corporation referred to in clause (i) above.

     4. Exercise. Subject to approval of this Agreement by the Company’s shareholders pursuant to applicable Alaska law, this option may be exercised in whole or in part on the terms and conditions contained herein by Employee giving the Company ten (10) days’ prior written notice of Employee’s election to exercise, which notice shall specify the number of shares to be purchased and the price to be paid therefore. The purchase price shall be payable in full in United States dollars in one or a combination of the following methods: (i) in cash or check payable to the order of the Company; (ii) in accordance with a cashless exercise program acceptable to the Company pursuant to which Employee concurrently provides irrevocable instructions (A) to such Employee’s broker or dealer to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the purchase price plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased shares directly to such broker or dealer in order to complete the sale; and (iii) in the sole discretion of the Board of Directors of the Company, such other method of payment or other consideration permitted by applicable law. No shares shall be delivered pursuant to an exercise of an option until payment in full of the purchase price therefore is received by the Company.

     5. Effect of Exercise. Upon the exercise of all or any part of these options, the number of shares of common stock subject to the options granted pursuant to this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

     6. Expiration. The options granted hereunder shall expire, to the extent not previously exercised or earlier terminated pursuant to Section 3 hereof, upon the fifth (5th) anniversary of the date of this Agreement.

     7. Transferability. This option shall be transferable only by will or by the laws of descent and distribution to the estate (or other personal representative) of Employee and shall be exercisable during Employee’s lifetime only by Employee. Except as otherwise provided herein, any attempt at alienation, assignment, pledge, hypothecation, transfer, sale, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of this option or any right under this Agreement, shall be null and void.

     8. Withholding Requirements. In the event the Company determines that it is required to withhold state or federal income taxes as a result of the exercise of these options, Employee shall be required, as a condition to the exercise hereof, to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements.

     9. Rights as a Stockholder. Employee, or any permitted transferee of Employee, shall have no rights as a stockholder with respect to any shares covered by these options until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10 of this Agreement. This Agreement shall not confer upon Employee any right of continued employment by the Company or interfere in any way in the Company’s right to terminate Employee.

     10. Recapitalization. The number of shares of common stock covered by this option and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only of common stock) or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company. If the Company is the surviving corporation in any merger or consolidation, this option shall pertain and apply to the securities to which a holder of the number of shares of common stock subject to the option would have been entitled. The foregoing adjustments shall be made by the Company’s board of directors, whose determination shall be conclusive and binding on the Company and Employee.

     11. Securities Act and Other Regulatory Requirements. This option is not exercisable, in whole or in part, and the Company is not obligated to sell any shares of the Company’s common stock subject to this option, if such exercise or sale, in the opinion of counsel for the Company, would violate the Securities Act of 1933 (the “Securities Act”) (or any other federal or state statutes having similar requirements) as it may be in effect at that time. Employee acknowledges and agrees that the options granted to Employee pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof. The certificates evidencing any shares issued pursuant to these options shall bear such restrictive legends as required by federal or state law. Employee agrees not to offer to sell or otherwise dispose of the shares of the Company’s common stock acquired upon the exercise of these options in violation of the registration requirements of the Securities Act or any applicable securities laws.

     12. Notices. Any notice or other communication required or permitted hereunder or by law shall be validly given or made only if in writing and delivered in person to an officer or duly authorized representative of the other party, or deposited in the United States mail, duly certified or registered, return receipt requested, postage prepaid, and addressed to the party to whom intended. If sent to the Company, it shall be addressed in care of the Chief Executive Officer, Outdoor Channel Holdings, Inc., 43445 Business Park Drive, Suite 113, Temecula, California 92590, and if sent to Employee, it shall be addressed to Employee’s address on file with the Company on the date of such notice. If sent by mail, notice shall be deemed given two days after deposit of such notice in the mail and in accordance with this section. Any party may from time to time, by written notice to the other, designate a different address for notice which shall be substituted for that specified above.

     13. Choice of Law; Counterparts. This Agreement, and all rights and obligations hereunder, shall be governed by the laws of the State of California. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     14. Arbitration; Venue. The parties hereto agree that any disputes or controversies relating to or arising out of this Agreement shall be resolved exclusively by arbitration, in accordance with the Letter. The venue for any such proceeding shall be as set forth in the Letter.

     15. Successor. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, beneficiaries, executors and administrators.

     16. Integration. The terms and conditions of the options hereunder shall be governed exclusively by this Agreement and this Agreement shall supercede the Letter and any other agreement between the parties with respect to all matters pertaining to the options granted hereunder. Employee acknowledges that this Agreement (and the grant of options hereunder) and the grant of options to Employee to purchase 25,000 shares of the Company’s common stock under the Company’s 1995 Stock Option Plan also made effective as of the date of this

Agreement satisfy the Company’s obligations under paragraph 5 of the Letter. The Board shall have full power and authority to operate, manage and administer this Agreement and interpret and construe this Agreement.

     17. Paragraph Headings; Employment. Paragraph headings are for convenience only and are not part of the context. This Agreement shall not obligate the Company or any affiliate to employ Employee for any period of time, nor does this Agreement constitute a contract or agreement for employment.

     18. Shareholder Approval. This Agreement is effective as of the date approved by the Board of Directors of the Company; provided, however, that this Agreement shall be submitted to the Company’s stockholders for approval (or ratification), and if not approved by the stockholders within one year from the date approved by the Board of Directors, this Agreement shall be of no force and effect. The options granted under this Agreement before approval of this Agreement by the stockholders are granted subject to such approval and shall not be exercisable before such approval.

          IN WITNESS WHEREOF, this Agreement is dated as of the date first written above.

OUTDOOR CHANNEL HOLDINGS, INC., an Alaska corporation
By:	/s/ Perry Massie
	Name:	Perry Massie
	Title:	Chief Executive Officer

EMPLOYEE:
/s/ William A. Owen
William A. Owen

Exhibit A

Vesting Date	Number of Vested Shares
January 13, 2004	15,000
April 13, 2004	10,000
July 13, 2004	10,000
October 13, 2004	10,000
January 13, 2005	10,000
April 13, 2005	10,000
July 13, 2005	10,000
October 13, 2005	10,000
January 13, 2006	10,000
April 13, 2006	10,000
July 13, 2006	10,000
October 13, 2006	10,000
January 13, 2007	10,000
April 13, 2007	10,000
July 13, 2007	10,000
October 13, 2007	10,000
January 13, 2008	10,000

TOTAL:	175,000

OUTDOOR CHANNEL HOLDINGS, INC.
NON-STATUTORY STOCK OPTION PLAN AND AGREEMENT

     THIS NON-STATUTORY STOCK OPTION PLAN AND AGREEMENT (the “Agreement”) by and between OUTDOOR CHANNEL HOLDINGS, INC., an Alaska corporation (the “Company”), and Eugene A. Brookhart (“Employee”) is entered into effective as of the 10th day of June 2004.

RECITALS

     1. Pursuant to that certain job description memorandum dated March 18, 2004 by and between the Company and Employee (the “Letter”), and as an inducement to Employee to enter into an employment relationship with the Company, the Company has agreed to grant Employee non-statutory options to purchase an aggregate of up to 10,000 shares of the Company’s common stock;

     2. The Board of Directors of the Company has approved the grant of options under this Agreement, subject to approval by the stockholders of the Company; and

     3. The parties desire to set forth the terms and conditions governing the options granted hereunder.

          NOW, THEREFORE, the parties hereto agree as follows:

     1. Grant. The Company hereby grants to Employee the right to purchase up to 10,000 shares of the Company’s common stock at a price equal to $39.375 per share, on the terms and conditions set forth herein. The options granted hereunder are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, as amended, and are not granted pursuant to any Company stock option plan. Employee agrees that Employee and any other person who may be entitled hereunder to exercise these options shall be bound by all terms and conditions of this Agreement.

     2. Vesting.

          (a) Schedule. Subject to all of the terms contained in this Agreement, except as specifically set forth in Section 3 hereof and provided that Employee continues to provide “Continuous Service” (as defined in Section 3 below) to the Company at such times, the options granted herein shall vest and become exercisable on the dates and in the amounts as set forth on Exhibit A hereto.

          (b) Change of Control. Upon a Change of Control (as such term is defined below), unless otherwise determined by the Board of Directors of the Company (the “Board”), then the vesting of all options granted pursuant to this Agreement shall accelerate, regardless of whether the vesting requirements set forth herein have been satisfied, and Employee shall have the right, for a period of ninety (90) days following the termination of Employee’s employment, to exercise this option with respect to all shares, to the extent not previously exercised. This Agreement and all rights granted hereunder shall terminate and otherwise be extinguished on the 91st day following such termination. “Change in Control” shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of more than fifty percent (50%) of the outstanding securities of the Company, other than the Company or any person or group who as of the date of this Agreement is or are director(s) or officer(s) of the Company (including any affiliates of such officer(s) or director(s) and trusts established by such persons); (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction to change the state in which the Company is incorporated; (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iv) a complete liquidation or dissolution of the Company; or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

     3. Termination of Employment. Employee’s right to exercise this option shall terminate upon the first to occur of the following:

          (a) the fifth (5th) anniversary date of the date of this Agreement;

          (b) the expiration of one year from the date of termination of Employee’s Continuous Service if such termination occurs for any reason other than voluntary resignation or termination for cause, but only to the extent that this option was exercisable on the date of termination of such service; or

          (c) the expiration of six (6) months from the date of termination of Employee’s Continuous Service if Employee’s Continuous Service is terminated for cause or if Employee’s Continuous Service is terminated due to voluntary resignation, but only to the extent that this option was exercisable on the date of termination of such service.

          As used herein, the term “Continuous Service” means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Internal Revenue Code applies, which is uninterrupted except for vacations, illness, or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company until Employee resigns, is removed from office, or Employee’s term of office expires and he or she is not reelected, or (iii) so long as Employee is engaged as a consultant or service provider to the Company or other corporation referred to in clause (i) above.

     4. Exercise. Subject to approval of this Agreement by the Company’s shareholders pursuant to applicable Alaska law, this option may be exercised in whole or in part on the terms and conditions contained herein by Employee giving the Company ten (10) days’ prior written notice of Employee’s election to exercise, which notice shall specify the number of shares to be purchased and the price to be paid therefore. The purchase price shall be payable in full in United States dollars in one or a combination of the following methods: (i) in cash or check payable to the order of the Company; (ii) in accordance with a cashless exercise program acceptable to the Company pursuant to which Employee concurrently provides irrevocable instructions (A) to such Employee’s broker or dealer to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the purchase price plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased shares directly to such broker or dealer in order to complete the sale; and (iii) in the sole discretion of the Board of Directors of the Company, such other method of payment or other consideration permitted by applicable law. No shares shall be delivered pursuant to an exercise of an option until payment in full of the purchase price therefore is received by the Company.

     5. Effect of Exercise. Upon the exercise of all or any part of these options, the number of shares of common stock subject to the options granted pursuant to this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

     6. Expiration. The options granted hereunder shall expire, to the extent not previously exercised or earlier terminated pursuant to Section 3 hereof, upon the fifth (5th) anniversary of the date of this Agreement.

     7. Transferability. This option shall be transferable only by will or by the laws of descent and distribution to the estate (or other personal representative) of Employee and shall be exercisable during Employee’s lifetime only by Employee. Except as otherwise provided herein, any attempt at alienation, assignment, pledge, hypothecation, transfer, sale, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of this option or any right under this Agreement, shall be null and void.

     8. Withholding Requirements. In the event the Company determines that it is required to withhold state or federal income taxes as a result of the exercise of these options, Employee shall be required, as a condition to the exercise hereof, to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements.

     9. Rights as a Stockholder. Employee, or any permitted transferee of Employee, shall have no rights as a stockholder with respect to any shares covered by these options until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10 of this Agreement. This Agreement shall not confer upon Employee any right of continued employment by the Company or interfere in any way in the Company’s right to terminate Employee.

     10. Recapitalization. The number of shares of common stock covered by this option and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only of common stock) or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company. If the Company is the surviving corporation in any merger or consolidation, this option shall pertain and apply to the securities to which a holder of the number of shares of common stock subject to the option would have been entitled. The foregoing adjustments shall be made by the Company’s board of directors, whose determination shall be conclusive and binding on the Company and Employee.

     11. Securities Act and Other Regulatory Requirements. This option is not exercisable, in whole or in part, and the Company is not obligated to sell any shares of the Company’s common stock subject to this option, if such exercise or sale, in the opinion of counsel for the Company, would violate the Securities Act of 1933 (the “Securities Act”) (or any other federal or state statutes having similar requirements) as it may be in effect at that time. Employee acknowledges and agrees that the options granted to Employee pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof. The certificates evidencing any shares issued pursuant to these options shall bear such restrictive legends as required by federal or state law. Employee agrees not to offer to sell or otherwise dispose of the shares of the Company’s common stock acquired upon the exercise of these options in violation of the registration requirements of the Securities Act or any applicable securities laws.

     12. Notices. Any notice or other communication required or permitted hereunder or by law shall be validly given or made only if in writing and delivered in person to an officer or duly authorized representative of the other party, or deposited in the United States mail, duly certified or registered, return receipt requested, postage prepaid, and addressed to the party to whom intended. If sent to the Company, it shall be addressed in care of the Chief Financial Officer, Outdoor Channel Holdings, Inc., 43445 Business Park Drive, Suite 113, Temecula, California 92590, and if sent to Employee, it shall be addressed to Employee’s address on file with the Company on the date of such notice. If sent by mail, notice shall be deemed given two days after deposit of such notice in the mail and in accordance with this section. Any party may from time to time, by written notice to the other, designate a different address for notice which shall be substituted for that specified above.

     13. Choice of Law; Counterparts. This Agreement, and all rights and obligations hereunder, shall be governed by the laws of the State of California. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed original, but all such counterparts together shall constitute but one and the same instrument.

     14. Arbitration; Venue. The parties hereto agree that any disputes or controversies relating to or arising out of this Agreement shall be resolved exclusively by arbitration, in accordance with the Letter. The venue for any such proceeding shall be as set forth in the Letter.

     15. Successor. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, beneficiaries, executors and administrators.

     16. Integration. The terms and conditions of the options hereunder shall be governed exclusively by this Agreement and this Agreement shall supercede the Letter and any other agreement between the parties with respect to all matters pertaining to the options granted hereunder. Employee acknowledges that this Agreement (and the grant of options hereunder) also made effective as of the date of this Agreement satisfy the Company’s obligations under paragraph 5 of the Letter. The Board shall have full power and authority to operate, manage and administer this Agreement and interpret and construe this Agreement.

     17. Paragraph Headings; Employment. Paragraph headings are for convenience only and are not part of the context. This Agreement shall not obligate the Company or any affiliate to employ Employee for any period of time, nor does this Agreement constitute a contract or agreement for employment.

     18. Shareholder Approval. This Agreement is effective as of the date approved by the Board of Directors of the Company; provided, however, that this Agreement shall be submitted to the Company’s stockholders for approval (or ratification), and if not approved by the stockholders within one year from the date approved by the Board of Directors, this Agreement shall be of no force and effect. The options granted under this Agreement before approval of this Agreement by the stockholders are granted subject to such approval and shall not be exercisable before such approval.

          IN WITNESS WHEREOF, this Agreement is dated as of the date first written above.

OUTDOOR CHANNEL HOLDINGS, INC., an Alaska corporation
By:	/s/ William A. Owen
	Name:	William A. Owen
	Title:	Chief Financial Officer

EMPLOYEE:
/s/ Eugene A. Brookhart
Eugene A. Brookhart

Exhibit A

Vesting Date	Number of Vested Shares
October 12, 2004	3,000
October 12, 2005	2,000
October 12, 2006	2,000
October 12, 2007	2,000
October 12, 2008	1,000

TOTAL:	10,000

OUTDOOR CHANNEL HOLDINGS, INC.

NON-EMPLOYEE DIRECTORS
STOCK OPTION PLAN, AS AMENDED

-i-

OUTDOOR CHANNEL HOLDINGS, INC.

NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN, AS AMENDED

          1. PURPOSE. The purpose of this Outdoor Channel Holdings, Inc. Non-Employee Directors Stock Option Plan (the “Plan”) is to advance the interests of Outdoor Channel Holdings, Inc., an Alaska corporation (the “Company”), and its shareholders (“Shareholders”) by (a) encouraging increased share ownership by the Company’s directors who are not employees of the Company or employees or directors of any of its subsidiaries, (b) enhancing the Company’s ability to attract and retain the services of experienced, able and knowledgeable persons to serve as directors and (c) providing additional incentive for directors to contribute their best efforts to the Company’s success.

          2. NON-QUALIFIED STOCK OPTIONS. The options to be granted pursuant to this Plan (“Options” or, individually, an “Option”) are nonstatutory options and are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

          3. ADMINISTRATION. This Plan shall be administered by the Company’s Board of Directors (the “Board”). The Board shall have full authority, consistent with this Plan, to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Eligible Directors (as defined below) under the Plan, to promulgate, amend and rescind such rules and regulations with respect to this Plan as it deems desirable and to make all other determinations necessary or desirable for the administration of this Plan. All decisions, determinations and interpretations of the Board shall be binding upon all Eligible Directors, the Company and all other interested persons. The Board may, in its discretion, delegate any or all of its authority under the Plan to a committee consisting of two or more directors of the Company, so long as allowable under applicable law, and if such authority is so delegated to such a committee all references to the Board in this Plan shall mean and relate to such committee to the extent of the power so delegated. The Company shall pay or reimburse any member of the Board, as well as any employee or consultant who takes action in connection with this Plan at the direction of the Board, for all expenses incurred with respect to the Plan and shall indemnify each and every one of them for any claims, liabilities and costs (including reasonable attorneys’ fees) arising out of their good faith performance of duties under this Plan, to the fullest extent permitted by law. The Company may obtain liability insurance for this purpose.

          4. SHARES SUBJECT TO THE PLAN. The shares of stock to be issued upon the exercise of Options shall be authorized shares of the Company’s voting shares of common stock (“Shares” or, individually, “Share”), either previously unissued or previously issued but reacquired by the Company. The aggregate number of Shares to be issued upon the exercise of Options granted under this Plan shall be five hundred thousand (500,000), subject to adjustment as provided in Section 8 below. Any Share subject to an Option which is cancelled, terminated or otherwise expires without having been exercised shall again be available to be awarded under this Plan.

          5. GRANTING OF OPTIONS.

          (a) Eligible Director. As used herein, “Eligible Director” means any of the Company’s directors who are not (i) employees of the Company or of any direct or indirect subsidiary of the Company, and (ii) have not been employees of the Company or any direct or indirect subsidiary of the Company during any of the three previous years prior to such director’s election or appointment as a director of the Company (collectively, “Eligible Directors” and, individually, an “Eligible Director”).

          (b) Option Grant. Pursuant to the terms of this Plan, the Company shall, on the date an Eligible Director is first elected or appointed as a director of the Company, grant to such Eligible Director an Option to purchase fifty thousand (50,000) Shares; provided, however, that persons who were previously Eligible Directors and already received an Option under this Plan shall not be entitled to receive a second Option upon rejoining the Company’s Board of Directors.

          (c) No Option Grant Where Prohibited. No Eligible Director shall be granted an Option under this Plan if at the time of such grant, the grant is prohibited by applicable law or by the policies of the employer of such person or the policies of any other company of which such person is a member of the board of directors, a general partner or a manager.

          (d) Option Agreement. Each Option shall be evidenced by an option agreement executed by the Company and the Eligible Director receiving such Option. Each such agreement shall state the terms and conditions of the grant, not inconsistent with this Plan, as the Board in its sole discretion shall determine and approve.

          (e) Option Price. The purchase price for each Share subject to an Option shall be its Fair Market Value (as defined in paragraph 5(f) below) determined as of the date such Option is granted (the “Grant Date”).

          (f) Definition of Fair Market Value. For the purposes of this Plan, “Fair Market Value” as of a certain date (the “Determination Date”) means: (i) the closing price of a share of the Company’s Shares on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not traded on the Exchange or

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quoted on NASDAQ but is otherwise traded in the over-the-counter market, the mean between the representative bid and asked prices on such date; or (iv) if subsections (i)-(iii) do not apply, the fair market value established in good faith by the Board.

          (g) Nontransferability. An Option shall be nonassignable and nontransferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, Options may be transferred to an Eligible Director’s family members who acquire the Options from the Eligible Director through a gift or a domestic relations order which meets the requirements set forth in general instruction A.1.(a)(5) of Form S-8 Registration Statement under the United States Security Act of 1933, as amended. In the event of an Eligible Director’s death, an Option may be exercised by such director’s designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution to the extent permitted by this Plan.

          6. EXERCISE OF OPTIONS.

          (a) Vesting Schedule. Except as provided in Section 6(d) hereof, each Option shall become exercisable on the following schedule, provided that the Eligible Director is then serving as a member of the Board on such date: (i) beginning on the date three months following the Grant Date, forty percent (40%) of the total number of Shares covered by such Option (the total number of shares herein referred to as the “Covered Shares”), (ii) beginning on the first anniversary of the Grant Date, an aggregate of sixty percent (60%) of the Covered Shares, (iii) beginning on the second anniversary of the Grant Date, an aggregate of eighty percent (80%) of the Covered Shares, and (iv) beginning on the third anniversary of the Grant Date, and thereafter until the expiration of such Option pursuant to Section 7 of this Plan, an aggregate of one hundred percent (100%) of the Covered Shares. No Option shall be exercisable as to any Shares with respect to which such Option previously has been exercised.

          (b) Method of Exercise. Prior to its expiration pursuant to Section 7 hereof and in accordance with the vesting schedule outlined in Section 6(a) hereof, each Option may be exercised, in whole or in part (provided, however, that the Company shall not be required to issue fractional shares) by delivery of written notice of exercise to the secretary of the Company accompanied by the full purchase price of the Shares being purchased. The purchase price shall be paid (i) in cash or by check made payable to the Company, or (ii) in Payment Shares (as defined in Section 6(c) hereof), the Fair Market Value of which, as of the date of exercise, is equal to the Purchase Price, or (iii) by any combination of cash and Payment Shares. In addition, at the Board’s discretion, the Company may allow the exercise of an Option and the payment of the purchase price by permitting the sale of the shares underlying the Option through a broker in accordance with a cashless exercise program acceptable to the Company pursuant to which the holder of the Option concurrently provides irrevocable instructions (A) to such holder’s broker or dealer to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the purchase price plus all applicable taxes required to be withheld by the Company, if any,

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by reason of such exercise and (B) to the Company to deliver the certificates for the purchased shares directly to such broker or dealer in order to complete the sale. The Company shall not be required to deliver any Shares pursuant to an exercise of an Option until payment of the full purchase price therefore is received by the Company.

          (c) Payment Shares. As used herein, “Payment Shares” means shares of the Company’s voting common stock, that (i) have been owned at least six months (or such other longer period as determined by the Company) by the Eligible Director who is purchasing Shares pursuant to the exercise of an Option, (ii) are, at the time of such transfer, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company, and (iii) are duly endorsed for transfer to the Company.

          (d) Effect of Change in Control. In the event of a Change in Control of the Company (as defined below), all outstanding Options held by each Eligible Director on the date of such Change in Control shall be immediately exercisable in full, notwithstanding the vesting schedule of Section 6(a) hereof.

          For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:

          (i) a sale, transfer, or other disposition of all or substantially all of the Company’s assets and properties is closed or consummated; or

          (ii) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company, any subsidiary of the Company or any “person” who as of the date this Plan is adopted by the Board, is a director or officer of the Company (including affiliates of such directors and officers and trusts established by such affiliates or persons), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities provided, however, that the following shall not constitute a “Change in Control” of the Company:

               (a) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities);

               (b) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

               (c) upon the death of any person who as of the date of this Plan is a director or officer of the Company, the transfer (a) by testamentary disposition

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or the laws of intestate succession to the estate or the legal beneficiaries or heirs of such person, or (b) by the provisions of any living trust to the named current income beneficiaries thereof of the securities of the Company beneficially owned by such director or officer of the Company; or

          (iii) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

          (iv) Company is dissolved or liquidated or a merger, reorganization or consolidation involving the Company other than a merger, reorganization or consolidation in which holders of the Company’s voting common stock, immediately prior to such transaction own, either directly or indirectly, fifty percent (50%) or more of the equity interests or combined voting power of the surviving corporation or entity (or its parent company) immediately following such transaction.

          (e) No Rights as Shareholder. No one shall have any rights as a shareholder of the Company with respect to any Shares underlying an Option until such time as such shares are issued by the Company pursuant to the valid exercise of an Option. Nothing in this Plan shall be construed as giving any Eligible Director any right to continue to remain a member of the Board.

          7. EXPIRATION OF OPTIONS. Except as hereinafter provided, each Option shall expire on the earlier of (a) the tenth anniversary of the Grant Date of such Option or (b) the date that the Eligible Director holding such Option ceases to be a member of the Board; provided, however, that to the extent any unexpired Options are otherwise vested and exercisable on the date that an Eligible Director ceases to be a member of the Board for any reason other than “cause”, or death, such Options shall remain exercisable for six months following the last day of the Eligible Director’s Board membership and shall expire if not exercised within said six-month period. If Board membership ceases on account of death, all unexpired Options held by the Eligible Director on the last day of Board membership, which are then vested and exercisable on the date the Eligible Director ceases to be a member of the Board because of death, shall remain exercisable for one year following the last day of the Eligible Director’s Board membership and shall expire if not exercised within said one-year period. All Options held by an Eligible Director whose membership on the Board ends after the occurrence of “cause” shall expire immediately on the last date of membership. “Cause”, for the purposes of this paragraph 7, means any (i) act or omission for which indemnification of the Eligible Director is prohibited by the laws of the jurisdiction of incorporation of the Company, (ii) conviction of a felony, or (iii) misconduct involving personal profit to the Eligible Director to the material detriment of the Company or its subsidiaries.

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          8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. If a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of voting common stock of the Company occurs, the number and kind of shares authorized by this Plan, and the number, Option price and kind of shares covered by the Options granted hereunder, shall be automatically adjusted as required in order to prevent an unfavorable effect upon the value of the Shares covered by the then outstanding Options and Shares covered by Options subsequently granted.

          9. TAX WITHHOLDING. Any exercise of an Option pursuant to this Plan shall be subject to withholding of state and federal income taxes, FICA tax or other taxes to the extent required by applicable law.

          10. LAWS AND REGULATIONS.

          (a) U.S. Securities Laws. This Plan, the grant and exercise of Options under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options and Shares) under this Plan shall be subject to all applicable laws, regulations and rules. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

          (b) Local Jurisdictions. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws. The Company may adopt sub-plans applicable to particular locations.

          11. TERMINATION AND AMENDMENT OF THIS PLAN. The Board may at any time terminate this Plan or may at any time or times amend this Plan or amend any outstanding Options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law.

          12. EFFECTIVE DATE. This Plan shall become effective on December 18, 2003, the date of approval by the Board; provided, however, that this Plan shall be submitted to the Shareholders for approval (or ratification), and if not approved (or ratified) by the Shareholders within one year from the date of approval by the Board, this Plan shall be of no force and effect. Options granted under this Plan before approval of this Plan by the Shareholders shall be granted subject to such approval (or ratification) and shall not be exercisable before such approval (or ratification).

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          13. GOVERNING LAW. This Plan, and the related option agreements, shall be governed by and enforced and construed in accordance with the internal substantive laws (and not the laws of conflicts of laws) of California.

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The following sections of Holdings’ Annual Report to Shareholders are incorporated by reference into this Proxy Statement and are being provided with the electronic filing of the Definitive Proxy Statement with the SEC in accordance with Note D.4 to Schedule 14A.

DESCRIPTION OF BUSINESS.

Introductory

     The following information may include forward-looking statements. Actual results could differ materially. The statements contained in this report that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things: (1) expected revenue and earnings growth and changes in mix; (2) anticipated expenses including launch support, advertising, programming, personnel and bad debts; (3) Nielsen Media Research, which we refer to as Nielsen, estimates regarding total households and cable and satellite homes subscribing to The Outdoor Channel; (4) estimates regarding the size of target markets. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our programming and services; (2) our ability to establish and expand direct and indirect distribution channels; (3) competition from a better financed entrant into The Outdoor Channel’s niche.

     Important factors that we believe might cause actual results to differ from any results expressed or implied by these forward-looking statements are discussed in Risks and Uncertainties discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations. In assessing forward-looking statements contained herein, readers are urged to read carefully all cautionary statements contained in this Annual Report. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

General

     Outdoor Channel Holdings, Inc. (collectively with its subsidiaries the “Company” or “Holdings”) owns a majority interest in The Outdoor Channel, Inc. (the “Outdoor Channel” or “Channel”), a national television network devoted primarily to traditional outdoor activities, such as hunting, fishing, shooting sports, rodeo, motor sports, gold prospecting and related life style programming. We also own and operate related businesses which serve the interests of viewers of The Outdoor Channel and other outdoor enthusiasts. These related businesses include: LDMA-AU, Inc. (“Lost Dutchman’s”) and Gold Prospectors’ Association of America, Inc. (“GPAA”). Lost Dutchman’s is a national gold prospecting campground club with approximately 6,300 members and properties in Arizona, California, Colorado, Georgia, Michigan, Nevada, North Carolina, Oregon and South Carolina. We believe GPAA is one of the largest gold prospecting clubs in the world with approximately 32,900 active members. GPAA is the publisher of the “Gold Prospectors & Treasure Hunters in the Great Outdoors” magazine and owner of a 2,300 acre property near Nome, Alaska used to provide outings for a fee to its members.

     Our revenues include advertising fees from advertisements aired on The Outdoor Channel and from advertisements in “Gold Prospectors & Treasure Hunters in the Great Outdoors” magazine; subscriber fees paid by cable and direct broadcast satellite, or DBS, operators that air The Outdoor Channel; producer fees paid by outside producers to air their programs on The Outdoor Channel; membership fees from members in both Lost Dutchman’s and GPAA and other income including products and services related to gold prospecting, gold shows, trips and outings.

Business Strategy

     Although The Outdoor Channel is not aligned with any sizable entertainment or cable company, as are many other networks, it has, to date, achieved substantial visibility in the television industry. The Outdoor Channel is committed to converting visibility for the Channel’s programming into greater distribution into cable and DBS households. As distribution increases, more advertisers are willing to pay higher fees and our subscriber fees from cable and DBS affiliates may increase, thus increasing our revenue.

     Our principal business strategy is to establish The Outdoor Channel as the authority on and the leading provider of programming relating to traditional outdoor activities. This can only be achieved by providing our viewers, advertisers and affiliates with high quality programming and excellent customer service. Additionally, we seek to leverage the Channel’s position as a means to increase its subscriber and membership bases, ratings and advertising accounts. Key elements of our business strategy are as follows:

     Expand Marketing Efforts to Grow Our Subscriber Base:

     We intend to expand our marketing efforts, including direct sales to cable systems, strategic marketing for new cable system launches as well as marketing to expand distribution within an existing affiliate’s network. Our marketing will also be designed to drive consumer demand and thereby influence cable and satellite providers to offer The Outdoor Channel within basic cable packages rather than on a less distributed tier, thus increasing our distributions.

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     We intend to work with affiliates to promote digital system upgrades and generate consumer demand for digital subscriptions. Because digital systems generally have larger bandwidth allowing them to provide more channels, we expect that our subscriber base will expand as affiliate systems upgrade and convince more subscribers to take more digital as well as analog packages.

     Aggressively Pursue National Advertising Accounts:

     We intend to leverage our measured audience delivery, provided by Nielsen, to aggressively pursue new advertising clients, including national accounts that recognize the significance of advertising to our predominantly male audience. We expect to benefit from certain industry and advertising trends, including (1) technological developments resulting in increased channel capacity and demand for cable programming, (2) a shift in advertising strategies of major national advertisers toward greater market segmentation and (3) the allocation by major national advertisers of a larger portion of their advertising budgets to cable television because of improving ratings and audience delivery. We expect to increase our sales effectiveness by adding sales people and opening offices in key cities.

     Increase Production and License High Quality Programming:

     Programming is the key component of all aspects of our television business. We intend to produce and license programming that has high audience delivery. The result should create consumer demand for our network, thus expanding our distribution either into new markets or achieving deeper penetration in existing markets; drive higher rates for our advertising inventory; and make it more likely to receive higher subscriber fees from our cable affiliates.

     The Outdoor Channel licenses the majority of its programming from third-party production companies under one to three year agreements. We believe that we can acquire high quality programming that appeals to our target audience and build a library of programs that may be re-broadcast in the future.

     To complement third-party production, we will continue to expand and enhance our in-house production capabilities. In 2003, we produced and aired twelve programs in addition to our licensed titles. In the future, we plan to increase the number of in-house produced and acquired programs relative to programs we license from third parties. For 2005, we are currently developing nine program titles, which, combined with other owned programming, is expected to represent approximately 25% of our 2005 total program airtime up from 15% in 2004. We also have begun to produce programming in High Definition, or HD. Of the new shows in development for 2005, five titles are being produced in HD. We intend to build an HD programming library and are currently formulating our long term HD plans.

     Seek new membership in our club organizations — GPAA and Lost Dutchman’s:

     We intend to increase the membership base of GPAA and Lost Dutchman’s principally by marketing to viewers of The Outdoor Channel. We seek to capture targeted viewers by producing programs that that are specifically directed towards their prospecting interests. We will present to such viewers the benefits of membership in GPAA and Lost Dutchman’s while promoting subscriptions to “Gold Prospectors & Treasure Hunters in the Great Outdoors” magazine. We will bolster the programming efforts with targeted marketing including direct mail campaigns, continued sponsorship of gold shows around the country and introductory outings to be held at our campsites.

The Outdoor Channel

     The Outdoor Channel was incorporated under the laws of the State of Nevada on December 10, 1990, under the name Gold News Network, Inc., as a wholly-owned subsidiary of GPAA. Initially, GPAA produced the “Gold Prospector Show.” In early 1993, due to the success of the “Gold Prospector Show”, GPAA decided to launch a satellite television network. Not wanting to limit the scope of the nascent channel to gold prospecting, it was decided to name the channel, The Outdoor Channel. To reflect the diversity of programming The Outdoor Channel had achieved, in July 1994, the Channel’s incorporated name was changed to The Outdoor Network, Inc. In December 1996, the incorporated name was changed to its present name, The Outdoor Channel, Inc. Since then, the Channel has sold shares of its equity to various investors and currently GPAA holds the majority interest in The Outdoor Channel, Inc.

     The Outdoor Channel is a premier provider of a full range of quality programming related to traditional outdoor activities and is one of the only television networks whose programming specifically targets the interests and concerns of millions of persons interested in traditional outdoor activities. The Outdoor Channel provides advertisers with a cost effective means to promote goods and services to a large and focused market. In addition, The Outdoor Channel affords cable and DBS operators the opportunity to both attract subscribers from a significant market segment not specifically targeted by other programming services and respond to viewers’ demands for more outdoor-related programming.

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Distribution, Sales and Marketing

     The Outdoor Channel’s programming is offered by means of cable and DBS subscriptions. For the years ended December 31, 2003 and December 31, 2002, subscriber fees amounted to approximately $10.8 million and $6.1 million, respectively. Nielsen estimates that in the United States approximately 73 million households have cable television and 20 million households have DBS television. The transition to digital programming services offered by many cable operators continues to greatly increase the programming capacity for these operators. The Outdoor Channel has been and is continuing to be launched on these digital services.

     The Outdoor Channel has affiliation agreements with most of the top 100 multiple system operators, which we refer to as MSOs. Multiple system operators are the firms that provide cable services in a specific geographic area. As of March 1, 2004, The Outdoor Channel was carried on approximately 5,400 affiliated cable systems and the two major DBS providers. These affiliates deliver their signals to 63.6 million households. Nielsen estimates that The Outdoor Channel has approximately 26.1 million subscribers. We believe that we will be able to enter into more agreements with local operators in the future as a result of continued sales activities and the expected significant expansion of channel capacity of existing cable systems which enables systems to launch new services. In addition, we intend to continue our promotional activities, such as attending regional and local cable trade shows and advertising in trade magazines in order to increase television industry awareness of The Outdoor Channel. In attempting to create consumer demand, we are continuing our consumer awareness campaigns. Among the activities within these campaigns, we purchase full-page advertisements in selected magazines that usually have a traditional outdoor focus. We sponsor local outdoor sports radio shows. We also promote consumer and industry awareness by sponsoring several professional athletes, for example, Joe Thomas on the BassMasters fishing tour and NASCAR driver — Damon Lusk. We are a signature sponsor of the Championship Bull Riders Association.

     The Outdoor Channel transmits all of its programs from its production facility located in Temecula, California by means of a master control room that is linked via fiber optic cable to an earth station transmitting antenna (an “uplink”), which The Outdoor Channel leases under a service agreement. The uplink facility transmits The Outdoor Channel’s programming signal over an orbiting PanAmSat Galaxy 10R satellite transponder to cable system head-end receiving antennae and satellite dishes throughout the United States, Canada, and Mexico/Central America. The Outdoor Channel has editing equipment at its production facility which is used to assemble programs that are produced in-house, edit acquired programming and insert advertising spots. The Channel also has a state-of-the-art television studio at its production facility from which some of its in-house programming is produced. The Outdoor Channel, pursuant to an amendment to its lease with PanAmSat, has a twelve year term on Galaxy 10R. The Channel’s lease with PanAmSat also includes provisions for in-orbit backup of the Channel’s signal, when such backup is available. The Company has not contracted for in-orbit backup from PanAmSat. On March 1, 2002, the Channel began transmitting a digital signal of its programming. In the fourth quarter of 2002, the Channel began transmitting an additional west coast digital signal. The signals are being transmitted simultaneously along with its normal analog signal to the same satellite transponder.

     The Outdoor Channel has developed programs designed to develop relationships with various groups that have related industry passions such as Paralyzed Veterans of America and the U.S. Fish and Wildlife Service. The goal is to support these organizations with programming that relates to their goals while providing the Channel viewers with the content they desire. In turn, each group promotes the availability of their programming to its constituency, in effect creating grass roots demand for the Channel. The Outdoor Channel was originally launched by providing programs to a dedicated constituent group - gold prospectors. This group continues to be dedicated viewers of The Outdoor Channel. To support the development of consumer demand for the Channel, we employ an RV Team that tours the country attending trade shows, consumer fairs and other events to showcase the Channel’s offerings. This helps drive consumer awareness and is often done in conjunction with the local cable affiliate to help drive subscribers to both the affiliate and the Channel.

Advertising

     For the years ended December 31, 2003 and 2002, the Company derived approximately $16.4 million and $11.0 million, respectively, of advertising revenue from sales of advertising time on The Outdoor Channel (97%) and publications such as the “Gold Prospectors & Treasure Hunters in the Great Outdoors” magazine (3%). Advertising time is allocated between programs that we’ve produced, licensed programs from third party producers and infomercials. Programs that are licensed from third party producers and infomercials are considered long form advertising. The Channel generally retains a portion of the thirty-second to two-minute advertising time, or short form spots, from the licensed programs and retains all of the short form spots from in-house produced programs. In 2003, the Channel produced about 15% of the total programming, while third-party producers and infomercials accounted for the rest. Over time, this percentage is expected to shift with the Channel producing more programming, thus giving the Channel more short form inventory to sell.

     Short form advertising time on The Outdoor Channel is marketed and sold by our advertising sales department. Currently, there is more demand for the Channel’s time, than it has available resulting in 100% of the spots being sold. We anticipate that we will continue to derive a substantial portion of our revenue from the sale of advertising time and that the demand will allow rates for advertising time to increase. Long form advertising is marketed and sold by The Outdoor Channel’s programming department.

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     In the spring of 2002, we signed a contract with Nielsen. Nielsen assembles ratings and demographic information on the programming of all the major broadcast and cable networks. Prior to having Nielsen ratings, The Outdoor Channel did not have industry accepted statistics to show potential advertisers the number of households that the Channel’s programs were delivering. We believe that published Nielsen ratings encourage a wider diversity of advertisers to consider advertising on The Outdoor Channel.

     In addition, we believe that The Outdoor Channel will benefit from the trend in advertising strategies toward greater market segmentation. The 2001 National Survey of Fishing, Hunting, and Wildlife conducted by the U.S. Fish & Wildlife Service reported that over 82 million U.S. residents 16 years and older fished, hunted or watched wildlife in 2001 and spent $108 billion on those pursuits in 2001. Further, we provide programming on other outdoor activities such as motor sports and rodeo. We believe these programs appeal to millions of consumers who spend significant sums on attendance at these events and on products related to their participation in these activities. We believe that a significant number of major national advertisers of outdoor-related products and services are dedicating a larger share of their advertising budgets to target the consumer interested in outdoor-related activities, in an effort to increase their share of this large market.

     Therefore, the Company believes that advertisers, including manufacturers and providers of outdoor-related products and services, will increasingly advertise on The Outdoor Channel because it will provide them with a cost effective means to reach a significant number of consumers interested in outdoor-related activities. According to Nielsen’s demographic data, The Channel is viewed by a high concentration of males over the age of 18.

Programming

     The Outdoor Channel’s programming is focused on providing entertainment, education and a balanced approach to the use of our outdoor natural resources. The Outdoor Channel produces its programs with the traditional outdoor enthusiast in mind, often after considering suggestions and recommendations from its viewers. Therefore, The Outdoor Channel believes that its programming accurately represents the values and interests of the traditional outdoor community. Examples of programming acquired from third parties include “Turkey Country,” “Bushnell’s Secrets of the Hunt,” and “Snowmobiler TV.” Examples of programming produced in-house in 2003 are “Championship Bull Riding,” “Inside R/C,” “Circle of Honor” and “American Rifleman Television.” We generally consider GPAA’s shows as “in-house” productions. GPAA produces such shows as “Gold Fever,” “Prospecting America” and the “Iditarod” Special.

     The Outdoor Channel has also established and branded programming blocks such as “Monday Night Fishing,” “Tuesday Night Pursuits (i.e. hunting),” and “Wednesday Night Horsepower (i.e. autos and horses).” Among The Channel’s nine new original programs in development for 2005 are “Randy Jones Strike Zone,” “Adventure Flying,” “World Class Sportfishing,” “Fish and Wildlife Journal,” and “Step Outside.”

     We also have begun to produce programming in High Definition, “HD”. Of the new shows in development for 2005, five titles are being produced in HD. We intend to build an HD programming library and are currently formulating our long term HD plans.

Marketing

     Because we own other outdoor related businesses, we believe that The Outdoor Channel affords us a unique opportunity to market and sell our own outdoor-related products and services. As the Channel continues to achieve greater name recognition and distribution, we anticipate that we will be able to increase sales of our products and services, as well as the sale and exclusive distribution of products produced by third parties. However, there can be no assurance that this will be the case.

     We continued our advertising and marketing efforts in 2003 to consumers, potential affiliates, and potential advertisers. Consumer marketing has been concentrated in outdoor publications, outdoor radio shows and at sporting events including the NASCAR Busch Series, Championship Bull Riding, fishing tournaments and booths at outdoor trade shows. These efforts expose the Channel’s brand to millions of sportsmen across the country. We have also increased our affiliate marketing staff and budget, targeting cable systems which presently do not carry the Channel. We believe that the combination of the increase in consumer and affiliate marketing has resulted in an increase in subscribers to the Channel. These ongoing marketing efforts will continue in 2004.

Lost Dutchman’s

     Lost Dutchman’s is one of our wholly-owned subsidiaries and is a national gold prospecting campground club, with campgrounds in Arizona, California, Colorado, Georgia, Michigan, Nevada, North Carolina, Oregon and South Carolina. Lost Dutchman’s currently has approximately 6,300 members. Lost Dutchman’s memberships cost $3,500 with annual maintenance dues presently set at $120; however, significant discounts are available to those members who purchase memberships at Company sponsored outings or trade shows.

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     Lost Dutchman’s members are entitled to use any of the fifteen campgrounds owned by us or by an affiliated organization, pursuant to a mutual use agreement between us and such organization. Members are entitled to keep all gold found while prospecting on any of our properties. We are committed only to those duties which would be required as an absentee owner of raw land, such as the payment of property taxes. It is our intention to actively acquire and develop additional properties and to add facilities and improvements at current camps.

     In addition to advertising on The Outdoor Channel, the Company markets Lost Dutchman’s memberships by advertising at trade conventions and in the “Gold Prospectors & Treasure Hunters in the Great Outdoors” magazine published by the Company. In addition, the Company targets former and present members of GPAA as well as participants in its trips and outings as potential members of Lost Dutchman’s.

GPAA

     GPAA is one of our wholly-owned subsidiaries and is a gold prospecting club, with approximately 32,900 active members. GPAA publishes an annual Claims Club Membership Mining Guide with quarterly updates that are provided to Claims Club Members. The Membership Guide contains detailed information on several hundred mining claims and leases that are available to members. GPAA also publishes the bi-monthly “Gold Prospectors & Treasure Hunters in the Great Outdoors” magazine that contains approximately 100 pages of gold prospecting and treasure hunting information. The magazine has a distribution of approximately 60,000 copies. GPAA operates gold prospecting trade shows and conventions, from which the Company derives revenue from admissions and booth rentals. It also sells branded apparel and other merchandise as well as gold prospecting related items.

     GPAA’s initial memberships cost $79.50. Members are entitled to receive a 14” gold pan, an annual subscription to the “Gold Prospectors & Treasure Hunters in the Great Outdoors” magazine, an annual subscription to the quarterly Pick & Shovel Gazette, the GPAA Claims Club Membership Mining Guide and a Claims Club Prospecting Permit as well as related merchandise. Annual renewal membership fees range from $30 to $59.50. The Company markets and advertises GPAA memberships and products on The Outdoor Channel. GPAA also produces “Gold Fever” and “Prospecting America” shows which air on The Outdoor Channel.

     GPAA offers unique gold prospecting trips to residents of the United States and Canada. The principal trip offered is the annual trip to the Company’s 2,300-acre camp on the Cripple River adjacent to the Bering Sea and approximately 12 miles from Nome, Alaska. In 2003 and 2002, the Alaska trip had approximately 322 and 295 participants, respectively.

Competition

     We compete for viewers with other basic and pay cable television networks, including the Outdoor Life Network, Spike TV, ESPN and others. If these or other competitors, many of which have substantially greater financial and operational resources than us, significantly expand their operations with respect to outdoor-related programming or their market penetration, our business could be harmed. In addition, certain technological advances, including the development of digital compression technology and the deployment of fiber optic cable which are already substantially underway, are expected to allow cable systems to greatly expand their present channel capacity. We believe the added capacity will create demand for our Channel where it is currently not launched. However, the added capacity leaves room for additional programming of all types, which could dilute our market share and lead to increased competition for viewers from existing or new programming services.

     We also compete with large television network companies that generally have large installed subscriber bases and significant investments in, and access to, competitive programming sources. In addition, large cable companies have the financial and technological resources to create and distribute their own programming services, such as the Outdoor Life Network, owned and operated by Comcast, the largest MSO, which provide substantial competition to The Outdoor Channel. Although historically we never have done so, we may be required to pay launch or marketing support for carriage in certain circumstances in the future, which could require significant expenditures of money, harming our operating results and margins. We compete for advertising revenue with cable television networks, as well as with other national programming services, superstations, broadcast networks, and local over-the-air television stations, and, with respect to their available advertising time in distributed programming, DBS, multi-channel, multi-point distribution services, other multi-channel video programming distributors, broadcast radio and the print media. We compete with other cable television networks for subscriber fees from, and affiliation agreements with, cable operators. Court and FCC actions have removed certain of the impediments to entry by local telephone companies into the video programming distribution business, and other impediments could be eliminated or modified in the future. These local telephone companies may distribute programming that is competitive with the programming provided by us to cable and satellite operators.

     While Lost Dutchman’s has numerous campground competitors, it is the only campground club the Company is aware of that has a gold prospecting theme. It has been estimated that there are approximately 15,000 campgrounds in the United States of which approximately 600 are membership campgrounds such as Lost Dutchman’s. Many of these campgrounds compete primarily by quality of facilities and amenities offered. By contrast, Lost Dutchman’s has rustic facilities and few amenities and seeks to attract persons who are interested in gold prospecting, hands on outdoor activities and wish to be part of a club in a family oriented environment.

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Employees

     As of December 31, 2003, the Company, not including The Outdoor Channel, had a total of 31 employees of which 28 were full time. The Outdoor Channel had a total of 86 employees of which 82 were full time. None of the Company’s employees are covered by a collective bargaining agreement. The Company considers its relationship with its employees to be good.

Government Regulation

     Our operations are subject to various government regulations. The operations of cable television systems, satellite distribution systems and broadcast television program distribution companies are subject to the Communications Act of 1934, as amended, and to regulatory supervision thereunder by the Federal Communications Commission (the “FCC”). Our leased uplink facility in Perris, California is licensed by the FCC and must be operated in conformance with the terms and conditions of that license. Cable systems are also subjected to local franchise authority regulation.

     Local Cable Regulation

     The cable television industry is regulated by municipalities or other local government authorities which have the jurisdiction to grant and to assign franchises and to negotiate generally the terms and conditions of such franchises, including rates charged to subscribers, except to the extent that such jurisdiction is preempted by federal law. Any such rate regulation could place downward pressure on the potential subscriber fees to be earned by us.

     Federal Cable Regulation

     The cable television industry is subject to extensive legislation and regulation at the federal and local levels, and, in some instances, at the state level, and many aspects of such regulation are currently the subject of judicial proceedings and administrative or legislative proposals. Operating in a regulated industry increases our costs of doing business.

     In 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the “1992 Cable Act”). To spur the development of independent cable programmers and competition to incumbent cable operators, the 1992 Cable Act imposed restrictions on the dealings between cable operators and cable programmers. Of special significance from a competitive business perspective, the 1992 Cable Act precludes video programmers affiliated with cable companies from favoring their affiliated cable operators over competitors and requires such programmers to sell their programming to other multi-channel video distributors. This provision limits the ability of vertically integrated cable programmers to offer exclusive programming arrangements to cable companies. This prohibition was scheduled to expire in October 2002, however the FCC extended the expiration date to October 2007 unless the FCC then determines that another extension is necessary to protect competition and diversity.

     Many of the FCC’s program access rules apply only to satellite-delivered programming, and, if a programmer delivers its programs without satellites, the program access rules may be inapplicable to such programming. The DBS industry and other multi-channel video programming distributors are also subject to certain rules, regulations and FCC oversight.

     Regulatory carriage requirements also could adversely affect the number of channels available to carry The Outdoor Channel. The 1992 Cable Act granted broadcasters a choice of must carry rights or retransmission consent rights. The rules adopted by the FCC generally provided for mandatory carriage by cable systems of all local full-power commercial television broadcast signals selecting must carry rights and, depending on a cable systems’ channel capacity, non-commercial television broadcast signals. Such statutorily mandated carriage of broadcast stations coupled with the provisions of the Cable Communications Policy Act of 1984, which require cable television systems with 36 or more “activated” channels to reserve a percentage of such channels for commercial use by unaffiliated third parties and permit franchise authorities to require the cable operator to provide channel capacity, equipment and facilities for public, educational and government access channels, could adversely affect carriage of The Outdoor Channel by limiting its carriage in cable systems with limited channel capacity. In 2001, the FCC adopted rules relating to the cable carriage of digital television signals. Among other things, the rules clarify that a digital-only television station can assert a right to analog or digital carriage on a cable system. The FCC initiated a further proceeding to determine whether television stations may assert the rights to carriage of both analog and digital signals during the transition to digital television and to carriage of all digital signals. The imposition of such additional must carry regulation, in conjunction with the current limited cable system channel capacity, would make it likely that cable operators will be forced to drop some cable programming services, which may have an adverse impact on the programming companies in which we have interests.

     If we distribute television programming through new media, such as video-on-demand through the Internet, we may be required to obtain federal, state and local licenses or other authorizations to offer such services. We may not be able to obtain licenses or authorizations in a timely manner, or at all, or conditions could be imposed upon licenses and authorizations that may not be favorable to us.

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     In the future, any increased regulation of rates, and in particular the rates for basic cable services, could, among other things, put downward pressure on the rates charged by cable programming services, and affect the ability or willingness of cable system operators to retain or to add The Outdoor Channel network on their cable systems. If, in response to any rate regulation, cable system operators implement channel offering structures that require subscribers to affirmatively choose to pay a separate fee to receive The Outdoor Channel network, either by itself or in combination with a limited number of other channels, our business could be harmed.

     The regulation of programming services, cable television systems and satellite licensees is subject to the political process and has been in constant flux over the past decade. Further material changes in the law and regulatory requirements must be anticipated and our business may be adversely affected by future legislation, new regulation or deregulation.

     Lost Dutchman’s Regulations

     To operate our campgrounds, we must comply with discretionary permits or approvals issued by local governments under local zoning ordinances and other state laws. In addition, to construct improvements at campgrounds, we have usually been required to obtain permits such as building and sanitary sewage permits. Some states in which we sell memberships have laws regulating campground memberships. These laws sometimes require comprehensive disclosure to prospective purchasers. Some states have laws requiring us to register with a state agency and obtain a permit to market. We have undertaken a comprehensive program to ensure compliance with applicable laws in all 50 states.

     Other Regulations

     In addition to the regulations applicable to the cable television and campground industries in general, the Company is also subject to various local, state and federal regulations, including, without limitation, regulations promulgated by federal and state environmental, health and labor agencies. The Company’s Membership Division is subject to various local, state and federal statutes, ordinances, rules and regulations concerning, zoning, development, and other utilization of its properties.

Intellectual Property

     “The Outdoor Channel®” is a registered trademark of the Company.

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DESCRIPTION OF PROPERTIES.

     Information with respect to the location and general character of Holdings’ materially important properties is as follows.

Cripple River

     The Cripple River property consists of approximately 2,300 patented (*See definition of “patented,” below) acres and is located in the Cape Nome area of Alaska. The Cripple River property is the principal destination of the “Alaska Trip” participants. The Company has constructed over 130 rooms and has constructed drinking and wastewater treatment facilities and a number of other buildings.

Loud Mine

     The Loud Mine is located in White County, Georgia on 38 deeded acres. Campground facilities include a clubhouse, bathrooms, showers and a dump station. Camping is available for 250 or more persons.

Stanton Property

     The Stanton property consists of 35 patented acres and is located approximately 50 miles northwest of Phoenix, Arizona. It is contiguous with 85 acres owned by an affiliated organization with which we have a mutual use agreement. Either on the Company’s property or the affiliate’s property there are various common area facilities constructed including sanitary facilities, recreation vehicle hookups and parking for several hundred self contained units.

Burnt River/Cave Creek

     The Burnt River Camp consists of 135 patented acres and the adjacent Cave Creek property consists of 32 patented acres. These properties are located in eastern Oregon and have various common area facilities.

Vein Mountain Camp

     The Vein Mountain Camp, located in West Central North Carolina approximately 7 miles from the town of Marion. The Camp consists of 130 deeded acres and has various common area facilities constructed including sanitary facilities. There is camping for up to 250 self-contained vehicles.

Junction Bar Placer

     The Junction Bar Placer has 26 acres of patented land located at the confluence of the Klamath and Scott Rivers in northern California.

Oconee Camp

     The Oconee Camp, located just north of Walhalla, South Carolina, consists of 120 acres of deeded property. Oconee is a primitive campground with minimal facilities. Overnight camping is not currently available at this site.

Leadville Property

     The Leadville property, located in Lake County, Colorado is comprised of approximately 60 patented acres. This is a primitive campground with no facilities. There is camping for up to 200 self-contained vehicles.

Omilak Silver Mine

     The Omilak Silver Mine consists of approximately 40 acres of patented land and is located about 80 miles northeast of Nome, Alaska. The property has on it previously existing equipment, mine shafts, rail and mine cars and several buildings.

High Divide Property

     The High Divide property consists of 20 acres of patented land and is located in Esmeralda County, Nevada. This property is remote, without facilities.

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Nederland Property

     The Nederland property consists of 5 patented acres located in Boulder County, Colorado. This property does not have facilities.

Athens Property

     The Athens property is located in the Village of Athens in Calhoun County, Michigan. This property, acquired in November, 2003 consists of approximately 69.5 acres with various buildings such as a house already constructed. The buildings are being evaluated as to usability. Most will likely be demolished. The property has yet to be developed into usable property for its intended use as a recreation gold prospecting property. The costs to complete the development have not been estimated as of March 30, 2004.

•	Patented land is United States public land that has been transferred to private fee simple ownership. Mining claims can be perfected into patented land which is what occurred on some of the Company’s properties before the Company acquired those properties.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     The following information includes forward-looking statements, the realization of which may be impacted by certain factors, including those factors discussed in Risk and Uncertainties below.

General

     Outdoor Channel Holdings, Inc. (collectively with its subsidiaries the “Company” or “Holdings”) owns approximately 82.7% of The Outdoor Channel, Inc. (the “Outdoor Channel” or “Channel”). In the event all outstanding options to purchase Common Stock in the Channel were exercised, as of year-end, the Company would own approximately 67.0% of The Outdoor Channel. As of March 1, 2004, these same ownership percentages are 82.5% and 66.9%, respectively. The Outdoor Channel is a national television network devoted primarily to traditional outdoor activities, such as hunting, fishing, shooting sports, rodeo, motor sports, gold prospecting and related life style programming. We also own and operate related businesses which serve the interests of viewers of The Outdoor Channel and other outdoor enthusiasts. These related businesses include: LDMA-AU, Inc. (“Lost Dutchman’s”) and Gold Prospectors’ Association of America, Inc. (“GPAA”). Lost Dutchman’s is a national gold prospecting campground club with approximately 6,300 members and properties in Arizona, California, Colorado, Georgia, Michigan, Nevada, North Carolina, Oregon and South Carolina. We believe GPAA is one of the largest gold prospecting clubs in the world with approximately 32,900 active members. GPAA is the publisher of the “Gold Prospectors & Treasure Hunters in the Great Outdoors” magazine and owner of a 2,300 acre property near Nome, Alaska used to provide outings for a fee to its members.

     Our revenues include advertising fees from advertisements aired on The Outdoor Channel and from advertisements in “Gold Prospectors & Treasure Hunters in the Great Outdoors” magazine; subscriber fees paid by cable and direct broadcast satellite, or DBS, operators that air on The Outdoor Channel; producer fees paid by outside producers to air their programs on The Outdoor Channel; membership fees from members in both Lost Dutchman’s and GPAA and other income including products and services related to gold prospecting, gold shows, trips and outings.

     In 1998, The Outdoor Channel launched on EchoStar’s Dish Network. Although we currently do not have an executed agreement with EchoStar, we expect to enter into such an agreement on basically the same terms as our prior agreement with them. In the meantime, they continue to carry the Channel on their network and make regular payments.

     In January 2002, The Outdoor Channel signed a national affiliation agreement with Comcast Corporation, the largest MSO in the United States which had approximately 22 million subscribers and renewed its affiliation agreement with the National Cable Television Cooperative, which is an association of small to mid-size cable operators which currently represents approximately 14 million households. The Channel’s contract with NCTC includes the vast majority of independent cable operators.

     In March 2002, The Outdoor Channel entered into an agreement with Nielsen Media Research to provide ratings data for the Channel’s programming. The Company believes that with published ratings, it will encourage a wider diversity of advertisers to consider advertising on The Outdoor Channel.

     In September 2002, The Outdoor Channel signed a national affiliation agreement with DirecTV, the largest DBS distributor in the United States. The Outdoor Channel was launched on DirecTV on October 1, 2002, and is available a la carte and in DirecTV’s Sports Pack.

     The shareholders of the Company approved changing the Company’s name to Outdoor Channel Holdings, Inc. from Global Outdoors, Inc. at the Annual Shareholders meeting held on June 23, 2003. The name change was effective on June 27, 2003.

     During 2003, The Outdoor Channel added several new shows to its 2003 and 2004 lineup. Included in these shows are Cabela’s Sportsman’s Quest, L.L. Bean’s Guide to the Outdoors, Track and Trail Adventures with Wally Dallenbach, Guns and Ammo TV, Mark Sosin’s Saltwater Journal, Bass Pro Shops Outdoor World Television, Four Wheel TV, Hot Rod TV, and many more.

     On July 27, 2003, The Outdoor Channel was honored as Programmer of the Year by the National Cable Television Cooperative.

     On November 13, 2003, Mr. Richard K. Dickson II resigned as Chief Operating Officer, Chief Financial Officer and General Counsel, and as Director of both Holdings and The Outdoor Channel. In November 2003, we appointed Mr. William A. Owen as Chief Financial Officer. In December 2003, David C. Merritt was added to the Board of Directors and designated as the Company’s financial expert. Mr. Merritt, an outside board member, is the Company’s Audit Chairman.

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     From July 30, 1997 to August 1, 2003, the Company’s Common Stock had been traded on the NASD’s Over the Counter Bulletin Board under the symbol “GLRS.” Effective August 04, 2003, Outdoor Channel Holdings, Inc. (formerly Global Outdoors, Inc.) changed its symbol to “OUTD.”

Critical Accounting Policies and Estimates

     The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of financial statements.

     Revenue Recognition

     Advertising revenues for The Outdoor Channel are recognized when the advertisement is aired. Advertising revenues from advertisements in the Company’s bi-monthly magazine are recognized when the magazine is distributed. Revenues from the “Alaska Trip” are recognized when trips are taken in June through August each year. Revenues from outings and gold shows are recognized at the time of the event. Subscriber fees for The Outdoor Channel are recognized in the period the programming is aired by the distributor and collection is probable.

     Merchandise sales for the Company are recognized when the product is shipped and collection of the receivable is probable. Lost Dutchman’s campground membership sales are generally recognized on a straight-line basis over the estimated average life (7 years) of the membership. The Company does not record any receivables arising under these contracts due to the uncertainty of collection. Accordingly, revenues recognized do not exceed the total cash payments received and cash received in excess of revenue earned is recorded as deferred revenue. The majority of GPAA membership sales is for one year and is generally recognized in the year of sale. Multi-year GPAA membership sales are recognized on a straight-line basis over the life of a membership for an estimated life of 15 years for a lifetime membership.

     Long-Lived Assets

     Long-lived assets, such as property and equipment and trademarks, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment losses are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses for assets to be held and used are then measured based on the excess, if any, of the carrying amounts of the assets over their fair values. Long-lived assets to be disposed of in a manner that meets specific criteria are stated at the lower of their carrying amounts or fair values less costs to sell and are no longer depreciated.

     Accounts Receivable

     The Company maintains an allowance for doubtful accounts for estimated losses that may arise if any of its customers are unable to make required payments. Management specifically analyzes the age of customer balances, historical bad debt experience, customer credit-worthiness, trade publications regarding the financial health of its larger customers and changes in customer payment terms when making estimates of the uncollectability of the Company’s trade accounts receivable balances. If the Company determines that the financial condition of any of its customers deteriorated, whether due to customer specific or general economic issues, increases in the allowance may be made.

     Deferred Tax Assets

     The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. The income tax provision is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Recent Accounting Developments

     In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based

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Compensation-Transition and Disclosure” (“SFAS 148”), which amended SFAS No. 123, “Accounting for Stock-Based Compensation” to provide alternative methods of transition for voluntary change to the fair value based method of accounting for stock-based compensation. The Company has not and does not currently intend to make such a change. In addition, SFAS 148 amended the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the chosen method on reporting results. The Company has included the disclosures required by SFAS 148 in Notes 2 and 8 to the accompanying consolidated financial statements.

     The FASB had issued certain other accounting pronouncements as of December 31, 2003 that will become effective in subsequent periods; however, management of the Company does not believe that any of those pronouncements would have significantly affected the Company’s financial accounting measurements or disclosures had they been in effect during 2003 or 2002.

Comparison of Years Ended December 31, 2003 and December 31, 2002

     Revenues

     Our revenues include revenues from advertising fees, subscriber fees, GPAA and Lost Dutchman’s membership sales, merchandise sales and sponsored outings to prospect for gold. Advertising revenue is generated from the sale of advertising time on The Outdoor Channel and from the sale of advertising space in publications such as the “Gold Prospectors & Treasure Hunters in the Great Outdoors” magazine. During 2003 and 2002, The Outdoor Channel generated approximately 97% of our Advertising revenue. Subscriber fees are solely related to The Outdoor Channel business segment. Membership income is generated by our activities other than The Outdoor Channel.

     Total revenues for the year ended December 31, 2003 were $31,701,773, an increase of $10,308,828, or 48%, compared to revenues of $21,392,945 for the year ended December 31, 2002. This increase was the result of changes in several items comprising revenue.

     Advertising revenue increased to $16,409,610 for the year ended December 31, 2003 from $10,969,086 for the year ended December 31, 2002, an increase of $5,440,524 or 50%. The increase is driven by being better able to compete for national advertising business as a result of obtaining Nielsen ratings which allowed us to demonstrate our household delivery. Nielsen reported that we had 26.1 million subscribers at the end of 2003 compared to 21.5 million at the end of 2002 an increase of 4.6 million or 21%. The fact that we had Nielsen ratings and demographic data coupled with the increased subscribers allowed us to better utilize our advertising inventory and increase our effective rates realized on our advertising time on The Outdoor Channel.

     Subscriber fees increased to $10,836,568 for the year ended December 31, 2003 from $6,070,897 for the year ended December 31, 2002, primarily due to: more affiliates carrying the Channel from approximately 4,900 a year previously to approximately 5,400 at 2003 year-end; subscriber fee rate increases with existing affiliates; beginning of payments from certain carriers who had previously received The Channel without charge; and the fall 2002 launch of The Outdoor Channel on DirecTV.

     Membership income increased to $4,455,595 for the year ended December 31, 2003 from $4,352,962 for the year ended December 31, 2002, representing an increase of $102,633 or approximately 2%. We believe that most of this increase was a result of creating demand for memberships and merchandise sales from programming aired on The Outdoor Channel.

     Expenses

     Expenses consist of the cost of the Company’s satellite transmission fees, advertising and programming, bad debts and selling, general and administrative expenses.

     Total expenses for the year ended December 31, 2003 were $24,061,730, an increase of $7,244,270, or 43%, compared to $16,817,460 for the year ended December 31, 2002. As a percentage of revenues, total expenses are 76% and 79% in 2003 and 2002, respectively. The increase in expenses was due to several factors but is principally driven by increasing costs to support our revenue growth.

     Satellite transmission fees remained nearly the same at $2,423,361 for the year ended December 31, 2003 compared to $2,358,720 for the year ended December 31, 2002, due to fixed contracts.

     Advertising and programming expenses increased to $4,884,085 for the year ended December 31, 2003 compared to $3,854,117 for the year ended December 31, 2002, an increase of $1,029,968 or 27%. As a percentage of revenue, advertising and programming expenses are 15% and 18% in 2003 and 2002, respectively. The increase reflects an increase in our consumer and trade awareness programs. In 2003, The Outdoor Channel produced more programs in-house as opposed to licensing our programming from third parties which increased our programming costs.

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     Provision for doubtful accounts increased to $327,576 for the year ended December 31, 2003, compared to $256,922 for the year ended December 31, 2002. As a percentage of sales, bad debts expense remained essentially the same at approximately 1% in 2003 and 2002.

     Selling, general and administrative expenses increased to $16,426,708 for the year ended December 31, 2003, compared to $10,347,701 for the year ended December 31, 2002. As a percent of revenues, selling, general and administrative expenses were 52% and 48% in 2003 and 2002, respectively. The increase of the expense is due to a number of factors including: increases in personnel expenses primarily resulting from the increase in the number of employees from 65 at the end of 2002 to 86 by the end of 2003; increased depreciation expense as a result of our equipment purchases in 2003 and 2002 to support our growth; our increased travel related to our increased sales staff and others to promote The Channel; increased research costs associated with purchasing Nielsen ratings and data; increased professional fees including public relations, accounting and legal fees.

     Also increasing our selling, general and administrative expenses is the inclusion of costs associated with the resignation of an officer/director in November 2003 amounting to approximately $625,000 or 2% of revenues. Further the Company incurred approximately $250,000 in expenses relating to conversion of stock subscriptions receivable for services.

     Income From Operations

     Income from operations increased to $7,640,043, or 67% for the year ended December, 31, 2003 compared to $4,575,485 for the year ended December 31, 2002. As a percentage of total revenues, income from operations increased to 24% for the year ended December 31, 2003 compared to 21% for the year ended December 31, 2002. This increase was due mainly to the increased revenues outlined above.

     Net Interest (Expense)/Income

     Net interest (expense)/income increased to a net income of $12,436 for the year ended December 31, 2003, compared to a net expense of $815 for the year ended December 31, 2002. This improvement was primarily due to the retirement of the Company’s debt to stockholders during 2003, resulting in less interest expense complemented by the interest earned on its increased cash balances for the year ended December 31, 2003 compared to the year ended December 31, 2002.

     Income Before Provision For Income Taxes and Minority Interest in Net Income of Consolidated Subsidiary

     Income before provision for income taxes and minority interest increased slightly as a percentage of revenues at 24% for the year ended December 31, 2003 compared to 22% for the year ended December 31, 2002. The improvement is a result of the Company being able to grow revenues faster than expenses.

     For The Outdoor Channel business segment, income before provision for income taxes and minority interest as a percentage of revenue increased to 35% for the year ended December 31, 2003, compared to 27% for the year ended December 31, 2002. This improvement reflects the operating leverage inherent in The Outdoor Channel’s business as revenue growth out paced expense growth.

     For the membership business segment, income (loss) before provision for income taxes and minority interest as a percentage of revenues decreased to a loss of 13% for the year ended December 31, 2003 compared to a profit of 3% for the year ended December 31, 2002 as a result of incurring rate increases on general and health insurance, increased expenditures for publishing our magazines and mining guide principally related to rate increases, and increases in payroll and related costs.

     For the Corporate business segment, loss before provision for income taxes and minority interest was $1,042,748. The expenses allocated to this business segment include: professional fees including public relations, accounting and legal fees, the inclusion of severance associated with the resignation of an officer/director in November 2003 and the exercise of stock subscriptions receivable for services rendered.

     Provision For Income Taxes

     The provision for income taxes for the year ended December 31, 2003 was $3,162,000 as compared to $1,882,161 for the year ended December 31, 2002. This was due to the Company earning more taxable income in 2003 as compared to 2002. The effective income tax rate was approximately 41% for each of the years ended December 31, 2003 and 2002.

     Minority Interest in Net Income of Consolidated Subsidiary

     Minority interest for the year ended December 31, 2003 was $897,143 compared to $444,266 for the year ended December 31, 2002. This was due to the increased profitability of The Outdoor Channel.

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     Net Income

     Net income for the year ended December 31, 2003 was $3,593,336 compared to $2,295,029 for the year ended December 31, 2002. This was due to the increased profitability of The Outdoor Channel partially offset by the losses of the membership segment.

     Earnings Per Share

     Earnings per common share for 2003 grew to $0.65 per basic share or $0.48 per diluted share compared with $0.42 per basic share or $0.38 per diluted share in 2002. Diluted earnings per share for both 2003 and 2002 reflect the material effects of the assumed exercise of all of the outstanding stock options granted by us and our subsidiary, The Outdoor Channel, and the application of the treasury stock method to the shares assumed to have been issued.

     The common stock of The Outdoor Channel is not publicly traded. In applying the treasury stock method in connection with the assumed exercise of the outstanding options of The Outdoor Channel and the computation of diluted earnings per share, we had determined the fair value of the shares of its subsidiary based on the selling price for those shares in actual cash transactions. However, there have been only a limited number of such transactions at infrequent intervals.

     During the fourth quarter of 2003, we obtained a preliminary estimated value of The Outdoor Channel’s shares from an independent investment advisor. That preliminary estimated value was significantly above the value we had been using in prior quarters during 2003 and 2002. We believe that this preliminary estimate of value is the best estimate to use as of December 31, 2003. Under the treasury stock method, the higher estimate resulted in a significant increase in the number of shares that would have been issued to the holders of The Outdoor Channel options and the portion of the net income of The Outdoor Channel allocable to minority stockholders in the computation of diluted earnings per share.

Comparison of Years Ended December 31, 2002 and December 31, 2001

     Revenues

     Total revenues for the year ended December 31, 2002 were $21,392,945, an increase of $4,159,408 or 24%, compared to revenues of $17,233,537 for the year ended December 31, 2001. This increase was primarily the result of an increase in advertising revenues and subscriber fees.

     Advertising revenues increased substantially to $10,969,086 for the year ended December 31, 2002 compared to $8,644,609 for the year ended December 31, 2001, due primarily to an increase in advertising rates at The Outdoor Channel.

     Subscriber fees increased significantly to $6,070,897 for the year ended December 31, 2002 compared to $3,873,902 for the year ended December 31, 2001, due primarily to the increase in the number of subscribers The Outdoor Channel obtained from a cross section of programming distributors.

     Membership income decreased to $4,352,962 for the year ended December 31, 2002, compared to $4,715,026 for the year ended December 31, 2001, which the Company believes is due primarily to the decrease in membership numbers for Gold Prospectors of America in 2002 and to a decrease in participants on the Alaska trip. Decreases in membership sales and Alaska trip sales are also believed to be due to the softened economy throughout 2002 and traveling unease.

     Expenses

     Expenses for the year ended December 31, 2002 were $16,817,460, an increase of $1,267,192 or 8%, compared to $15,550,268 for the year ended December 31, 2001. This increase in expenses was due to the several factors:

     Satellite transmission fees remained nearly the same at $2,358,720 for the year ended December 31, 2002, compared to $2,238,205 for the year ended December 31, 2001, due to the stabilization of our transponder and uplink cost.

     Advertising and programming expenses increased notably to $3,854,117 for the year ended December 31, 2002, compared to $2,482,133 for the year ended December 31, 2001. This increase was due primarily to the continuation of our consumer and trade industry awareness campaigns and our in-house programming initiatives and associated start-up costs.

     Provision for doubtful accounts decreased by a very large amount to $256,922 for the year ended December 31, 2002, compared to $1,311,641 for the year ended December 31, 2001, due primarily to the default of our long form advertising wholesaler

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and to a lesser degree to several short form and producer customers in 2001. The advertising wholesaler’s default resulted in a bad debt of approximately $800,000 in 2001. The Company does not know why the wholesaler had business difficulties but it retained lawyers and accountants in an attempt to recover the defaulted amount. It was determined that recovery would be challenging and unlikely. The wholesaler had provided services to the Company since 1996 and had, in fact, advanced payments to the Company in the Company’s difficult years of 1996 through 1998. The wholesaler collected funds due the Company from long form advertisers on The Outdoor Channel from which it deducted its commissions and remitted the balance. We did not expect the wholesaler to fail to remit funds it had collected on behalf of the Company. Since that time, we have used our own resources and personnel to sell our advertising inventory.

     Selling, general and administrative expenses increased substantially to $10,347,701 for the year ended December 31, 2002, compared to $9,518,289 for the year ended December 31, 2001. This increase was due primarily to overall growth at The Outdoor Channel which, among other items, resulted in significant increases in personnel related costs including bonuses.

     Income From Operations

     Income from operations increased to $4,575,485, or 172% for the year ended December, 31, 2002, compared to $1,683,269 for the year ended December 31, 2001. As a percentage of total revenues, income from operations increased to 21% for the year ended December 31, 2002 compared to 10% for the year ended December 31, 2001. This increase was due mainly to the increased revenues outlined above.

     Net Interest (Expense)/Income

     Net interest (expense)/income decreased to a net interest expense of $815 for the year ended December 31, 2002, compared to a net interest income of $26,401 for the year ended December 31, 2001. This was primarily due to interest rates being lower on the Company’s cash accounts for the year ended December 31, 2002, compared to the year ended December 31, 2001. The Company had less debt for the year ended December 31, 2002, than for the year ended December 31, 2001, but the interest rates on the remaining loans were not lower and therefore did not counterbalance the decrease in interest income.

     Income Before Provision for Income Taxes and Minority Interest In Net Income of Consolidated Subsidiary

     Income before provision for income taxes and minority interest as a percentage of revenues increased to 22% for the year ended December 31, 2002, compared to 10% for the year ended December 31, 2001. This increased rate was primarily due to expenses only increasing 8% in the year ended December 31, 2002 compared to the year ended December 31, 2001, while revenues increased 24% for the same time period.

     For The Outdoor Channel business segment, income before provision for income taxes and minority interest as a percentage of revenues increased to 27% for the year ended December 31, 2002, compared to 11% for the year ended December 31, 2001. This increase was primarily due to expenses only increasing 13% in the year ended December 31, 2002 compared to the year ended December 31, 2001, while revenues increased 37% for the same time period.

     For the membership business segment, income before provision for income taxes and minority interest as a percentage of revenues decreased to a loss of 5% for the year ended December 31, 2002, compared to a loss of 1% for the year ended December 31, 2001. This decrease was primarily due to the Alaska trip having 100 fewer participants in the year ended December 31, 2002 compared to the year ended December 31, 2001, which the Company believes was due to air travel uneasiness and economic softness.

     Provision for Income Taxes

     The provision for income taxes for the year ended December 31, 2002, was $1,882,161 as compared to $718,000 for the year ended December 31, 2001. This was due to the Company earning more taxable income in 2002 as compared to 2001.

     Minority Interest in Net Income of Consolidated Subsidiary

     Minority interest for the year ended December 31, 2002 was $444,266 compared to $180,782 for the year ended December 31, 2001. This was due to the increased profitability of The Outdoor Channel.

     Net Income

     Net income for the year ended December 31, 2002, was $2,295,029 compared to $810,888 for the year ended December 31, 2001. This was due to the increased profitability of The Outdoor Channel.

17

     Earnings Per Share

     Earnings per common share for 2002 grew to $0.42 per basic share or $0.38 per diluted share compared with $0.16 per basic share or $0.14 per diluted share in 2001. Diluted earnings per share for both 2002 and 2001 reflect the material effects of the assumed exercise of all of the outstanding stock options granted by us and our subsidiary, The Outdoor Channel, and the application of the treasury stock method to the shares assumed to have been issued.

     Liquidity and Capital Resources

     The Company provided cash from operations of $6,189,675 in 2003, compared to $2,303,732 in 2002 and had a cash and cash equivalents balance of $7,213,946 at December 31, 2003, which was an increase of $3,966,206 from the balance of $3,247,740 at December 31, 2002. Current assets increased substantially to $13,967,468 at December 31, 2003 compared to $6,541,009 at December 31, 2002. Current liabilities increased to $2,623,503 at December 31, 2003 compared to $1,736,418 at December 31, 2002. Net working capital increased to $11,343,965 at December 31, 2003, compared to $4,804,591 at December 31, 2002. Total liabilities decreased to $4,352,854 at December 31, 2003 compared to $4,405,358 at December 31, 2002.

     In 2003, the Company generated an operating profit of $7,640,043 compared to an operating profit of $4,575,485 in 2002. From 2000 through the present, the Company has financed its activities primarily from cash flows from operations. Between the Company and The Outdoor Channel, we have two lines of credit aggregating to $1,650,000 with no outstanding borrowings and a standby letter of credit for $140,000 issued under the line of credit as of December 31, 2003. The Company does not have any present plans that would effect liquidity requirements on a long-term basis. The Company had no significant capital commitments as of December 31, 2003. The capital improvements the Company made in 2003 which included purchasing of high definition camera equipment for The Outdoor Channel were funded with cash from operations. The long-term liquidity requirement could change in the event the Company changes its business strategy, including The Outdoor Channel’s methods of increasing subscribers, producing in-house programming and/or making a significant acquisition.

     As of December 31, 2003, the Company had a note in the amount of $109,846 payable to a bank outstanding at an effective interest rate of 5.00%. This note is secured by substantially all of the Company’s assets and is personally guaranteed by Perry T. Massie and Thomas H. Massie. During 2003, the notes payable to the major stockholders including accrued interest was retired. The Company intends to retire this note in 2004.

     As of March 2004, the Company is generating sufficient cash flow from operations to meet its short-term cash flow requirements. The Outdoor Channel is generating cash flow in excess of its short-term cash flow requirements and is continuing the trend of increased revenues. Management believes that the Company’s existing cash resources and anticipated cash flows from operations will be sufficient to fund the Company’s operations at current levels and anticipated increased levels through January 1, 2005. To the extent that such amounts are insufficient to finance the Company’s working capital requirements, the Company could be required to seek financing. There can be no assurance that equity or debt financing will be available if needed or, if available, will be on terms favorable to the Company or its shareholders. Significant dilution may be incurred by present shareholders as a result of any such financing.

     The Company continually reviews its business opportunities to assess feasibility of enhanced operations or competitive position. The results of such analysis could result in the dedication of capital to take advantage of the opportunities so identified. Currently the Company is reviewing modest improvements to its properties and is reviewing the capital requirements for HD capability. To date, the Company has purchased some HD equipment out of cash flow. Significant commitments for additional capital purchases have not been made.

     A summary of the Company’s contractual obligations and commercial commitments as of 12/31/03:

		Less than		After
	Total	1 year	1-3 years	4-5 years	5 years
Contractual Obligations
Long-term debt and capital leases	$192,260	$133,347	$47,777	$11,136	$—
Operating leases	11,725,000	2,084,000	1,811,000	1,560,000	6,270,000

Total Contractual Cash Obligations	$11,917,260	$2,217,347	$1,858,777	$1,571,136	$6,270,000

	Total
	Amounts	Less than		After
	Committed	1 year	1-3 years	4-5 years	5 years
Other Commercial Commitments
Standby letters of credit	$140,000	—	—	—	$140,000

Total Commercial Commitments	$140,000	—	—	—	$140,000

18

FINANCIAL STATEMENTS

OUTDOOR CHANNEL HOLDINGS, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2003 and 2002

with

INDEPENDENT AUDITORS’ REPORT THEREON

25

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES

I N D E X

Page
Report of Independent Public Accountants	27
Consolidated Balance Sheets December 31, 2003 and 2002	28
Consolidated Statements of Income Years Ended December 31, 2003 and 2002	29
Consolidated Statements of Stockholders’ Equity Years Ended December 31, 2003 and 2002	30-31
Consolidated Statements of Cash Flows Years Ended December 31, 2003 and 2002	32
Notes to Consolidated Financial Statements	33-52

* * *

26

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors
         Outdoor Channel Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Outdoor Channel Holdings, Inc. (formerly Global Outdoors, Inc.) and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Outdoor Channel Holdings, Inc. and Subsidiaries as of December 31, 2003 and 2002, and their results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ J.H. COHN LLP

San Diego, California
February 27, 2004

27

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
Years Ended December 31, 2003 and 2002

	2003	2002
Assets
Current assets:
Cash and cash equivalents	$7,213,946	$3,247,740
Investment in available-for-sale securities	549,782	79,659
Accounts receivable, net of allowance for doubtful accounts of $234,419 and $154,475	3,797,205	2,473,486
Inventories	67,595	86,337
Income tax refund receivable	1,143,016	86,889
Receivable from stockholders	—	55,007
Current portion of deferred tax assets, net	525,000	318,708
Other current assets	670,924	193,183

Total current assets	13,967,468	6,541,009

Property, plant and equipment at cost, net:
Membership division	3,253,091	2,918,150
Outdoor Channel equipment and improvements	2,032,299	1,308,512

Property, plant and equipment, net	5,285,390	4,226,662

Trademark, net of accumulated amortization of $101,098 and $86,518	117,625	132,205
Deferred tax assets, net	436,000	733,829
Deposits and other assets	41,270	196,298

Totals	$19,847,753	$11,830,003

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,790,226	$1,337,428
Accrued severance payments	291,374	—
Current portion of notes payable and capital lease obligations	133,347	154,617
Current portion of stockholder loans	—	14,606
Current portion of deferred revenue	408,556	229,767

Total current liabilities	2,623,503	1,736,418
Accrued severance payments, net of current portion	65,527	—
Notes payable and capital lease obligations, net of current portion	58,913	244,847
Stockholder loans, net of current portion	—	577,950
Deferred revenue, net of current portion	1,225,091	1,080,353
Deferred satellite rent obligations	379,820	448,040
Deferred compensation	—	317,750

Total liabilities	4,352,854	4,405,358

Minority interest in subsidiary	2,302,207	1,262,689

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 25,000,000 and 10,000,000 shares authorized; none issued	—	—
Common stock, $.02 par value; 75,000,000 and 50,000,000 shares authorized; 5,887,151 and 5,369,098 shares issued	117,743	107,382
Common stock subscriptions receivable	(29,800)	(262,050)
Cost of treasury stock (76,200 shares)	(399,981)	(399,981)
Additional paid-in capital	6,768,189	3,603,833
Accumulated other comprehensive income	33,957	3,524
Retained earnings	6,702,584	3,109,248

Total stockholders’ equity	13,192,692	6,161,956

Totals	$19,847,753	$11,830,003

See Notes to Consolidated Financial Statements.

28

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Income
Years Ended December 31, 2003 and 2002

	2003	2002
Revenues:
Advertising	$16,409,610	$10,969,086
Subscriber fees	10,836,568	6,070,897
Membership income	4,455,595	4,352,962

Total revenues	31,701,773	21,392,945

Expenses:
Satellite transmission fees	2,423,361	2,358,720
Advertising and programming	4,884,085	3,854,117
Provision for doubtful accounts	327,576	256,922
Selling, general and administrative	16,426,708	10,347,701

Total expenses	24,061,730	16,817,460

Income from operations	7,640,043	4,575,485
Other income (expense):
Gain on sale or issuance of common stock of subsidiary	—	46,786
Interest expense	(42,099)	(77,423)
Interest income	54,535	76,608

Income before provision for income taxes and minority interest	7,652,479	4,621,456
Provision for income taxes	3,162,000	1,882,161

Income before minority interest	4,490,479	2,739,295
Minority interest in net income of consolidated subsidiary	897,143	444,266

Net income	3,593,336	2,295,029
Preferred stock dividends	—	(90,038)

Net income applicable to common stock	$3,593,336	$2,204,991

Earnings per common share:
Basic	$0.65	$0.42

Diluted	$0.48	$0.38

Weighted average number of common shares outstanding:
Basic	5,529,589	5,287,857

Diluted	5,907,171	5,850,606

See Notes to Consolidated Financial Statements.

29

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
Years Ended December 31, 2003 and 2002

								Accumulated
	Convertible				Common			Other
	Preferred Stock		Common Stock		Stock		Additional	Compre-
					Subscriptions	Treasury	Paid-in	-hensive	Retained
	Shares	Amount	Shares	Amount	Receivable	Stock	Capital	Income	Earnings	Total
Balance, January 1, 2002	58,725	$59	5,281,523	$105,630	$(221,250)	$(289,532)	$3,516,125		$904,257	$4,015,289
Net income									2,295,029	2,295,029
Effect of change in fair value of available-for sale securities, net of deferred taxes of $2,200								$3,524		3,524

Comprehensive income										2,298,553

Subsidiary investment in parent						(110,449)				(110,449)
Cancellation of stock issued for services			(3,000)	(60)			(11,940)			(12,000)
Common stock issued upon exercise of stock options for cash and notes receivable			31,850	638	(65,800)		100,763			35,601
Preferred dividend									(90,038)	(90,038)
Conversion of preferred stock to common stock	(58,725)	(59)	58,725	1,174			(1,115)
Subscription paid through provision of services					25,000					25,000

Balance, December 31, 2002	—	—	5,369,098	107,382	(262,050)	(399,981)	3,603,833	3,524	3,109,248	6,161,956

30

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
Years Ended December 31, 2003 and 2002

								Accumulated
	Convertible				Common			Other
	Preferred Stock		Common Stock		Stock		Additional	Compre-
					Subscriptions	Treasury	Paid-in	-hensive	Retained
	Shares	Amount	Shares	Amount	Receivable	Stock	Capital	Income	Earnings	Total
Net income									3,593,336	3,593,336
Effect of change in fair value of available-for sale securities, net of deferred taxes of $20,000								30,433		30,433

Comprehensive income										3,623,769

Subscriptions receivable paid through provision of services and in cash					232,250					232,250
Tax benefit from exercise of non-qualified stock options and deferred compensation							2,064,242			2,064,242
Cancellation of shares			(188)	(4)			(746)			(750)
Common stock issued upon exercise of stock options for cash, provision of services and offset of notes payable			383,866	7,677			928,173			935,850
Common stock issued to former Officer/ director for payment of deferred compensation			134,375	2,688			172,687			175,375

Balance, December 31, 2003	—	$—	5,887,151	$117,743	$(29,800)	$(399,981)	$6,768,189	$33,957	$6,702,584	$13,192,692

See Notes to Consolidated Financial Statements.

31

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years Ended December 31, 2003 and 2002

	2003	2002
Operating activities:
Net income	$3,593,336	$2,295,029
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	880,175	649,632
Provision for doubtful accounts	327,576	256,922
Deferred tax provision (credit)	70,000	(187,361)
Costs of services offset against subscription receivable	251,257	32,000
Gain on issuance of common stock of subsidiary	—	(40,329)
Realized gain on sale of available-for-sale securities	(12,900)	—
Minority interest in net income of consolidated subsidiary	897,144	444,266
Common stock of subsidiary issued for services	—	9,015
Tax benefit from exercise of stock options and issuance of shares to pay deferred compensation	2,064,242	—
Cash supplied (used) by changes in operating assets and liabilities:
Accounts receivable	(1,651,295)	(1,149,135)
Inventories	18,742	(10,227)
Other current assets	(1,532,439)	(189,158)
Deposits and other assets	155,028	(154,669)
Accounts payable and accrued expenses	873,502	415,407
Deferred revenue	323,527	560
Deferred satellite rent obligations	(68,220)	(68,220)

Net cash provided by operating activities	6,189,675	2,303,732

Investing activities:
Purchases of property, plant and equipment	(1,924,323)	(1,100,092)
Purchases of available-for-sale securities	(442,661)	(73,935)
Proceeds from sale of available-for-sale securities	35,979	—
Proceeds from notes receivable	36,000	—

Net cash used in investing activities	(2,295,005)	(1,174,027)

Financing activities:
Net payments of stockholder loans	(14,606)	(57,788)
Principal payments on notes payable and capital leases	(182,229)	(233,720)
Dividends paid on preferred stock	—	(90,038)
Proceeds from exercise of stock options	268,371	35,601
Purchases of treasury stock	—	(110,449)

Net cash provided by (used in) financing activities	71,536	(456,394)

Net increase in cash and cash equivalents	3,966,206	673,311
Cash and cash equivalents, beginning of year	3,247,740	2,574,429

Cash and cash equivalents, end of year	$7,213,946	$3,247,740

Supplemental disclosures of cash flow information:
Interest paid	$42,099	$34,900

Income taxes paid	$2,083,000	$2,154,000

Supplemental disclosures of noncash investing and financing activities:
Common stock issued to former officer/director for payment of deferred compensation	$175,375	$—

Common stock issued upon exercise of stock options in exchange for notes receivable from ex-employees	$—	$65,800

Effect of net increase in fair value of available-for-sale securities, net of deferred taxes	$30,433	$3,524

Receivable from exercise of stock options offset against loans from stockholders	$622,500	$—

Note receivable from stockholder offset against accrued bonus	$45,000	$—

See Notes to Consolidated Financial Statements.

32

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 1 — Organization and Business

Description of Operations

Outdoor Channel Holdings, Inc. (“Outdoor Channel Holdings,” or collectively with its subsidiaries, the “Company”) was incorporated under the laws of the State of Alaska on October 22, 1984 under the name Global Resources, Inc. In 2003, the corporate name was changed to its present name.

Our revenues include advertising fees from advertisements aired by The Outdoor Channel Inc. (“The Outdoor Channel”) and from advertisements in “Gold Prospectors & Treasure Hunters in the Great Outdoors” magazine; subscriber fees paid by cable and direct broadcast satellite, or DBS, operators that air on The Outdoor Channel; producer fees paid by outside producers to air their programs on The Outdoor Channel; membership fees from members in both LDMA-AU, Inc. (“Lost Dutchman’s”) and Gold Prospectors Association of America, (“GPAA”) and other income including products and services related to gold prospecting, gold shows, trips and outings.

Other business activities consist of the promotion and sale of an “Alaska trip”, a gold mining expedition to the Cripple River property located near Nome, Alaska, and the sale of memberships in Lost Dutchman’s which entitle members to engage in gold prospecting on its Arizona, California, Colorado, Georgia, Michigan, Nevada, North Carolina, Oregon, and South Carolina properties. Outdoor Channel Holdings has signed an agreement with another organization for the mutual use of mining properties.

Outdoor Channel Holdings also owns a majority interest (82.7% and 83.6% at December 31, 2003 and 2002, respectively) in The Outdoor Channel, Inc. (“The Outdoor Channel”), a national television network devoted primarily to traditional outdoor activities, such as hunting, fishing, shooting sports, rodeo, motor sports, gold prospecting, and related life style programming. Assuming that all outstanding options to purchase common stock in The Outdoor Channel were exercised as of December 31, 2003 and 2002, the Company would have owned approximately 67.0% and 67.7%, respectively. The Outdoor Channel was incorporated under the laws of the State of Nevada in 1990 under the name Gold News Network, Inc. In 1996, the +incorporated name was changed to its present name.

Note 2 — Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Outdoor Channel Holdings, Lost Dutchman’s, GPAA and The Outdoor Channel (collectively, the “Company”). All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities as of the dates of the consolidated balance sheet and reported amount of revenues and expenses for the periods presented. Accordingly, actual results could materially differ from those estimates.

33

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less when acquired to be cash equivalents.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (“FIFO”) method.

Property and Equipment

Depreciation and amortization of costs of property and equipment are provided using the straight-line method over the estimated useful lives of the assets which range from 5 to 15 years.

Trademarks

The Outdoor Channel has the exclusive right to the trademark bearing its name. The costs of acquiring the trademark are being amortized on a straight-line basis over an estimated useful life of 15 years.

Advertising

The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations totaled $4,884,085 and $3,854,117 in 2003 and 2002, respectively.

Revenue Recognition

The Company generates revenues from sales of television and print advertising, from subscriber fees from cable and DBS system operators, from membership fees, and from sales of related products and services.

Lost Dutchman’s memberships are contractual arrangements that provide members with prospecting and mineral rights and the use of land and facilities for camping and recreational vehicle parking. Lost Dutchman’s memberships sold by the Company generally have payment terms that provide for a down payment and monthly installments and are non-interest bearing and unsecured. Revenues are generally recognized on a straight-line basis over the estimated average life (7 years) of the LDMA-AU membership. The Company does not record any receivables arising under these contracts due to the uncertainty of collection. Accordingly, revenues recognized do not exceed the total of the cash payments received and cash received in excess of revenue earned is recorded as deferred revenue.

The Company also sells one to four year and lifetime (“Gold Life”) GPAA memberships. The majority of the memberships are for one year. Multi-year GPAA membership revenues are recognized on a straight-line basis over the life of a membership or an estimated life of 15 years for a lifetime membership. Merchandise sales for GPAA are recognized as sales when the product is shipped and collection of the receivable is probable. Merchandise sales for GPAA are included in the “Membership income” revenue category.

34

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (continued)

Revenue Recognition (concluded)

Advertising revenues for The Outdoor Channel are recognized when the advertisement is aired. Advertising revenues from advertisements in the Company’s bi-monthly magazine are recognized when the magazine is distributed. Subscriber fees for The Outdoor Channel are recognized in the period the programming is aired by the distributor. However, advertising revenues are not recognized until the collectibility of fees is reasonably assured.

Revenues from the “Alaska trip” are recognized when trips are taken in June through August each year. Revenues from outings and gold shows are recognized at the time of the event.

Income Taxes

The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. The income tax provision is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Tax benefits arising from the exercise of stock options and the issuance of common shares to pay deferred compensation are recorded as additional paid-in-capital in the period the benefits are earned or realized.

Impairment of Long-Lived Assets

The impairment of long-lived assets such as property and equipment and trademarks, is recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts. The Company did not record any charges for the impairment of long-lived assets in 2003 or 2002.

Earnings Per Share

The Company has presented “basic” and “diluted” earnings per common share in the accompanying consolidated statements of income in accordance with the provisions of Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE (“SFAS 128”). Basic earnings per common share is calculated by dividing net income applicable to common stock by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per common share is similar to that of basic earnings per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares of the Company and The Outdoor Channel, its 82.7%-owned subsidiary, were issued during the period.

35

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (continued)

Earnings Per Share (concluded)

The computation of diluted earnings per share takes into account the effects on the weighted average number of common shares outstanding of the assumed exercise in 2003 and 2002 of all of the outstanding stock options of the Company and The Outdoor Channel, adjusted for the application of the treasury stock method, and the assumed payment in 2002 of deferred compensation that had been payable by the Company in common stock (see Note 8). The computation of diluted earnings per share for 2003 also takes into account the reduction in net income applicable to common stock attributable to the increase in the minority interest (from approximately 13% to 33%) in the net income of The Outdoor Channel that results from the assumed exercise of its outstanding stock options (the effect on net income applicable to common stock in 2002 of the assumed exercise of stock options was not material). The number of shares potentially issuable at December 31, 2003 and 2002 upon the exercise of stock options that were not included in the computation of net income per share because they were antidilutive totaled 290,000 and 30,000, respectively.

The following table summarizes the calculation of the weighted average common shares outstanding for basic earnings per share to the weighted average common shares outstanding for diluted earnings per share in 2003 and 2002:

	2003	2002
Numerators:
Net income applicable to common stock — basic	$3,593,336	$2,204,991
Deduct increase in minority interest attributable to assumed exercise of dilutive stock options of The Outdoor Channel (see Note 8)	(777,519)	—

Net income applicable to common stock — dilutive	$2,815,817	$2,204,991

Denominators:
Weighted average common shares outstanding — basic	5,529,589	5,287,857
Dilutive effect of potentially issuable common shares for accrued deferred compensation	—	134,375
Dilutive effect of potentially issuable common shares upon exercise of stock options of the Company as adjusted for the application of the treasury stock method	377,582	428,374

Diluted weighted average common shares outstanding	5,907,171	5,850,606

Treasury Stock

The Company has adopted the treasury stock method in accounting for the subsidiaries’ investment in the Parent. This is in accordance with ARB No. 51 “Consolidated Financial Statements”, which provides that in consolidation the cost of the investment in the parent’s common stock is treated as a cost of treasury shares. The weighted average number of common shares outstanding has been adjusted to reflect The Outdoor Channel’s minority shareholders’ ownership percentage of treasury shares.

36

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (continued)

Stock Options

Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“Statement 123”), provides for the use of fair value based method of accounting for employee stock compensation. However, Statement 123 also allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinions No. 25, “Accounting for Stock Issued to Employees” (“Opinion 25”), which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock, if such amounts differ materially from the historical amounts. The Company has elected to continue to account for employee stock options using the intrinsic value method under Opinion 25. By making that election, it is required by Statement 123 and Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” to provide pro forma disclosures of net income and earnings per share as if a fair value based method of accounting had been applied.

The Company’s historical net income and earnings per common share and pro forma net income and earnings per share assuming compensation cost had been determined in 2003 and 2002 based on the fair value at the grant date for all awards by the Company (The Outdoor Channel did not grant options in 2003 and 2002) using the Black-Scholes option pricing model (see Note 8) consistent with the provisions of SFAS 123 are set forth below.

	2003	2002
Net income applicable to common stock:
As reported	$3,593,336	$2,204,991
Stock-based employee compensation expense assuming a fair value based method had been used for all awards	(311,000)	(194,766)

Pro forma	$3,282,336	$2,010,225

Basic earnings per share:
As reported	$0.65	$0.42
Pro forma	$0.59	$0.38
Diluted earnings per common share:
As reported	$0.48	$0.38
Pro forma	$0.42	$0.34

In accordance with the provisions of SFAS 123, all other issuances of common stock, stock options, warrants or other equity instruments to employees and non-employees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). Generally, the fair value of any options, warrants or similar equity instruments issued will be estimated based on the Black-Scholes option-pricing model.

37

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (concluded)

Sale or Issuance of Stock By Subsidiary

The Company recognizes non-operating gains from sales or issuances of common stock by its subsidiaries directly to third parties where the Company’s ownership percentage in the subsidiaries is reduced by the issuance of such stock and the amount received per share is more than the Company’s carrying amount per share.

Investments

Pursuant to Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, the Company’s investments in marketable equity securities have been classified as available-for-sale securities and, accordingly, are valued at fair value at the end of each period. Any material unrealized holding gains and losses arising from such valuation are excluded from net income and reported, net of applicable income taxes, in other comprehensive income. Accumulated net unrealized holding gains and losses are included at the end of each year in accumulated other comprehensive income which is a separate component of stockholders’ equity.

Reclassifications

Certain amounts in the 2002 consolidated financial statements have been reclassified to conform to the 2003 presentations.

Note 3 — Revenue To Be Earned Upon Collection

As of December 31, 2003, the approximate scheduled payments to be recognized as revenue, assuming such amounts are collected in future years from existing Lost Dutchman’s sales contracts, are as follows:

Year Ending
December 31,	Amount
2004	$1,089,000
2005	1,069,000
2006	889,000
2007	1,084,000
2008	1,143,000
Thereafter	1,598,000

Total	$6,872,000

38

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 4 — Property, Plant and Equipment

Property, plant and equipment at December 31, 2003 and 2002 consist of the following:

	2003	2002
Membership mining properties:
Land	$1,045,782	$926,377
Equipment	29,507	25,943
Buildings and improvements	848,731	557,934

	1,924,020	1,510,254
Less accumulated depreciation	(365,604)	(260,604)

Subtotals	1,558,416	1,249,650

Alaska mining properties:
Land	1,129,773	1,129,773
Buildings and improvements	537,771	519,804
Furniture and fixtures	2,237	1,184
Vehicles and equipment	1,363,082	1,286,583

	3,032,863	2,937,344
Less accumulated depreciation	(1,804,989)	(1,790,027)

Subtotals	1,227,874	1,147,317

Outdoor Channel:
Equipment	2,736,968	1,784,946
Furniture and fixtures	157,560	130,850
Vehicles	212,421	112,056
Leasehold improvements	462,017	344,454
Video library	211,500	133,500

	3,780,466	2,505,806
Less accumulated depreciation and amortization	(1,748,167)	(1,197,294)

Subtotals	2,032,299	1,308,512

Other equipment and leasehold improvements:
Furniture and fixtures	50,675	40,842
Equipment	706,829	641,513
Vehicles	264,408	201,533
Leasehold improvements	75,369	73,015

	1,097,281	956,903
Less accumulated depreciation and amortization	(630,480)	(435,720)

Subtotals	466,801	521,183

Totals	$5,285,390	$4,226,662

39

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 5 — Notes Payable, Capital Lease Obligations, and Lines Of Credit

Notes Payable and Capital Lease Obligations

Notes payable and capital lease obligations (including stockholder loans) at December 31, 2003 and 2002 consists of the following:

	2003	2002
Note payable to a bank, collateralized by substantially all of the Company’s assets, guaranteed by two major stockholders, with interest due monthly at the prime rate plus 1.00% (an effective rate of 5.00% and 5.25% at December 31, 2003 and 2002, respectively), maturing March 2005	$109,375	$196,875
Note payable to a finance company, collateralized by a motor home, payable at $520 per month including interest at 9%, paid off during 2003	—	42,237
Note payable to the major stockholder, collateralized by print equipment, payable at $5,000 per month including interest at 10%, paid off during 2003	—	14,606
Notes payable to the major stockholder, maturing in September 2004 and bearing interest at 8%, paid off during 2003 through offset against amount payable by noteholder for stock options (see note 8)	—	577,950
Note payable to a finance company, collateralized by equipment, payable in monthly installments of $670 including interest at 7.9%, paid off during 2003	—	2,635
Note payable to a finance company, collateralized by a vehicle, payable in monthly installments of $680 including interest at 8.9%, paid off during 2003	—	16,854
Note payable to a finance company, collateralized by a vehicle, payable in monthly installments of $656 including interest at 9.5%, paid off during 2003	—	10,965

Total notes payable	109,375	862,122
Capital lease obligations (see Note 6)	82,885	129,898

Totals	192,260	992,020
Less current portion	133,347	169,223

Notes payable and capital lease obligations	$58,913	$822,797

40

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 5 — Notes Payable, Capital Lease Obligations, and Lines of Credit (concluded)

The aggregate principal payments of long-term notes and capital lease obligations in years subsequent to December 31, 2003 are as follows:

Year Ending
December 31,	Amount
2004	$133,347
2005	47,777
2006	11,136

Total	$192,260

Interest expense on stockholder loans aggregated $19,817 and $47,137 in 2003 and 2002, respectively. All stockholder loans were paid off by June 2003.

Bank Lines of Credit

On January 30, 2001, the Company entered into two revolving line of credit agreements (the “revolvers”) with the bank that holds the Company’s note payable maturing in March 2005. The total amount which can be drawn upon under the lines of credit is $1,650,000, including up to $140,000 which may be drawn as a guaranty for standby letters of credit. The revolvers have interest rates of 0.5% and 1%, respectively, above the bank’s reference rate, expire on March 1, 2005 and are collateralized by substantially all of the Company’s assets. The Company was in full compliance with the loan covenants under the revolvers at December 31, 2003. As of December 31, 2003, the Company had no outstanding borrowings under its revolving lines of credit.

Note 6 — Commitments

Operating Leases

The Company leases facilities and equipment, including access to satellites for television transmission, under non-cancelable operating leases that expire at various dates through 2010. Generally, the most significant leases are satellite leases that require escalating rental payments. Rent expense is recognized on a straight-line basis over each lease term. The excess of the expense accrued over the amounts currently payable is reflected as deferred satellite rent obligations in the accompanying consolidated balance sheets.

The Company leases its office space from Musk Ox Properties, LP, which is owned by the major stockholders of the Company. The lease required annual rental payments of $242,396 and $237,056 during 2003 and 2002, respectively. The lease expires on December 31, 2005.

41

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 6 — Commitments (concluded)

Operating Leases (concluded)

Total rental commitments under the operating lease agreements described above for years ending subsequent to December 31, 2003 are as follows:

Year Ending
December 31,	Amount
2004	$2,084,000
2005	1,811,000
2006	1,560,000
2007	1,560,000
2008	1,560,000
Thereafter	3,150,000

Total	$11,725,000

Capital Leases

The Company leases certain equipment under capital leases which expire on various dates through 2006. At December 31, 2003, the Company’s future minimum lease payments are as follows:

Year Ending
December 31,	Amount
2004	$52,074
2005	28,312
2006	11,396

Total	91,782
Less amount representing interest at rates ranging from 9.5% to 15%	(8,897)

Present value of minimum lease payments	82,885
Less current portion	45,847

Long-term portion	$37,038

The current and long-term portions of capital lease obligations are included in notes payable and capital lease obligations in the accompanying consolidated balance sheets (see Note 5).

42

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 7 — Income Taxes

The components of the provision for income taxes for the years ended December 31, 2003 and 2002 were as follows:

	2003	2002
Current:
Federal	$2,410,000	$1,616,224
State	682,000	453,204

Total current	3,092,000	2,069,428

Deferred:
Federal	58,000	(154,812)
State	12,000	(32,455)

Total deferred	70,000	(187,267)

Totals	$3,162,000	$1,882,161

The tax effects of the temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2003 and 2002 were related to the following:

	2003	2002
Deferred tax assets:
Deferred compensation	$—	$172,594
Deferred revenues	598,000	561,255
Deferred rent	163,000	191,940
Current state taxes	247,000	155,109
Provision for doubtful accounts	100,000	66,178
Interest on stockholder loans	—	61,133
Other accrued liabilities	94,000	—
Other	7,000	30,349

	1,209,000	1,238,558

Deferred tax liabilities:
Deferred state taxes	(69,000)	(73,310)
Fixed assets	(157,000)	(46,111)
Cash basis of accounting for income taxes	—	(66,600)
Other	(22,000)	—

	(248,000)	(186,021)

Deferred tax assets, net	$961,000	$1,052,537

43

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 7 — Income Taxes (concluded)

The provision for income taxes reflected in the accompanying consolidated statements of income are different than those computed based on the applicable statutory Federal income tax rate of 34% in 2003 and 2002 as shown below:

	2003	2002
Federal income tax provision at statutory income tax rate	$2,581,000	$1,587,971
State taxes, net of Federal benefit	458,000	277,694
Non-deductible expense	63,000	35,680
Other	60,000	(19,184)

Provision for income taxes	$3,162,000	$1,882,161

Note 8 — Equity Transaction

Preferred Stock

There were 58,725 shares of the Company’s common stock at December 31, 2001 reserved for issuance on the conversion of the 58,725 shares of convertible preferred stock, then outstanding. During 2002, all of the preferred shares were converted to common stock.

During 2002, the Company declared dividends on preferred stock for the years 2001, 2000 and 1999. The total amount of dividends paid during 2002 amounted to $90,038.

As of December 31, 2003 and 2002, the Company was authorized to issue up to 25,000,000 and 10,000,000 shares of preferred stock, $0.001 par value per share in one or more series with designations, rights and preferences as determined by the Company’s Board of Directors, respectively.

44

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 8 — Equity Transaction (continued)

Changes in Common Stock Subscriptions Receivable by the Company

On June 22, 1993, certain stockholders and other individuals exercised stock options for the purchase of a total of 104,069 shares of common stock. In connection therewith, these individuals issued promissory notes, due June 30, 1999, to the Company whereby they are obligated to pay a total of $221,250, plus interest at 4% per annum. During 2002, one of the subscribers provided the Company with consulting services with a fair value of $32,000 and the Company offset its payable for the services against subscriptions receivable of $25,000 and accrued interest receivable of $7,000. As of December 31, 2002, the due date for these notes, which had been extended several times, was June 30, 2003.

During 2002, the Company issued 31,850 shares of its common stock upon exercise of stock options by ex-employees and others and received $35,601 of cash payments for 11,400 shares and $65,800 of notes receivable for 20,450 shares. The notes receivable bear interest at 5% per annum, were collateralized by 10,225 shares of the Company’s common stock and are due in May 2004. These notes receivable were also included in common stock subscriptions receivable as of December 31, 2002.

During 2003, the Company paid bonuses to certain stockholders who are also employees totaling $251,257 by canceling subscriptions receivable for common stock of $196,250 and accrued interest on the receivables of $55,007. Subscriptions receivable were also reduced by cash payments of $36,000 in 2003 and as result the balance of subscriptions receivable was reduced to $29,800 which is due in May 2004.

Issuances of Common Stock by the Company

During 2003, the Company issued 134,375 shares of common stock valued at $175,375 to a former Officer/Director for the payment of deferred compensation (see Note 9).

During 2003, the Company (i) received cash proceeds of $268,371 from the exercise of options for the purchase of 98,866 shares of common stock; (ii) offset the $622,500 due from the exercise of options for the purchase of 265,000 shares at $2.25 per share against the balance of all stockholder loans payable by the Company to the holder of the options (see Note 6); and (iii) offset the $45,000 due from the exercise of options for the purchase of 20,000 shares of common stock at $2.25 against the balance of a bonus payable to the employee.

The Company’s Stock Option Plans

The Company had three stock option plans: Stock Option Plan 1 (“Plan 1”), Stock Option Plan 2 (“Plan 2”) and the 1995 Stock Option Plan (the “1995 Plan”). During 2003, all holders of options under Plan 1 and Plan 2 exercised all of the outstanding options under those two plans. No more options may be granted under either of those two plans. The Company also may grant stock options that are not covered under any of the stock option plans. A summary of the status of options granted under the three stock option plans and outside of those plans as of December 31, 2003 and 2002 and changes in options outstanding during the years then ended is presented in the table that follows:

	2003		2002
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price
Outstanding at beginning of year	700,200	$3.57	697,450	$3.12
Options granted	345,000	26.95	50,000	9.32
Options exercised	(383,866)	2.44	(31,850)	3.28
Options canceled or expired	(2,200)	4.36	(15,400)	4.53
Options outstanding at end of year	659,134	$16.42	700,200	$3.57

45

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 8 — Equity Transaction (continued)

The Company’s Stock Option Plans (concluded)

	2003	2002
Option price range at end of year	$3.00 - $31.25	$2.25 - $10.00
Options available for grant at end of year	150	167,650
Weighted-average fair value of 345,000 and 50,000 options granted during 2003 and 2002, respectively, with an exercise price equal to the market price at the date of grant	$17.23	$5.89

The following table summarizes information about stock options outstanding at December 31, 2003, all of which are at fixed prices:

		Options		Options
		Outstanding		Exercisable
		Weighted
		Average		Weighted	Weighted
Range of		Remaining		Average	Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price
$3.00 - $3.25	148,134	0.2 years	$3.03	148,134	$3.03
$3.50 - $4.00	73,000	0.9 years	$3.73	65,500	$3.69
$8.00 - $10.00	93,000	3.0 years	$8.65	58,000	$8.52
$9.00 - $15.35	55,000	4.5 years	$14.07	15,100	$13.92
$29.00 - $31.25	290,000	4.9 years	$29.39	—	—

	659,134		$16.42	286,734	$4.87

46

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 8 — Equity Transaction (continued)

Changes in Outstanding Outdoor Channel Common Shares and Shares Owned by the Company

The changes in the number of outstanding common shares of The Outdoor Channel and the changes in the number of shares and the percentage owned by the Company during 2003 and 2002 are summarized below:

	Outdoor Channel
	Common	Owned by the Company
	Shares
	Outstanding	Shares	Percent
Balance December 31, 2001	10,524,018	8,817,916	83.8%

Effects of shares issued by The Outdoor Channel	18,492	—

Balance December 31, 2002	10,542,510	8,817,916	83.6%

Effects of shares issued by The Outdoor Channel	125,726	—

Balance December 31, 2003	10,668,236	8,817,916	82.7%

During 2002, The Outdoor Channel issued 18,492 shares at prices ranging from $1.50 to $5.00 per share to board members and employees for services performed and the exercise of stock options. The Company recorded gains from issuance of the shares of $46,786 in 2002. It also recorded an increase in minority interests as a result of such issuances of $6,457. During 2003, The Outdoor Channel issued 125,726 shares to a former director upon his election to take payment of deferred compensation in the form of stock of the Company and The Outdoor Channel (see Note 9). The Company did not record a gain or loss during 2003 because the price of the stock issued approximated the carrying value of the Company’s investment in the subsidiary. This issuance in 2003 caused an increase in minority interest of $142,375.

47

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 8 — Equity Transaction (continued)

The Outdoor Channel’s Stock Option Plan

During 1997, The Outdoor Channel established a stock option plan (the “1997 Plan”) under which it may grant incentive and non-qualified stock options to its employees, directors, consultants and service providers to purchase up to an aggregate of 3,000,000 shares of its common stock at an exercise price determined by the administrator subject to one of the following: (a) the exercise price of an incentive option shall not be less than 100% of the fair market value of the common stock at the date of the grant; and (b) the exercise price of a non-qualified option shall not be less than 85% of the fair market value of the common stock at the date of the grant.

A summary of the status of The Outdoor Channel’s stock option plan at December 31, 2003 and 2002 and changes during the years then ended is presented in the table below:

	2003		2002
		Weighted		Weighted
	Shares	Average	Shares	Average
	or Price	Exercise	or Price	Exercise
	Per Share	Price	Per Share	Price
Options outstanding at beginning of year	2,492,000	$1.59	2,505,000	$1.60
Options granted
Options exercised			(3,500)	1.50
Options cancelled	(5,000)	1.50	(9,500)	1.50

Options outstanding at end year	2,487,000	$1.60	2,492,000	$1.59

Option price range at end of year	$1.50-$5.00		$1.50-$5.00
Options available for grant at end of year	505,040		500,040

48

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 8 — Equity Transaction (continued)

The Outdoor Channel’s Stock Option Plan (concluded)

The following table summarizes information about The Outdoor Channel’s stock options outstanding at December 31, 2003, all of which are at fixed prices:

		Weighted Average
		Remaining
		Contractual Life	Number
Exercise	Number	of Options	of Options
Price	Outstanding	Outstanding	Exercisable
$1.50	2,268,000	3.9 years	2,268,000
$2.50	211,000	2.5 years	211,000
$5.00	8,000	2.3 years	8,000

	2,487,000		2,487,000

Additional Required Pro Forma Disclosures Related to Employee Stock Options

Since the Company has elected to continue to use the intrinsic value method of accounting prescribed by APB 25 in accounting for its stock options granted to employees and the exercise price of all of the options granted to employees has been equal to or greater than the fair market value at the date of grant, no earned or unearned compensation cost was recognized in the accompanying 2003 and 2002 consolidated financial statements for the stock options granted by either the Company or to its employees. The Company’s historical net income and earnings per common share and pro forma net income and earnings per share assuming compensation cost had been determined in 2003 and 2002 based on the fair value at the grant date for all awards consistent with the provisions of SFAS 123 are set forth below:

	2003	2002
Net income:
As reported	$3,593,336	$2,204,991
Stock-based employee compensation expense assuming a fair value based method had been used for all awards	(311,000)	(194,766)

Pro forma	$3,282,336	$2,010,225

Basic earnings per share:
As reported	$0.65	$0.42
Pro forma	$0.59	$0.38
Diluted earnings per common share:
As reported	$0.48	$0.38
Pro forma	$0.42	$0.34

49

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 8 — Equity Transaction (concluded)

Additional Required Pro Forma Disclosures Related to Employee Stock Options (concluded)

The fair value of each option granted by the Company in 2003 and 2002 was estimated on the date of grant using the Black-Scholes options pricing model with the following assumptions:

	2003	2002
Risk-free interest rate	2.3% - 3.3%	4.65%
Dividend yield	0%	0%
Expected life of the option (years)	5	5
Volatility factor	77%	83%

Note 9 — Related Party Transactions

The Company had an agreement with a director, who was also one of its officers, pursuant to which a portion of the officer’s compensation, prior to 2002, had been paid in cash and the remainder was deferred. The deferred portion was payable by the Company in cash or shares of the common stock of the Company and/or The Outdoor Channel at a future date, at the election of the director. If payments were in the form of shares, such payments were to be based on the market value of the shares at the time the services were rendered. During 2003, the director/officer left the Company at which time he elected to receive shares as compensation. Deferred compensation under the agreement totaled $317,750. The Company and The Outdoor Channel issued 134,375 and 125,726 shares, respectively, to satisfy their obligations to the director (see Note 8). Additionally, the Company incurred $625,000 in severance costs, including related legal fees, in connection with his resignation.

The Company and The Outdoor Channel are leasing their administrative facilities from Musk Ox Properties, LP, which in turn is owned by Messrs. Perry T. Massie and Thomas H. Massie, principal shareholders of the Company. The lease agreements currently require monthly rent payments of $7,500 and $12,794, respectively. These lease agreements expire December 31, 2005. Rent expense for the Company totaled approximately $89,000 and $88,000 for the years ended December 31, 2003 and 2002, respectively. Rent expense for The Outdoor Channel totaled approximately $153,000 and $149,000 for the years ended December 31, 2003 and 2002, respectively.

Note 10 — Segment Information

Pursuant to the Provisions of Statement of Financial Accounting Standards No. 131, Disclosures About Segments of an Enterprise and Related Information (“SFAS 131”), the Company reports segment information in the same format as reviewed by the Company’s Chief Operating Decision Maker (the “CODM”). The Company now segregates its business activities into The Outdoor Channel, Membership Division and Corporate.

The Outdoor Channel is a separate business activity whereby the subsidiary broadcasts television programming on “The Outdoor Channel” 24 hours a day, seven days a week. The Outdoor Channel earns advertising and subscription revenues.

Lost Dutchman’s and GPAA membership sales and related activities are reported in the Membership Division as they deal with prospecting and rights to use land and facilities for camping and recreational vehicle parking. The Membership Division also includes the activity of the Company whereby members participate in group prospecting at a Company site and attend the annual Alaska trip.

Prior to September 30, 2003, the Company had reported segment information for the operations associated with its Trips and Outings Division (the “Trips and Outings Segment”). The sales, operating income and assets of the Trips and Outings Segment no longer meet the thresholds that require separate disclosure and the CODM no longer separately reviews such information. Accordingly, the Company discontinued reporting separate Trips and Outings Segment information in the third quarter of 2003. In addition, the Trips and Outing Segment’s comparative information for the year ended December 31, 2002 has been reclassified to conform with the 2003 presentation.

50

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 10 — Segment Information (concluded)

Information with respect to these reportable business segments for the years ended December 31, 2003 and 2002 are as follows:

		Income (Loss)		Depreciation	Additions to Property,
		Before	Total	And	Plant and
	Revenues	Income Taxes	Assets	Amortization	Improvements
2003
The Outdoor Channel	$26,848,435	$9,314,893	$13,854,690	$558,313	$1,274,660
Membership Division	4,853,338	(619,666)	5,993,063	321,862	649,663
Corporate	—	(1,042,748)	—	—	—

Totals	$31,701,773	$7,652,479	$19,847,753	$880,175	$1,924,323

2002
The Outdoor Channel	$16,680,027	$4,457,334	$7,476,458	$341,032	$930,966
Membership Division	4,712,918	164,122	4,353,545	308,600	169,126

Totals	$21,392,945	$4,621,456	$11,830,003	$649,632	$1,100,092

Intersegment sales amounted to $472,828 and $384,800 for the years ended December 31, 2003 and 2002, respectively.

The Company captured corporate overhead, commencing in the fourth quarter of 2003 that is applicable to both segments, but not directly related to operations in a separate business segment, Corporate. The expenses allocated to this business segment consisted primarily of: professional fees including public relations, accounting and legal fees; severance associated with the resignation of an officer/director in November 2003; and the cost of bonuses paid through an offset against stock subscriptions receivable.

The Company did not restate the segment information for periods prior to the fourth quarter of 2003 to comply with the new presentation because it would be impractical to do so. For 2003, under the old method of reporting segment information, the Membership Division would have shown a loss before income taxes of $1,662,414 and all other categories would have remained the same.

Note 11 — Fair Value of Financial Instruments

The Company’s material financial instruments consist of its cash and cash equivalents, investments in available-for-sale securities, accounts receivable, accounts payable, notes payable, capital lease obligations and related party receivables and payables. The carrying amounts of the Company’s financial instruments generally approximated their fair values at December 31, 2003 and 2002. The fair market value of financial instruments classified as current assets or liabilities approximated their carrying value due to the short-term maturity of the instruments.

51

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 12 — Contingencies

The Company is, from time to time, involved in litigation as both plaintiff and defendant arising in the ordinary course of business. In the opinion of management, the results of any pending litigation should not have a material adverse effect on the Company’s financial position or results of operations.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. The Company reduces credit risk by placing its temporary cash investments with major financial institutions with high credit ratings. At December 31, 2003, the Company had cash and cash equivalents balances of approximately $7,213,946 with major financial institutions in certain investment accounts which were not covered by the Federal Deposit Insurance Corporation.

The Company reduces credit risk related to accounts receivable by routinely assessing the financial strength of its customers. The Company maintains an allowance for doubtful accounts based on the credit risk of specific customers, historical trends and other information that management believes will adequately provide for credit losses.

During 2003, the Company entered into a contract to sponsor a driver in seventeen professional car races to be held during 2003 and 2004. As amended, the contract calls for a total sponsorship price of $1,000,000 for the seventeen races of which the Company had paid $250,000 during 2003. The remainder of the amount due is contingent on whether the Company’s sponsored driver qualifies for the upcoming races during 2004.

Note 13 — 401(k) Savings Plan

The Company has adopted a 401(k) Plan (the “401(k) Plan”). The Company is required to make matching contributions to the 401(k) Plan in the amount of 50% of the first 6% of wages deferred by each participating employee. During 2003 and 2002, the Company incurred a total charge of approximately $72,500 and $46,600 for employer matching contributions, respectively.

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